Exhibit 10.17

PARTICIPATION AGREEMENT

This Participation Agreement (this “Agreement”) is made and entered into as of September 24, 2009 (the “Effective Date”), between CrownRock, L.P., a Texas limited partnership (“CrownRock”), whose address is 303 Veterans Airpark Lane, Suite 5100, Midland, Texas 79705, and Lynden USA Inc., a Utah corporation (“Lynden”), whose address is c/o 885 West Georgia Street, Suite 2150, Vancouver, B.C., V6C 3E8. CrownRock and Lynden are sometimes referred to herein individually as a “Party”, or collectively as the “Parties”.

Recitals

CrownRock owns all or a portion of the oil and gas leasehold interests in various non-producing tracts located in Glasscock, Howard, Martin, Midland and Sterling Counties, Texas. Lynden desires to acquire an interest in said non-producing tracts. This Agreement is being executed to set forth the terms and provisions under which Lynden will acquire an interest in the non-producing tracts owned by CrownRock more particularly described herein and in the exhibits attached to this Agreement.

Agreement

NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements contained herein and other good and valuable consideration, the adequacy of which is hereby acknowledged by the Parties, the Parties agree as follows:

1.	Properties Subject to this Agreement. Save and except the Excluded Property hereinafter defined, the properties described below and reflected on the exhibits to this Agreement are subject to this Agreement:

(a)	The oil and gas leases described on Exhibit “A-1” attached hereto insofar as said leases cover the lands located in Glasscock County, Texas, more particularly described on Exhibit “A-1” (the “Wind Farms Prospect”).

(b)	The oil and gas leases described on Exhibit “A-2” attached hereto insofar as said leases cover the lands located in Howard County, Texas, more particularly described on Exhibit “A-2” (the “Tubb Prospect”).

(c)	The oil and gas leases described on Exhibit “A-3” attached hereto insofar as said leases cover the lands located in Martin County, Texas, more particularly described on Exhibit “A-3” (the “West Martin Prospect”).

(d)	The oil and gas leases described on Exhibit “A-4” attached hereto insofar as said leases cover the lands located in Midland County, Texas, more particularly described on Exhibit “A-4” (the “Miller Trust Prospect”).

(e)	The oil and gas leases described on Exhibit “A-5” attached hereto insofar as said leases cover the lands located in Sterling County, Texas, more particularly described on Exhibit “A-5” (the “Sugg Ranch Prospect”).

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The Wind Farms Prospect, the Tubb Prospect, the West Martin Prospect, the Miller Trust Prospect and the Sugg Ranch Prospect are sometimes referred to herein individually as a “Prospect”, or collectively as the “Prospects”.

2.	Excluded Property. This Agreement does not cover and Lynden does not hereby acquire an interest in any existing oil or gas wells currently producing and located on or under the lands covered by the leases described on Exhibits “A-1” through “A-5” attached hereto. CrownRock does hereby specifically exclude from this Agreement and reserve unto itself all rights in wells previously drilled that are located on any of the lands described on Exhibits “A-1” through “A-5” which are currently producing or capable of producing, along with all personal property and equipment associated therewith. Said excluded wells and the acreage associated therewith are more specifically described on Exhibit “A-6”.

3.	Participation in Drilling. Subject to the terms of this Agreement, on all wells drilled on the Prospects subsequent to the date of this Agreement, Lynden will receive 43.75% of CrownRock’s interest in the leases relating to a well by paying 50% of the drilling and completion costs attributable to CrownRock’s interest. After the completion of said well and after said well has been put on production, and Lynden has paid 50% of all costs attributable to the interest currently owned by CrownRock, CrownRock will assign to Lynden 43.75% of CrownRock’s interest in the leases relating to said well insofar as said leases cover the proration unit associated with such well. The assignment shall be made pursuant to an assignment in the form attached hereto as Exhibit “B”. Subsequent to (i) the completion of the well; (ii) said well being put on production; and (iii) Lynden’s payment of the drilling and completion costs as noted above, Lynden will thereafter be responsible only for payment of costs attributable to the interest Lynden is assigned, being 43.75% of CrownRock’s interest.

4.

Acquisition of New Leases or Extensions of Existing Leases. Lynden shall pay for the first $2,000,000.00 spent in connection with any new leases or extensions of existing leases on lands located within the Prospects acquired after August 15, 2009. Lynden will receive 43.75% of the interest in said leases while CrownRock will receive the remaining interest. The amount Lynden will pay and the interest Lynden and CrownRock receive will be proportionately reduced in the Tubb Prospect and the Sugg Ranch Prospect to account for the interests of the other owners in said prospects. Lynden shall spend at least one-third of the $2,000,000.00 or $666,666.67 on new leases or extensions of existing leases covering lands in the Prospects by August 15 of each year for the first three years of this Agreement. In the event Lynden fails to spend such amount, Lynden will pay CrownRock on October 1 of each year the difference between $666,666.67 less the amount actually spent in the prior year, multiplied by one-half. In the event Lynden spends more that $666,666.67 in any one year, such excess amount may be carried forward to the next year, thus reducing the minimum amount Lynden must spend during such year. All expenditures for leases and extensions of leases made pursuant to this

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paragraph will be mutually agreed upon by the Parties prior to said expenditures. In the event Lynden and CrownRock mutually agree, Lynden can spend a portion of the $2,000,000.00 noted above on leases or extensions of leases in the North Paradox Basin Prospect which is subject to that certain Participation Agreement dated November 11, 2005 between CrownQuest Operating, LLC, EnerQuest Oil & Gas, Ltd., and Lynden USA Inc. (the “North Paradox Basin Participation Agreement”). Provided, however, in the event the Parties mutually agree to spend a portion of the $2,000,000.00 for leases or extensions of leases on lands covered by the North Paradox Basin Participation Agreement (the “Paradox Lands”), only a portion of the amount spent on the Paradox Lands will count towards the $2,000,000.00 commitment by Lynden noted above. Lynden owns a greater interest in the Paradox Lands than CrownRock. Only that portion of funds spent for new leases or extensions of leases on the Paradox Lands attributable to CrownRock’s interest and attributable to that portion of Lynden’s interest equal to CrownRock’s interest will count towards Lynden’s commitment. The funds spent by Lynden attributable to its interest in the Paradox Lands which exceeds CrownRock’s interest in such lands will not count towards Lynden’s $2,000,000.00 commitment.

5.	Amendment of the North Paradox Basin Participation Agreement. In the event Lynden desires to purchase leases or extend leases located on Paradox Lands but CrownRock does not agree to such expenditures, the expenditure of such funds will not count towards the $2,000,000.00 commitment by Lynden noted above. However, in the event Lynden elects to expend funds relating to Paradox Lands and CrownRock does not elect to join in the expenditure of such funds, then CrownRock will not be responsible for payment of any costs associated with acquiring such new leases or extending such existing leases. However, CrownRock’s interest in said new leases or said existing leases shall be reduced to 1/8 of its current interest under the North Paradox Basin Participation Agreement. In other words, in said new leases or the existing leases covered by the extensions, Lynden will receive 7/8 of CrownRock’s interest and CrownRock will only retain 1/8 of its current interest in the prospect, as to the new leases or extended leases. However, CrownRock’s 1/8 interest, proportionately reduced to its interest in said prospect, will be cost-free to CrownRock as to the leasehold cost only.

6.	Joint Operating Agreements. The Tubb Prospect is subject to that certain Joint Operating Agreement attached hereto as Exhibit “C”. The Sugg Ranch Prospect is subject to that certain Joint Operating Agreement attached hereto as Exhibit “D”. The Wind Farms Prospect, West Martin Prospect and Miller Trust Prospect will be subject to an operating agreement in substantially the same form as that attached hereto as Exhibit “E”. Contemporaneously with the execution of this Agreement, the Parties will execute separate operating agreements for the Wind Farms Prospect, West Martin Prospect and the Miller Trust Prospect on a form substantially the same as Exhibit “E” attached hereto.

7.	Area of Mutual Interest. The Prospects are subject to the area of mutual interest provisions set forth in the various operating agreements noted above. Additionally, as to the Sugg Ranch Prospect, the Parties hereto agree to execute contemporaneously with the execution of this Agreement, the Area of Mutual Interest Agreement attached hereto as Exhibit “F”.

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8.	Limitation on Well Proposals. The Parties agree that during the first year of this Agreement, neither party will propose more than a total of twelve wells on the Prospects unless the Parties mutually agree to additional proposals. Provided however, this limitation on well proposals shall not apply to or include wells proposed by other owners under the Tubb Prospect or Sugg Ranch Prospect.

9.	Necessity of Separate Measurement Facilities. The Parties hereto recognize that there are currently producing wells located on lands included in the Tubb Prospect and the Sugg Ranch Prospect. Pursuant to this Agreement, Lynden is acquiring no interest in existing production, the proration units associated with such production or existing equipment or facilities related to these producing wells located on the Prospects. In the event this Agreement and the assignment of an interest to Lynden under this Agreement creates the necessity for separate measurement facilities on the Tubb Prospect or Sugg Ranch Prospect, CrownRock and Lynden will bear the cost of acquisition, operation, maintenance and repairs of such facilities. Such costs shall be borne equally by CrownRock and Lynden.

10.	Representations of CrownRock. CrownRock represents and warrants that (i) it has the authority to enter into this Agreement and fully perform its obligations under this Agreement; (ii) it has delivered to Lynden copies of all leases, operating agreements and other pertinent title documents deemed reasonably relevant by CrownRock; (iii) it is in good standing under the Tubb Prospect Joint Operating Agreement attached hereto as Exhibit “C” and the Sugg Ranch Prospect Joint Operating Agreement attached hereto as Exhibit “D”: (iv) within sixty (60) days from the Effective Date, the Prospects will be free and clear of any liens or mortgages insofar as they cover the interest being assigned to Lynden; and (v) it will not cause a breach of any existing agreements with third parties or be a violation of any applicable laws, including securities laws, by entering into this Agreement or performing CrownRock’s obligations hereunder.

11.	Representations of Lynden. Lynden represents and warrants that (i) it has the authority to enter into this Agreement and fully perform its obligations under this Agreement; and (ii) it will not cause a breach of any existing agreements with third parties or be a violation of any applicable laws, including securities laws or stock exchange rules and regulations, by entering into this Agreement or performing Lynden’s obligations hereunder.

12.	Disclosure of Information and Confidentiality. Each party agrees that all geological and geophysical data, maps, charts, models, interpretations and other exploration information shared between the parties concerning the Prospects and the development thereof shall be held in confidence for the duration of this Agreement and any related agreements; provided, however, that the obligations of confidentiality shall not apply to the following:

(a)	Information that at the time of disclosure is generally available to the public;

(b)	Information that after disclosure is published or otherwise becomes generally available to the public through no fault of the recipient;

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(c)	Information that the recipient can show was received by it after the time of disclosure from a third party;

(d)	Information that the recipient reasonably believes is required to be disclosed by applicable law or stock exchange rules; and further provided that each party shall have the right, upon receiving the express prior written approval of the other party, which approval shall not be unreasonably withheld, conditioned or delayed, to issue press releases or make other public announcements regarding this Agreement, related agreements or other activities or performance of the parties.

NOTWITHSTANDING THE FOREGOING, each party shall have the right to make such disclosures to (i) its corporate affiliates and each of their directors, officers, employees, agents, lenders, advisors and contractors as reasonably necessary to conduct its evaluation and exercise its rights and obligations as contemplated under this Agreement; and (ii) purchasers or potential purchasers of all or a portion of a Party’s interests in the Prospects; provided, however, that such disclosures will be made under suitable provisions of confidentiality not less stringent than those to which the parties are subject hereunder.

14.	Notices. The addresses of the respective Parties for purposes of this Agreement shall be as follows:

CrownRock, L.P. 303 Veterans Airpark Lane, Suite 5100 Midland, Texas 79705 Telephone: 432-685-3116 Fax: 432-687-4804 Attention: Mr. Tim Dunn

Lynden USA Inc. 885 West Georgia Street, Suite 2150 Vancouver, B.C. V6C 3E8

Telephone: 604-629-2991
Fax : 604-602-9311
Attention: Mr. Colin Watt

15.	Assignability. Either Party hereto may assign all or any part of its rights under this Agreement. Provided, however, prior to Lynden assigning its rights under this Agreement, it must receive CrownRock’s written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Any such assignment shall be made subject to the terms and provisions hereof, and the rights, duties and obligations of the Parties hereto shall run with the lands, which shall require the prior written acceptance of such obligations.

16.	Further Assurances. The Parties hereto agree to execute and deliver all such instruments and documents contemplated by this Agreement in order to effect the terms and provisions hereof and to evidence and effectuate the transactions contemplated by this Agreement.

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17.	Relationship of the Parties. It is not the intention of the Parties to create a mining or other partnership, joint venture, agency relationship or other association, or to render the Parties liable with respect to the matter subject of this Agreement as partners or co-venturers. The liability of the Parties hereto as to all matters concerning the Prospects shall be several, not joint or collective, and each Party shall be responsible only for its own separate obligations and shall be liable only for its proportionate share of the costs to be incurred hereunder. No Party shall have any liability hereunder to any third party to satisfy the default of any other party in the payment of any expense or obligation or liability.

18.	Severability. In the event that any provision of this Agreement is held by a court of competent jurisdiction to be illegal, invalid, unenforceable or unconscionable under any applicable present or future law (or interpretation thereof), the remainder of this Agreement shall not be affected and affected provisions shall be deemed severed from this Agreement as if the Agreement had been executed with such provision eliminated. The surviving provisions of this Agreement shall remain in full force and effect unless the removal of the affected provision destroys the legitimate purposes of this Agreement.

19.	Entireties. This Agreement and the exhibits attached and incorporated herein contain the final and entire agreement of the Parties with respect to the subject matter hereof. Upon execution of this Agreement by the Parties, this Agreement shall supersede and replace all previous negotiations, understandings, or promises, whether written or oral, relating to the subject of this Agreement. This Agreement shall not be modified or changed except by written amendment signed by all Parties. A waiver of any breach or failure to enforce any of the terms or conditions of this Agreement shall not in any way affect, limit or waive a party’s future rights under this Agreement at any time to enforce strict compliance thereafter with every term or condition of this Agreement, except as modified in written agreement executed by both Parties

20.	Governing Law, Disputes, Venue. This Agreement and all provisions and conditions hereof shall be governed by the laws of the State of Texas. Venue for any dispute between the Parties regarding this Agreement shall be in Midland County, Texas. Any trial shall be a bench trial. The Parties hereto waive their right to a jury trial. The prevailing party in any such dispute shall be entitled to recover all attorney’s fees, costs of court and all related costs including, without limitation, the costs and fees of expert witnesses incurred in defending or prosecuting its position.

21.	Term. This Agreement shall remain in full force and effect for so long as any Joint Operating Agreement is effective as to any of the Prospects or any portion thereof.

22.	Counterpart Execution. The Agreement may be executed in counterparts and delivered electronically or by fax, each of which shall be deemed to be an original and both of which shall constitute the same document.

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Executed as of the 24th day of September, 2009, but effective as of the Effective Date hereof.

CROWNROCK, L.P.		LYNDEN USA INC..

By:		By:

Name:	Robert W. Floyd	Name:	COLIN WATT
Title:	President	Title:	PRESIDENT

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EXHIBIT A-1

ATTACHED TO AND MADE A PART OF THAT CERTAIN PARTICIPATION AGREEMENT DATED SEPTEMBER 24, 2009

BETWEEN CROWNROCK, L.P. AND LYNDEN USA, INC.

Lease Id St/Fed Lease Id MMS Number	Lessor Lessee Legal Description	Eff. Date Exp. Date	Gross Acres Net Acres	Filing Date	State	County	Bk/Vol	Page	Entry

810000-0435-0013-001	BETTY GAIL SNIDER, SSP CROWNROCK, L.P. TXJV265-0435-13-001	07/25/2008 07/24/2011	640.0000 320.0000	08/01/2008	TX	Glasscock	OPR / 119	640	3379

	T&P RY CO SVY, T-4-S, BLK 35, SEC. 13: E/2, GLASSCOCK COUNTY, TEXAS

	TXJV265-0435-13-002

	T&P RY CO SVY, T-4-S, BLK 35, SEC. 13: W/2, GLASSCOCK COUNTY, TEXAS

810000-0435-0013-002	ROY MCDANIEL, SSP CROWNROCK, L.P. TXJV265-0435-13-001	07/25/2008 07/24/2011	640.0000 320.0000	08/01/2008	TX	Glasscock	OPR / 119	643	3380

	T&P RY CO SVY, T-4-S, BLK 35, SEC. 13: E/2, GLASSCOCK COUNTY, TEXAS

	TXJV265-0435-13-002

	T&P RY CO SVY, T-4-S, BLK 35, SEC. 13: W/2, GLASSCOCK COUNTY, TEXAS

09/24/2009 10:00:37 AM	Crownquest	Page 1

Lease Id St/Fed Lease Id MMS Number	Lessor Lessee Legal Description	Eff. Date Exp. Date	Gross Acres Net Acres	Filing Date	State	County	Bk/Vol	Page	Entry

810000-0435-0014-001	KINGDON R. HUGHES FAMILY LIMITED PARTNERSHIP, A TEXAS LIMITED PARTNERSHIP CROWNROCK, L.P. TXJV265-0435-14-001	07/11/2008 07/10/2011	320.0000 54.0000	07/29/2008	TX	Glasscock	OPR / 119	444	3337

	T&P RY CO SVY, T-4-S, BLK 35, SEC. 14: E/2, GLASSCOCK COUNTY, TEXAS

810000-0435-0014-002	W.C. PICKENS AND R.H. PICKENS, TRUSTEES OF THE W.L. PICKENS GRANDCHILDREN’S JOINT VENTURE CROWNROCK, L.P. TXJV265-0435-14-001	07/11/2008 07/10/2011	320.0000 72.0000	07/21/2008	TX	Glasscock	OPR / 118	558	3198

	T&P RY CO SVY, T-4-S, BLK 35, SEC. 14: E/2, GLASSCOCK COUNTY, TEXAS

810000-0435-0014-003	THE I’S OF TEXAS FAMILY PARTNERSHIP, LP CROWNROCK, L.P. TXJV265-0435-14-001	07/17/2008 07/16/2011	320.0000 17.0000	08/11/2008	TX	Glasscock	OPR / 120	300	3480

	T&P RY CO SVY, T-4-S, BLK 35, SEC. 14: E/2, GLASSCOCK COUNTY, TEXAS

09/24/2009 10:00:37 AM	Crownquest	Page 2

Lease Id St/Fed Lease Id MMS Number	Lessor Lessee Legal Description	Eff. Date Exp. Date	Gross Acres Net Acres	Filing Date	State	County	Bk/Vol	Page	Entry

810000-0435-0014-004	SEMICOLEN I, LP CROWNROCK, L.P. TXJV265-0435-14-001	07/17/2008 07/16/2011	320.0000 7.7040	08/11/2008	TX	Glasscock	OPR / 120	309	3482

	T&P RY CO SVY, T-4-S, BLK 35, SEC. 14: E/2, GLASSCOCK COUNTY, TEXAS

810000-0435-0014-005	SECOND ARTYCE, LP CROWNROCK, L.P. TXJV265-0435-14-001	07/17/2008 07/16/2011	320.0000 8.0000	08/11/2008	TX	Glasscock	OPR / 120	304	3481

	T&P RY CO SVY, T-4-S, BLK 35, SEC. 14: E/2, GLASSCOCK COUNTY, TEXAS

810000-0435-0014-006	ROY MCDANIEL, SSP CROWNROCK, L.P. TXJV265-0435-14-002	05/06/2008 05/05/2011	320.0000 140.0000	08/01/2008	TX	Glasscock	OPR / 119	655	3384

	T&P RR CO SVY, T-4-S, BLK 35, SEC. 14: W/2, GLASSCOCK COUNTY, TEXAS

810000-0435-0014-007	BETTY GAIL SNIDER, SSP CROWNROCK, L.P. TXJV265-0435-14-002	05/06/2008 05/05/2011	320.0000 140.0000	08/01/2008	TX	Glasscock	OPR / 119	646	3381

	T&P RR CO SVY, T-4-S, BLK 35, SEC. 14: W/2, GLASSCOCK COUNTY, TEXAS

09/24/2009 10:00:37 AM	Crownquest	Page 3

Lease Id St/Fed Lease Id MMS Number	Lessor Lessee Legal Description	Eff. Date Exp. Date	Gross Acres Net Acres	Filing Date	State	County	Bk/Vol	Page	Entry

810000-0435-0023-001	THOMAS V. COPELAND, JR. AND MARTHA SUE HIPP CROWNROCK, L.P. TXJV265-0435-23-001	07/09/2008 07/08/2011	160.0000 160.0000	08/04/2008	TX	Glasscock	OPR / 119	740	3396

	T&P RY CO SVY, T-4-S, BLK 35, SEC. 23: NW/4, GLASSCOCK COUNTY, TEXAS

810000-0435-0023-002	JAMES KEITH NIX CROWNROCK, L.P. TXJV265-0435-23-002	01/16/2009 01/15/2012	320.0000 2.1333	02/06/2009	TX	Glasscock	OPR / 127	517	258

	T&P RY CO SVY, T-4-S, BLK 35, SEC. 23: S/2, GLASSCOCK COUNTY, TEXAS

810000-0435-0023-003	MAUDINE F. SANDERS, TRUSTEE OF THE MAUDINE F. SANDERS REVOCABLE TRUST CROWNROCK, L.P. TXJV265-0435-23-002	05/31/2009 05/30/2012	320.0000 6.4000	06/19/2009	TX	Glasscock	OPR / 132	493	1394

	T&P RY CO SVY, T-4-S, BLK 35, SEC. 23: S/2, GLASSCOCK COUNTY, TEXAS

810000-0435-0023-004	ROY MCDANIEL, SSP CROWNROCK, L.P. TXJV265-0435-23-002	05/06/2008 05/05/2011	320.0000 60.0000	08/01/2008	TX	Glasscock	OPR / 119	652	3383

	T&P RR CO SVY, T-4-S, BLK 35, SEC. 23: S/2, GLASSCOCK COUNTY, TEXAS

09/24/2009 10:00:37 AM	Crownquest	Page 4

Lease Id St/Fed Lease Id MMS Number	Lessor Lessee Legal Description	Eff. Date Exp. Date	Gross Acres Net Acres	Filing Date	State	County	Bk/Vol	Page	Entry

810000-0435-0023-005	BETTY GAIL SNIDER, SSP CROWNROCK, L.P. TXJV265-0435-23-002	05/06/2008 05/05/2011	320.0000 60.0000	08/01/2008	TX	Glasscock	OPR / 119	649	3382

	T&P RR CO SVY, T-4-S, BLK 35, SEC. 23: S/2, GLASSCOCK COUNTY, TEXAS

810000-0435-0024-001	L. BARLETT PFLUGER AS AGENT AND ATTORNEY-IN-FACT FOR FAIRY PFLUGER CROWNROCK, L.P. TXJV265-0435-24-001	08/06/2008 08/05/2011	320.0000 220.0000	09/22/2008	TX	Glasscock	OPR / 122	369	3844

	T&P RY CO SVY, T-4-S, BLK 35, SEC. 24: N/2, GLASSCOCK COUNTY, TEXAS

810000-0435-1423-001	JEROME HOELSCHER CROWNROCK, L.P. TXJV265-0435-14-002	08/07/2008 08/06/2011	640.0000 80.0000	01/06/2009	TX	Glasscock	OPR / 126	425	2009-5

	T&P RY CO SVY, T-4-S, BLK 35, SEC. 14: W/2, GLASSCOCK COUNTY, TEXAS

	TXJV265-0435-23-002

	T&P RY CO SVY, T-4-S, BLK 35, SEC. 23: S/2, GLASSCOCK COUNTY, TEXAS

09/24/2009 10:00:37 AM	Crownquest	Page 5

EXHIBIT A-2

ATTACHED TO AND MADE A PART OF THAT CERTAIN PARTICIPATION AGREEMENT DATED SEPTEMBER 24, 2009

BETWEEN CROWNROCK, L.P. AND LYNDEN USA, INC.

Lease Id St/Fed Lease Id MMS Number	Lessor Lessee Legal Description	Eff. Date Exp. Date	Gross Acres Net Acres	Filing Date	State	County	Bk/Vol	Page	Entry

430100-0132-0041-001	CATHERYN WILLIAMS QUIRK, DEALING IN HER SOLE AND SEPARATE PROPERTY RBP LAND CO. TXJV245-0132-41-001	11/07/2007 11/06/2010	640.0000 80.0000	11/16/2007	TX	Howard	OR/1071	526	00007085

	T&P RY CO SVY, T1S, BLK 32, SEC 41: ALL, HOWARD COUNTY, TEXAS

430100-0132-0041-002	GLENN ALFRED ROGERS, AS TRUSTEE OF THE MARY HATHCOCK ROGERS ESTATE TRUST AND AS TRUSTEE OF THE LEE OTIS ROGERS ESTATE TRUST RBP LAND CO. TXJV245-0132-41-001	11/07/2007 11/06/2010	640.0000 160.0000	11/16/2007	TX	Howard	OR/1071	522	00007083

	T&P RY CO SVY, T1S, BLK 32, SEC 41: ALL, HOWARD COUNTY, TEXAS

430100-0132-0041-003	CAROLYN WILLIAMS SPENCER, DEALING IN HER SOLE AND SEPARATE PROPERTY RBP LAND CO. TXJV245-0132-41-001	11/07/2007 11/06/2010	640.0000 80.0000	11/16/2007	TX	Howard	OR/1071	524	00007084

	T&P RY CO SVY, T1S, BLK 32, SEC 41: ALL, HOWARD COUNTY, TEXAS

09/22/2009 03:34:25 PM	Crownquest	Page 1

Lease Id St/Fed Lease Id MMS Number	Lessor Lessee Legal Description	Eff. Date Exp. Date	Gross Acres Net Acres	Filing Date	State	County	Bk/Vol	Page	Entry

430100-0132-0041-004	BANK OF AMERICA, N.A., TRUSTEE OF THE FLORENCE MARIE HALL TRUST RBP LAND CO. TXJV245-0132-41-001	11/17/2007 11/16/2010	640.0000 320.0000	01/07/2008	TX	Howard	OR/1077	736	00000074

	T&P RY CO SVY, T1S, BLK 32, SEC 41: ALL, HOWARD COUNTY, TEXAS

430100-0132-0042-001	MARCELLOUS WEAVER RBP LAND CO. TXJV245-0132-42-002	11/07/2007 11/06/2010	160.0000 80.0000	11/16/2007	TX	Howard	OR/1071	562	00007092

	T&P RY CO SVY, T1S, BLK 32, SEC 42: N/2SE/4, HOWARD COUNTY, TEXAS

	TXJV245-0132-42-003

	T&P RY CO SVY, T1S, BLK 32, SEC 42: S/2SE/4, HOWARD COUNTY, TEXAS

430100-0132-0042-002	CLAY HARRIS RBP LAND CO. TXJV245-0132-42-003	11/07/2007 11/06/2010	80.0000 40.0000	11/16/2007	TX	Howard	OR/1071	552	00007091

	T&P RY CO SVY, T1S, BLK 32, SEC 42; S/2SE/4, HOWARD COUNTY, TEXAS

09/22/2009 03:34:25 PM	Crownquest	Page 2

Lease Id St/Fed Lease Id MMS Number	Lessor Lessee Legal Description	Eff. Date Exp. Date	Gross Acres Net Acres	Filing Date	State	County	Bk/Vol	Page	Entry

430100-0132-0042-003	FIRST RDW LTD. RBP LAND CO. TXJV245-0132-42-002	11/07/2007 11/06/2010	80.0000 40.0000	11/16/2007	TX	Howard	OR/1071	545	00007090

	T&P RY CO SVY, T1S, BLK 32, SEC 42: N/2SE/4, HOWARD COUNTY, TEXAS

430100-0133-0022-001	WINIFRED G. PATTERSON, INDIVIDUALLY AND TRUSTEE OF THE MORRIS PATTERSON FAMILY TRUST AS CREATED UNDER THE WILL OF MORRIS PATTERSON, DECEASED BRIAN K. MURPHY TXJV245-0133-22-001	09/17/2008 09/16/2011	640.0000 640.0000	10/02/2008	TX	Howard	OPR / 1113	369	2008-00005936

	T&P RY CO SVY, T1S, BLK 33, SEC. 22: ALL, HOWARD COUNTY, TEXAS

430100-0133-0035-001	J. O. HUITT CROWNROCK, L.P. TXJV245-0133-35-001	04/23/2007 04/22/2010	69.0700 69.0700	05/24/2007	TX	Howard	OR/1050	633	00003174

	T&P RY CO SVY, T1S, BLK 33, SEC. 35: A 69.07 ACRE TRACT IN HOWARD CO., TX DESCRIBED BY METES AND BOUNDS AS FOLLOWS:
	BEGINNING AT A 3/4” I.P. IN THE S ROW LINE OF F.M. HWY 818, FROM WHICH AN IRON PIN, THE N.W. CORNER OF SEC 35, BLK 33 T1S, T&P RR CO SVY, HOWARD CO., TX BEARS N 14 DEG 24’ W 14.4 VARAS AND S.75 DEGREES 30’W. 492.2 VARAS. SAID 3/4” I.P. BEING THE N.W. CORNER OF THIS TRACT.

09/22/2009 03:34:25 PM	Crownquest	Page 3

Lease Id St/Fed Lease Id MMS Number	Lessor Lessee Legal Description	Eff. Date Exp. Date	Gross Acres Net Acres	Filing Date	State	County	Bk/Vol	Page	Entry

THENCE N. 75 DEG 25’ 30” E. PARALLEL TO THE N LINE OF SEC 35 AND ALONG THE S ROW LINE OF F.M. HWY 818, A DISTANCE OF 453.8 VARAS TO A 3/4” I.P. FOR THE N.E. CORNER OF THIS TRACT.

THENCE S 14 DEG 24’ E. ALONG THE W LINE OF THE NE/4 OF SEC 35, A DISTANCE OF 616.1 VARAS TO A 3/4” I.P. IN THE N ROW LINE OF F.M. HWY 33 FOR THE S.E. CORNER OF THIS TRACT.

THENCE S. 28 DEG 41’ W., ALONG THE N ROW LINE OF F.M. HWY 33, A DISTANCE OF 664.6 VARAS TO A 3/4” I.P. FOR THE S.W. CORNER OF THIS TRACT.

THENCE N. 14 DEG 24’ W., PARALLEL TO THE W LINE OF SEC 35, A DISTANCE OF 1110.2 VARAS TO THE POB CONTAINING 69.07 ACRES OF LAND.

430100-0133-0035-002	QUERT HUITT CROWNROCK, L.P. TXJV245-0133-35-002	04/23/2007 04/22/2010	123.3700 123.3700	05/24/2007	TX	Howard	OR/1050	630	00003173

T&P RY CO SVY, T1S, BLK 33, SEC. 35: THAT PART OF THE NE/4 THAT LIES SOUTH AND EAST OF THE BIG SPRING GARDEN CITY HWY, HOWARD CO., TX, DESCRIBED BY METES AND BOUNDS AS FOLLOWS:

BEGINNING AT THE NE CORNER OF SAID NE/4 OF SAID SEC. 35;

THENCE S 75 DEG 32’ 30” W FOR A DISTANCE OF 320.6 VARAS TO POINT IN CENTER OF BIG SPRING GARDEN CITY HWY;

THENCE IN A SOUTHWESTERLY DIRECTION ALONG THE CENTER LINE OF BIG SPRING GARDEN CITY HWY FOR APPROXIMATELY 900 VARAS TO POINT IN THE W LINE OF SAID NE/4;

09/22/2009 03:34:25 PM	Crownquest	Page 4

Lease Id St/Fed Lease Id MMS Number	Lessor Lessee Legal Description	Eff. Date Exp. Date	Gross Acres Net Acres	Filing Date	State	County	Bk/Vol	Page	Entry

THENCE S 14 DEG 24’ E ALONG THE W LINE OF SAID NE/4 FOR APPROXIMATELY 300 VARAS TO THE SW CORNER OF SAID NE/4;

THENCE N 75 DEG 32’ 30” E ALONG THE S BOUNDARY LINE OF SAID NE/4 FOR A DISTANCE OF 946.2 VARAS TO THE SE CORNER OF SAID NE/4;

THENCE N 14 DEG 24’ W ALONG THE E BOUNDARY LINE OF SAID NE/4 FOR A DISTANCE OF 956.5 VARAS TO THE POB AND CONTAINING 123.37 ACRES.

430100-0133-0048-001	BETTY J. THOMPSON CROWNROCK, L.P. TXJV245-0133-48-001	05/01/2007 04/30/2010	323.1000 161.5500	05/24/2007	TX	Howard	OR/1050	636	00003175

	T&P RY CO SVY, T1S, BLK 33, SEC. 48: N/2, CONTAINING 323.1 ACRES, M/L, HOWARD CO., TX

430100-0133-0048-002	BANK OF AMERICA, N.A., TRUSTEE OF THE FLORENCE MARIE HALL TRUST RBP LAND CO. TXJV245-0133-48-002	10/16/2007 10/15/2010	323.1000 80.7750	11/16/2007	TX	Howard	OR/1071	569	00007093

	T&P RY CO SVY, T1S, BLK 33, SEC 48: S/2, HOWARD COUNTY, TEXAS

430100-0133-0048-003	DOLLIE RUTH NEAL BALLENGER ESTATE ACTING WITH REGARD TO HER SEPARATE PROPERTY AND ESTATE RBP LAND CO. TXJV245-0133-48-002	11/20/2007 11/19/2010	323.1000 26.9249	11/29/2007	TX	Howard	OR/1072	607	00007279

	T&P RY CO SVY, T1S, BLK 33, SEC 48: S/2, HOWARD COUNTY, TEXAS

09/22/2009 03:34:25 PM	Crownquest	Page 5

Lease Id St/Fed Lease Id MMS Number	Lessor Lessee Legal Description	Eff. Date Exp. Date	Gross Acres Net Acres	Filing Date	State	County	Bk/Vol	Page	Entry

430100-0133-0048-004	JESSIE FRANCES NEAL AND BELVA SUE NEAL BRUSENHAN TRUSTEE OF THE BELVA SUE NEAL BRUSENHAN MANAGEMENT TRUST RBP LAND CO. TXJV245-0133-48-002	11/20/2007 11/19/2010	323.1000 17.9500	01/18/2008	TX	Howard	OPR/1078	778	00000256

	T&P RY CO SVY, T1S, BLK 33, SEC 48: S/2, HOWARD COUNTY, TEXAS

430100-0133-0048-005	ROBERT LUTHER NEAL, ACTING WITH REGARD TO HIS SEPARATE PROPERTY AND ESTATE RBP LAND CO. TXJV245-0133-48-002	11/20/2007 11/19/2010	323.1000 8.9750	01/29/2008	TX	Howard	OR/1080	122	00000477

	T&P RY CO SVY, T1S, BLK 33, SEC 48: S/2, HOWARD COUNTY, TEXAS

430100-0133-2536-001	JACK E. BLAKE RBP LAND CO. TXJV245-0132-30-001	06/27/2007 06/26/2010	3775.6390 23.5977	07/10/2007	TX	Howard	OR/1056	180	00004206

09/22/2009 03:34:25 PM	Crownquest	Page 6

Lease Id St/Fed Lease Id MMS Number	Lessor Lessee Legal Description	Eff. Date Exp. Date	Gross Acres Net Acres	Filing Date	State	County	Bk/Vol	Page	Entry

T&P RY CO SVY, T1S, BLK 32, SEC 30: WEST 160 ACRES, M/L, HOWARD CO., TX.

TXJV245-0132-31-001

T&P RY CO SVY, T1S, BLK 32, SEC 31: ALL, SAVE AND EXCEPT A 19.71 ACRE TRACT OF LAND MORE PARTICULARLY DESCRIBED IN DEED DATED 11-9-1973, RECORDED IN V/434, P/681, DEED RECORDS OF HOWARD CO., TX, CONTAINING 620.29 ACRES, M/L.

TXJV245-0132-42-001

T&P RY CO SVY, T1S, BLK 32, SEC 42: N/2 & SW/4, SAVE AND EXCEPT A 12.391 ACRE TRACT OF LAND MORE PARTICULARLY DESCRIBED IN DEED DATED 11-18-1932, RECORDED IN V/86, P/292, DEED RECORDS OF HOWARD CO., TX, CONTAINING 467.609 ACRES, M/L.

TXJV245-0132-43-001

T&P RY CO SVY, T1S, BLK 32, SEC 43: ALL, HOWARD CO., TX, CONTAINING 640 ACRES, M/L.

TXJV245-0133-25-001

09/22/2009 03:34:25 PM	Crownquest	Page 7

Lease Id St/Fed Lease Id MMS Number	Lessor Lessee Legal Description	Eff. Date Exp. Date	Gross Acres Net Acres	Filing Date	State	County	Bk/Vol	Page	Entry

	T&P RY CO SVY, T1S, BLK 33, SEC 25: ALL, SAVE AND EXCEPT A 17.26 ACRE TRACT OF LAND MORE PARTICULARLY DESCRIBED IN DEED DATED 9-21-1939, RECORDED IN V/105, P/529, DEED RECORDS OF HOWARD CO., TX, CONTAINING 622.74 ACRES, M/L.

	TXJV245-0133-36-001

	T&P RY CO SVY, T1S, BLK 33, SEC 36: ALL, SAVE AND EXCEPT A 15 ACRE TRACT OF LAND MORE PARTICULARLY DESCRIBED IN DEED DATED 4-10-1950, RECORDED IN V/154, P/130, DEED RECORDS OF HOWARD CO., TX, CONTAINING 625 ACRES, M/L.

	TXJV245-0133-37-001

	T&P RY CO SVY, T1S, BLK 33, SEC 37: ALL, HOWARD CO., TX, CONTAINING 640 ACRES, M/L.

430100-0133-2536-002	JUDSON PROPERTIES RBP LAND CO. TXJV245-0132-30-001	05/18/2007 05/17/2010	3775.6390 31.4636	06/13/2007	TX	Howard	OR/1052	573	00003540

	T&P RY CO SVY, T1S, BLK 32, SEC 30: WEST 160 ACRES, M/L, HOWARD CO., TX.

	TXJV245-0132-31-001

09/22/2009 03:34:25 PM	Crownquest	Page 8

Lease Id St/Fed Lease Id MMS Number	Lessor Lessee Legal Description	Eff. Date Exp. Date	Gross Acres Net Acres	Filing Date	State	County	Bk/Vol	Page	Entry

T&P RY CO SVY, T1S, BLK 32, SEC 31: ALL, SAVE AND EXCEPT A 19.71 ACRE TRACT OF LAND MORE PARTICULARLY DESCRIBED IN DEED DATED 11-9-1973, RECORDED IN V/434, P/681, DEED RECORDS OF HOWARD CO., TX, CONTAINING 620.29 ACRES, M/L.

TXJV245-0132-42-001

T&P RY CO SVY, T1S, BLK 32, SEC 42: N/2 & SW/4, SAVE AND EXCEPT A 12.391 ACRE TRACT OF LAND MORE PARTICULARLY DESCRIBED IN DEED DATED 11-18-1932, RECORDED IN V/86, P/292, DEED RECORDS OF HOWARD CO., TX, CONTAINING 467.609 ACRES, M/L.

TXJV245-0132-43-001

T&P RY CO SVY, T1S, BLK 32, SEC 43: ALL, HOWARD CO., TX, CONTAINING 640 ACRES, M/L.

TXJV245-0133-25-001

T&P RY CO SVY, T1S, BLK 33, SEC 25: ALL, SAVE AND EXCEPT A 17.26 ACRE TRACT OF LAND MORE PARTICULARLY DESCRIBED IN DEED DATED 9-21-1939, RECORDED IN V/105, P/529, DEED RECORDS OF HOWARD CO., TX, CONTAINING 622.74 ACRES, M/L.

TXJV245-0133-36-001

09/22/2009 03:34:25 PM	Crownquest	Page 9

Lease Id St/Fed Lease Id MMS Number	Lessor Lessee Legal Description	Eff. Date Exp. Date	Gross Acres Net Acres	Filing Date	State	County	Bk/Vol	Page	Entry

	T&P RY CO SVY, T1S, BLK 33, SEC 36: ALL, SAVE AND EXCEPT A 15 ACRE TRACT OF LAND MORE PARTICULARLY DESCRIBED IN DEED DATED 4-10-1950, RECORDED IN V/154, P/130, DEED RECORDS OF HOWARD CO., TX, CONTAINING 625 ACRES, M/L.

	TXJV245-0133-37-001

	T&P RY CO SVY, T1S, BLK 33, SEC 37: ALL, HOWARD CO., TX, CONTAINING 640 ACRES, M/L.

430100-0133-2536-003	LAJ CORPORATION RBP LAND CO. TXJV245-0132-30-001	05/21/2007 05/20/2010	3775.6390 55.0614	06/13/2007	TX	Howard	OR/1052	585	00003543

	T&P RY CO SVY, T1S, BLK 32, SEC 30: WEST 160 ACRES, M/L, HOWARD CO., TX.

	TXJV245-0132-31-001

09/22/2009 03:34:25 PM	Crownquest	Page 10

Lease Id St/Fed Lease Id MMS Number	Lessor Lessee Legal Description	Eff. Date Exp. Date	Gross Acres Net Acres	Filing Date	State	County	Bk/Vol	Page	Entry

T&P RY CO SVY, T1S, BLK 32, SEC 31: ALL, SAVE AND EXCEPT A 19.71 ACRE TRACT OF LAND MORE PARTICULARLY DESCRIBED IN DEED DATED 11-9-1973, RECORDED IN V/434, P/681, DEED RECORDS OF HOWARD CO., TX, CONTAINING 620.29 ACRES, M/L.

TXJV245-0132-42-001

T&P RY CO SVY, T1S, BLK 32, SEC 42: N/2 & SW/4, SAVE AND EXCEPT A 12.391 ACRE TRACT OF LAND MORE PARTICULARLY DESCRIBED IN DEED DATED 11-18-1932, RECORDED IN V/86, P/292, DEED RECORDS OF HOWARD CO., TX, CONTAINING 467.609 ACRES, M/L.

TXJV245-0132-43-001

T&P RY CO SVY, T1S, BLK 32, SEC 43: ALL, HOWARD CO., TX, CONTAINING 640 ACRES, M/L.

TXJV245-0133-25-001

T&P RY CO SVY, T1S, BLK 33, SEC 25: ALL, SAVE AND EXCEPT A 17.26 ACRE TRACT OF LAND MORE PARTICULARLY DESCRIBED IN DEED DATED 9-21-1939, RECORDED IN V/105, P/529, DEED RECORDS OF HOWARD CO., TX, CONTAINING 622.74 ACRES, M/L.

TXJV245-0133-36-001

09/22/2009 03:34:25 PM	Crownquest	Page 11

Lease Id St/Fed Lease Id MMS Number	Lessor Lessee Legal Description	Eff. Date Exp. Date	Gross Acres Net Acres	Filing Date	State	County	Bk/Vol	Page	Entry

	T&P RY CO SVY, T1S, BLK 33, SEC 36: ALL, SAVE AND EXCEPT A 15 ACRE TRACT OF LAND MORE PARTICULARLY DESCRIBED IN DEED DATED 4-10-1950, RECORDED IN V/154, P/130, DEED RECORDS OF HOWARD CO., TX, CONTAINING 625 ACRES, M/L.

	TXJV245-0133-37-001

	T&P RY CO SVY, T1S, BLK 33, SEC 37: ALL, HOWARD CO., TX, CONTAINING 640 ACRES, M/L.

430100-0133-2536-004	SIGMAR, INC. RBP LAND CO. TXJV245-0132-30-001	05/18/2007 05/17/2010	3775.6390 55.0613	06/13/2007	TX	Howard	OR/1052	589	00003544

	T&P RY CO SVY, T1S, BLK 32, SEC 30: WEST 160 ACRES, M/L, HOWARD CO., TX.

	TXJV245-0132-31-001

	T&P RY CO SVY, T1S, BLK 32, SEC 31: ALL, SAVE AND EXCEPT A 19.71 ACRE TRACT OF LAND MORE PARTICULARLY DESCRIBED IN DEED DATED 11-9-1973, RECORDED IN V/434, P/681, DEED RECORDS OF HOWARD CO., TX, CONTAINING 620.29 ACRES, M/L.

	TXJV245-0132-42-001

09/22/2009 03:34:25 PM	Crownquest	Page 12

Lease Id St/Fed Lease Id MMS Number	Lessor Lessee Legal Description	Eff. Date Exp. Date	Gross Acres Net Acres	Filing Date	State	County	Bk/Vol	Page	Entry

T&P RY CO SVY, T1S, BLK 32, SEC 42: N/2 & SW/4, SAVE AND EXCEPT A 12.391 ACRE TRACT OF LAND MORE PARTICULARLY DESCRIBED IN DEED DATED 11-18-1932, RECORDED IN V/86, P/292, DEED RECORDS OF HOWARD CO., TX, CONTAINING 467.609 ACRES, M/L.

TXJV245-0132-43-001

T&P RY CO SVY, T1S, BLK 32, SEC 43: ALL, HOWARD CO., TX, CONTAINING 640 ACRES, M/L.

TXJV245-0133-25-001

T&P RY CO SVY, T1S, BLK 33, SEC 25: ALL, SAVE AND EXCEPT A 17.26 ACRE TRACT OF LAND MORE PARTICULARLY DESCRIBED IN DEED DATED 9-21-1939, RECORDED IN V/105, P/529, DEED RECORDS OF HOWARD CO., TX, CONTAINING 622.74 ACRES, M/L.

TXJV245-0133-36-001

09/22/2009 03:34:25 PM	Crownquest	Page 13

Lease Id St/Fed Lease Id MMS Number	Lessor Lessee Legal Description	Eff. Date Exp. Date	Gross Acres Net Acres	Filing Date	State	County	Bk/Vol	Page	Entry

	T&P RY CO SVY, T1S, BLK 33, SEC 36: ALL, SAVE AND EXCEPT A 15 ACRE TRACT OF LAND MORE PARTICULARLY DESCRIBED IN DEED DATED 4-10-1950, RECORDED IN V/154, P/130, DEED RECORDS OF HOWARD CO., TX, CONTAINING 625 ACRES, M/L.

	TXJV245-0133-37-001

	T&P RY CO SVY, T1S, BLK 33, SEC 37; ALL, HOWARD CO., TX, CONTAINING 640 ACRES, M/L.

430100-0133-2543-001	H.E. TUBB, INDIVIDUALLY AND AS TRUSTEE OF THE JEWEL TUBB BY-PASS TRUST CREATED U/W/O JEWELL TUBB, DECEASED ROBERT B. PORTER, JR. TXJV245-0133-25-001	01/12/2007 01/11/2010	3775.6390 3586.8570	01/19/2007	TX	Howard	OR/1035	676	00000344

	T&P RY CO SVY, T1S, BLK 33, SEC. 25: ALL, SAVE AND EXCEPT A 17.26 ACRE TRACT OF LAND MORE PARTICULARLY DESCRIBED IN DEED DATED 9-21-1939, RECORDED IN V/105, P/529, DEED RECORDS OF HOWARD CO., TX, CONTAINING 622.74 ACRES, M/L.

	TXJV245-0133-36-001

	T&P RY CO SVY, T1S, BLK 33, SEC. 36: ALL, SAVE AND EXCEPT A 15 ACRE TRACT OF LAND MORE PARTICULARLY DESCRIBED IN DEED DATED 4-10-1950, RECORDED IN V/154, P/130, DEED RECORDS OF HOWARD CO., TX, CONTAINING 625 ACRES, M/L.

	TXJV245-0133-37-001

09/22/2009 03:34:25 PM	Crownquest	Page 14

Lease Id St/Fed Lease Id MMS Number	Lessor Lessee Legal Description	Eff. Date Exp. Date	Gross Acres Net Acres	Filing Date	State	County	Bk/Vol	Page	Entry

T&P RY CO SVY, T1S, BLK 33, SEC. 37: ALL, HOWARD CO., TX, CONTAINING 640 ACRES, M/L.

TXJV245-0132-30-001

T&P RY CO SVY, T1S, BLK 32, SEC. 30: WEST 160 ACRES, M/L, HOWARD CO., TX.

TXJV245-0132-31-001

T&P RY CO SVY, T1S, BLK 32, SEC. 31: ALL, SAVE AND EXCEPT A 19.71 ACRE TRACT OF LAND MORE PARTICULARLY DESCRIBED IN DEED DATED 11-9-1973, RECORDED IN V/434, P/681, DEED RECORDS OF HOWARD CO., TX, CONTAINING 620.29 ACRES, M/L.

TXJV245-0132-42-001

09/22/2009 03:34:25 PM	Crownquest	Page 15

Lease Id St/Fed Lease Id MMS Number	Lessor Lessee Legal Description	Eff. Date Exp. Date	Gross Acres Net Acres	Filing Date	State	County	Bk/Vol	Page	Entry

T&P RY CO SVY, T1S, BLK 32, SEC. 42: N/2 & SW/4, SAVE AND EXCEPT A 12.391 ACRE TRACT OF LAND MORE PARTICULARLY DESCRIBED IN DEED DATED 11-18-1932, RECORDED IN V/86, P/292, DEED RECORDS OF HOWARD CO., TX, CONTAINING 467.609 ACRES, M/L.

TXJV245-0132-43-001

T&P RY CO SVY, T1S, BLK 32, SEC. 43: ALL, HOWARD CO., TX, CONTAINING 640 ACRES, M/L.

430100-0133-3637-001	HYDE OIL AND GAS CORPORATION CROWNROCK, L.P. TXJV245-0132-42-001	10/15/2007 04/14/2010	1732.6090 5.4144	10/23/2007 05/12/2009	TX TX	Howard Howard	OR/1069 OPR / 1137	24 553	00006548 2009-00002250 (AMEND/EXTEND)

T&P RY CO SVY, T1S, BLK 32, SEC 42: N/2 & SW/4, SAVE AND EXCEPT A 12.391 ACRE TRACT OF LAND MORE PARTICULARLY DESCRIBED IN DEED DATED 11-18-1932, RECORDED IN V/86, P/292, DEED RECORDS OF HOWARD CO., TX, CONTAINING 467.609 ACRES, M/L.

TXJV245-0133-36-001

T&P RY CO SVY, T1S, BLK 33, SEC 36: ALL, SAVE AND EXCEPT A 15 ACRE TRACT OF LAND MORE PARTICULARLY DESCRIBED IN DEED DATED 4-10-1950, RECORDED IN V/154, P/130, DEED RECORDS OF HOWARD CO., TX, CONTAINING 625 ACRES, M/L.

TXJV245-0133-37-001

T&P RY CO SVY, T1S, BLK 33, SEC 37: ALL, HOWARD CO., TX, CONTAINING 640 ACRES, M/L.

09/22/2009 03:34:25 PM	Crownquest	Page 16

Lease Id St/Fed Lease Id MMS Number	Lessor Lessee Legal Description	Eff. Date Exp. Date	Gross Acres Net Acres	Filing Date	State	County	Bk/Vol	Page	Entry

430100-0233-0101-001	EVALENA V. FISHER, INDIVIDUALLY AND AS INDEPENDENT EXECUTRIX OF THE ESTATE OF EDWARD K. FISHER, DECEASED CROWNROCK, L.P. TXJV245-0232-01-001	05/07/2007 05/06/2010	1286.2500 1286.2500	05/24/2007	TX	Howard	OR/1050	623	00003172

	T&P RY CO SVY, T2S, BLK 32, SEC. 1: ALL, CONTAINING 644.5 ACRES, M/L,
	HOWARD CO., TX

	TXJV245-0233-01-001

	T&P RY CO SVY, T2S, BLK 33, SEC. 1: ALL, CONTAINING 641.75 ACRES, M/L,
	HOWARD CO., TX

(exhibit2.frx) Version 10.0.06

09/22/2009 03:34:25 PM	Crownquest	Page 17

EXHIBIT A-3

ATTACHED TO AND MADE A PART OF THAT CERTAIN PARTICIPATION AGREEMENT DATED SEPTEMBER 24, 2009

BETWEEN CROWNROCK, L.P. AND LYNDEN USA, INC.

Lease Id St/Fed Lease Id MMS Number	Lessor Lessee Legal Description	Eff. Date Exp. Date	Gross Acres Net Acres	Filing Date	State	County	Bk/Vol	Page	Entry

480000-0136-0017-001	CARROL D. YATER CROWNQUEST OPERATING, LLC WVERITAS-0136-17-001	04/18/2008 04/17/2011	160.0000 20.0000	05/20/2008	TX	Martin	OPR / 226	747	1744

	T&P RY CO SVY, T-1-S, BLK 36, SEC. 17: NE/4 BELOW THE BASE OF THE DEAN FORMATION, MARTIN COUNTY, TEXAS

	WVERITAS-0136-17-002

	T&P RY CO SVY, T-1-S, BLK 36, SEC. 17: NE/4 FROM SURFACE TO THE BASE OF THE DEAN FORMATION, MARTIN COUNTY, TEXAS

480000-0136-0017-002	HUGHLYN TODD ET UX MARSHA JEAN TODD CROWNQUEST OPERATING, LLC WVERITAS-0136-17-001	04/24/2008 04/23/2011	160.0000 10.0000	05/20/2008	TX	Martin	OPR / 226	741	1742

	T&P RY CO SVY, T-1-S, BLK 36, SEC. 17: NE/4 BELOW THE BASE OF THE DEAN FORMATION, MARTIN COUNTY, TEXAS

	WVERITAS-0136-17-002

	T&P RY CO SVY, T-1-S, BLK 36, SEC. 17: NE/4 FROM SURFACE TO THE BASE OF THE DEAN FORMATION, MARTIN COUNTY, TEXAS

09/24/2009 10:02:39 AM	Crownquest	Page 1

Lease Id St/Fed Lease Id MMS Number	Lessor Lessee Legal Description	Eff. Date Exp. Date	Gross Acres Net Acres	Filing Date	State	County	Bk/Vol	Page	Entry

480000-0136-0017-003	PAMELA J. BURKE, TRUSTEE OF THE P.I.P. 1990 TRUST; S.J.I., JR. 1990 TRUST; W.W.I. 990 TRUST CROWNQUEST OPERATING, LLC WVERITAS-0136-17-001	05/02/2008 05/01/2011	160.0000 50.0000	05/20/2008	TX	Martin	OPR / 226	744	1743

	T&P RY CO SVY, T-1-S, BLK 36, SEC. 17: NE/4 BELOW THE BASE OF THE DEAN FORMATION, MARTIN COUNTY, TEXAS

	WVERITAS-0136-17-002

	T&P RY CO SVY, T-1-S, BLK 36, SEC. 17: NE/4 FROM SURFACE TO THE BASE OF THE DEAN FORMATION, MARTIN COUNTY, TEXAS

480000-0136-0017-004	HUGHLYN TODD, POWER OF ATTORNEY ON BEHALF OF TIM BRISTOW, DEALING IN HIS SOLE AND SEPARATE PROPERTY CROWNQUEST OPERATING, LLC WVERITAS-0136-17-001	04/24/2008 04/23/2011	160.0000 10.0000	05/20/2008	TX	Martin	OPR / 226	739	1741

09/24/2009 10:02:39 AM	Crownquest	Page 2

Lease Id St/Fed Lease Id MMS Number	Lessor Lessee Legal Description	Eff. Date Exp. Date	Gross Acres Net Acres	Filing Date	State	County	Bk/Vol	Page	Entry

	T&P RY CO SVY, T-1-S, BLK 36, SEC. 17: NE/4 BELOW THE BASE OF THE DEAN FORMATION, MARTIN COUNTY, TEXAS

	WVERITAS-0136-17-002

	T&P RY CO SVY, T-1-S, BLK 36, SEC. 17: NE/4 FROM SURFACE TO THE BASE OF THE DEAN FORMATION, MARTIN COUNTY, TEXAS

480000-0136-0017-005	KENNETH L. HENSON CROWNQUEST OPERATING, LLC WVERITAS-0136-17-001	07/09/2008 07/08/2011	160.0000 30.0000	09/12/2008	TX	Martin	OPR / 235	238	3233

	T&P RY CO SVY, T-1-S, BLK 36, SEC. 17: NE/4 BELOW THE BASE OF THE DEAN FORMATION, MARTIN COUNTY, TEXAS

	WVERITAS-0136-17-002

	T&P RY CO SVY, T-1-S, BLK 36, SEC. 17: NE/4 FROM SURFACE TO THE BASE OF THE DEAN FORMATION, MARTIN COUNTY, TEXAS

480000-0136-0031-001	BILL R. MCMORRIES, TRUSTEE OF THE BILLIE JEAN MCMORRIES FAMILY TRUST CROWNQUEST OPERATING, LLC WVERITAS-0136-31-001	03/11/2008 03/10/2011	100.0000 37.5000	08/26/2008	TX	Martin	OPR / 234	30	3022

	T&P RR CO SVY, T-1-N, BLK 36, SEC. 31: W/100 ACRES OF THE SW/4, MARTIN COUNTY, TEXAS

09/24/2009 10:02:39 AM	Crownquest	Page 3

Lease Id St/Fed Lease Id MMS Number	Lessor Lessee Legal Description	Eff. Date Exp. Date	Gross Acres Net Acres	Filing Date	State	County	Bk/Vol	Page	Entry

480000-0136-0031-002	JENETTA CAROLYN WHITENIGHT CROWNQUEST OPERATING, LLC WVERITAS-0136-31-001	03/27/2008 03/26/2011	100.0000 9.3750	08/26/2008	TX	Martin	OPR / 234	35	3024

	T&P RR CO SVY, T-1-N, BLK 36, SEC. 31: W/100 ACRES OF THE SW/4, MARTIN COUNTY, TEXAS

480000-0136-0031-003	SANDRA BARTEL GRAHAM CROWNQUEST OPERATING, LLC WVERITAS-0136-31-001	03/27/2008 03/26/2011	100.0000 9.3750	08/26/2008	TX	Martin	OPR / 234	37	3025

	T&P RR CO SVY, T-1-N, BLK 36, SEC. 31: W/100 ACRES OF THE SW/4, MARTIN COUNTY, TEXAS

480000-0136-0031-004	JOHN STEVEN MCCULLOCH CROWNQUEST OPERATING, LLC WVERITAS-0136-31-001	07/16/2008 07/15/2011	100.0000 9.3750	09/12/2008	TX	Martin	OPR / 235	243	3235

	T&P RR CO SVY, T-1-N, BLK 36, SEC. 31: W/100 ACRES OF THE SW/4, MARTIN COUNTY, TEXAS

09/24/2009 10:02:39 AM	Crownquest	Page 4

Lease Id St/Fed Lease Id MMS Number	Lessor Lessee Legal Description	Eff. Date Exp. Date	Gross Acres Net Acres	Filing Date	State	County	Bk/Vol	Page	Entry

480000-0136-0031-005	REBECCA ANN POWELL CROWNQUEST OPERATING, LLC WVERITAS-0136-31-001	06/18/2008 06/17/2011	100.0000 9.3750	09/12/2008	TX	Martin	OPR / 235	241	3234

	T&P RR CO SVY, T-1-N, BLK 36, SEC. 31: W/100 ACRES OF THE SW/4, MARTIN COUNTY, TEXAS

480000-0136-0032-001	NATHAN HEIDELBERG, JR. CROWNQUEST OPERATING, LLC WVERITAS-0136-32-001	05/21/2008 05/20/2011	120.0000 68.5714	08/25/2008	TX	Midland	OPR / 3088	202	18836

	T&P RR CO SVY, T-1-S, BLK 36, SEC. 32: S/120 OF NW/4, MIDLAND COUNTY, TEXAS

480000-0136-0032-002	RUBY HENSON HAGGARD CROWNQUEST OPERATING, LLC WVERITAS-0136-32-001	05/22/2008 05/21/2011	120.0000 10.7142	08/25/2008	TX	Midland	OPR / 3088	198	18835

	T&P RR CO SVY, T-1-S, BLK 36, SEC. 32: S/120 OF NW/4, MIDLAND COUNTY, TEXAS

480000-0136-0032-003	BRENDA STANDEFER DRIGGERS & JOYCE STANDEFER BULIN, CO-TRUSTEES OF THE BRENDA STANDEFER DRIGGERS AND JOYCE STANDEFER BULIN 2006 TRUST CROWNQUEST OPERATING, LLC WVERITAS-0136-32-001	05/22/2008 05/21/2011	120.0000 10.7142	08/25/2008	TX	Midland	OPR / 3088	194	18834

	T&P RR CO SVY, T-1-S, BLK 36, SEC. 32: S/120 OF NW/4, MIDLAND COUNTY, TEXAS

09/24/2009 10:02:39 AM	Crownquest	Page 5

Lease Id St/Fed Lease Id MMS Number	Lessor Lessee Legal Description	Eff. Date Exp. Date	Gross Acres Net Acres	Filing Date	State	County	Bk/Vol	Page	Entry

480000-0136-0035-001	GUY C. HENSON CROWNQUEST OPERATING, LLC WVERITAS-0136-35-001	05/02/2008 05/01/2011	80.0000 26.6666	05/20/2008	TX	Martin	OPR / 226	761	1749

	T&P RR CO SVY, T-1-S, BLK 36, SEC. 35: S/2SW/4, FROM SURFACE DOWN TO BUT NOT INCLUDING 9,500 FT., MARTIN COUNTY, TEXAS

480000-0136-0035-002	HOMER E. HENSON CROWNQUEST OPERATING, LLC WVERITAS-0136-35-001	05/02/2008 05/01/2011	80.0000 26.6666	05/20/2008	TX	Martin	OPR / 226	763	1750

	T&P RR CO SVY, T-1-S, BLK 36, SEC. 35: S/2SW/4, FROM SURFACE DOWN TO BUT NOT INCLUDING 9,500 FT., MARTIN COUNTY, TEXAS

	WVERITAS-0136-35-002

	T&P RR CO SVY, T-1-S, BLK 36, SEC. 35: S/2SW/4 FROM 9,500’ AND BELOW, MARTIN COUNTY, TEXAS

09/24/2009 10:02:39 AM	Crownquest	Page 6

Lease Id St/Fed Lease Id MMS Number	Lessor Lessee Legal Description	Eff. Date Exp. Date	Gross Acres Net Acres	Filing Date	State	County	Bk/Vol	Page	Entry

480000-0136-0035-003	CLEAR CREEK ROYALTY & LAND, LTD. CROWNQUEST OPERATING, LLC WVERITAS-0136-35-001	05/15/2008 05/14/2011	80.0000 13.3333	07/29/2008	TX	Martin	OPR / 231	561	2622

	T&P RR CO SVY, T-1-S, BLK 36, SEC. 35: S/2SW/4, FROM SURFACE DOWN TO BUT NOT INCLUDING 9,500 FT., MARTIN COUNTY, TEXAS

	WVERITAS-0136-35-002

	T&P RR CO SVY, T-1-S, BLK 36, SEC. 35: S/2SW/4 FROM 9,500’ AND BELOW, MARTIN COUNTY, TEXAS

480000-0136-0035-004	WILL C. BEECHERL AND WIFE, KATHLEEN A. BEECHERL CROWNQUEST OPERATING, LLC WVERITAS-0136-35-001	05/15/2008 05/14/2011	80.0000 13.3333	07/29/2008	TX	Martin	OPR / 231	565	2623

	T&P RR CO SVY, T-1-S, BLK 36, SEC. 35: S/2SW/4, FROM SURFACE DOWN TO BUT NOT INCLUDING 9,500 FT., MARTIN COUNTY, TEXAS

	WVERITAS-0136-35-002

	T&P RR CO SVY, T-1-S, BLK 36, SEC. 35: S/2SW/4 FROM 9,500’ AND BELOW, MARTIN COUNTY, TEXAS

09/24/2009 10:02:39 AM	Crownquest	Page 7

Lease Id St/Fed Lease Id MMS Number	Lessor Lessee Legal Description	Eff. Date Exp. Date	Gross Acres Net Acres	Filing Date	State	County	Bk/Vol	Page	Entry

480000-0136-0047-001	BANK OF AMERICA, N.A., TRUSTEE OF THE FLORENCE MARIE HALL TRUST CROWNROCK, L.P. TXJV239-0136-47-001	07/21/2008 07/20/2011	80.0000 40.0000	08/05/2008	TX	Martin	OPR / 232	2332	2758

	T&P RR CO SVY, T-1-N, BLK 36, SEC. 47: E/2SE/4, MARTIN COUNTY, TEXAS.

480000-0137-0001-001	TED ROY STEWART, JR. CROWNQUEST OPERATING, LLC WVERITAS-0137-01-001	04/02/2008 04/01/2010	160.0000 71.1111	05/20/2008	TX	Martin	OPR / 226	755	1747

	T&P RR CO SVY, T-1-S, BLK 37, SEC. 01: NE/4, MARTIN COUNTY, TEXAS

480000-0137-0001-002	TED ROY STEWART, JR., INDEPENDENT EXECUTOR OF THE ESTATE OF MYRTLE BELLE STEWART CROWNQUEST OPERATING, LLC WVERITAS-0137-01-001	04/02/2008 04/01/2010	160.0000 35.5555	05/20/2008	TX	Martin	OPR / 226	758	1748

	T&P RR CO SVY, T-1-S, BLK 37, SEC. 01: NE/4, MARTIN COUNTY, TEXAS

480000-0137-0001-003	BARBARA SMITH CROWNQUEST OPERATING, LLC WVERITAS-0137-01-001	04/04/2008 04/03/2010	160.0000 14.4444	05/20/2008	TX	Martin	OPR / 226	752	1746

	T&P RR CO SVY, T-1-S, BLK 37, SEC. 01: NE/4, MARTIN COUNTY, TEXAS

09/24/2009 10:02:39 AM	Crownquest	Page 8

Lease Id St/Fed Lease Id MMS Number	Lessor Lessee Legal Description	Eff. Date Exp. Date	Gross Acres Net Acres	Filing Date	State	County	Bk/Vol	Page	Entry

480000-0137-0001-004	VIRGINIA LEIGH COLLINS CROWNQUEST OPERATING, LLC WVERITAS-0137-01-001	04/04/2008 04/03/2010	160.0000 14.4444	05/20/2008	TX	Martin	OPR / 226	749	1745

	T&P RR CO SVY, T-1-S, BLK 37, SEC. 01: NE/4, MARTIN COUNTY, TEXAS

480000-0137-0001-005	BOLDRICK FAMILY PROPERTIES LP CROWNQUEST OPERATING, LLC WVERITAS-0137-01-001	06/03/2008 06/02/2010	160.0000 0.8333	09/03/2008	TX	Martin	OPR / 234	538	3108

	T&P RR CO SVY, T-1-S, BLK 37, SEC. 01: NE/4, MARTIN COUNTY, TEXAS

480000-0137-0001-006	EDWARD G. STEWART AND FRANCES A. STEWART, AS CO-TRUSTEES OF THE EDWARD G. STEWART AND FRANCES A. STEWART REVOCABLE TRUST OF 1/22/96 CROWNQUEST OPERATING, LLC WVERITAS-0137-01-001	04/09/2008 04/08/2010	160.0000 19.8148	05/20/2008	TX	Martin	OPR / 226	778	1756

	T&P RR CO SVY, T-1-S, BLK 37, SEC. 01: NE/4, MARTIN COUNTY, TEXAS

09/24/2009 10:02:39 AM	Crownquest	Page 9

Lease Id St/Fed Lease Id MMS Number	Lessor Lessee Legal Description	Eff. Date Exp. Date	Gross Acres Net Acres	Filing Date	State	County	Bk/Vol	Page	Entry

480000-0137-0034-001	RITA PAT HARRELL, INDIVIDUALLY AND AS TRUSTEE OF THE WILLIAM E. HARRELL TRUST; AND AS INDEPENDENT EXECUTRIX OF THE ESTATES OF WILLIAM E. HARRELL AND LARUE C. HARRELL CROWNROCK, L.P. TXJV239-0137-34-001	01/20/2009 01/19/2012	84.0000 63.0000	01/28/2009	TX	Martin	OPR / 242	673	268

	T&P RR CO SVY, T-1-N, BLK 37, SEC. 34: W/2SE/4, MARTIN COUNTY, TEXAS

480000-0237-0020-001	BANK OF AMERICA, N.A., TRUSTEE OF THE FLORENCE MARIE HALL TRUST CROWNROCK, L.P. TXJV239-0237-20-001	06/01/2008 05/31/2011	166.3750 83.1875	07/09/2008	TX	Martin	OPR / 230	470	2399

	T&P RY CO SVY, T-2-N, BLK 37, SEC. 20: SW/4, MARTIN COUNTY, TEXAS.

480000-0237-0020-002	BANK OF AMERICA, N.A, TRUSTEE OF THE FLORENCE THELMA HALL TRUST AND AS TRUSTEE CROWNROCK, L.P. TXJV239-0237-20-001	06/01/2008 05/31/2011	166.3750 83.1875	09/23/2008	TX	Martin	OPR / 235	670	3319

	T&P RY CO SVY, T-2-N, BLK 37, SEC. 20: SW/4, MARTIN COUNTY, TEXAS.

09/24/2009 10:02:39 AM	Crownquest	Page 10

Lease Id St/Fed Lease Id MMS Number	Lessor Lessee Legal Description	Eff. Date Exp. Date	Gross Acres Net Acres	Filing Date	State	County	Bk/Vol	Page	Entry

480000-0237-0020-003	BANK OF AMERICA, N.A., TRUSTEE OF THE FLORENCE MARIE HALL TRUST CROWNROCK, L.P. TXJV239-0237-20-002	06/01/2008 05/31/2011	166.3750 166.3750	07/09/2008	TX	Martin	OPR / 230	476	2400

	T&P RY CO SVY, T-2-N, BLK 37, SEC. 20: NW/4, MARTIN COUNTY, TEXAS.

480000-0237-0021-001	IRMA LEE MOORE, DEALING IN HER SOLE AND SEPARATE PROPERTY CROWNROCK, L.P. WVERITAS-0237-21-001	07/10/2008 07/09/2011	80.0000 80.0000	08/12/2008	TX	Martin	OPR / 232	779	2869

	T&P RR CO SVY, T-2-N, BLK 37, SEC. 21: N/2SW/4, MARTIN COUNTY, TEXAS

480000-KCSL263-13-01	AMON G. CARTER FOUNDATION, A TEXAS NON-PROFIT CORPORATION SLB LAND SERVICES, LLC TXJV239-263-13-001	09/11/2008 09/10/2011	177.1000 177.1000	12/22/2008	TX	Martin	OPR / 241	160	4270

	KCSL, LEAGUE 263, LABOR 13: ALL, MARTIN & DAWSON COUNTIES, TEXAS

480000-KCSL264-24-01	BANK OF AMERICA, N.A., TRUSTEE OF THE FLORENCE MARIE HALL TRUST CROWNROCK, L.P. TXJV239-264-0024-001	07/21/2008 07/20/2011	177.1200 88.5600	08/05/2008	TX	Martin	OPR / 232	226	2757

	KCSL, LEAGUE 264, LABOR 24: ALL, MARTIN COUNTY, TEXAS

(exhibit2.frx) Version 10.0.06

09/24/2009 10:02:39 AM	Crownquest	Page 11

EXHIBIT A-4

ATTACHED TO AND MADE A PART OF THAT CERTAIN PARTICIPATION AGREEMENT DATED SEPTEMBER 24, 2009

BETWEEN CROWNROCK, L.P. AND LYNDEN USA, INC.

Lease Id St/Fed Lease Id MMS Number	Lessor Lessee Legal Description	Eff. Date Exp. Date	Gross Acres Net Acres	Filing Date	State	County	Bk/Vol	Page	Entry

480000-0339-0001-001	WELLS FARGO BANK, N.A., TRUSTEE OF THE ROBERT EUGENE MILLER, JR. REVOCABLE TRUST, WELLS FARGO BANK, N.A., TRUSTEE OF THE MARILYN CHRISTINE BOLTON REVOCABLE TRUST, WELLS FARGO BANK, N.A., TRUSTEE OF THE MARLENE SUE MILLER REVOCABLE TRUST, WELLS FARGO BANK, N.A., TRUSTEE OF THE ROBERT EUGENE MILLER, SR. MANAGEMENT TRUST AND WELLS FARGO BANK, N.A., TRUSTEE OF THE WILLINE MILLER MANAGEMENT TRUST CROWNROCK, L.P. WVERITAS-0339-01-001	08/18/2008 08/17/2011	640.0000 640.0000	09/12/2008	TX	Midland	OPR / 3096	774	20362 (MEMO)

	T&P RR CO SVY, T-3-S, BLK 39, SEC. 01: ALL, MIDLAND COUNTY, TEXAS

(exhibit2.frx) Version 10.0.06

09/22/2009 03:39:05 PM	Crownquest	Page 1

EXHIBIT A-5

ATTACHED TO AND MADE A PART OF THAT CERTAIN PARTICIPATION AGREEMENT DATED SEPTEMBER 24, 2009

BETWEEN CROWNROCK, L.P. AND LYNDEN USA, INC.

Lease Id St/Fed Lease Id MMS Number	Lessor Lessee Legal Description	Eff. Date Exp. Date	Gross Acres Net Acres	Filing Date	State	County	Bk/Vol	Page	Entry

731000-A8555A-26-001	CHARLES H. JACKSON AND WIFE, IMOGENE W. JACKSON; JANET ANN HOOPER; DR. JOHN RICHARD JACKSON; PAT WREN JACKSON; AND CHARLES WESLEY JACKSON CROWNROCK, L.P. TXJV256-A8555-26-001	12/06/2007 12/05/2010	640.0000 320.0000	01/14/2008	TX	Tom Green			645280 (MEMORANDUM)

	T.C.R.R. SURVEY, A-8555, BLOCK A, SEC. 26: ALL, TOM GREEN COUNTY, TEXAS

900200-2745-001	JOEL DAVID SUGG ENERQUEST OIL & GAS, LTD. TXJV-900200-2745	12/06/2006 12/05/2010	1265.0000 1265.0000	12/11/2006	TX	Sterling	33	827	14167

	SURVEY 27, TC R.R CO. SURVEY, ABSTRACT 507

09/22/2009 03:41:01 PM	Crownquest	Page 1

Lease Id St/Fed Lease Id MMS Number	Lessor Lessee Legal Description	Eff. Date Exp. Date	Gross Acres Net Acres	Filing Date	State	County	Bk/Vol	Page	Entry

ALL OF SURVEY 45, WILLIAM B. DEAN, BLOCK A, ABSTRACT 41, LESS, SAVE AND EXCEPT A TRACT OF 158 ACRES. M/L DESCRIBED BY METES AND BOUNDS AS FOLLOWS:

BEGINNING AT THE SOUTHWEST CORNER OF SAID SECTION 45, THE SAME BEING THE NORTHWEST CORNER OF THE H. COPE SCRAP FILE 15,300 IN STERLING COUNTY, TEXAS; THENCE NORTH ON THE WEST LINE OF SAID SECTION 45, BEING ITS COMMON BOUNDARY LINE WITH SECTION 55, BLOCK 2, T&P RY CO. SURVEY, STERLING COUNTY, TEXAS TO A POINT IN SAID WEST LINE OF SAID SECTION 45 WHICH IS 810.7 FEET SOUTH OF THE NORTHWEST CORNER OF SAID SECTION 45, THENCE EAST ON A LINE PARALLEL TO THE NORTH LINE OF SAID SECTION 2390 FEET; THENCE NORTH ON A LINE PARALLEL TO THE WEST LINE OF SAID SECTION TO POINT OF INTERSECTION WITH THE NORTH LINE OF SAID SECTION; THENCE EAST 1320 FEET ALONG THE NORTH LINE OF SAID SECTION THENCE SOUTH 1320 FEET ON A LINE PARALLEL WITH THE WEST LINE OF SAID SECTION; THENCE WEST 700 FEET ON A LINE PARALLEL WITH THE NORTH LINE OF SAID SECTION; THENCE SOUTH ON A LINE PARALLEL WITH THE WEST LINE OF SAID SECTION TO A POINT OF INTERSECTION WITH THE SOUTH LINE OF SAID SECTION; THENCE WEST ALONG THE SOUTH LINE OF SAID SECTION AND THE NORTH LINE OF SAID H. COPE S.F. 15,300 TO THE PLACE OF BEGINNING AND CONTAINING 158 ACRES M/L

900200-3801-001	GARLAND FERGUSON AND WIFE CORA BELLE FERGUSON RANDALL J. GARDNER TXJV-900200-3801	03/22/2006 03/21/2012	160.0000 26.6666	05/24/2006	TX	Sterling	OPR/30	703	13808

	T & P RR CO SURVEY, A-1154, BLOCK 2, SEC. 38: SE/4, STERLING COUNTY, TEXAS

09/22/2009 03:41:01 PM	Crownquest	Page 2

Lease Id St/Fed Lease Id MMS Number	Lessor Lessee Legal Description	Eff. Date Exp. Date	Gross Acres Net Acres	Filing Date	State	County	Bk/Vol	Page	Entry

900200-3801-002	DOW FERGUSON, DEALING IN HIS SOLE AND SEPARATE PROPERTY RANDALL J. GARDNER TXJV-900200-3801	03/22/2006 03/21/2012	160.0000 6.6666	05/22/2006	TX	Sterling	OPR/30	634	13802

	T & P RR CO SURVEY, A-1154, BLOCK 2, SEC. 38: SE/4, STERLING COUNTY, TEXAS

900200-3801-003	LEON FERGUSON RANDALL J. GARDNER TXJV-900200-3801	03/22/2006 03/21/2012	160.0000 26.6666	05/22/2006	TX	Sterling	OPR/30	647	13803

	T & P RR CO SURVEY, A-1154, BLOCK 2, SEC. 38: SE/4, STERLING COUNTY, TEXAS

900200-3801-004	JAY LEON FERGUSON RANDALL J. GARDNER TXJV-900200-3801	03/22/2006 03/21/2012	160.0000 10.0000	05/22/2006	TX	Sterling	OPR/30	660	13804

	T & P RR CO SURVEY, A-1154, BLOCK 2, SEC. 38: SE/4, STERLING COUNTY, TEXAS

900200-3801-005	ROBERT VIRGIL FERGUSON AND WIFE TERRYE ANN FERGUSON RANDALL J. GARDNER TXJV-900200-3801	03/22/2006 03/21/2012	160.0000 10.0000	05/22/2006	TX	Sterling	OPR/30	673	13805

	T & P RR CO SURVEY, A-1154, BLOCK 2, SEC. 38: SE/4, STERLING COUNTY, TEXAS

09/22/2009 03:41:01 PM	Crownquest	Page 3

Lease Id St/Fed Lease Id MMS Number	Lessor Lessee Legal Description	Eff. Date Exp. Date	Gross Acres Net Acres	Filing Date	State	County	Bk/Vol	Page	Entry

900200-SF15311-001	LESLIE MILLER TRUSTEE OF THE LESLIE MILLER REVOCABLE TRUST OF NOVEMBER 10, 2004 C/O U.S BANK N.A. ENERQUEST OIL & GAS, LTD. TXJV-SF15311	12/06/2006 12/05/2010	41.1400 41.1400	02/08/2007	TX	Sterling	OPR/34	811	14282

	S.F. 15311, ABSTRACT 1327, STERLING COUNTY TEXAS

(exhibit2.frx) Version 10.0.06

09/22/2009 03:41:01 PM	Crownquest	Page 4

EXHIBIT A-6

Attached to and made a part of that certain Participation Agreement dated September 24, 2009 by and between CrownRock, L.P. and Lynden USA Inc.

Excluded Wells and Acreage

Tubb 3601	SW/4 of Section 36, Block 33, T-1-S, T&P Ry. Co. Survey, Howard County, Texas

Tubb 3704	NW/4 of Section 37, Block 33, T-1-S, T&P Ry. Co. Survey, Howard County, Texas

Tubb 4201	NW/4 of Section 42, Block 32, T-1-S, T&P Ry. Co. Survey, Howard County, Texas

Sugg 45#1	The 40 acre proration unit for the Sugg 45 #1 well out the Joel David Sugg lease dated December 6, 2006, as amended recorded in Volume 33, Page 827 Sterling County, Texas covering part of Section 45, William B. Dean, Block A, A-41, Sterling County, Texas

EXHIBIT B

TO

PARTICIPATION AGREEMENT BETWEEN

CROWNROCK, L.P. AND LYNDEN USA INC.

ASSIGNMENT, BILL OF SALE AND CONVEYANCE

This Assignment, Bill of Sale and Conveyance is from CrownRock, L.P., a Texas limited partnership, whose address is 303 Veterans Airpark Lane, Suite 5100, Midland, Texas 79705 (“Assignor”), to Lynden USA Inc., a Utah corporation, whose address is 885 West Georgia Street, Suite 2150, Vancouver, B.C. V6C 3E8 (“Assignee”).

For adequate consideration, the receipt and sufficiency of which is hereby acknowledged. Assignor, subject to the terms and conditions contained herein or referred to herein, does hereby transfer, grant, bargain, sell, convey and assign to Assignee, an undivided 43.75% of Assignor’s interest in the following assets (said percentage interest conveyed in the assets described below being hereinafter called the “Interests”):

(a)	The oil and gas leases or oil, gas and mineral leases described on Exhibit “A” attached hereto (the “Leases”) insofar and only insofar as the Leases cover and relate to the lands described in Exhibit “A” (the “Lands”), together with all property and rights incident thereto, including all rights in, to and under all unit, pooling and other agreements, product purchase and sale contracts, leases, permits, rights-of-way, easements, licenses, farmouts, options and orders in any way related thereto;

(b)	All of the contracts, agreements and other instruments owned by Assignor which concern and relate to any of the Leases, insofar and only insofar as same concern or relate to the Lands, or the operation thereof; and

(c)	All of the personal property, fixtures and improvements now or as of the Effective Time on the Lands, appurtenant thereto or used or obtained in connection with the Lands or with the production, treatment, sale or disposal of hydrocarbons or water produced from or attributable thereto and all other appurtenances thereunto belonging.

This Assignment, Bill of Sale and Conveyance is subject to the following terms, covenants and conditions:

(1)	THIS ASSIGNMENT, BILL OF SALE AND CONVEYANCE IS MADE WITHOUT WARRANTY OF ANY KIND, WHETHER EXPRESS OR IMPLIED, AT COMMON LAW, BY STATUTE OR OTHERWISE, EXCEPT ASSIGNOR WARRANTS TITLE TO THE INTERESTS AGAINST ALL CLAIMS, LIENS AND ENCUMBRANCES ARISING BY, THROUGH AND UNDER ASSIGNOR, BUT NOT OTHERWISE.

(2)	THIS ASSIGNMENT, AS IT PERTAINS TO THE PERSONAL PROPERTY AND EQUIPMENT HEREIN CONVEYED IS MADE “AS IS”, “WHERE IS” WITHOUT WARRANTY EITHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, ANY AND ALL IMPLIED WARRANTIES OR MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

(3)	All ad valorem, property, production, severance and similar taxes based upon or measured by ownership of the Leases or production from the Land shall be prorated between Assignor and Assignee as of the Effective Time.

(4)	This Assignment is made with full substitution and subrogation of Assignee in and to all covenants and warranties of title by others heretofore given or made with respect to the Interests or any part thereof.

(5)	Assignor agrees to execute and deliver to Assignee all such other additional instruments, notices, transfer orders and other documents and do all such other and further acts and things as may be necessary to more fully and effectively grant, convey and assign to Assignee the Interests.

(6)	This Assignment binds and inures to the benefit of Assignor and Assignee and their respective successors and assigns.

(7)	This Assignment is subject to the terms and provisions of that certain Participation Agreement dated effective September 24, 2009, between Assignor and Assignee.

TO HAVE AND TO HOLD the Interests unto the Assignee, its successors and assigns, subject to the terms, covenants and conditions hereinabove set forth.

EXECUTED as of the date of the acknowledgments set forth below, but effective as of                      (the “Effective Time”).

ASSIGNOR:		ASSIGNEE:

CROWNROCK, L.P.		LYNDEN USA INC.
By:	CrownRock GP, LLC,
its General Partner

By:
Name:
By:		Title:
Robert W. Floyd, President

ACKNOWLEDGMENTS

STATE OF TEXAS	§
COUNTY OF MIDLAND	§

This instrument was acknowledged before me this      day of             , 2009, by Robert W. Floyd, President of CrownRock GP, LLC, general partner of CrownRock, L.P., a Texas limited partnership, on behalf of said limited partnership.

Notary Public – State of Texas

STATE OF	§
COUNTY OF	§

This instrument was acknowledged before me this      day of             , 2009, by                                         ,                                          of Lynden USA Inc., a Utah corporation, on behalf of said corporation.

Notary Public – State of

Exhibit C

Attached to and made a part of that certain Participation Agreement dated September 24, 2009 between CrownRock, L.P. and Lynden USA Inc.

Tubb Prospect

A.A.P.L. FORM 610-1982

MODEL FORM OPERATING AGREEMENT

OPERATING AGREEMENT

DATED

June 1, 2007,

            year

OPERATOR	CROWNQUEST OPERATING, LLC

CONTRACT AREA	See Exhibit “A”

COUNTY OR PARISH OF	Howard	STATE OF	Texas

COPYRIGHT 1982 – ALL RIGHTS RESERVED

AMERICAN ASSOCIATION OF PETROLEUM

LANDMEN, 4100 FOSSIL CREEK BLVD., FORT

WORTH, TEXAS, 76137-2791, APPROVED

FORM. A.A.P.L. NO. 610 – 1982 REVISED

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1982

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1982

OPERATING AGREEMENT

THIS AGREEMENT, entered into by and between CrownQuest Operating, LLC, hereinafter designated and referred to as “Operator”, and the signatory party or parties other than Operator, sometimes hereinafter referred to individually herein as “Non-Operator”, and collectively as “Non-Operators”.

WITNESSETH:

WHEREAS, the parties to this agreement are owners of oil and gas leases and/or oil and gas interests in the land identified in Exhibit “A”, and the parties hereto have reached an agreement to explore and develop these leases and/or oil and gas interests for the production of oil and gas to the extent and as hereinafter provided,

NOW, THEREFORE, it is agreed as follows:

ARTICLE I.

DEFINITIONS

As used in this agreement, the following words and terms shall have the meanings here ascribed to them:

A. The term “oil and gas” shall mean oil, gas, casinghead gas, gas condensate, and all other liquid or gaseous hydrocarbons and other marketable substances produced therewith, unless an intent to limit the inclusiveness of this term is specifically stated.

B. The terms “oil and gas lease”, “lease” and “leasehold” shall mean the oil and gas leases covering tracts of land lying within the Contract Area which are owned by the parties to this agreement.

C. The term “oil and gas interests” shall mean unleased fee and mineral interests in tracts of land lying within the Contract Area which are owned by parties to this agreement.

D. The term “Contract Area” shall mean all of the lands, oil and gas leasehold interests and oil and gas interests intended to be developed and operated for oil and gas purposes under this agreement. Such lands, oil and gas leasehold interests and oil and gas interests are described in Exhibit “A”.

E. The term “drilling unit” shall mean the area fixed for the drilling of one well by order or rule of any state or federal body having authority. If a drilling unit is not fixed by any such rule or order, a drilling unit shall be the drilling unit as established by the pattern of drilling in the Contract Area or as fixed by express agreement of the Drilling Parties.

F. The term “drillsite” shall mean the oil and gas lease or interest on which a proposed well is to be located.

G. The terms “Drilling Party” and “Consenting Party” shall mean a party who agrees to join in and pay its share of the cost of any operation conducted under the provisions of this agreement.

H. The terms “Non-Drilling Party” and “Non-Consenting Party” shall mean a party who elects not to participate in a proposed operation.

Unless the context otherwise clearly indicates, words used in the singular include the plural, the plural includes the singular, and the neuter gender includes the masculine and the feminine.

ARTICLE II.

EXHIBITS

The following exhibits, as indicated below and attached hereto, are incorporated in and made a part hereof:

☒	A.	Exhibit “A”, shall include the following information:

		(1)	Identification of lands subject to this agreement,

		(2)	Restrictions, if any, as to depths, formations, or substances,

		(3)	Percentages or fractional interests of parties to this agreement, and addresses of parties for notice purposes

		(4)	Oil and gas leases and/or oil and gas interests subject to this agreement,

		(~~5)~~	~~Addresses of parties for notice purposes.~~

~~☐~~	~~B.~~	~~Exhibit “B”, Form of Lease.~~

☒	C.	Exhibit “C”, Accounting Procedure.

☒	D.	Exhibit “D”, Insurance.

~~☐~~	~~E.~~	~~Exhibit “E”, Gas Balancing Agreement.~~

~~☐~~	~~F.~~	~~Exhibit “F”, Non-Discrimination and Certification of Non Segregated Facilities.~~

~~☐~~	~~G.~~	~~Exhibit “G”, Tax Partnership~~.

If any provision of any exhibit, except Exhibits “E” and “G”, is inconsistent with any provision contained in the body of this agreement, the provisions in the body of this agreement shall prevail.

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1982

ARTICLE III.

INTERESTS OF PARTIES

A.	Oil and Gas Interests:

If any party owns an oil and gas interest in the Contract Area, that interest shall be treated for all purposes of this agreement and during the term hereof as if it were covered by the form of oil and gas lease attached hereto as Exhibit “B”, and the owner thereof shall be deemed to own both the royalty interest reserved in such lease and the interest of the lessee thereunder.

B.	Interests of Parties in Costs and Production:

Unless changed by other provisions, all costs and liabilities incurred in operations under this agreement shall be borne and paid, and all equipment and materials acquired in operations on the Contract Area shall be owned, by the parties as their interests are set forth in Exhibit “A”. In the same manner, the parties shall also own all production of oil and gas from the Contract Area subject to the payment of all royalties ~~to the extent of~~              which shall be borne as hereinafter set forth.

Regardless of which party has contributed the lease(s) and/or oil and gas interest(s) hereto on which royalty is due and payable, each party entitled to receive a share of production of oil and gas from the Contract Area shall bear and shall pay or deliver, or cause to be paid or delivered, to the extent of its interest in such production, the royalty amount stipulated hereinabove and shall hold the other parties free from any liability therefor. No party shall ever be responsible, however, on a price basis higher than the price received by such party, to any other party’s lessor or royalty owner, and if any such other party’s lessor or royalty owner should demand and receive settlement on a higher price basis, the party contributing the affected lease shall bear the additional royalty burden attributable to such higher price.

Nothing contained in this Article III.B. shall be deemed an assignment or cross-assignment of interests covered hereby.

C.	Excess Royalties, Overriding Royalties and Other Payments:

Unless changed by other provisions, if the interest of any party in any lease covered hereby is subject to any royalty, overriding royalty, production payment or other burden on production in excess of the amount stipulated in Article III.B., such party so burdened shall assume and alone bear all such excess obligations and shall indemnify and hold the other parties hereto harmless from any and all claims and demands for payment asserted by owners of such excess burden.

D.	Subsequently Created Interests:

If any party should hereafter create an overriding royalty, production payment or other burden payable out of production attributable to its working interest hereunder, or if such a burden existed prior to this agreement and is not set forth in Exhibit “A”, or was not disclosed in writing to all other parties prior to the execution of this agreement by all parties, or is not a jointly acknowledged and accepted obligation of all parties (any such interest being hereinafter referred to as “subsequently created interest” irrespective of the timing of its creation and the party out of whose working interest the subsequently created interest is derived being hereinafter referred to as “burdened party”), and:

1.	If the burdened party is required under this agreement to assign or relinquish to any other party, or parties, all or a portion of its working interest and/or the production attributable thereto, said other party, or parties, shall receive said assignment and/or production free and clear of said subsequently created interest and the burdened party shall indemnify and save said other party, or parties, harmless from any and all claims and demands for payment asserted by owners of the subsequently created interest; and,

2.	If the burdened party fails to pay, when due, its share of expenses chargeable hereunder, all provisions of Article VII.B. shall be enforceable against the subsequently created interest in the same manner as they are enforceable against the working interest of the burdened party.

ARTICLE IV.

TITLES

A.	Title Examination:

Title examination shall be made on the drillsite of any proposed well prior to commencement of drilling operations or, if the Drilling Parties so request, title examination shall be made on the leases and/or oil and gas interests included, or planned to be included in the drilling unit around such well. The opinion will include the ownership of the working interest, minerals, royalty, overriding royally and production payments under the applicable leases. At the time a well is proposed, each party contributing leases and/or oil and gas interests to the drillsite, or to be included in such drilling unit, shall furnish to Operator all abstracts (including federal lease status reports), title opinions, title papers and curative material in its possession free of charge. All such information not in the possession of or made available to Operator by the parties, but necessary for the examination of the title, shall be obtained by Operator. Operator shall cause title to be examined by attorneys on its staff or by outside attorneys. Copies of all title opinions shall be furnished to each party hereto. The cost incurred by Operator in this title program shall be borne as follows:

~~☐ Option No. 1: Costs incurred by Operator in procuring abstracts and title examination (including preliminary, supplemental, shut in gas royalty opinions and division order title opinions) shall be a part of the administrative overhead as provided in Exhibit “C”, and shall not be a direct charge, whether performed by Operator’s staff attorneys or by outside attorneys.~~

☒ Option No. 2: Costs incurred by Operator in procuring abstracts and fees paid outside attorneys for title examination (including preliminary, supplemental, shut-in gas royalty opinions and division order title opinions) shall be borne by the Drilling Parties in the proportion that the interest of each Drilling Party bears to the total interest of all Drilling Parties as such interests appear in Exhibit “A”. Operator shall make no charge for services rendered by its staff attorneys or other personnel in the performance of the above functions.

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1982

ARTICLE IV

continued

Each party shall be responsible for securing curative matter and pooling amendments or agreements required in connection with leases or oil and gas interests contributed by such party. Operator shall be responsible for the preparation and recording of pooling designations or declarations as well as the conduct of hearings before governmental agencies for the securing of spacing or pooling orders. This shall not prevent any party from appearing on its own behalf at any such hearing.

No well shall be drilled on the Contract Area until after (1) the title to the drillsite or drilling unit has been examined as above provided, and (2) the title has been approved by the examining attorney or title has been accepted by all of the parties who are to participate in the drilling of the well.

B.	Loss of Title:

~~1. Failure of Title: Should any oil and gas interest or lease, or interest therein, be lost through failure of title, which loss results in a reduction of interest from that shown on Exhibit “A”, the party contributing the affected lease or interest shall have ninety (90) days from final determination of title failure to acquire a new lease or other instrument curing the entirety of the title failure, which acquisition will not be subject to Article VIII.B., and failing to do so, this agreement, nevertheless, shall continue in force as to all remaining oil and gas leases and interests: and,~~

~~(a) The party whose oil and gas lease or interest is affected by the title failure shall bear alone the entire loss and it shall not be entitled to recover from Operator or the other parties any development or operating costs which it may have theretofore paid or incurred, but there shall be no additional liability on its part to the other parties hereto by reason of such title failure;~~

~~(b) There shall be no retroactive adjustment of expenses incurred or revenues received from the operation of the interest which has been lost, but the interests of the parties shall be revised on an acreage basis, as of the time it is determined finally that title failure has occurred, so that the interest of the party whose lease or interest is affected by the title failure will thereafter be reduced in the Contract Area by the amount of the interest lost;~~

~~(c) If the proportionate interest of the other parties hereto in any producing well theretofore drilled on the Contract Area is increased by reason of the title failure, the party whose title has failed shall receive the proceeds attributable to the increase in such interest (less costs and burdens attributable thereto) until it has been reimbursed for unrecovered costs paid by it in connection with such well;~~

~~(d) Should any person not a party to this agreement, who is determined to be the owner of any interest in the title which has failed, pay in any manner any part of the cost of operation, development, or equipment, such amount shall be paid to the party or parties who bore the costs which are so refunded;~~

~~(e) Any liability to account to a third party for prior production of oil and gas which arises by reason of title failure shall be borne by the party or parties whose title failed in the same proportions in which they shared in such prior production; and,~~

~~(f) No charge shall be made to the joint account for legal expenses, fees or salaries, in connection with the defense of the interest claimed by any party hereto, it being the intention of the parties hereto that each shall defend title to its interest and bear all expenses in connection therewith.~~

~~2. Loss by Non-Payment or Erroneous Payment of Amount Due: If, through mistake or oversight, any rental, shut in well payment, minimum royalty or royalty payment, is not paid or is erroneously paid, and as a result a lease or interest therein terminates, there shall be no monetary liability against the party who failed to make such payment. Unless the party who failed to make the required payment secures a new lease covering the same interest within ninety (90) days from the discovery of the failure to make proper payment, which acquisition will not be subject to Article VIII.B., the interests of the parties shall be revised on an acreage basis, effective as of the date of termination of the lease involved, and the party who failed to make proper payment will no longer be credited with an interest in the Contract Area on account of ownership of the lease or interest which has terminated. In the event the party who failed to make the required payment shall not have been fully reimbursed, at the time of the loss, from the proceeds of the sale of oil and gas attributable to the lost interest, calculated on an acreage basis, for the development and operating costs theretofore paid on account of such interest, it shall be reimbursed for unrecovered actual costs theretofore paid by it (but not for its share of the cost of any dry hole previously drilled or wells previously abandoned) from so much of the following as is necessary to effect reimbursement:~~

~~(a) Proceeds of oil and gas, less operating expenses, theretofore accrued to the credit of the lost interest, on an acreage basis, up to the amount of unrecovered costs;~~

~~(b) Proceeds, less operating expenses, thereafter accrued attributable to the lost interest on an acreage basis, of that portion of oil and gas thereafter produced and marketed (excluding production from any wells thereafter drilled) which, in the absence of such lease termination, would be attributable to the lost interest on an acreage basis, up to the amount of unrecovered costs, the proceeds of said portion of the oil and gas to be contributed by the other parties in proportion to their respective interest; and,~~

~~(c) Any monies, up to the amount of unrecovered costs, that may be paid by any party who is, or becomes, the owner of the interest lost, for the privilege of participating in the Contract Area or becoming a party to this agreement.~~

3. All ~~Other~~ Losses: All losses incurred, ~~other than those set forth in Articles IV.B.I. and IV.B.2.~~ above, shall be joint losses and shall be borne by all parties in proportion to their interests. There shall be no readjustment of interests in the remaining portion of the Contract Area.

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1982

ARTICLE V.

OPERATOR

A.	Designation and Responsibilities of Operator:

CrownQuest Operating, LLC shall be the Operator of the Contact Area, and shall conduct and direct and have full control of all operations on the Contract Area as permitted and required by, and within the limits of this agreement. It shall conduct all such operations in a good and workmanlike manner, but it shall have no liability as Operator to the other parties for losses sustained or liabilities incurred, except such as may result from gross negligence or willful misconduct.

B.	Resignation or Removal of Operator and Selection of Successor:

1. Resignation or Removal of Operator: Operator may resign at any time by giving written notice thereof to Non-Operators. If Operator terminates its legal existence, no longer owns an interest hereunder in the Contract Area, or is no longer capable of serving as Operator, Operator shall be deemed to have resigned without any action by Non-Operators, except the selection of a successor. Operator may be removed if it fails or refuses to carry out its duties hereunder, or becomes insolvent, bankrupt or is placed in receivership, by the affirmative vote of two (2) or more Non-Operators owning a majority interest based on ownership as shown on Exhibit “A” remaining after excluding the voting interest of Operator. Such resignation or removal shall not become effective until 7:00 o’clock A.M. on the first day of the calendar month following the expiration of ninety (90) days after the giving of notice of resignation by Operator or action by the Non-Operators to remove Operator, unless a successor Operator has been selected and assumes the duties of Operator at an earlier date. Operator, after effective date of resignation or removal, shall be bound by the terms hereof as a Non-Operator. A change of a corporate name or structure of Operator or transfer of Operator’s interest to any single subsidiary, parent or successor corporation shall not be the basis for removal of Operator.

2. Selection of Successor Operator: Upon the resignation or removal of Operator, a successor Operator shall be selected by the parties. The successor Operator shall be selected from the parties owning an interest in the Contract Area at the time such successor Operator is selected. The successor Operator shall be selected by the affirmative vote of two (2) or more parties owning a majority interest based on ownership as shown on Exhibit “A”; provided, however, if an Operator which has been removed fails to vote or votes only to succeed itself, the successor Operator shall be selected by the affirmative vote of two (2) or more parties owning a majority interest based on ownership as shown on Exhibit “A” remaining after excluding the voting interest of the Operator that was removed.

C.	Employees:

The number of employees used by Operator in conducting operations hereunder, their selection, and the hours of labor and the compensation for services performed shall be determined by Operator, and all such employees shall be the employees of Operator.

D.	Drilling Contracts:

All wells drilled on the Contract Area shall be drilled on a competitive contract basis at the usual rates prevailing in the area. If it so desires, Operator may employ its own tools and equipment in the drilling of wells, but its charges therefor shall not exceed the prevailing rates in the area and the rate of such charges shall be agreed upon by the parties in writing before drilling operations are commenced, and such work shall be performed by Operator under the same terms and conditions as are customary and usual in the area in contracts of independent contractors who are doing work of a similar nature.

ARTICLE VI.

DRILLING AND DEVELOPMENT

A.	Initial Well:

On or before the 15th day of September, (year) 2007, Operator shall commence the drilling of a well for oil and gas at the following location: 1,980’ from the north line and 1,980’ from the west line of Section 32, Block 33, T-1-S, T&P Ry. Co. Survey and shall thereafter continue the drilling of the well with due diligence to 10,000 feet or a depth sufficient to test the Spraberry Trend Area, whichever is less.

unless granite or other practically impenetrable substance or condition in the hole, which renders further drilling impractical, is encountered at a lesser depth, or unless all parties agree to complete or abandon the well at a lesser depth.

Operator shall make reasonable tests of all formations encountered during drilling which give indication of containing oil and gas in quantities sufficient to test, unless this agreement shall be limited in its application to a specific formation or formations, in which event Operator shall be required to test only the formation or formations to which this agreement may apply.

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1982

ARTICLE VI

continued

If, in Operator’s judgment, the well will not produce oil or gas in paying quantities, and it wishes to plug and abandon the well as a dry hole, the provisions of Article VI.E.1. shall thereafter apply.

B.	Subsequent Operations:

1. Proposed Operations: Should any party hereto desire to drill any well on the Contract Area other than the well provided for in Article VI.A., or to rework, deepen or plug back a dry hole drilled at the joint expense of all parties or a well jointly owned by all the parties and not then producing in paying quantities, the party desiring to drill, rework, deepen or plug back such a well shall give the other parties written notice of the proposed operation, specifying the work to be performed, the location, proposed depth, objective formation and the estimated cost of the operation. The parties receiving such a notice shall have thirty (30) days after receipt of the notice within which to notify the party wishing to do the work whether they elect to participate in the cost of the proposed operation. If a drilling rig is on location, notice of a proposal to rework, plug back or drill deeper may be given by telephone and the response period shall be limited to forty-eight (48) hours, exclusive of Saturday, Sunday, and legal holidays. Failure of a party receiving such notice to reply within the period above fixed shall constitute an election by that party not to participate in the cost of the proposed operation. Any notice or response given by telephone shall be promptly confirmed in writing.

If all parties elect to participate in such a proposed operation, Operator shall, within one hundred twenty (120) ~~ninety (90~~) days after expiration of the notice period of thirty (30) days (or as promptly as possible after the expiration of the forty-eight (48) hour period when a drilling rig is on location, as the case may be), actually commence the proposed operation and complete it with due diligence at the risk and expense of all parties hereto; provided, however, said commencement date may be extended upon written notice of same by Operator to the other parties, for a period of up to thirty (30) additional days if, in the sole opinion of Operator, such additional time is reasonably necessary to obtain permits from governmental authorities, surface rights (including rights-of-way) or appropriate drilling equipment, or to complete title examination or curative matter required for title approval or acceptance. Notwithstanding the force majeure provisions of Article XI, if the actual operation has not been commenced within the time provided (including any extension thereof as specifically permitted herein) and if any party hereto still desires to conduct said operation, written notice proposing same must be resubmitted to the other parties in accordance with the provisions hereof as if no prior proposal had been made.

2. Operations by Less than All Parties: If any party receiving such notice as provided in Article VI.B.1. or VII.D.1. (Option No. 2) elects not to participate in the proposed operation, then, in order to be entitled to the benefits of this Article, the party or parties giving the notice and such other parties as shall elect to participate in the operation shall, within ninety (90) days after the expiration of the notice period of thirty (30) days (or as promptly as possible after the expiration of the forty-eight (48) hour period when a drilling rig is on location, as the case may be) actually commence the proposed operation and complete it with due diligence. Operator shall perform all work for the account of the Consenting Parties; provided, however, if no drilling rig or other equipment is on location, and if Operator is a Non-Consenting Party, the Consenting Parties shall either: (a) request Operator to perform the work required by such proposed operation for the account of the Consenting Parties, or (b) designate one (1) of the Consenting Parties as Operator to perform such work. Consenting Parties, when conducting operations on the Contract Area pursuant to this Article VI.B.2., shall comply with all terms and conditions of this agreement.

If less than all parties approve any proposed operation, the proposing party, immediately after the expiration of the applicable notice period, shall advise the Consenting Parties of the total interest of the parties approving such operation and its recommendation as to whether the Consenting Parties should proceed with the operation as proposed. Each Consenting Party, within forty-eight (48) hours (exclusive of Saturday, Sunday and legal holidays) after receipt of such notice, shall advise the proposing party of its desire to (a) limit participation to such party’s interest as shown on Exhibit “A” or (b) carry its proportionate part of Non-Consenting Parties’ interests, and failure to advise the proposing party shall be deemed an election under (a). In the event a drilling rig is on location, the time permitted for such a response shall not exceed a total of forty-eight (48) hours (inclusive of Saturday, Sunday and legal holidays). The proposing party, at its election, may withdraw such proposal if there is insufficient participation and shall promptly notify all parties of such decision.

The entire cost and risk of conducting such operations shall be borne by the Consenting Parties in the proportions they have elected to bear same under the terms of the preceding paragraph. Consenting Parties shall keep the leasehold estates involved in such operations free and clear of all liens and encumbrances of every kind created by or arising from the operations of the Consenting Parties. If such an operation results in a dry hole, the Consenting Parties shall plug and abandon the well and restore the surface location at their sole cost, risk and expense. If any well drilled, reworked, deepened or plugged back under the provisions of this Article results in a producer of oil and/or gas in paying quantities, the Consenting Parties shall complete and equip the well to produce at their sole cost and risk,

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1982

ARTICLE VI

continued

and the well shall then be turned over to Operator and shall be operated by it at the expense and for the account of the Consenting Parties. Upon commencement of operations for the drilling, reworking, deepening or plugging back of any such well by Consenting Parties in accordance with the provisions of this Article, each Non-Consenting Party shall be deemed to have relinquished to Consenting Parties, and the Consenting Parties shall own and be entitled to receive, in proportion to their respective interests, all of such Non-Consenting Party’s interest in the well and share of production therefrom until the proceeds of the sale of such share, calculated at the well, or market value thereof if such share is not sold, (after deducting production taxes, excise taxes, royalty, overriding royalty and other interests not excepted by Article III.D. payable out of or measured by the production from such well accruing with respect to such interest until it reverts) shall equal the total of the following:

(a) 100% of each such Non-Consenting Party’s share of the cost of any newly acquired surface equipment beyond the wellhead connections (including, but not limited to, stock tanks, separators, treaters, pumping equipment and piping), plus 100% of each such Non-Consenting Party’s share of the cost of operation of the well commencing with first production and continuing until each such Non-Consenting Party’s relinquished interest shall revert to it under other provisions of this Article, it being agreed that each Non-Consenting Party’s share of such costs and equipment will be that interest which would have been chargeable to such Non-Consenting Party had it participated in the well from the beginning of the operations; and

(b) 300% of that portion of the costs and expenses of drilling, reworking, deepening, plugging back, testing and completing, after deducting any cash contributions received under Article VIII.C., and 300% of that portion of the cost of newly acquired equipment in the well (to and including the wellhead connections), which would have been chargeable to such Non-Consenting Party if it had participated therein.

An election not to participate in the drilling or the deepening of a well shall be deemed an election not to participate in any reworking or plugging back operation proposed in such a well, or portion thereof, to which the initial Non-Consent election applied that is conducted at any time prior to full recovery by the Consenting Parties of the Non-Consenting Party’s recoupment account. Any such reworking or plugging back operation conducted during the recoupment period shall be deemed part of the cost of operation of said well and there shall be added to the sums to be recouped by the Consorting Parties one hundred percent (100%) of that portion of the costs of the reworking or plugging back operation which would have been chargeable to such Non-Consenting Party had it participated therein. If such a reworking or plugging back operation is proposed during such recoupment period, the provisions of this Article VI.B. shall be applicable as between said Consenting Parties in said well.

During the period of time Consenting Parties are entitled to receive Non-Consenting Party’s share of production, or the proceeds therefrom, Consenting Parties shall be responsible for the payment of all production, severance, excise, gathering and other taxes, and all royalty, overriding royalty and other burdens applicable to Non-Consenting Party’s share of production not excepted by Article III.D.

In the case of any reworking, plugging back or deeper drilling operation, the Consenting Parties shall be permitted to use, free of cost, all casing, tubing and other equipment in the well, but the ownership of all such equipment shall remain unchanged; and upon abandonment of a well after such reworking, plugging back or deeper drilling, the Consenting Parties shall account for all such equipment to the owners thereof, with each party receiving its proportionate part in kind or in value, less cost of salvage.

Within sixty (60) days after the completion of any operation under this Article, the party conducting the operations for the Consenting Parties shall furnish each Non-Consenting Party with an inventory of the equipment in and connected to the well, and an itemized statement of the cost of drilling, deepening, plugging back, testing, completing, and equipping the well for production; or, at its option, the operating party, in lieu of an itemized statement of such costs of operation, may submit a detailed statement of monthly billings. Each month thereafter, during the time the Consenting Parties are being reimbursed as provided above, the party conducting the operations for the Consenting Parties shall furnish the Non-Consenting Parties with an itemized statement of all costs and liabilities incurred in the operation of the well, together with a statement of the quantity of oil and gas produced from it and the amount of proceeds realized from the sale of the well’s working interest production during the preceding month. In determining the quantity of oil and gas produced during any month, Consenting Parties shall use industry accepted methods such as, but not limited to, metering or periodic well tests. Any amount realized from the sale or other disposition of equipment newly acquired in connection with any such operation which would have been owned by a Non-Consenting Party had it participated therein shall be credited against the total unreturned costs of the work done and of the equipment purchased in determining when the interest of such Non-Consenting Party shall revert to it as above provided; and if there is a credit balance, it shall be paid to such Non-Consenting Party.

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1982

ARTICLE VI

continued

If and when the Consenting Parties recover from a Non-Consenting Party’s relinquished interest the amounts provided for above, the relinquished interests of such Non-Consenting Party shall automatically revert to it, and, from and after such reversion, such Non-Consenting Party shall own the same interest in such well, the material and equipment in or pertaining thereto, and the production therefrom as such Non-Consenting Party would have been entitled to had it participated in the drilling, reworking, deepening or plugging back of said well. Thereafter, such Non-Consenting Party shall be charged with and shall pay its proportionate part of the further costs of the operation of said well in accordance with the terms of this agreement and the Accounting Procedure attached hereto.

Notwithstanding the provisions of this Article VI.B.2., it is agreed that without the mutual consent of all parties, no wells shall be completed in or produced from a source of supply from which a well located elsewhere on the Contract Area is producing, unless such well conforms to the then-existing well spacing pattern for such source of supply.

The provisions of this Article shall have no application whatsoever to the drilling of the initial well described in Article VI.A. except (a) as to Article VII.D.1. (Option No. 2), if selected, or (b) as to the reworking, deepening and plugging back of such initial well after if has been drilled to the depth specified in Article VI.A. if it shall thereafter prove to be a dry hole or, if initially completed for production, ceases to produce in paying quantities.

3. Stand-By Time: When a well which has been drilled or deepened has reached its authorized depth and all tests have been completed, and the results thereof furnished to the parties, stand-by costs incurred pending response to a party’s notice proposing a reworking, deepening, plugging back or completing operation in such a well shall be charged and borne as part of the drilling or deepening operation just completed. Stand-by costs subsequent to all parties responding, or expiration of the response time permitted, whichever first occurs, and prior to agreement as to the participating interests of all Consenting Parties pursuant to the terms of the second grammatical paragraph of Article VI.B.2., shall be charged to and borne as part of the proposed operation, but if the proposal is subsequently withdrawn because of insufficient participation, such stand-by costs shall be allocated between the Consenting Parties in the proportion each Consenting Party’s interest as shown on Exhibit “A” bears to the total interest as shown on Exhibit “A” of all Consenting Parties.

4. Sidetracking: Except as hereinafter provided, those provisions of this agreement applicable to a “deepening” operation shall also be applicable to any proposal to directionally control and intentionally deviate a well from vertical so as to change the bottom hole location (herein call “sidetracking”), unless done to straighten the hole or to drill around junk in the hole or because of other mechanical difficulties. Any party having the right to participate in a proposed sidetracking operation that does not own an interest in the affected well bore at the time of the notice shall, upon electing to participate, lender to the well bore owners its proportionate share (equal to its interest in the sidetracking operation) of the value of that portion of the existing well bore to be utilized as follows:

(a) If the proposal is for sidetracking an existing dry hole, reimbursement shall be on the basis of the actual costs incurred in the initial drilling of the well down to the depth at which the sidetracking operation is initiated.

(b) If the proposal is for sidetracking a well which has previously produced, reimbursement shall be on the basis of the well’s salvable materials and equipment down to the depth at which the sidetracking operation is initiated, determined in accordance with the provisions of Exhibit “C”, less the estimated cost of salvaging and the estimated cost of plugging and abandoning.

In the event that notice for a sidetracking operation is given while the drilling rig to be utilized is on location, the response period shall be limited to forty-eight (48) hours, exclusive of Saturday. Sunday and legal holidays; provided, however, any party may request and receive up to eight (8) additional days after expiration of the forty-eight (48) hours within which to respond by paying for all stand-by time incurred during such extended response period. If more than one party elects to take such additional time to respond to the notice, stand by costs shall be allocated between the parties taking additional time to respond on a day-to-day basis in the proportion each electing party’s interest as shown on Exhibit “A” bears to the total interest as shown on Exhibit “A” of all the electing parties. In all other instances the response period to a proposal for sidetracking shall be limited to thirty (30) days.

C.	TAKING PRODUCTION IN KIND:

Each party shall have the right to take in kind or separately dispose of its proportionate share of all oil and gas produced from the Contract Area, exclusive of production which may be used in development and producing operations and in preparing and treating oil and gas for marketing purposes and production unavoidably lost. Any extra expenditure incurred in the taking in kind or separate disposition by any party of its proportionate share of the production shall be borne by such party. Any party taking its share of production in kind shall be required to pay for only its proportionate share of such part of Operator’s surface facilities which it uses.

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1982

ARTICLE VI

continued

Each party shall execute such division orders and contracts as may be necessary for the sale of its interest in production from the Contract Area, and, except as provided in Article VII.B., shall be entitled to receive payment directly from the purchaser thereof for its share of all production.

In the event any party shall fail to make the arrangements necessary to take in kind or separately dispose of its proportionate share of the oil produced from the Contract Area, Operator shall have the right, subject to the revocation at will by the party owning it, but not the obligation, to purchase such oil or sell it to others at any time and from time to time, for the account of the non-taking party at the best price obtainable in the area for such production. Any such purchase or sale by Operator shall be subject always to the right of the owner of the production to exercise at any time its right to take in kind, or separately dispose of, its share of all oil not previously delivered to a purchaser. Any purchase or sale by Operator of any other party’s share of oil shall be only for such reasonable periods of time as arc consistent with the minimum needs of the industry under the particular circumstances, but in no event for a period in excess of one (1) year.

In the event one or more parties’ separate disposition of its share of the gas causes split-stream deliveries to separate pipelines and/or deliveries which on a day-to-day basis for any reason are not exactly equal to a party’s respective proportionate share of total gas sales to be allocated to it, the balancing or accounting between the respective accounts of the parties shall be in accordance with any gas balancing agreement between the parties hereto, whether such an agreement is attached as Exhibit “E”, or is a separate agreement.

D.	Access to Contract Area and Information:

Each party shall have access to the Contract Area at all reasonable times, at its sole cost and risk to inspect or observe operations, and shall have access at reasonable times to information pertaining to the development or operation thereof, including Operator’s books and records relating thereto. Operator, upon request shall furnish each of the other parties with copies of all forms or reports filed with governmental agencies, daily drilling reports, well logs, tank tables, daily gauge and run tickets and reports of stock on hand at the first of each month, and shall make available samples of any cores or cuttings taken from any well drilled on the Contract Area. The cost of gathering and furnishing information to Non-Operator, other than that specified above, shall be charged to the Non-Operator that requests the Information.

E.	Abandonment of Wells:

1. Abandonment of Dry Holes: Except for any well drilled or deepened pursuant to Article VI.B.2., any well which has been drilled or deepened under the terms of this agreement and is proposed to be completed as a dry bole shall not be plugged and abandoned without the consent of all parties. Should Operator, after diligent effort, be unable to contact any party, or should any party fail to reply within forty-eight (48) hours (exclusive of Saturday, Sunday and legal holidays) after receipt of notice of the proposal to plug and abandon such well, such party shall be deemed to have consented to the proposed abandonment. All such wells shall be plugged and abandoned in accordance with applicable regulations and at the cost, risk and expense of the parties who participated in the cost of drilling or deepening such well. Any party who objects to plugging and abandoning such well shall have the right to take over the well and conduct further operations in search of oil and/or gas subject to the provisions of Article VLB.

2. Abandonment of Wells that have Produced: Except for any well in which a Non-Consent operation has been conducted hereunder for which the Consenting Parties have not been fully reimbursed as herein provided, any well which has been completed as a producer shall not be plugged and abandoned without the consent of all parties. If all parties consent to such abandonment, the well shall be plugged and abandoned in accordance with applicable regulations and at the cost, risk and expense of all the parties hereto. If, within thirty (30) days after receipt of notice of the proposed abandonment of any well, all parties do not agree to the abandonment of such well, those wishing to continue its operation from the intervals) of the formation(s) then open to production shall tender to each of the other parties its proportionate share of the value of the well’s salvable material and equipment, determined in accordance with the provisions of Exhibit “C”, less the estimated cost of salvaging and the estimated cost of plugging and abandoning. Each abandoning party shall assign the non-abandoning parties, without warranty, express or implied, as to title or as to quantity, or fitness for use of the equipment and material, all of its interest in the well and related equipment, together with its interest in the leasehold estate as to, but only as to, the interval or intervals of the formation or formations then open to production. If the interest of the abandoning party is or includes an oil and gas interest, such party shall execute and deliver to the non-abandoning party or parties an oil and gas lease, limited to the interval or intervals of the formation or formations then open to production, for a term of one (1) year and so long thereafter as oil and/or gas is produced from the interval or intervals of the formation or formations covered thereby, such tease to be on the form attached as Exhibit required to pay for only its proportionate share of such part of Operator’s surface facilities which it uses.

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1982

ARTICLE VI

continued

Each party shall execute such division orders and contracts as may be necessary for the sale of its interest in production from the Contract Area, and, except as provided in Article VII.B., shall be entitled to receive payment directly from the purchaser thereof for its share of all production.

In the event any party shall fail to make the arrangements necessary to take in kind or separately dispose of its proportionate share of the oil and gas produced from the Contract Area, Operator shall have the right, subject to the revocation at will by the party owning it, but not the obligation, to purchase such oil and gas or sell it to others at any time and from time to time, for the account of the non- taking party at the best price obtainable in the area for such production. Any such purchase or sale by Operator shall be subject always to the right of the owner of the production to exercise at any time its right to take in kind, or separately dispose of, its share of all oil and gas not previously delivered to a purchaser. Any purchase or sale by Operator of any other party’s share of oil and gas shall be only for such reasonable periods of time as are consistent with the minimum needs of the industry under the particular circumstances, but in no event for a period in excess of one (1) year. Notwithstanding the foregoing, Operator shall not make a sale, including one into interstate commerce, of any other party’s share of gas production without first giving such other party thirty (30) days notice of such intended sale.

D.	Access to Contract Area and Information:

Each party shall have access to the Contract Area at all reasonable times, at its sole cost and risk to inspect or observe operations, and shall have access at reasonable times to information pertaining to the development or operation thereof, including Operator’s books and records relating thereto. Operator, upon request, shall furnish each of the other parties with copies of all forms or reports filed with governmental agencies, daily drilling reports, well logs, tank tables, daily gauge and run tickets and reports of stock on hand at the first of each month, and shall make available samples of any cores or cuttings taken from any well drilled on the Contract Area. The cost of gathering and furnishing information to Non-Operator, other than that specified above, shall be charged to the Non-Operator that requests the Information.

E.	Abandonment of Wells:

1. Abandonment of Dry Holes: Except for any well drilled or deepened pursuant to Article VI.B.2., any well which has been drilled or deepened under the terms of this agreement and is proposed to be completed as a dry hole shall not be plugged and abandoned without the consent of all parties. Should Operator, after diligent effort, be unable to contact any party, or should any party fail to reply within forty-eight (48) hours (exclusive of Saturday, Sunday and legal holidays) after receipt of notice of the proposal to plug and abandon such well, such party shall be deemed to have consented to the proposed abandonment. All such wells shall be plugged and abandoned in accordance with applicable regulations and at the cost, risk and expense of the parties who participated in the cost of drilling or deepening such well. Any party who objects to plugging and abandoning such well shall have the right to take over the well and conduct further operations in search of oil and/or gas subject to the provisions of Article VI.B.

2. Abandonment of Wells that have Produced: Except for any well in which a Non-Consent operation has been conducted hereunder for which the Consenting Parties have not been fully reimbursed as herein provided, any well which has been completed as a producer shall not be plugged and abandoned without the consent of all parties. If all parties consent to such abandonment, the well shall be plugged and abandoned in accordance with applicable regulations and at the cost, risk and expense of all the parties hereto. If, within thirty (30) days after receipt of notice of the proposed abandonment of any well, all parties do not agree to the abandonment of such well, those wishing to continue its operation from the interval(s) of the formation(s) then open to production shall tender to each of the other parties its proportionate share of the value of the well’s salvable material and equipment, determined in accordance with the provisions of Exhibit “C”, less the estimated cost of salvaging and the estimated cost of plugging and abandoning. Each abandoning party shall assign the non-abandoning parties, without warranty, express or implied, as to title or as to quantity, or fitness for use of the equipment and material, all of its interest in the well and related equipment, together with its interest in the leasehold estate as to, but only as to, the interval or intervals of the formation or formations then open to production. If the interest of the abandoning party is or includes an oil and gas interest, such party shall execute and deliver to the non-abandoning party or parties an oil and gas tease, limited to the interval or intervals of the formation or formations then open to production, for a term of one (1) year and so long thereafter as oil and/or gas is produced from the interval or intervals of the formation or formations covered thereby, such lease to be on the form attached as Exhibit

- 8 alternate -

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1982

ARTICLE VI

continued

“B”. The assignments or leases so limited shall encompass the “drilling unit” upon which the well is located. The payments by, and the assignments or leases to, the assignees shall be in a ratio based upon the relationship of their respective percentage of participation in the Contract Area to the aggregate of the percentages of participation in the Contract Area of all assignees. There shall be no readjustment of interests in the remaining portion of the Contract Area.

Thereafter, abandoning parties shall have no further responsibility, liability, or interest in the operation of or production from the well in the interval or intervals then open other than the royalties retained in any lease made tinder the terms of this Article Upon request, Operator shall continue to operate the assigned well for the account of the non-abandoning parties at the rates and charges contemplated by this agreement, plus any additional cost and charges which may arise as the result of the separate ownership of the assigned well. Upon proposed abandonment of the producing interval(s) assigned or leased, the assignor or lessor shall then have the option to repurchase its prior interest in the well (using the same valuation formula) and participate in further operations therein subject to the provisions hereof.

3. Abandonment of Non-Consent Operations: The provisions of Article VI.E.1. or VI.E.2 above shall be applicable as between Consenting Parties in the event of the proposed abandonment of any well excepted from said Articles; provided, however, no well shall be permanently plugged and abandoned unless and until all parties having the right to conduct further operations therein have been notified of the proposed abandonment and afforded the opportunity to elect to take over the well in accordance with the provisions of this Article VI.E.

ARTICLE VII.

EXPENDITURES AND LIABILITY OF PARTIES

A.	Liability of Parties:

The liability of the parties shall be several, not joint or collective. Each party shall be responsible only for its obligations, and shall be liable only for its proportionate share of the costs of developing and operating the Contract Area. Accordingly, the liens granted among the parties in Article VII.B. are given to secure only the debts of each severally. It is not the intention of the parties to create, nor shall this agreement be construed as creating, a mining or other partnership or association, or to render the parties liable as partners.

B.	Liens and Payment Defaults:

Each Non-Operator grants to Operator a lien upon its oil and gas rights in the Contract Area, and a security interest in its share of oil and/or gas when extracted and its interest in all equipment, to secure payment of its share of expense, together with interest thereon at the rate provided in Exhibit “C”. To the extent that Operator has a security interest under the Uniform Commercial Code of the state. Operator shall be entitled to exercise the rights and remedies of a secured party tinder the Code. The bringing of a suit and the obtaining of judgment by Operator for the secured indebtedness shall not be deemed an election of remedies or otherwise affect the lien rights or security interest as security for the payment thereof. In addition, upon default by any Non-Operator in the payment of its share of expense, Operator shall have the right, without prejudice to other rights or remedies, to collect from the purchaser the proceeds from the sale of such Non-Operator’s share of oil and/or gas until the amount owed by such Non-Operator, plus interest, has been paid. Each purchaser shall be entitled to rely upon Operator’s written statement concerning the amount of any default. Operator grants a like lien and security interest to the Non-Operators to secure payment of Operator’s proportionate share of expense.

~~If any party fails or is unable to pay its share of expense within sixty (60) days after rendition of a statement therefor by Operator, the non defaulting parties, including Operator, shall, upon request by Operator, pay the unpaid amount in the proportion that the interest of each such party bears to the interest of all such parties. Each party so paying its share of the unpaid amount shall, to obtain reimbursement thereof, be subrogated to the security rights described in the foregoing paragraph.~~

C.	Payments and Accounting:

Except as herein otherwise specifically provided, Operator shall promptly pay and discharge expenses incurred in the development and operation of the Contract Area pursuant to this agreement and shall charge each of the parties hereto with their respective proportionate shares upon the expense basis provided in Exhibit “C”. Operator shall keep an accurate record of the joint account hereunder, showing expenses incurred and charges and credits made and received.

Operator, at its election, shall have the right from time to time to demand and receive from the other parties payment in advance of their respective shares of the estimated amount of the expense to be incurred in operations hereunder during the next succeeding month, which right may be exercised only by submission to each such party of an itemized statement of such estimated expense, together with an invoice for its share thereof. Each such statement and invoice for the payment in advance of estimated expense shall be submitted on or before the 20th day of the next preceding month. Each party shall pay to Operator its proportionate share of such estimate within fifteen (15) days after such estimate and invoice is received. If any party fails to pay its share of said estimate within said lime, the amount due shall bear interest as provided in Exhibit “C” until paid. Proper adjustment shall be made monthly between advances and actual expense to the end that each party shall bear and pay its proportionate share of actual expenses incurred, and no more.

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1982

ARTICLE VII

continued

D.	Limitation of Expenditures

1. Drill or Deepen: Without the consent of all parties, no well shall be drilled or deepened, except any well drilled or deepened pursuant to the provisions of Article VI.B.2. of this agreement. Consent to the drilling or deepening shall include:

~~☐ Option No. 1: All necessary expenditures for the drilling or deepening, testing, completing and equipping of the well, including necessary tankage and/or surface facilities.~~

☒ Option No. 2: All necessary expenditures for the drilling or deepening and testing of the well. When such well has reached its authorized depth, and all tests have been completed, and the results thereof furnished to the parties, Operator shall give immediate notice to the Non-Operators who have the right to participate in the completion costs. The parties receiving such notice shall have forty-eight (48) hours (exclusive of Saturday, Sunday and legal holidays) in which to elect to participate in the setting of casing and the completion attempt Such election, when made, shall include consent to all necessary expenditures for the completing and equipping of such well, including necessary tankage and/or surface facilities. Failure of any party receiving such notice to reply within the period above fixed shall constitute an election by that party not to participate in the cost of the completion attempt If one or more, but less than all of the parties, elect to set pipe and to attempt a completion, the provisions of Article VI.B.2. hereof (the phrase “reworking, deepening or plugging back” as contained in Article VI.B.2. shall be deemed to include “completing”) shall apply to the operations thereafter conducted by less than all parties.

2. Rework or Plug Back: Without the consent of all parties, no well shall be reworked or plugged back except a well reworked or plugged back pursuant to the provisions of Article VI.B.2. of this agreement. Consent to the reworking or plugging back of a well shall include all necessary expenditures in conducting such operations and completing and equipping of said well, including necessary tankage and/or surface facilities.

3. Other Operations: Without the consent of all parties, Operator shall not undertake any single project reasonably estimated to require an expenditure in excess of Fifty Thousand and No/100 Dollars ($50,000.00) except in connection with a well, the drilling, reworking, deepening, completing, recompleting, or plugging back of which has been previously authorized by or pursuant to this agreement; provided, however, that, in case of explosion, fire, flood or other sudden emergency, whether of the same or different nature, Operator may take such steps and incur such expenses as in its opinion are required to deal with the emergency to safeguard life and property but Operator, as promptly as possible, shall report the emergency to the other parties. If Operator prepares an authority for expenditure (AFE) for its own use, Operator shall furnish any Non-Operator so requesting an information copy thereof for any single project costing in excess of Twenty Five Thousand and No/100 Dollars ($25,000.00) but less than the amount first set forth above in this paragraph.

E.	Rentals, Shut-In Well Payments and Minimum Royalties:

Rentals, shut-in well payments and minimum royalties which may be required under the terms of any lease shall be paid by the party or parties who subjected such lease to this agreement at its or their expense. In the event two or more parties own and have contributed interests in the same lease to this agreement, such parties may designate one of such parties to make said payments for and on behalf of all such parties. Any party may request, and shall be entitled to receive, proper evidence of all such payments. In the event of failure to make proper payment of any rental, shut-in well payment or minimum royalty through mistake or oversight where such payment is required to continue the lease in force, any loss which results from such non-payment shall be borne in accordance with the provisions of Article IV.B.2.

Operator shall notify Non-Operator of the anticipated completion of a shut-in gas well, or the shutting in or return to production of a producing gas well, at least five (5) days (excluding Saturday, Sunday and legal holidays), or at the earliest opportunity permitted by circumstances, prior to taking such action, but assumes no liability for failure to do so. In the event of failure by Operator to so notify Non-Operator, the loss of any lease contributed hereto by Non-Operator for failure to make timely payments of any shut-in well payment shall be borne jointly by the parties hereto under the provisions of Article IV.B.3.

F.	Taxes:

Beginning with the first calendar year after the effective date hereof, Operator shall render for ad valorem taxation all property subject to this agreement which by law should be rendered for such taxes, and it shall pay all such taxes assessed thereon before they become delinquent Prior to the rendition date, each Non-Operator shall furnish Operator information as to burdens (to include, but not be limited to, royalties, overriding royalties and production payments) on leases and oil and gas interests contributed by such Non- Operator. If the assessed valuation of any leasehold estate is reduced by reason of its being subject to outstanding excess royalties, overriding royalties or production payments, the reduction in ad valorem taxes resulting therefrom shall inure to the benefit of the owner or owners of such leasehold estate, and Operator shall adjust the charge to such owner or owners so as to reflect the benefit of such reduction. If the ad valorem taxes are based in whole or in part upon separate valuations of each party’s working interest, then notwithstanding anything to the contrary herein, charges to the joint account shall be made and paid by the parties hereto in accordance with the tax value generated by each party’s working interest Operator shall bill the other parties for their proportionate shares of all tax payments in the manner provided in Exhibit “C”.

If Operator considers any tax assessment improper, Operator may, at its discretion, protest within the time and manner prescribed by law, and prosecute the protest to a final determination, unless all parties agree to abandon the protest prior to final determination. During the pendency of administrative or judicial proceedings, Operator may elect to pay, under protest, all such taxes and any interest and penalty. When any such protested assessment shall have been finally determined, Operator shall pay the tax for the joint account, together with any interest and penalty accrued, and the total cost shall then be assessed against the parties, and be paid by them, as provided in Exhibit “C”.

Each party shall pay or cause to be paid all production, severance, excise, gathering and other taxes imposed upon or with respect to the production or handling of such party’s share of oil and/or gas produced under the terms of this agreement.

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1982

ARTICLE VII

continued

G.	Insurance:

At all times while operations are conducted hereunder, Operator shall comply with the workmen’s compensation law of the state where the operations are being conducted; provided, however, that Operator may be a self-insurer for liability under said compensation laws in which event the only charge that shall be made to the joint account shall be as provided in Exhibit “C”. Operator shall also carry or provide insurance for the benefit of the joint account of the parties as outlined in Exhibit “D”, attached to and made a part hereof. Operator shall require all contractors engaged in work on or for the Contract Area to comply with the workmen’s compensation law of the state where the operations are being conducted and to maintain such other insurance as Operator may require.

In the event automobile public liability insurance is specified in said Exhibit “D”, or subsequently receives the approval of the parties, no direct charge shall be made by Operator for premiums paid for such insurance for Operator’s automotive equipment.

ARTICLE VIII.

ACQUISITION, MAINTENANCE OR TRANSFER OF INTEREST

A.	Surrender of Leases:

The leases covered by this agreement, insofar as they embrace acreage in the Contract Area, shall not be surrendered in whole or in part unless all parties consent thereto.

However, should any party desire to surrender its interest in any lease or in any portion thereof, and the other parties do not agree or consent thereto, the party desiring to surrender shall assign, without express or implied warranty of title, all of its interest in such lease, or portion thereof, and any well, material and equipment which may be located thereon and any rights in production thereafter secured, to the parties not consenting to such surrender. If the interest of the assigning party is or includes an oil and gas interest, the assigning party shall execute and deliver to the party or parties not consenting to such surrender an oil and gas lease covering such oil and gas interest for a term of one (1) year and so long thereafter as oil and/or gas is produced from the land covered thereby, such lease to be on the form attached hereto as Exhibit “B”. Upon such assignment or lease, the assigning party shall be relieved from all obligations thereafter accruing, but not theretofore accrued, with respect to the interest assigned or leased and the operation of any well attributable thereto, and the assigning party shall have DO further interest in the assigned or leased premises and its equipment and production other than the royalties retained in any tease made under the terms of this Article. The party assignee or lessee shall pay to the party assignor or lessor the reasonable salvage value of the latter’s interest in any wells and equipment attributable to the assigned or leased acreage. The value of all material shall be determined in accordance with the provisions of Exhibit “C”, less the estimated cost of salvaging and the estimated cost of plugging and abandoning. If the assignment or lease is in favor of more than one party, the interest shall be shared by such parties in the proportions that the interest of each bears to the total interest of all such parties.

Any assignment, lease or surrender made under this provision shall not reduce or change the assignor’s, lessor’s or surrendering party’s interest as it was immediately before the assignment, lease or surrender in the balance of the Contract Area; and the acreage assigned, leased or surrendered, and subsequent operations thereon, shall not thereafter be subject to the terms and provisions of this agreement.

B.	Renewal or Extension of Leases:

If any party secures a renewal of any oil and gas lease subject to this agreement, all other parties shall be notified promptly, and shall have the right for a period of thirty (30) days following receipt of such notice in which to elect to participate in the ownership of the renewal lease, insofar as such lease affects lands within the Contract Area, by paying to the party who acquired it their several proper proportionate shares of the acquisition cost allocated to that part of such lease within the Contract Area, which shall be in proportion to the interests held at that time by the parties in the Contract Area.

If some, but less than all, of the parties elect to participate in the purchase of a renewal lease, it shall be owned by the parties who elect to participate therein, in a ratio based upon the relationship of their respective percentage of participation in the Contract Area to the aggregate of the percentages of participation in the Contract Area of all parties participating in the purchase of such renewal lease. Any renewal lease in which less than all parties elect to participate shall not be subject to this agreement.

Each party who participates in the purchase of a renewal lease shall be given an assignment of its proportionate interest therein by the acquiring party.

The provisions of this Article shall apply to renewal leases whether they are for the entire interest covered by the expiring lease or cover only a portion of its area or an interest therein. Any renewal lease taken before the expiration of its predecessor lease, or taken or contracted for within six (6) months after the expiration of the existing lease shall be subject to this provision; but any lease taken or contracted for more than six (6) months after the expiration of an existing tease shall not be deemed a renewal tease and shall not be subject to the provisions of this agreement.

The provisions in this Article shall also be applicable to extensions of oil and gas leases.

C.	Acreage or Cash Contributions:

While this agreement is in force, if any party contracts for a contribution of cash towards the drilling of a well or any other operation on the Contract Area, such contribution shall be paid to the party who conducted the drilling or other operation and shall be applied by it against the cost of such drilling or other operation. If the contribution be in the form of acreage, the party to whom the contribution is made shall promptly tender an assignment of the acreage, without warranty of title, to the Drilling Parties in the proportions

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1982

ARTICLE VIII

continued

said Drilling Parties shared the cost of drilling the well. Such acreage shall become a separate Contract Area and, to the extent possible, be governed by provisions identical to this agreement. Each party shall promptly notify all other parties of any acreage or cash contributions it may obtain in support of any well or any other operation on the Contract Area. The above provisions shall also be applicable to optional rights to earn acreage outside the Contract Area which are in support of a well drilled inside the Contract Area.

If any party contracts for any consideration relating to disposition of such party’s share of substances produced hereunder, such consideration shall not be deemed a contribution as contemplated in this Article VIII.C.

D.	Maintenance of Uniform Interests:

For the purpose of maintaining uniformity of ownership in the oil and gas leasehold interests covered by this agreement, no party shall sell, encumber, transfer or make other disposition of its interest in the leases embraced within the Contract Area and in wells, equipment and production unless such disposition covers either:

1. the entire interest of the party in all leases and equipment and production; or

2. an equal undivided interest in all leases and equipment and production in the Contract Area.

Every such sale, encumbrance, transfer or other disposition made by any party shall be made expressly subject to this agreement and shall be made without prejudice to the right of the other parties.

If, at any time the interest of any party is divided among and owned by four or more co-owners, Operator, at its discretion, may require such co-owners to appoint a single trustee or agent with lull authority to receive notices, approve expenditures, receive billings for and approve and pay such party’s share of the joint expenses, and to deal generally with, and with power to bind, the co-owners of such party’s interest within the scope of the operations embraced in this agreement; however, all such co-owners shall have the right to enter into and execute all contracts or agreements for the disposition of their respective shares of the oil and gas produced from the Contract Area and they shall have the right to receive, separately, payment of the sale proceeds thereof.

E.	Waiver of Rights to Partition:

If permitted by the laws of the state or states in which the property covered hereby is located, each party hereto owning an undivided interest in the Contract Area waives any and all rights it may have to partition and have set aside to it in severalty its undivided interest therein.

~~F.~~	~~Preferential Right to Purchase:~~

~~Should any party desire to sell all or any part of its interests under this agreement, or its rights and interests in the Contract Area, it shall promptly give written notice to the other parties, with full information concerning its proposed sale, which shall include the name and address of the prospective purchaser (who must be ready, willing and able to purchase), the purchase price, and all other terms of the offer. The other parties shall then have an optional prior right, for a period of ten (10) days after receipt of the notice, to purchase on the same terms and conditions the interest which the other party proposes to sell; and, if this optional right is exercised, the purchasing parties shall share the purchased interest in the proportions that the interest of each bears to the total interest of all purchasing parties. However, there shall be no preferential right to purchase in those cases where any party wishes to mortgage its interests, or to dispose of its interests by merger, reorganization, consolidation, or sale of all of or substantially all of its assets to a subsidiary of parent company or to a subsidiary of a parent company, or to any company in which any one party owns a majority of the stock.~~

ARTICLE IX.

INTERNAL REVENUE CODE ELECTION

This agreement is not intended to create, and shall not be construed to create, a relationship of partnership or an association for profit between or among the panics hereto. Notwithstanding any provision herein that the rights and liabilities hereunder arc several and not joint or collective, or that this agreement and operations hereunder shall not constitute a partnership, if, for federal income tax purposes, this agreement and the operations hereunder are regarded as a partnership, each party hereby affected elects to be excluded from the application of alt of the provisions of Subchapter “K”, Chapter 1, Subtitle “A”, of the Internal Revenue Code of 1954, as permitted and authorized by Section 761 of the Code and the regulations promulgated thereunder. Operator is authorized and directed to execute on behalf of each party hereby affected such evidence of this election as may be required by the Secretary of the Treasury of the United States or the Federal Internal Revenue Service, including specifically, but not by way of limitation, all of the returns, statements, and the data required by Federal Regulations 1.761. Should there be any requirement that each party hereby affected give further evidence of this election, each such party shall execute such documents and furnish such other evidence as may be required by the Federal Internal Revenue Service or as may be necessary to evidence this election. No such party shall give any notices or take any other action inconsistent with the election made hereby. If any present or future income tax laws of the state or states in which the Contract Area is located or any future income tax laws of the United States contain provisions similar to those in Subchapter “K”, Chapter 1. Subtitle “A”, of the Internal Revenue Code of 1954, under which an election similar to that provided by Section 761 of the Code is permitted, each party hereby affected shall make such election as may be permitted or required by such laws. In making the foregoing election, each such party states that the income derived by such party from operations hereunder can be adequately determined without the computation of partnership taxable income.

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1982

ARTICLE X.

CLAIMS AND LAWSUITS

Operator may settle any single uninsured third party damage claim or suit arising from operations hereunder if the expenditure does not exceed Fifty Thousand and No/100 Dollars ($50,000.00) and if the payment is in complete settlement of such claim or suit. If the amount required for settlement exceeds the above amount, the parties hereto shall assume and take over the further handling of the claim or suit, unless such authority is delegated to Operator. All costs and expenses of handling, settling, or otherwise discharging such claim or suit shall be at the joint expense of the parties participating in the operation from which the claim or suit arises. If a claim is made against any party or if any party issued on account of any matter arising from operations hereunder over which such individual has no control because of the rights given Operator by this agreement, such party shall immediately notify all other parties, and the claim or suit shall be treated as any other claim or suit involving operations hereunder. All claims or suits involving title to any interest subject to this agreement shall be treated as a claim or a suit against all parties hereto.

ARTICLE XI.

FORCE MAJEURE

If any party is rendered unable, wholly or in part, by force majeure to carry out its obligations under this agreement, other than the obligation to make money payments, that party shall give to all other parties prompt written notice of the force majeure with reasonably full particulars concerning it; thereupon, the obligations of the party giving the notice, so far as they are affected by the force majeure, shall be suspending during, but no longer than, the continuance of the force majeure. The affected party shall use all reasonable diligence to remove the force majeure situation as quickly as practicable.

The requirement that any force majeure shall be remedied with all reasonable dispatch shall not require the settlement of strikes, lockouts, or other labor difficulty by the party involved, contrary to its wishes; how all such difficulties shall be handled shall be entirely within the discretion of the party concerned.

The term “force majeure”, as here employed, shall mean an act of God, strike, lockout, or other industrial disturbance, act of the public enemy, war, blockade, public riot, lightning, fire, storm, flood, explosion, governmental action, governmental delay, restraint or inaction, unavailability of equipment, and any other cause, whether of the kind specifically enumerated above or otherwise, which is not reasonably within the control of the party claiming suspension.

ARTICLE XII.

NOTICES

All notices authorized or required between the parties and required by any of the provisions of this agreement, unless otherwise specifically provided, shall be given in writing by mail or telegram, postage or charges prepaid, or by telex or telecopier and addressed to the parties to whom the notice is given at the addresses listed on Exhibit “A”. The originating notice given under any provision hereof shall be deemed given only when received by the party to whom such notice is directed, and the time for such party to give any notice in response thereto shall run from the date the originating notice is received. The second or any responsive notice shall be deemed given when deposited in the mail or with the telegraph company, with postage or charges prepaid, or sent by telex or telecopier. Each party shall have the right to change its address at any time, and from time to time, by giving written notice thereof to all other parties.

ARTICLE XIII.

TERM OF AGREEMENT

This agreement shall remain in full force and effect as to the oil and gas leases and/or oil and gas interests subject hereto for the period of time selected below; provided, however, no party hereto shall ever be construed as having any right, title or interest in or to any lease or oil and gas interest contributed by any other party beyond the term of this agreement.

☒ Option No. 1: So long as any of the oil and gas leases subject to this agreement remain or are continued in force as to any part of the Contract Area, whether by production, extension, renewal, or otherwise.

~~☐ Option No. 2: In the event the well described in Article VI.A., or any subsequent well drilled under any provision of this agreement, results in production of oil and/or gas in paying quantities, this agreement shall continue in force so long as any such well or wells produce, or are capable of production, and for an additional period of              days from cessation of all production; provided, however, if, prior to the expiration of such additional period, one or more of the parties hereto are engaged in drilling, reworking, deepening, plugging back, testing or attempting to complete a well or wells hereunder, this agreement shall continue in force until such operations have been completed and if production results therefrom, this agreement shall continue in force as provided herein. In the event the well described in Article VI.A., or any subsequent well drilled hereunder, results in a dry hole, and no other well is producing, or capable of producing oil and/or gas from the Contract Area, this agreement shall terminate unless drilling, deepening, plugging back or reworking operations are commenced within              days from the date of abandonment of said well.~~

It is agreed, however, that the termination of this agreement shall not relieve any party hereto from any liability which has accrued or attached prior to the date of such termination.

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1982

ARTICLE XIV.

COMPLIANCE WITH LAWS AND REGULATIONS

A.	Laws, Regulations and Orders:

This agreement shall be subject to the conservation laws of the state in which the Contract Area is located, to the valid rules, regulations, and orders of any duly constituted regulatory body of said state; and to all other applicable federal, state, and local laws, ordinances, rules, regulations, and orders.

B.	Governing Law:

This agreement and all matters pertaining hereto, including, but not limited to, matters of performance, non-performance, breach, remedies, procedures, rights, duties, and interpretation or construction, shall be governed and determined by the law of the state in which the Contract Area is located. If the Contract Area is in two or more states, the law of the state of Texas shall govern.

C.	Regulatory Agencies:

Nothing herein contained shall grant, or be construed to grant, Operator the right or authority to waive or release any rights, privileges, or obligations which Non-Operators may have under federal or state laws or under rules, regulations or orders promulgated under such laws in reference to oil, gas and mineral operations, including the location, operation, or production of wells, on tracts offsetting or adjacent to the Contract Area.

With respect to operations hereunder, Non-Operators agree to release Operator from any and all losses, damages, injuries, claims and causes of action arising out of, incident to or resulting directly or indirectly from Operator’s interpretation or application of rules, rulings, regulations or orders of the Department of Energy or predecessor or successor agencies to the extent such interpretation or application was made in good faith. Each Non-Operator further agrees to reimburse Operator for any amounts applicable to such Non-Operator’s share of production that Operator may be required to refund, rebate or pay as a result of such an incorrect interpretation or application, together with interest and penalties thereon owing by Operator as a result of such incorrect interpretation or application.

Non-Operators authorize Operator to prepare and submit such documents as may be required to be submitted to the purchaser of any crude oil sold hereunder or to any other person or entity pursuant to the requirements of the “Crude Oil Windfall Profit Tax Act of 1980”, as same may be amended from time to time (“Act”), and any valid regulations or rules which may be issued by the Treasury Department from time to time pursuant to said Act. Each party hereto agrees to furnish any and all certifications or other information which is required to be furnished by said Act in a timely manner and in sufficient detail to permit compliance with said Act.

ARTICLE XV.

OTHER PROVISIONS

(A)	CrownQuest Operating, LLC (“CrownQuest”) is named the operator hereunder. CrownQuest owns no interest in the Contract Area. Notwithstanding Article V.B.1 herein, CrownQuest shall not be deemed to have resigned as Operator hereunder simply because it owns no interest in the Contract Area. However, Article V.B.1 is amended as noted above only so long as CrownQuest serve as Operator. In the event of resignation or removal of CrownQuest then Article V.B.1 shall exist as stated in the body of this instrument.

(B)	Notwithstanding anything to the contrary contained herein, Article VI, “Drilling and Development, Section B”, is hereby amended to provide that the Non-Consent Provisions thereof shall not apply should any party elect not to participate in the costs of drilling, completing, equipping and operating any well drilled on the subject acreage. In lieu of the penalty provisions provided herein, a Non-Consenting party shall assign all its right, title and interest in the entire contract area to the participating parties, excluding any proration unit then producing in which said Non-Consenting party has participated. Any party electing not to participate in attempting completion of the initial test well or any subsequent well, shall assign its right, title and interest in the entire contract area to the participating parties, excluding any proration unit then producing in which said Non-Consenting party has participated other than set forth in this Paragraph “B”, the Non-Consent provisions of Article VI, “Drilling and Development, Section “B”, shall prevail as to any other operations.

(C)	Commencement of Operations. For the purpose of Articles VI.B.1 and VI.B.2., Operator may commence activities preliminary to actual drilling operations, including without limitation building location, roads and pits, delivering materials and equipment to the well site, rigging up a drilling rig, and/or actual drilling operations at any time either before or after giving the notice of proposed operations required by said Articles. Notwithstanding the foregoing, the parties receiving notice of proposed operations pursuant to Articles VI. B.1 and VI.B.2 shall have the full time allowed in which to make their election(s) and shall be subject to the non-consent provisions thereof to the same extent and in the same manner as provided in said Article VI.B without reference to the time that such activities were commenced relative to giving notice. Nothing in this provision shall serve to extend the time within which Operator is required to commence operations pursuant to Articles VI.B.1 and VI.B.2.

(D)	Notwithstanding anything to the contrary contained herein in Article VI.C. of this Operating Agreement, Operator is hereby granted and Operator accepts the express right and authority to (1) sell gas and associated hydrocarbons produced from the Contract Area, which are attributable to Non-Operator’s interest in the Contract Area and (2) disburse all proceeds (less applicable taxes) received from the sale of such gas and associated hydrocarbons to Non-Operators and their respective royalty owners in proportion to their revenue interests in the Contract Area. Such authority may be expressly revoked by written notice to Operator by the party desiring such revocation. Operator is fully authorized to negotiate and enter into gas sales agreements on behalf of all Non-Operators hereto (who have not expressly revoked such authority) covering gas production from the Contract Area. Any gas sales contracts entered into by Operator prior to receipt of notice of revocation of authority shall be binding upon party desiring such revocation until expiration of the term of the contract in question. All gas sales arranged by Operator shall be made on behalf of all Non-Operators hereto in proportion to their interest in the Contract Area. Operator shall seek to obtain the best price obtainable for such gas in the area at the time of the contract, however, Operator shall not be a guarantor of obtaining the best price obtainable and Non-Operators recognize that factors other than price are valid considerations in gas marketing.

(E)	The lands outlined on Exhibit A-1 is designated as an Area of Mutual Interest. If any party hereto owning an interest in the Contract Area acquires any oil or gas leasehold interest, contractual right to earn such leasehold interest or right either by purchase, assignment, or otherwise in leasehold acreage which wholly or in part lies within the Area of Mutual Interest, the acquiring party shall (within fifteen (15) days of acquisition) offer in writing to assign to the other parties hereto (without warranty, expressed of implied, except at to claims by, through or under the assigning party) an interest equal to the proportion that each party’s working interest in the Prospect bears to 100%. This provision shall not be applicable in the event the acquisition is of working interest from any party that is subject to this Joint Operating Agreement. Each party shall have fifteen (15) days after receipt of such offer, or 48 hours when there is a well being drilled in the area which will affect the value of the interest offered, within which to elect to purchase such interest by paying to the acquiring party such party’s proportionate part of the actual cost and expense incurred in acquiring such lease, contract or leasehold interest. If a party elects to acquire an interest under this paragraph, the acquiring party shall be promptly given an assignment of such interest. In the event part of the cost of the acquisition requires the drilling of a well prior to earning an assignment of any oil or gas leasehold interest, It shall be considered that such oil and gas leasehold interest has been acquired and the offer shall be made as soon as the agreement to acquire the same has been executed. Failure by a party to respond within the required time period shall be deemed an election not to acquire an interest. In the event any party shall elect not to acquire an interest, such lease or contract shall be thereafter be held by the acquiring party free and clear of the terms and conditions of this agreement. The Area of Mutual Interest will remain in effect so long as Operator maintains any leasehold interest within the AMI and for a period of one (1) year thereafter.

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1982

ARTICLE XVI.

MISCELLANEOUS

This agreement shall be binding upon and shall inure to the benefit of the parties hereto and to their respective heirs, devisees, legal representatives, successors and assigns.

This instrument may be executed in any number of counterparts, each of which shall be considered an original for all purposes.

IN WITNESS WHEREOF, this agreement shall be effective as of      day of         , (year)             .

CrownQuest Operating, LLC, who has prepared and circulated this form for execution, represents and warrants that the form was printed from and with the exception listed below, is identical to the AAPL Form 610-1982 Model Form Operating Agreement, as published in diskette form by Forms On-A-Disk, Inc. No changes, alterations, or modifications, other than those in Articles                                         , have been made to the form.

OPERATOR

CROWNQUEST OPERATING, LLC

Robert W. Floyd
President

NON-OPERATORS

CROWNROCK, LP by CROWNROCK GP, LLC Its General Partner	BAYTECH, LLP

Robert W. Floyd
President

Revised 7/15/08

EXHIBIT “A”

Attached to and made a part of that certain Operating Agreement dated June 1, 2007, By and between CrownQuest Operating, LLC, Operator, and CrownRock, L.P., et al., Non-Operators

1.	IDENTIFICATION OF LANDS SUBJECT TO THIS AGREEMENT (THE “CONTRACT AREA”):

Block 32, T-1-S, T&P RR Co. Survey, Howard County, Texas

Section 30: All

Section 31: All

Section 41: All

Section 42: All

Section 43: All

Block 32, T-2-S, T&P RR Co. Survey, Howard County, Texas

Section 1: All

Block 33, T-1-S, T&P RR Co, Survey, Howard County, Texas

Section 25: All

Section 35: All

Section 36: All

Section 37: All

Section 48: All

Block 33, T-2-S, T&P RR Co, Survey, Howard County, Texas

Section 1: All

Containing 7,040.0 acres, more or less

2.	RESTRICTIONS, IF ANY, AS TO DEPTHS, FORMATIONS, OR SUBSTANCES:

None.

3.	ADDRESSES OF PARTIES:

CrownQuest Operating, LLC		Patriot Resources Partners LLC
Attn: Craig Clark		Attn: Land Department
P.O. Box 52507 (79710-2507)		110 W. Louisiana, Suite 500
303 Veterans Airpark Ln, Ste 5100 (79705-4512)		Midland, Texas 79701
Midland, Texas		Telephone:	(432) 686-9801
Telephone:	(432) 818-0300	Fax:	(432) 686-9807
Fax:	(432) 687-4804	email:	lwallace@patriot-resources.com
email:	cclark@crownquest.com
J. Cleo Thompson and
CrownRock, L.P.		James Cleo Thompson, Jr., LP
Attn: Craig Clark		325 N. St. Paul, Suite 4300
P.O. Box 52507 (79710-2507)		Dallas, Texas 75201
303 Veterans Airpark Ln, Ste 5100 (79705-4512)		Telephone:	(214) 943-1177
Midland, Texas		Fax:	(214) 754-0538
Telephone:	(432) 818-0300	email:
Fax: email:	(432) 687-4804 cclark@crownquest.com	Word B Wilson Investments, LLP Attn: Word Wilson
110 W. Louisiana, Suite 200
Midland, Texas 79701
		Telephone:	(432) 682-4584
		Fax:	(432) 682-4697
		email:	wwilson@horseshoeinc.com

4.	PERCENTAGES OR FRACTIONAL INTERESTS OF PARTIES:

WORKING INTEREST OWNER	GWI %
CrownRock, L.P.	50.00
Patriot Resources Partners LLC	31.25
J. Cleo Thompson and James Cleo Thompson, Jr., LP	12.50
Word B Wilson Investments, LLP	6.25

TOTAL	100.00

Revised 7/15/08

5.	OIL AND GAS INTERESTS SUBJECT TO THIS AGREEMENT:

1.	PRP Lease No:	L-TX1043.001
	Date:	January 12, 2007
	Expiration:	January 12, 2010
	Lessor:	H. E. Tubb, Individually and as Trustee of the Jewel Tubb By-Pass Trust created u/w/o Jewell Tubb, deceased
	Lessee:	RBP Land Company
	Recording:	Volume 1035, Page 676
	Lands:	Block 33, T1S, T&P RR Co. Survey, Howard County, Texas
		Section 25:	All, S&E 17.26 acres described in deed dated 9/21/1939, recorded in Volume 105, Page 529, Deed Records, containing 622.74 acres
		Section 36:	All, S&E 15 acres described in deed dated 4/19/1950, recorded in Volume 154, Page 130, Deed Records, containing 625 acres
		Section 37:	All, containing 640 acres
Block 32, T1S, T&P RR Co. Survey, Howard County, Texas
		Section 30:	W/160 acres
		Section 31:	All, S&E 19.71 acres described in deed dated 11/9/1973, recorded in Volume 434, Page 681, Deed Records, containing 620.29 acres
		Section 42:	N 1⁄2 & SW 1⁄4, S&E 12.391 acres described in deed dated 11/18/1932, recorded in Volume 86, Page 292, Deed Records, containing 467.609 acres.
		Section 43:	All, containing 640 acres
	Gross/Net Acres:	3,775.639 gross acres / 3,586.85705 net acres
	Royalty:	1/5
	ORRI:	2%

2.	PRP Lease No:	L-TX1043.002
	Date:	May 18, 2007
	Expiration:	May 18, 2010
	Lessor:	Judson Properties LTD
	Lessee:	RBP Land Company
	Recording:	Volume 1052, Page 573
	Lands:	Block 33, T1S, T&P RR Co. Survey, Howard County, Texas
		Section 25:	All, S&E 17.26 acres described in deed dated 9/21/1939, recorded in Volume 105, Page 529, Deed Records, containing 622.74 acres
		Section 36:	All, S&E 15 acres described in deed dated 4/19/1950, recorded in Volume 154, Page 130, Deed Records, containing 625 acres
		Section 37:	All, containing 640 acres
Block 32, T1S, T&P RR Co. Survey, Howard County, Texas
		Section 30:	W/160 acres
		Section 31:	All, S&E 19.71 acres described in deed dated 11/9/1973, recorded in Volume 434, Page 681, Deed Records, containing 620.29 acres
		Section 42:	N 1⁄2 & SW 1⁄4, S&E 12.391 acres described in deed dated 11/18/1932, recorded in Volume 86, Page 292, Deed Records, containing 467.609 acres.
		Section 43:	All, containing 640 acres
	Gross/Net Acres:	3,775.639 gross acres / 31.46353 net acres
	Royalty:	1/4
	ORRI:	-0-

3.	PRP Lease No:	L-TX1043.003
	Date:	May 18, 2007
	Expiration:	May 18, 2010
	Lessor:	Sigmar Inc.
	Lessee:	RBP Land Company
	Recording:	Volume 1052, Page 589
	Lands:	Block 33, T1S, T&P RR Co. Survey, Howard County, Texas
		Section 25:	All, S&E 17.26 acres described in deed dated 9/21/1939, recorded in Volume 105, Page 529, Deed Records, containing 622.74 acres
		Section 36:	All, S&E 15 acres described in deed dated 4/19/1950, recorded in Volume 154, Page 130, Deed Records, containing 625 acres
		Section 37:	All, containing 640 acres
Block 32, T1S, T&P RR Co. Survey, Howard County, Texas
		Section 30:	W/160 acres
		Section 31:	All, S&E 19.71 acres described in deed dated 11/9/1973, recorded in Volume 434, Page 681, Deed Records, containing 620.29 acres
		Section 42:	N 1⁄2 & SW 1⁄2, S&E 12.391 acres described in deed dated 11/18/1932, recorded in Volume 86, Page 292, Deed Records, containing 467.609 acres.
		Section 43:	All, containing 640 acres
	Gross/Net Acres:	3,775.639 gross acres / 55.06128 net acres
	Royalty:	1/4
	ORRI:	-0-

Revised 7/15/08

4.	PRP Lease No:	L-TX1043.004
	Date:	May 18, 2007
	Expiration:	May 18, 2010
	Lessor	LAJ Corporation
	Lessee:	RBP Land Company
	Recording:	Volume 1052, Page 585
	Lands:	Block 33, T1S, T&P RR Co. Survey, Howard County. Texas
		Section 25:	All, S&E 17.26 acres described in deed dated 9/21/1939, recorded in Volume 105, Page 529, Deed Records, containing 622.74 acres
		Section 36:	All, S&E 15 acres described in deed dated 4/19/1950, recorded in Volume 154, Page 130, Deed Records, containing 625 acres
		Section 37:	All, containing 640 acres
Block 32, T1S, T&P RR Co. Survey, Howard County, Texas
		Section 30:	W/160 acres
		Section 31:	All, S&E 19.71 acres described in deed dated 11/9/1973, recorded in Volume 434, Page 681, Deed Records, containing 620.29 acres
		Section 42:	N 1⁄2 & SW 1⁄4, S&E 12.391 acres described in deed dated 11/18/1932, recorded in Volume 86, Page 292, Deed Records, containing 467.609 acres.
		Section 43:	All, containing 640 acres
	Gross/Net Acres:	3,775.639 gross acres / 55.06128 net acres
	Royalty:	1/4
	ORRI:	-0-

5.	PRP Lease No:	L-TX1043.005
	Date:	June 27, 2007
	Expiration:	June 27, 2010
	Lessor:	Jack E. Blake
	Lessee:	RBP Land Company
	Recording:	Volume 1056, Page 180
	Lands:	Block 33, T1S, T&P RR Co. Survey, Howard County, Texas
		Section 25:	All, S&E 17.26 acres described in deed dated 9/21/1939, recorded in Volume 105, Page 529, Deed Records, containing 622.74 acres
		Section 36:	All, S&E 15 acres described in deed dated 4/19/1950, recorded in Volume 154, Page 130, Deed Records, containing 625 acres
		Section 37:	All, containing 640 acres
Block 32, T1S, T&P RR Co. Survey, Howard County, Texas
		Section 30:	W/160 acres
		Section 31:	All, S&E 19.71 acres described in deed dated 11/9/1973, recorded in Volume 434, Page 681, Deed Records, containing 620.29 acres
		Section 42:	N 1⁄2 & SW 1⁄4, S&E 12.391 acres described in deed dated 11/18/1932, recorded in Volume 86, Page 292, Deed Records, containing 467.609 acres.
		Section 43:	All, containing 640 acres
	Gross/Net Acres:	3,775.639 gross acres / 23.59774 net acres
	Royalty:	1/4
	ORRI:	-0-

6.	PRP Lease No:	L-TX1043.006
	Date:	October 10, 2007
	Expiration:	April 10, 2009
	Lessor:	Hyde Oil & Gas Corporation
	Lessee:	RBP Land Company
	Recording:	Volume 1069, Page 24
	Lands:	Block 33, T1S, T&P RR Co. Survey, Howard County, Texas
		Section 36:	All, S&E 15 acres described in deed dated 4/19/1950, recorded in Volume 154, Page 130, Deed Records, containing 625 acres
		Section 37:	All, containing 640 acres
Block 32, T1S, T&P RR Co. Survey, Howard County, Texas
		Section 42:	N 1⁄2 & SW 1⁄4, S&E 12.391 acres described in deed dated 11/18/1932, recorded in Volume 86, Page 292, Deed Records, containing 467.609 acres.
	Gross/Net Acres:	1,732.609 gross acres / 5.4144 net acres
	Royalty:	1/4
	ORRI:	-0-

Revised 7/15/08

7.	PRP Lease No:	L-TX1044.000
	Date:	April 23, 2007
	Expiration:	April 23, 2010
	Lessor:	J. O. Huitt
	Lessee:	CrownRock, L.P.
	Recording:	Volume 1050, Page 633
	Lands:	Block 33, T1S, T&P RR Co. Survey, Howard County, Texas
		Section 35:	69.07 acres of NW 1⁄4
	Gross/Net Acres:	69.07 gross acres / 69.07 net acres
	Royalty:	1/5
	ORRI:	2%

8.	PRP Lease No:	L-TX1045.000
	Date:	April 23, 2007
	Expiration:	April 23, 2010
	Lessor:	Quert Huitt
	Lessee:	CrownRock, L.P.
	Recording:	Volume 1050, Page 630
	Lands:	Block 33, T1S, T&P RR Co. Survey, Howard County, Texas
		Section 35:	123.37 acres of NE 1⁄4
	Gross/Net Acres:	123.37 gross acres / 123.37 net acres
	Royalty:	1/5
	ORRI:	2%

9.	PRP Lease NO:	L-TX1046.001
	Date:	May 1, 2007
	Expiration:	May 1, 2010
	Lessor:	Betty J. Thompson
	Lessee:	CrownRock, L.P.
	Recording:	Volume 1050, Page 636
	Lands:	Block 33, T1S, T&P RR Co. Survey, Howard County, Texas
		Section 48:	N 1⁄2
	Gross/Net Acres:	323.1 gross acres / 161.55 net acres
	Royalty:	1/5
	ORRI:	2%

10.	PRP Lease NO:	L-TX1047.000
	Date:	May 7, 2007
	Expiration:	May 7, 2010
	Lessor:	Evalena V. Fisher, Individually & as Independent Executrix of the Estate of Edward K. Fisher, deceased
	Lessee:	CrownRock, L.P.
	Recording:	Volume 1050, Page 623
	Lands:	Block 32, T2S, T&P RR Co. Survey, Howard County, Texas
		Section 1:	All
Block 33, T2S, T&P RR Co. Survey, Howard County, Texas
		Section 1:	All
	Gross/Net Acres:	1,286.25 gross acres / 1,286.25 net acres
	Royalty:	1/5
	ORRI:	2%

11.	PRP Lease NO:	L-TX1048.001
	Date:	October 16, 2007
	Expiration:	October 16, 2010
	Lessor:	Bank of America, N.A., Trustee of the Florence Marie Hall Trust
	Lessee:	RBP Land Company
	Recording:	Volume 1071, Page 569
	Lands:	Block 33, T1S, T&P RR Co. Survey, Howard County, Texas
		Section 48:	S 1⁄2
	Gross/Net Acres:	323.1 gross acres / 80.775 net acres
	Royalty:	1/4
	ORRI:	-0-

12.	PRP Lease NO:	L-TX1048.002
	Date:	November 20, 2007
	Expiration:	November 20, 2010
	Lessor:	Estate of Dollie Ruth Neal Ballenger
	Lessee:	RBP Land Company
	Recording:	Volume 1072, Page 607
	Lands:	Block 33, T1S, T&P RR Co. Survey, Howard County, Texas
		Section 48:	S 1⁄2
	Gross/Net Acres:	323.1 gross acres / 26.925 net acres
	Royalty:	1/4
	ORRI:	-0-

Revised 7/15/08

13.	PRP Lease No:	L-TX1048.003
	Date:	November 20, 2007
	Expiration:	November 20, 2010
	Lessor:	Jessie Frances Neal, acting with regard to her separate property and estate, and Belva Sue Neal Brusenhan, Trustee of the Belva Sue Neal Brusenhan Management Trust
	Lessee:	RBP Land Company
	Recording:	Volume 1078, Page 778
	Lands:	Block 33, T1S, T&P RR Co. Survey, Howard County, Texas
		Section 48:	S 1⁄2
	Gross/Net Acres:	323.1 gross acres / 17.95 net acres
	Royalty:	1/4
	ORRI:	-0-

14.	PRP Lease NO:	L-TX1048.004
	Date:	November 20, 2007
	Expiration:	November 20, 2010
	Lessor:	Robert Luther Neal
	Lessee:	RBP Land Company
	Recording:	Volume 1080, Page 122
	Lands:	Block 33, T1S, T&P RR Co. Survey, Howard County, Texas
		Section 48:	S 1⁄2
	Gross/Net Acres:	323.1 gross acres / 8.975 net acres
	Royalty:	1/4
	ORRI:	-0-

15.	PRP Lease No:	L-TX1065.001
	Date:	November 7, 2007
	Expiration:	November 7, 2010
	Lessor:	Catheryn Williams Quirk
	Lessee:	RBP Land Company
	Recording:	Volume 1071, Page 526
	Lands:	Block 32, T1S, T&P RR Co. Survey, Howard County, Texas
		Section 41:	All
	Gross/Net Acres:	640.0 gross acres / 80.0 net acres
	Royalty:	1/5
	ORRI:	2%

16.	PRP Lease NO:	L-TX1065.002
	Date:	November 7, 2007
	Expiration:	November 7, 2010
	Lessor:	Carolyn Williams Spencer
	Lessee:	RBP Land Company
	Recording:	Volume 1071, Page 524
	Lands:	Block 32, T1S, T&P RR Co. Survey, Howard County, Texas
		Section 41:	All
	Gross/Net Acres:	640.0 gross acres / 80.0 net acres
	Royalty:	1/5
	ORRI:	2%

17.	PRP Lease NO:	L-TX1065.003
	Date:	November 7, 2007
	Expiration:	November 7, 2010
	Lessor:	Glenn Alfred Rogers, as Trustee
	Lessee:	RBP Land Company
	Recording:	Volume 1071, Page 522
	Lands:	Block 32, T1S, T&P RR Co. Survey, Howard County, Texas
		Section 41:	All
	Gross/Net Acres:	640.0 gross acres / 160.0 net acres
	Royalty:	1/5
	ORRI:	2%

18.	PRP Lease NO:	L-TX1065.004
	Date:	November 7, 2007
	Expiration:	November 7, 2010
	Lessor:	Florence Marie Hall Trust
	Lessee:	RBP Land Company
	Recording:	Volume 1077, Page 736
	Lands:	Block 32, T1S, T&P RR Co. Survey, Howard County, Texas
		Section 41:	All
	Gross/Net Acres:	640.0 gross acres / 320.0 net acres
	Royalty:	1/4
	ORRI:	-0-

Revised 7/30/08

19.	PRP Lease No:	L-TX1122.001
	Date:	November 7, 2007
	Expiration:	November 7, 2010
	Lessor:	Marcellous Weaver
	Lessee:	RBP Land Company
	Recording:	Volume 1071, Page 562
	Lands:	Block 32, T1S, T&P RR Co. Survey, Howard County, Texas
		Section 42:	SE 1⁄4
	Gross/Net Acres:	160.0 gross acres / 80.0 net acres
	Royalty:	1/5
	ORRI:	2%

20.	PRP Lease No:	L-TX1122.002
	Date:	November 7, 2007
	Expiration:	November 7, 2010
	Lessor:	First RDW Ltd.
	Lessee:	RBP Land Company
	Recording:	Volume 1071, Page 545
	Lands:	Block 32, T1S, T&P RR Co. Survey, Howard County, Texas
		Section 42:	N 1⁄2SE 1⁄4
	Gross/Net Acres:	80.0 gross acres / 40.0 net acres
	Royalty:	1/5
	ORRI:	2%

21.	PRP Lease No:	L-TX1122.003
	Date:	November 7, 2007
	Expiration:	November 7, 2010
	Lessor:	Clay Harris
	Lessee:	RBP Land Company
	Recording:	Volume 1071, Page 552
	Lands:	Block 32, T1S, T&P RR Co. Survey, Howard County, Texas
		Section 42:	S 1⁄2SE 1⁄4
	Gross/Net Acres:	80.0 gross acres / 40.0 net acres
	Royalty:	1/5
	ORRI:	2%

T&P
BLK. 32 T1S
T&P
BLK. 33 T1S
Tubb
CQ
1/2
T&P
RR. CO.
BLK. 32 T2S

Tubb Prospect AMI

CrownRock, L.P. Leases

**CROWNQUEST OPERATING, LLC**

**Tubb Prospect**

**Exhibit A1**

Howard County, Texas

| Project: Midland Basin | Date: May 25, 2007 | Geologist: C. Clark |
| --- | --- | --- |

COPAS 1984-1 ONSHORE Revised April 23, 2004 Recommended by the Council of Petroleum Accountants Societies

COPAS

EXHIBIT “C”

Attached to and made a part of that Certain Operating Agreement dated June 1, 2007 by and between CrownQuest Operating, LLC and CrownRock, LP, et al

ACCOUNTING PROCEDURE

JOINT OPERATIONS

I. GENERAL PROVISIONS

1.	Definitions

“Joint Property” shall mean the real and personal property subject to the agreement to which this Accounting Procedure is attached.

“Joint Operations” shall mean all operations necessary or proper for the development, operation, protection and maintenance of the Joint Property.

“Joint Account” shall mean the account showing the charges paid and credits received in the conduct of the Joint Operations and which are to be shared by the Parties.

“Operator” shall mean the party designated to conduct the Joint Operations.

“Non-Operators” shall mean the Parties to this agreement other than the Operator.

“Parties” shall mean Operator and Non-Operators.

“First Level Supervisors” shall mean those employees whose primary function in Joint Operations is the direct supervision of other employees and/or contract labor directly employed on the Joint Property in a field operating capacity.

“Technical Employees” shall mean those employees having special and specific engineering, geological or other professional skills, and whose primary function in Joint Operations is the handling of specific operating conditions and problems for the benefit of the Joint Property.

“Personal Expenses” shall mean travel and other reasonable reimbursable expenses of Operator’s employees.

“Material” shall mean personal property, equipment or supplies acquired or held for use on the Joint Property.

“Controllable Material” shall mean Material which at the time is so classified in the Material Classification Manual as most recently recommended by the Council of Petroleum Accountants Societies.

2.	Statement and Billings

Operator shall bill Non-Operators on or before the last day of each month for their proportionate share of the Joint Account for the preceding month. Such bills will be accompanied by statements which identify the authority for expenditure, lease or facility, and all charges and credits summarized by appropriate classifications of investment and expense except that items of Controllable Material and unusual charges and credits shall be separately identified and fully described in detail.

3.	Advances and Payments by Non-Operators

A.	Unless otherwise provided for in the agreement, the Operator may require the Non-Operators to advance their share of estimated cash outlay for the succeeding month’s operation within fifteen (15) days after receipt of the billing or by the first day of the month for which the advance is required, whichever is later. Operator shall adjust each monthly billing to reflect advances received from the Non-Operators.

B.	Each Non-Operator shall pay its proportion of all bills within fifteen (15) days after receipt. If payment is not made within such time, the unpaid balance shall bear interest monthly at the prime rate in effect at Bank of Texas, N.A., on the first day of the month in which delinquency occurs plus 1% or the maximum contract rate permitted by the applicable usury laws in the state in which the Joint Property is located, whichever is the lesser, plus attorney’s fees, court costs, and other costs in connection with the collection of unpaid amounts.

4.	Adjustments

Payment of any such bills shall not prejudice the right of any Non-Operator to protest or question the correctness thereof; provided, however, all bills and statements rendered to Non-Operators by Operator during any calendar year shall conclusively be presumed to be true and correct after twenty-four (24) months following the end of any such calendar year, unless within the said twenty-four (24) month period a Non-Operator takes written exception thereto and makes claim on Operator for adjustment. No adjustment favorable to Operator shall be made unless it is made within the same prescribed period. The provisions of this paragraph shall not prevent adjustments resulting from a physical inventory of Controllable Material as provided for in Section V.

COPYRIGHT © 1985, 2004 by the Council of Petroleum Accountants Societies, Inc.

COPAS 1984-1 ONSHORE Revised April 23, 2004 Recommended by the Council of Petroleum Accountants Societies COPAS

5.	Audits

A.	A Non-Operator, upon notice in writing to Operator and all other Non-Operators, shall have the right to audit Operator’s accounts and records relating to the Joint Account for any calendar year within the twenty-four (24) month period following the end of such calendar year; provided, however, the making of an audit shall not extend the time for the taking of written exception to and the adjustments of accounts as provided for in Paragraph 4 of this Section I. Where there are two or more Non-Operators, the Non-Operators shall make every reasonable effort to conduct a joint audit in a manner which will result in a minimum of inconvenience to the Operator. Operator shall bear no portion of the Non-Operators’ audit cost incurred under this paragraph unless agreed to by the Operator. The audits shall not be conducted more than once each year without prior approval of Operator, except upon the resignation or removal of the Operator, and shall be made at the expense of those Non-Operators approving such audit.

B.	The Operator shall reply in writing to an audit report within 180 days after receipt of such report.

6.	Approval By Non-Operators

Where an approval or other agreement of the Parties or Non-Operators is expressly required under other sections of this Accounting Procedure and if the agreement to which this Accounting Procedure is attached contains no contrary provisions in regard thereto, Operator shall notify all Non-Operators of the Operator’s proposal, and the agreement or approval of a majority in interest of the Non-Operators shall be controlling on all Non-Operators.

II. DIRECT CHARGES

Operator shall charge the Joint Account with the following items:

1.	Ecological and Environmental

Costs incurred for the benefit of the Joint Property as a result of governmental or regulatory requirements to satisfy environmental considerations applicable to the Joint Operations. Such costs may include surveys of an ecological or archaeological nature and pollution control procedures as required by applicable laws and regulations.

2.	Rentals and Royalties

Lease rentals and royalties paid by Operator for the Joint Operations.

3.	Labor

A.	(1)	Salaries and wages of Operator’s field employees directly employed on the Joint Property in the conduct of Joint Operations.

(2)	Salaries of First level Supervisors in the field.

(3)	Salaries and wages of Technical Employees directly employed on the Joint Property if such charges are excluded from the overhead rates.

(4)	Salaries and wages of Technical Employees either temporarily or permanently assigned to and directly employed in the operation or the Joint Property if such charges are excluded from the overhead rates.

B.	Operators cost of holiday, vacation, sickness and disability benefits and other customary allowances paid to employees whose salaries and wages are chargeable to the Joint Account under Paragraph 3A of this Section II. Such costs under this Paragraph 3B may be charged on a “when and as paid basis” or by “percentage assessment” on the amount of salaries and wages chargeable to the Joint Account under Paragraph 3A of this Section II. If percentage assessment is used, the rate shall be based on the Operator’s cost experience.

C.	Expenditures or contributions made pursuant to assessments imposed by governmental authority which are applicable to Operator’s costs chargeable to the Joint Account under Paragraphs 3A and 3B of this Section II.

D.	Personal Expenses of those employees whose salaries and wages are chargeable to the Joint Account under Paragraphs 3A of this Section II.

4.	Employee Benefits

Operator’s current costs of established plans for employees’ group life insurance, hospitalization, pension, retirement, stock purchase, thrift, bonus, and other benefit plans of a like nature, applicable to Operator’s labor cost chargeable to the Joint Account under Paragraphs 3A and 3B of this Section II shall be Operator’s actual cost not to exceed the percent most recently recommended by the Council of Petroleum Accountants Societies.

COPYRIGHT © 1985, 2004 by the Council of Petroleum Accountants Societies, Inc.

COPAS 1984-1 ONSHORE Revised April 23, 2004 Recommended by the Council of Petroleum Accountants Societies COPAS

5.	Material

Material purchased or furnished by Operator for use on the Joint Property as provided under Section IV. Only such Material shall be purchased for or transferred to the Joint Property as may be required for immediate use and is reasonably practical and consistent with efficient and economical operations. The accumulation of surplus stocks shall be avoided.

6.	Transportation

Transportation of employees and Material necessary for the Joint Operations but subject to the following limitations:

A.	If Material is moved to the Joint Property from the Operator’s warehouse or other properties, no charge shall be made to the Joint Account for a distance greater than the distance from the nearest reliable supply store where like material is normally available or railway receiving point nearest the Joint Property unless agreed to by the Parties.

B.	If surplus Material is moved to Operator’s warehouse or other storage point, no charge shall be made to the Joint Account for a distance greater than the distance to the nearest reliable supply store where like material is normally available, or railway receiving point nearest the Joint Property unless agreed to by the Parties. No charge shall be made to the Joint Account for moving Material to other properties belonging to Operator, unless agreed to by the Parties.

C.	In the application of subparagraphs A and B above, the option to equalize or charge actual trucking cost is available when the actual charge is $400 or less excluding accessorial charges. The $400 will be adjusted to the amount most recently recommended by the Council of Petroleum Accountants Societies.

7.	Services

The cost of contract services, equipment and utilities provided by outside sources, except services excluded by Paragraph 10 of Section II and Paragraph i, ii, and iii, of Section III. The cost of professional consultant services and contract services of technical personnel directly engaged on the Joint Property if such charges are excluded from the overhead rates. The cost of professional consultant services or contract services of technical personnel not directly engaged on the Joint Property shall not be charged to the Joint Account unless previously agreed to by the Parties.

8.	Equipment and Facilities Furnished By Operator

A.	Operator shall charge the Joint Account for use of Operator owned equipment and facilities at rates commensurate with costs of ownership and operation. Such rates shall include costs of maintenance, repairs, other operating expense, insurance, taxes, depreciation, and interest on gross investment less accumulated depreciation not to exceed twelve percent (12.0%) per annum. Such rates shall not exceed average commercial rates currently prevailing in the immediate area of the Joint Property.

B.	In lieu of charges in Paragraph 8A above, Operator may elect to use average commercial rates prevailing in the immediate area of the Joint Property less 20%. For automotive equipment, Operator may elect to use rates published by the Petroleum Motor Transport Association.

9.	Damages and Losses to Joint Property

All costs or expenses necessary for the repair or replacement of Joint Property made necessary because of damages or losses incurred by fire, flood, storm, theft, accident, or other cause, except those resulting from Operator’s gross negligence or willful misconduct Operator shall furnish Non-Operator written notice of damages or losses incurred as soon as practicable after a report thereof has been received by Operator.

10.	Legal Expense

Expense of handling, investigating and settling litigation or claims, discharging of liens, payment of judgments and amounts paid for settlement of claims incurred in or resulting from operations under the agreement or necessary to protect or recover the Joint Property, except that no charge for services of Operator’s legal staff or fees or expense of outside attorneys shall be made unless previously agreed to by the Parties. All other legal expense is considered to be covered by the overhead provisions of Section III unless otherwise agreed to by the Parties, except as provided in Section I, Paragraph 3.

11.	Taxes

All taxes of every kind and nature assessed or levied upon or in connection with the Joint Property, the operation thereof, or the production there from, and which taxes have been paid by the Operator for the benefit of the Parties. If the ad valorem taxes are based in whole or in part upon separate valuations of each party’s working interest, then notwithstanding anything to the contrary herein, charges to the Joint Account shall be made and paid by the Parties hereto in accordance with the tax value generated by each party’s working interest. The cost of outside services in connection with ad valorem tax consultation/rendition shall be considered a direct charge, notwithstanding any language to the contrary contained herein.

COPYRIGHT © 1985, 2004 by the Council of Petroleum Accountants Societies, Inc.

COPAS 1984-1 ONSHORE Revised April 23, 2004 Recommended by the Council of Petroleum Accountants Societies COPAS

12.	Insurance

Net premiums paid for insurance required to be carried for the Joint Operations for the protection of the Parties. In the event Joint Operations are conducted in a state in which Operator may act as self-insurer for Worker’s Compensation and/or Employers. Liability under the respective state’s laws, Operator may, at its election, include the risk under its self-insurance program and in that event, Operator shall include a charge at Operator’s cost not to exceed manual rates.

13.	Abandonment and Reclamation

Costs incurred for abandonment of the Joint Property, including coats required by governmental or other regulatory authority.

14.	Communications

Cost of acquiring, leasing, installing, operating, repairing and maintaining communication systems, including radio and microwave facilities directly serving the Joint Property. In the event communication facilities/systems serving the Joint Property are Operator owned, charges to the Joint Account shall be made as provided in Paragraph 8 of this Section II.

15.	Other Expenditures

Any other expenditure not covered or dealt with in the foregoing provisions of this Section II, or in Section III and which is of direct benefit to the Joint Property and is incurred by the Operator in the necessary and proper conduct of the Joint Operations.

III. OVERHEAD

1.	Overhead - Drilling and Producing Operations

i.	As compensation for administrative, supervision, office services and warehousing costs, Operator shall charge drilling and producing operations on either:

( x ) Fixed Rate Basis, Paragraph 1A, or

(    ) Percentage Basis, Paragraph 1B

Unless otherwise agreed to by the Parties, such charge shall be in lieu of costs and expenses of all offices and salaries or wages plus applicable burdens and expenses of all personnel, except those directly chargeable under Paragraph 3A, Section II. The cost and expense of services from outside sources in connection with matters of taxation, traffic, accounting or matters before or involving governmental agencies shall be considered as included in the overhead rates provided for in the above selected Paragraph of this Section HI unless such cost and expense are agreed to by the Parties as a direct charge to the Joint Account.

ii.	The salaries, wages and Personal Expenses of Technical Employees and/or the cost of professional consultant services and contract services of technical personnel directly employed on the Joint Property:

(    ) shall be covered by the overhead rates, or

( x ) shall not be covered by the overhead rates.

iii.	The salaries, wages and Personal Expenses of Technical Employees and/or costs of professional consultant services and contract services of technical personnel either temporarily or permanently assigned to and directly employed in the operation of the Joint Property:

(    ) shall be covered by the overhead rates, or

( x ) shall not be covered by the overhead rates.

A.	Overhead - Fixed Rate Basis

(1)	Operator shall charge the Joint Account at the following rates per well per month:

Drilling Well Rate $4,000.00

(Prorated for less than a full month)

Producing Well Rate $400.00

(2)	Application of Overhead - Fixed Rate Basis shall be as follows:

(a)	Drilling Well Rate

(1)	Charges for drilling wells shall begin on the date the well is spudded and terminate on the date the drilling rig, completion rig, or other units used in completion of the well is released, whichever is later, except that no charge shall be made during suspension of drilling or completion operations for fifteen (15) or more consecutive calendar days.

(2)	Charges for wells undergoing any type of workover or recompletion for a period of five (5) consecutive work days or more shall be made at the drilling well rate. Such charges shall be applied for the period from date workover operations, with rig or other units used in workover, commence through date of rig or other unit release, except that no charge shall be made during suspension of operations for fifteen (15) or more consecutive calendar days.

COPYRIGHT © 1985, 2004 by the Council of Petroleum Accountants Societies, Inc.

COPAS 1984-1 ONSHORE Revised April 23, 2004 Recommended by the Council of Petroleum Accountants Societies COPAS

(b)	Producing Well Rates

(l)	An active well either produced or injected into for any portion of the month shall be considered as a one-well charge for the entire month.

(2)	Each active completion in a multi-completed well in which production is not commingled down hole shall be considered as a one-well charge providing each completion is considered a separate well by the governing regulatory authority.

(3)	An inactive gas well shut in because of overproduction or failure of purchaser to take the production shall be considered as a one-well charge providing the gas well is directly connected to a permanent sales outlet.

(4)	A one-well charge shall be made for the month in which plugging and abandonment operations are completed on any well. This one-well charge shall be made whether or not the well has produced except when drilling well rate applies.

(5)	All other inactive wells (including but not limited to inactive wells covered by unit allowable, lease allowable, transferred allowable, etc.) shall not qualify for an overhead charge.

(3)	The well rates shall be adjusted as of the first day of April each year following the effective date of the agreement to which this Accounting Procedure is attached by the percent increase or decrease published by COPAS.

B.	Overhead - Percentage Basis

(l)	Operator shall charge the Joint Account at the following rates:

(a)	Development

         Percent (    %) of the cost of development of the Joint Property exclusive of costs provided under Paragraph 10 of Section II and all salvage credits.

(b)	Operating

        Percent (    %) of the cost of operating the Joint Property exclusive of costs provided under Paragraphs 2 and 10 of Section II, all salvage credits, the value of injected substances purchased for secondary recovery and all taxes and assessments which are levied, assessed and paid upon the mineral interest in and to the Joint Property.

(2)	Application of Overhead - Percentage Basis shall be as follows:

For the purpose of determining charges on a percentage basis under Paragraph 1B of this Section III, development shall include all costs in connection with drilling, redrilling, deepening, or any remedial operations on any or all wells involving the use of drilling rig and crew capable of drilling to the producing interval on the Joint Property; also, preliminary expenditures necessary in preparation for drilling and expenditures incurred in abandoning when the well is not completed as a producer, and original cost of construction or installation of fixed assets, the expansion of fixed assets and any other project clearly discernible as a fixed asset, except Major Construction as defined in Paragraph 2 of this Section III. All other costs shall be considered as operating.

2.	Overhead - Major Construction

To compensate Operator for overhead costs incurred in the construction and installation of fixed assets, the expansion of fixed assets, and any other project clearly discernible as a fixed asset required for the development and operation of the Joint Property, Operator shall either negotiate a rate prior to the beginning of construction, or shall charge the Joint Account for overhead based on the following rates for any Major Construction project in excess of $         :

A.	5 % of first $100,000 or total cost if less, plus

B.	3 % of costs in excess of $100,000 but less than $1,000,000, plus

C.	1 % of costs in excess of $1,000,000.

COPYRIGHT © 1985, 2004 by the Council of Petroleum Accountants Societies, Inc.

COPAS 1984-1 ONSHORE Revised April 23, 2004 Recommended by the Council of Petroleum Accountants Societies COPAS

Total cost shall mean the gross cost of any one project. For the purpose of this paragraph, the component parts of a single project shall not be treated separately and the cost of drilling and workover wells and artificial lift equipment shall be excluded.

3.	Catastrophe Overhead

To compensate Operator for overhead costs incurred in the event of expenditures resulting from a single occurrence due to oil spill, blowout, explosion, fire, storm, hurricane, or other catastrophes as agreed to by the Parties, which are necessary to restore the Joint Property to the equivalent condition that existed prior to the event causing the expenditures, Operator shall either negotiate a rate prior to charging the Joint Account or shall charge the Joint Account for overhead based on the following rates:

A	5 % of total costs through $100,000; plus

B.	3 % of total costs in excess of $100,000 but less than $1,000,000; plus

C.	1 % of total costs in excess of $1,000,000.

Expenditures subject to the overheads above will not be reduced by insurance recoveries, and no other overhead provisions of this Section III shall apply.

4.	Amendment of Rates

The overhead rates provided for in this Section III may be amended from time to time only by mutual agreement between the Parties hereto if, in practice, the rates are found to be insufficient or excessive.

IV. PRICING OF JOINT ACCOUNT MATERIAL PURCHASES, TRANSFERS AND DISPOSITIONS

Operator is responsible for Joint Account Material and shall make proper and timely charges and credits for all Material movements affecting the Joint Property. Operator shall provide all Material for use on the Joint Property; however, at Operator’s option, such Material may be supplied by the Non-Operator. Operator shall make timely disposition of idle and/or surplus Material, such disposal being made either through sale to Operator or Non-Operator, division in kind, or sale to outsiders. Operator may purchase, but shall be under no obligation to purchase, interest of Non-Operators in surplus condition A or B Material. The disposal of surplus Controllable Material not purchased by the Operator shall be agreed to by the Parties.

1.	Purchases

Material purchased shall be charged at the price paid by Operator after deduction of all discounts received, to case of Material found to be defective or returned to vendor for any other reasons, credit shall be passed to the Joint Account when adjustment has been received by the Operator.

2.	Transfers and Dispositions

Material furnished to the Joint Property and Material transferred from the Joint Property or disposed of by the Operator, unless otherwise agreed to by the Parties, shall be priced on the following basis exclusive of cash discounts:

A.	New Material (Condition A)

~~(1)~~	~~Tubular Goods Other than Line Pipe~~

~~(a)~~	~~Tubular goods, sized 2 3/8 inches OD and larger, except line pipe, shall be priced at Eastern mill published carload base prices affective as of date of movement plus transportation cost using the 80,000 pound carload weight basis to the railway receiving point nearest the Joint Property for which published rail for tubular goods exist. If the 80,000 pound rail rate is not offered, the 70,000 pound or 90,000 pound rail rate may be used. Freight charges for tubing will be calculated from Lorain, Ohio and casing from Youngstown, Ohio.~~

~~(b)~~	~~For grades which are special to one mill only, prices shall be computed at the mill base of that mill plus transportation cost from that mill to the railway receiving point nearest the Joint Property as provided above in Paragraph 2.A.(1)(a). For transportation cost from points other than Eastern mills, the 30,000 pound Oil Field Haulers Association interest truck rate shall be used.~~

~~(c)~~	~~Special and finish tubular goods shall be priced at the lowest published out of stock price, f.o.b. Houston, Texas, plus transportation cost, using Oil Field Haulers Association interest 30,000 pound truck rate, to the railway receiving point nearest the Joint Property.~~

~~(d)~~	~~Macaroni tubing (size less than 2 3/8 inch OD) shall be priced at the lowest published out of stock prices f.o.b. the supplier plus transportation costs, using the Oil Field Haulers Association interest truck rate per weight of tubing transferred, to the railway receiving point nearest the Joint Property.~~

COPYRIGHT © 1985, 2004 by the Council of Petroleum Accountants Societies, Inc.

COPAS 1984-1 ONSHORE Revised April 23, 2004 Recommended by the Council of Petroleum Accountants Societies COPAS

~~(2)~~	~~Line Pipe~~

~~(a)~~	~~Line pipe movements (except size 24 inch OD and larger with wells X inch and over) 30,000 pounds or more shall be priced under provisions of tubular goods pricing in Paragraph A.(1)(a) as provided above. Freight charges shall be calculated from Lorain, Ohio.~~

~~(b)~~	~~Line Pipe movements (except size 24 inch OD and larger with walls X inch and over) less than 30,000 pounds shall be priced at Eastern mill published carload based prices effective as of date of shipment, plus the percent most recently recommended by COPAS, plus transportation costs based on freight rates as set forth under provisions of tubular goods pricing in Paragraph A.(1)(a) as provided above. Freight charges shall be calculated from Lorain, Ohio.~~

~~(c)~~	~~Line pipe 24 inch OD and over and X inch wall and larger shall be priced f.o.b. the point of manufacture at current new published plus transportation cost to the railway receiving point nearest the Joint Property.~~

~~(d)~~	~~Line pipe, including fabricated line pipe, drive pipe and conduit not listed on published price lists shall be priced at quoted prices plus freight to the railway receiving point nearest the Joint Property or at prices agreed to by the Parties.~~

(3)	Other Material shall be priced at the current new price, in effect at date of movement, as listed by a reliable supply store nearest the Joint Property, or point of manufacture, plus transportation costs, if applicable, to the railway receiving point nearest the Joint Property.

(4)	Unused new Material, except tubular goods, moved from the Joint Property shall be priced at the current new price, in effect on date of movement, as listed by a reliable supply store nearest the Joint Property, or point of manufacture, plus transportation costs, if applicable, to the railway receiving point nearest the Joint Property. ~~Unused new tubulars will be priced as provided above in Paragraph 2.A.(I) and (2).~~

B.	Good Used Material (Condition B)

Material in sound and serviceable condition and suitable for reuse without reconditioning:

(1)	Material moved to the Joint Property

At seventy-five percent (75%) of current new price, as determined by Paragraph A.

(2)	Material used on and moved from the Joint Property

(a)	At seventy-five percent (75%) of current new price, as determined by Paragraph A, if Material was originally charged to the Joint Account as new Material or

(b)	At sixty-five percent (65%) of current new price, as determined by Paragraph A, if Material was originally charged to the Joint Account as used Material

(3)	Material not used on and moved from the Joint Property

At seventy-five percent (75%) of current new price as determined by Paragraph A.

The cost of reconditioning, if any, shall be absorbed by the transferring property.

C.	Other Used Material

(1)	Condition C

Material which is not in sound and serviceable condition and not suitable for its original function until after reconditioning shall be priced at fifty percent (50%) of current new price as determined by Paragraph A. The cost of reconditioning shall be charged to the receiving property, provided Condition C value plus cost of reconditioning does not exceed Condition B value.

(2)	Condition D

Material, excluding junk, no longer suitable for its original purpose, but usable for some other purpose shall be priced on a basis commensurate with its use. Operator may dispose of Condition D Material under procedures normally used by Operator without prior approval of Non-Operators.

(a)	Casing, tubing, or drill pipe used as line pipe shaft be priced as Grade A and B seamless line pipe of comparable size and weight. Used casing, tubing or drill pipe utilized as line pipe shall be priced at used line pipe prices.

(b)	Casing, tubing or drill pipe used as higher pressure service lines than standard line pipe, e.g. power oil lines, shall be priced under normal pricing procedures for casing, tubing, or drill pipe. Upset tubular goods shall be priced on anon upset basis.

COPYRIGHT © 1985, 2004 by the Council of Petroleum Accountants Societies, Inc.

COPAS 1984-1 ONSHORE Revised April 23, 2004 Recommended by the Council of Petroleum Accountants Socities COPAS

(3)	Condition E

Junk shall be priced at prevailing prices. Operator may dispose of Condition E Material under procedures normally utilized by Operator without prior approval of Non-Operators.

D.	Obsolete Material

Material which is serviceable and usable for its original function but condition and/or value of such Material is not equivalent to that which would justify a price as provided above may be specially priced as agreed to by the Parties. Such price should result in the Joint Account being charged with the value of the service rendered by such Material.

E.	Pricing Conditions

(1)	Loading or unloading costs may be charged to the Joint Account at the rate of twenty-five cents (25¢) per hundred weight on all tubular goods movements, in lieu of actual loading or unloading costs sustained at the stocking point. The above rate shall be adjusted as of the first day of April each year following January 1, 1985 by the same percentage increase or decrease used to adjust overhead rates in Section III, Paragraph 1.A.(3). Each year, the rate calculated shall be rounded to the nearest cent and shall be the rate in effect until the first day of April next year. Such rate shall be published each year by the Council of Petroleum Accountants Societies.

(2)	Material involving erection costs shall be charged at applicable percentage of the current knocked-down price of new Material.

3.	Premium Prices

Whenever Material is not readily obtainable at published or listed prices because of national emergencies, strikes or other unusual causes over which the Operator has no control, the Operator may charge the Joint Account for the required Material at the Operator’s actual cost incurred in providing such Material, in making it suitable for use, and in moving it to the Joint Property; provided notice in writing is furnished to Non-Operators of the proposed charge prior to billing Non-Operators for such Material. Each Non-Operator shall have the right, by so electing and notifying Operator within ten days after receiving notice from Operator, to furnish in kind all or part of his share of such Material suitable for use and acceptable to Operator.

4.	Warranty of Material Furnished By Operator

Operator does not warrant the Material furnished. In case of defective Material, credit shall not be passed to the Joint Account until adjustment has been received by Operator from the manufacturers or their agents.

V. INVENTORIES

The Operator shall maintain detailed records of Controllable Material.

1.	Periodic Inventories, Notice and Representation

At reasonable intervals, inventories shall be taken by Operator of the Joint Account Controllable Material. Written notice of intention to take inventory shall be given by Operator at least thirty (30) days before any inventory is to begin so that Non-Operators may be represented when any inventory is taken. Failure of Non-Operators to be represented at an inventory shall bind Non-Operators to accept the inventory taken by Operator.

2.	Reconciliation and Adjustment of Inventories

Adjustments to the Joint Account resulting from the reconciliation of a physical inventory shall be made within six months following the taking of the inventory. Inventory adjustments shall be made by Operator to the Joint Account for overages and shortages, but, Operator shall be held accountable only for shortages due to lack of reasonable diligence.

3.	Special Inventories

Special inventories may be taken whenever there is any sale, change of interest, or change of Operator in the Joint Property. It shall be the duty of the party selling to notify all other Parties as quickly as possible after the transfer of interest takes place. In such cases, both the seller and the purchaser shall be governed by such inventory. In cases involving a change of Operator, all Parties shall be governed by such inventory.

4.	Expense of Conducting Inventories

A.	The expense of conducting periodic inventories shall not be charged to the Joint Account unless agreed to by the Parties.

B.	The expense of conducting special inventories shall be charged to the Parties requesting such inventories, except inventories required due to change of Operator shall be charged to the Joint Account.

COPYRIGHT © 1985, 2004 by the Council of Petroleum Accountants Societies, Inc.

EXHIBIT “D”

Attached to and made a part of the Certain Operating Agreement dated June 1, 2007 by and between CrownQuest Operating, LLC and CrownRock, LP, et al, as Non-Operator

INSURANCE AND INDEMNITY

Without in any way limiting the Operator’s and Non-Operator’s liability pursuant to this Agreement, Operator shall, at all times while operations are conducted under this Agreement, maintain for the benefit of all parties hereto, insurance at the types and in the maximum amounts as follows. Premiums for such charges shall be charged to the joint account.

All such insurance shall be maintained in full force and effect during the terms of this Agreement; however, such insurance may be canceled, altered or amended as deemed necessary by Operator. If so required, Operator agrees to have its insurance carrier furnish certificates of insurance evidencing such insurance coverages. Operator and non-operating working interest owners agree to mutually waive subrogation in favor of each other on all insurance carried by each party and/or to obtain such waiver from the insurance carrier if so required by the insurance contract.

Non-operating working interest owners agree that the limits and coverage carried by the Operator are adequate and shall hold Operator harmless if any claim exceed such limits or is not covered by such policy.

KIND	POLICY FORM	MINIMUM LIMITS OF LIABILITY

Workmen’s Compensation	Statutory	Statutory $ 500,000

Commercial General Liability	Commercial	$ 1,000,000 General Aggregate

Automobile Liability	Comprehensive (including non-ownership liability & hired automobile coverage)	$ 1,000,000 Combined Single Limit

Liability	Umbrella	$10,000,000 Aggregate

Excess Liability	Umbrella	Excess $10,000,000

Well Control	Occurrence	$ 3,000,000

Operator shall require all third party contractors performing work in or on the premises covered hereby to carry insurance and in such amounts as Operator shall deem necessary.

Exhibit D

Attached to and made a part of that certain Participation Agreement dated September 24, 2009 between CrownRock, L.P. and Lynden USA Inc.

WEST SUGG RANCH PROSPECT

A.A.P.L. FORM 610-1982

MODEL FORM OPERATING AGREEMENT

OPERATING AGREEMENT

DATED

March 14, 2006,

                  Year

OPERATOR	CrownQuest Operating, LLC

CONTRACT AREA	West 208 acres of Survey 44, Block A, GC&SF Ry. Co., A-1161;

W/2 and W/2 E/2 of East half of Section 18, Block 2, A-1165

COUNTY OR PARISH OF	Sterling and Tom Green	STATE OF	Texas

COPYRIGHT 1982 - ALL RIGHTS RESERVED AMERICAN ASSOCIATION OF PETROLEUM LANDMEN, 4100 FOSSIL CREEK BLVD., FORT WORTH, TEXAS, 76137-2791, APPROVED FORM. A.A.P.L. NO. 610 - 1982 REVISED

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1982

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1982

OPERATING AGREEMENT

THIS AGREEMENT, entered into by and between CrownQuest Operating, LLC, hereinafter designated and referred to as “Operator”, and the signatory party or parties other than Operator, sometimes hereinafter referred to individually herein as “Non-Operator”, and collectively as “Non-Operators”.

WITNESSETH:

WHEREAS, the parties to this agreement are owners of oil and gas leases and/or oil and gas interests in the land identified in Exhibit “A”, and the parties hereto have reached an agreement to explore and develop these leases and/or oil and gas interests for the production of oil and gas to the extent and as hereinafter provided,

NOW, THEREFORE, it is agreed as follows:

ARTICLE I.

DEFINITIONS

As used in this agreement, the following words and terms shall have the meanings here ascribed to them:

A. The term “oil and gas” shall mean oil, gas, casinghead gas, gas condensate, and all other liquid or gaseous hydrocarbons and other marketable substances produced therewith, unless an intent to limit the inclusiveness of this term is specifically stated.

B. The terms “oil and gas lease”, “lease” and “leasehold” shall mean the oil and gas leases covering tracts of land lying within the Contract Area which are owned by the parties to this agreement.

C. The term “oil and gas interests” shall mean unleased fee and mineral interests in tracts of land lying within the Contract Area which are owned by parties to this agreement.

D. The term “Contract Area” shall mean all of the lands, oil and gas leasehold interests and oil and gas interests intended to be developed and operated for oil and gas purposes under this agreement. Such lands, oil and gas leasehold interests and oil and gas interests are described in Exhibit “A”.

E. The term “drilling unit” shall mean the area fixed for the drilling of one well by order or rule of any state or federal body having authority. If a drilling unit is not fixed by any such rule or order, a drilling unit shall be the drilling unit as established by the pattern of drilling in the Contract Area or as fixed by express agreement of the Drilling Parties.

F. The term “drillsite” shall mean the oil and gas lease or interest on which a proposed well is to be located.

G. The terms “Drilling Party” and “Consenting Party” shall mean a party who agrees to join in and pay its share of the cost of any operation conducted under the provisions of this agreement.

H. The terms “Non-Drifting Party” and “Non-Consenting Party” shall mean a party who elects not to participate in a proposed operation.

Unless the context otherwise clearly indicates, words used in the singular include the plural, the plural includes the singular, and the neuter gender includes the masculine and the feminine.

ARTICLE II.

EXHIBITS

The following exhibits, as indicated below and attached hereto, are incorporated in and made a part hereof:

☒	A. Exhibit “A”, shall include the following information:

(1)	Identification of lands subject to this agreement,

(2)	Restrictions, if any, as to depths, formations, or substances,

(3)	Percentages or fractional interests of parties to this agreement,

(4)	Oil and gas leases and/or oil and gas interests subject to this agreement,

(5)	Addresses of parties for notice purposes.

~~☐~~	~~B. Exhibit “B”, Form of Lease.~~

☒	C. Exhibit “C”, Accounting Procedure.

☒	D. Exhibit “D”, Insurance.

~~☐~~	~~E. Exhibit “E”, Gas Balancing Agreement~~.

~~☐~~	~~F. Exhibit “F”, Non-Discrimination and Certification of Non-Segregated Facilities~~.

~~☐~~	~~G. Exhibit “G”, Tax Partnership.~~

If any provision of any exhibit, except Exhibits “E” and “G”, is inconsistent with any provision contained in the body of this agreement, the provisions in the body of this agreement shall prevail.

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1982

ARTICLE III.

INTERESTS OF PARTIES

A.	Oil and Gas Interests:

If any party owns an oil and gas interest in the Contract Area, that interest shall be treated for all purposes of this agreement and during the term hereof as if it were covered by the form of oil and gas lease attached hereto as Exhibit “B”, and the owner thereof shall be deemed to own both the royalty interest reserved in such lease and the interest of the lessee thereunder.

B.	Interests of Parties in Costs and Production:

Unless changed by other provisions, all costs and liabilities incurred in operations under this agreement shall be borne and paid, and all equipment and materials acquired in operations on the Contract Area shall be owned, by the parties as their interests are set forth in Exhibit “A”. In the same manner, the parties shall also own all production of oil and gas from the Contract Area subject to the payment of all royalties ~~to the extent of~~              which shall be borne as hereinafter set forth.

Regardless of which party has contributed the lease(s) and/or oil and gas interest(s) hereto on which royalty is due and payable, each party entitled to receive a share of production of oil and gas from the Contract Area shall bear and shall pay or deliver, or cause to be paid or delivered, to the extent of its interest in such production, the royalty amount stipulated hereinabove and shall bold the other parties free from any liability therefor. No party shall ever be responsible, however, on a price basis higher than the price received by such party, to any other party’s lessor or royalty owner, and if any such other party’s lessor or royalty owner should demand and receive settlement on a higher price basis, the party contributing the affected lease shall bear the additional royalty burden attributable to such higher price.

Nothing contained in this Article III.B. shall be deemed an assignment or cross-assignment of interests covered hereby

C.	Excess Royalties, Overriding Royalties and Other Payments:

Unless changed by other provisions, if the interest of any party in any lease covered hereby is subject to any royalty, overriding royalty, production payment or other burden on production in excess of the amount stipulated in Article III.B., such party so burdened shall assume and alone bear all such excess obligations and shall indemnify and bold the other parties hereto harmless from any and all claims and demands for payment asserted by owners of such excess burden.

D.	Subsequently Created Interests:

If any party should hereafter create an overriding royalty, production payment or other burden payable out of production attributable to its working interest hereunder, or if such a burden existed prior to this agreement and is not set forth in Exhibit “A”, or was not disclosed in writing to all other parties prior to the execution of this agreement by all parties, or is not a jointly acknowledged and accepted obligation of all parties (any such interest being hereinafter referred to as “subsequently created interest” irrespective of the timing of its creation and the party out of whose working interest the subsequently created interest is derived being hereinafter referred to as “burdened party”), and:

1.	If the burdened party is required under this agreement to assign or relinquish to any other party, or parties, all or a portion of its working interest and/or the production attributable thereto, said other party, or parties, shall receive said assignment and/or production free and clear of said subsequently created interest and the burdened party shall indemnify and save said other party, or parties, harmless from any and all claims and demands for payment asserted by owners of the subsequently created interest; and,

2.	If the burdened party fails to pay, when due, its share of expenses chargeable hereunder, all provisions of Article VII.B. shall be enforceable against the subsequently created interest in the same manner as they are enforceable against the working interest of the burdened party.

ARTICLE IV.

TITLES

A.	Title Examination:

Title examination shall be made on the drillsite of any proposed well prior to commencement of drilling operations or, if the Drilling Parties so request, title examination shall be made on the leases and/or oil and gas interests included, or planned to be included, in the drilling unit around such well. The opinion will include the ownership of the working interest, minerals, royalty, overriding royalty and production payments under the applicable leases. At the time a well is proposed, each party contributing leases and/or oil and gas interests to the drillsite, or to be included in such drilling unit, shall furnish to Operator all abstracts (including federal lease status reports), title opinions, title papers and curative material in its possession free of charge. All such information not in the possession of or made available to Operator by the parties, but necessary for the examination of the title, shall be obtained by Operator. Operator shall cause title to be examined by attorneys on its staff or by outside attorneys. Copies of all title opinions shall be furnished to each party hereto. The cost incurred by Operator in this title program shall be borne as follows:

~~☐ Option No. 1: Costs incurred by Operator in procuring abstracts and title examination (including preliminary, supplemental, shut-in gas royalty opinions and division order title opinions) shall be a part of the administrative overhead as provided in Exhibit “C”, and shall not be a direct charge, whether performed by Operator’s staff attorneys or by outside attorneys.~~

☐ Option No. 2: Costs incurred by Operator in procuring abstracts and fees paid outside attorneys for title examination (including preliminary, supplemental, shut-in gas royalty opinions and division order title opinions) shall be borne by the Drilling Parties in the proportion that the interest of each Drilling Party bears to the total interest of all Drilling Parties as such interests appear in Exhibit “A”. Operator shall make no charge for services rendered by its staff attorneys or other personnel in the performance of the above functions.

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1982

ARTICLE IV

continued

Each party shall be responsible for securing curative matter and pooling amendments or agreements required in connection with leases or oil and gas interests contributed by such party. Operator shall be responsible for the preparation and recording of pooling designations or declarations as well as the conduct of hearings before governmental agencies for the securing of spacing or pooling orders. This shall not prevent any party from appearing on its own behalf at any such hearing.

No well shall be drilled on the Contract Area until after (1) the title to the drillsite or drilling unit has been examined as above provided, and (2) the title has been approved by the examining attorney or title has been accepted by all of the parties who are to participate in the drilling of the well.

~~B.~~	~~Loss of Title:~~

~~1. Failure of Title: Should any oil and gas interest or lease, or interest therein, be lost through failure of title, which less results in a reduction of interest from that shown on Exhibit “A”, the party contributing the affected lease or interest shall have ninety (90) days from final determination of title failure to acquire a new lease or other instrument curing the entirety of the title failure, which acquisition will not be subject to Article VIII.B., and failing to do so, this agreement, nevertheless, shall continue in force as to all remaining oil and gas leases and interests: and,~~

~~(a) The party whose oil and gas lease or interest is affected by the title failure shall bear alone the entire loss and it shall not be entitled to recover from Operator or the other parties any development or operating costs which it may have therefore paid or incurred, but there shall be no additional liability on its part to the other parties hereto by reason of such title failure;~~

~~(b) These shall be no retroactive adjustment of expenses incurred or revenues received from the operation of the interest which has been lost, but the interests of the parties shall be revised on an acreage basis, as of the time it is determined finally that title failure has occurred, so that the interest of the party whose lease or interest is affected by the title failure will thereafter be reduced in the Contract Area by the amount of the interest lost;~~

~~(c) If the proportionate interest of the other parties hereto in any producing well therefore drilled on the Contract Area is increased by reason of the title failure, the party whose title has failed shall receive the proceeds attributable to the increase in such interest (less costs and burdens attributable thereto) until it has been reimbursed for unrecovered costs paid by it in connection with such well;~~

~~(d) Should any person not a party to this agreement, who is determined to be the owner of any interest in the title which has failed, pay in any manner any part of the cost of operation, development, or equipment, such amount shall be paid to the party or parties who bore the costs which are so refunded;~~

~~(e) Any liability to account to a third party for prior production of oil and gas which arises by reason of title failure shall be borne by the party or parties whose title failed in the same proportions in which they shared in such prior production; and,~~

~~(f) No charge shall be made to the joint account for legal expenses, fees or salaries, in connection with the defense of the interest claimed by any party hereto, it being the intention of the parties hereto that each shall defend title to its interest and bear all expenses in connection therewith.~~

~~2. Loss by Non Payment or Erroneous Payment of Amount Due: If, through mistake or oversight, any rental, shut in well payment, minimum royalty or royalty payment, is not paid or is erroneously paid, and as a result a lease or interest therein terminates, there shall be no monetary liability against the party who failed to make such payment. Unless the party who failed to make the required payment secures a new lease covering the same interest within ninety (90) days from the discovery of the failure to make proper payment, which acquisition will not be subject to Article VIII.B., the interests of the parties shall be revised on an acreage basis, effective as of the date of termination of the lease involved, and the party who failed to make proper payment will no longer be credited with an interest in the Contract Area on account of ownership of the lease or interest which has terminated. In the event the party who failed to make the required payment shall not have been fully reimbursed, at the time of the loss, from the proceeds of the sale of oil and gas attributable to the lest interest, calculated on an acreage basis, for the development and operating costs therefore paid on account of such interest, it shall be reimbursed for unrecovered actual costs therefore paid by it (but not for its share of the cost of any dry hole previously drilled or wells previously abandoned) from so much of the following as is necessary to affect reimbursement:~~

~~(a) Proceeds of oil and gas, less operating expenses, theretofore accrued to the credit of the lost interest, on an acreage basis, up to the amount of unrecovered costs;~~

~~(b) Proceeds, less operating expenses, thereafter accrued attributable to the lost interest on an acreage basis, of that portion of oil and gas thereafter produced and marketed (excluding production from any wells thereafter drilled) which, in the absence of such lease termination, would be attributable to the lost interest on an acreage basis, up to the amount of unrecovered costs, the proceeds of said portion of the oil and gas to be contributed by the other parties in proportion to their respective interest; and,~~

~~(c) Any monies, up to the amount of unrecovered costs, that may be paid by any party who is, or becomes, the owner of the interest lest, for the privilege of participating in the Contract Area or becoming a party to this agreement.~~

3. All ~~Other~~ Losses: All losses incurred, ~~other than those set forth is Article IV.B.1. and IV.B.2. above~~, shall be joint losses and shall be borne by all parties in proportion to their interests. There shall be no readjustment of interests in the remaining portion of the Contract Area.

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT 1982

ARTICLE V.

OPERATOR

A.	Designation and Responsibilities of Operator:

CrownQuest Operating, LLC shall be the Operator of the Contract Area, and shall conduct and direct and have full control of all operations on the Contract Area as permitted and required by, and within the limits of this agreement. It shall conduct all such operations in a good and workmanlike manner, but it shall have no liability as Operator to the other parties for losses sustained or liabilities incurred, except such as may result from gross negligence or willful misconduct.

B.	Resignation or Removal of Operator and Selection of Successor:

1. Resignation or Removal of Operator: Operator may resign at any time by giving written notice thereof to Non-Operators. If Operator terminates its legal existence, no longer owns an interest hereunder in the Contract Area, or is no longer capable of serving as Operator, Operator shall be deemed to have resigned without any action by Non-Operators, except the selection of a successor. Operator may be removed if it fails or refuses to carry out its duties hereunder, or becomes insolvent, bankrupt or is placed in receivership, by the affirmative vote of two (2) or more Non-Operators owning a majority interest based on ownership as shown on Exhibit “A” remaining after excluding the voting interest of Operator. Such resignation or removal shall not become effective until 7:00 o’clock A.M. on the first day of the calendar month following the expiration of ninety (90) days after the giving of notice of resignation by Operator or action by the Non-Operators to remove Operator, unless a successor Operator has been selected and assumes the duties of Operator at an earlier date. Operator, after effective date of resignation or removal, shall be bound by the terms hereof as a Non-Operator. A change of a corporate name or structure of Operator or transfer of Operator’s interest to any single subsidiary, parent or successor corporation shall not be the basis for removal of Operator.

2. Selection of Successor Operator: Upon the resignation or removal of Operator, a successor Operator shall be selected by the parties. The successor Operator shall be selected from the parties owning an interest in the Contract Area at the time such successor Operator is selected. The successor Operator shall be selected by the affirmative vote of two (2) or more parties owning a majority interest based on ownership as shown on Exhibit “A”; provided, however, if an Operator which has been removed fails to vote or votes only to succeed itself, the successor Operator shall be selected by the affirmative vote of two (2) or more parties owning a majority interest based on ownership as shown on Exhibit “A” remaining after excluding the voting interest of the Operator that was removed.

C.	Employees:

The number of employees used by Operator in conducting operations hereunder, their selection, and the boors of tabor and the compensation for services performed shall be determined by Operator, and all such employees shall be the employees of Operator.

D.	Drilling Contracts:

All wells drilled on the Contract Area shall be drilled on a competitive contract basis at the usual rates prevailing in the area. If it so desires, Operator may employ its own tools and equipment in the drilling of wells, but its charges therefor shall not exceed the prevailing rates in the area and the rate of such charges shall be agreed upon by the parties in writing before drilling operations are commenced, and such work shall be performed by Operator under the same terms and conditions as are customary and usual in the area in contracts of independent contractors who are doing work of a similar nature.

ARTICLE VI.

DRILLING AND DEVELOPMENT

A.	Initial Well:

On or before the 1st day of June, (year) 2006, Operator shall commence the drilling of a well for oil and gas at the following location: 500’ FWL & 900’ FSL of Section 18, Block 2, T&P Ry. Co. Survey, Sterling County, Texas

and shall thereafter continue the drilling of the well with due diligence to 9,500’ or a depth sufficient to test the Fusselman formation, whichever is less.

unless granite or other practically impenetrable substance or condition in the hole, which renders further drilling impractical, is encountered at a lesser depth, or unless all parties agree to complete or abandon the well at a lesser depth.

Operator shall make reasonable tests of all formations encountered during drilling which give indication of containing oil and gas in quantities sufficient to test, unless this agreement shall be limited in its application to a specific formation or formations, in which event Operator shall be required to test only the formation or formations to which this agreement may apply.

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT 1982

ARTICLE VI

continued

If, in Operator’s judgment, the well will not produce oil or gas in paying quantities, and it wishes to plug and abandon the well as a dry hole, the provisions of Article VI.E.1. shall thereafter apply.

B.	Subsequent Operations:

1. Proposed Operations: Should any party hereto desire to drill any well on the Contract Area other than the well provided for in Article VI.A., or to rework, deepen or plug back a dry hole drilled at the joint expense of all parties or a well jointly owned by all the parties and not then producing in paying quantities, the party desiring to drill, rework, deepen or plug back such a well shall give the other parties written notice of the proposed operation, specifying the work to be performed, the location, proposed depth, objective formation and the estimated cost of the operation. The parties receiving such a notice shall have thirty (30) days after receipt of the notice within which to notify the party wishing to do the work whether they elect to participate in the cost of the proposed operation. If a drilling rig is on location, notice of a proposal to rework, plug back or drill deeper may be given by telephone and the response period shall be limited to forty-eight (48) hours, exclusive of Saturday, Sunday, and legal holidays. Failure of a party receiving such notice to reply within the period above fixed shall constitute an election by that party not to participate in the cost of the proposed operation. Any notice or response given by telephone shall be promptly confirmed in writing.

If all parties elect to participate in such a proposed operation, Operator shall, within ninety (90) days after expiration of the notice period of thirty (30) days (or as promptly as possible after the expiration of the forty-eight (48) hour period when a drilling rig is on location, as the case may be), actually commence the proposed operation and complete it with due diligence at the risk and expense of all parties hereto; provided, however, said commencement date may be extended upon written notice of same by Operator to the other parties, for a period of up to thirty (30) additional days if, in the sole opinion of Operator, such additional time is reasonably necessary to obtain permits from governmental authorities, surface rights (including rights-of-way) or appropriate drilling equipment, or to complete title examination or curative matter required for title approval or acceptance. Notwithstanding the force majeure provisions of Article XI, if the actual operation has not been commenced within the time provided (including any extension thereof as specifically permitted herein) and if any party hereto still desires to conduct said operation, written notice proposing same must be resubmitted to the other parties in accordance with the provisions hereof as if no prior proposal had been made.

2. Operations by Less than All Parties: If any party receiving such notice as provided in Article VI.B.1. or VII.D.1. (Option No. 2) elects not to participate in the proposed operation, then, in order to be entitled to the benefits of this Article, the party or parties giving the notice and such other parties as shall elect to participate in the operation shall, within ninety (90) days after the expiration of the notice period of thirty (30) days (or as promptly as possible after the expiration of the forty-eight (48) hour period when a drilling rig is on location, as the case may be) actually commence the proposed operation and complete it with due diligence. Operator shall perform all work for the account of the Consenting Parties; provided, however, if no drilling rig or other equipment is on location, and if Operator is a Non-Consenting Party, the Consenting Parties shall either (a) request Operator to perform the work required by such proposed operation for the account of the Consenting Parties, or (b) designate one (1) of the Consenting Parties as Operator to perform such work. Consenting Parties, when conducting operations on the Contract Area pursuant to this Article VI.B.2., shall comply with all terms and conditions of this agreement.

If less than all parties approve any proposed operation, the proposing party, immediately after the expiration of the applicable notice period, shall advise the Consenting Parties of the total interest of the parties approving such operation and its recommendation as to whether the Consenting Parties should proceed with the operation as proposed. Each Consenting Party, within forty-eight (48) hours (exclusive of Saturday, Sunday and legal holidays) after receipt of such notice, shall advise the proposing party of its desire to (a) limit participation to such party’s interest as shown on Exhibit “A” or (b) carry its proportionate part of Non-Consenting Parties’ interests, and failure to advise the proposing party shall be deemed an election under (a). In the event a drilling rig is on location, the time permitted for such a response shall not exceed a total of forty-eight (48) hours (inclusive of Saturday, Sunday and legal holidays). The proposing party, at its election, may withdraw such proposal if there is insufficient participation and shall promptly notify all parties of such decision.

The entire cost and risk of conducting such operations shall be borne by the Consenting Parties in the proportions they have elected to bear same under the terms of the preceding paragraph. Consenting Parties shall keep the leasehold estates involved in such operations free and clear of all liens and encumbrances of every kind created by or arising from the operations of the Consenting Parties. If such an operation results in a dry hole, the Consenting Parties shall plug and abandon the well and restore the surface location at their sole cost, risk and expense. If any well drilled, reworked, deepened or plugged back under the provisions of this Article results in a producer of oil and/or gas in paying quantities, the Consenting Parties shall complete and equip the well to produce at their sole cost and risk,

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT 1982

ARTICLE VI

continued

and the well shall then be turned over to Operator and shall be operated by it at the expense and for the account of the Consenting Parties. Upon commencement of operations for the drilling, reworking, deepening or plugging back of any such well by Consenting Parties in accordance with the provisions of this Article, each Non-Consenting Party shall be deemed to have relinquished to Consenting Parties, and the Consenting Parties shall own and be entitled to receive, in proportion to their respective interests, all of such Non-Consenting Party’s interest in the well and share of production therefrom until the proceeds of the sale of such share, calculated at the well, or market value thereof if such share is not sold, (after deducting production taxes, excise taxes, royalty, overriding royalty and other interests not excepted by Article III.D. payable out of or measured by the production from such well accruing with respect to such interest until it reverts) shall equal the total of the following:

(a) 100% of each such Non-Consenting Party’s share of the cost of any newly acquired surface equipment beyond the wellhead connections (including, but not limited to, stock tanks, separators, treaters, pumping equipment and piping), plus 100% of each such Non-Consenting Party’s share of the cost of operation of the well commencing with first production and continuing until each such Non-Consenting Party’s relinquished interest shall revert to it under other provisions of this Article, it being agreed that each Non-Consenting Party’s share of such costs and equipment will be that interest which would have been chargeable to such Non-Consenting Party had it participated in the well from the beginning of the operations; and

(b) 300% of that portion of the costs and expenses of drilling, reworking, deepening, plugging back, testing and completing, after deducting any cash contributions received under Article VIII.C., and 300% of that portion of the cost of newly acquired equipment in the well (to and including the wellhead connections), which would have been chargeable to such Non-Consenting Party if it had participated therein.

An election not to participate in the drilling or the deepening of a well shall be deemed an election not to participate in any reworking or plugging back operation proposed in such a well, or portion thereof, to which the initial Non-Consent election applied that is conducted at any time prior to full recovery by the Consenting Parties of the Non-Consenting Party’s recoupment account. Any such reworking or plugging back operation conducted during the recoupment period shall be deemed part of the cost of operation of said well and there shall be added to the sums to be recouped by the Consenting Parties one hundred percent (100%) of that portion of the costs of the reworking or plugging back operation which would have been chargeable to such Non-Consenting Party had it participated therein. If such a reworking or plugging back operation is proposed during such recoupment period, the provisions of this Article VLB. shall be applicable as between said Consenting Parties in said well.

During the period of time Consenting Parties are entitled to receive Non-Consenting Party’s share of production, or the proceeds therefrom, Consenting Parties shall be responsible for the payment of all production, severance, excise, gathering and other taxes, and all royalty, overriding royalty and other burdens applicable to Non-Consenting Party’s share of production not excepted by Article III.D.

In the case of any reworking, plugging back or deeper drilling operation, the Consenting Parties shall be permitted to use, free of cost, all casing, tubing and other equipment in the well, but the ownership of all such equipment shall remain unchanged; and upon abandonment of a well after such reworking, plugging back or deeper drilling, the Consenting Parties shall account for all such equipment to the owners thereof, with each party receiving its proportionate part in kind or in value, less cost of salvage.

Within sixty (60) days after the completion of any operation under this Article, the party conducting the operations for the Consenting Parties shall furnish each Non-Consenting Party with an inventory of the equipment in and connected to the well, and an itemized statement of the cost of drilling, deepening, plugging back, testing, completing, and equipping the well for production; or, at its option, the operating party, in lieu of an itemized statement of such costs of operation, may submit a detailed statement of monthly billings. Each month thereafter, during the time the Consenting Parties are being reimbursed as provided above, the party conducting the operations for the Consenting Parties shall furnish the Non-Consenting Parties with an itemized statement of all costs and liabilities incurred in the operation of the well, together with a statement of the quantity of oil and gas produced from it and the amount of proceeds realized from the sale of the well’s working interest production during the preceding month. In determining the quantity of oil and gas produced during any month, Consenting Parties shall use industry accepted methods such as, but not limited to, metering or periodic well tests. Any amount realized from the sale or other disposition of equipment newly acquired in connection with any such operation which would have been owned by a Non-Consenting Party had it participated therein shall be credited against the total unreturned costs of the work done and of the equipment purchased in determining when the interest of such Non-Consenting Party shall revert to it as above provided; and if there is a credit balance, it shall be paid to such Non-Consenting Party.

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT 1982

ARTICLE VI

continued

If and when the Consenting Parties recover from a Non-Consenting Party’s relinquished interest the amounts provided for above, the relinquished interests of such Non-Consenting Party shall automatically revert to it, and, from and after such reversion, such Non-Consenting Party shall own the same interest in such well, the material and equipment in or pertaining thereto, and the production therefrom as such Non-Consenting Party would have been entitled to had it participated in the drilling, reworking, deepening or plugging back of said well. Thereafter, such Non-Consenting Party shall be charged with and shall pay its proportionate part of the further costs of the operation of said well in accordance with the terms of this agreement and the Accounting Procedure attached hereto.

Notwithstanding the provisions of this Article VI.B.2., it is agreed that without the mutual consent of all parties, no wells shall be completed in or produced from a source of supply front which a well located elsewhere on the Contract Area is producing, unless such well conforms to the then-existing well spacing pattern for such source of supply.

The provisions of this Article shall have no application whatsoever to the drilling of the initial well described in Article VI.A. except (a) as to Article VII.D.1. (Option No. 2), if selected, or (b) as to the reworking, deepening and plugging back of such initial well after if has been drilled to the depth specified in Article VI.A. if it shall thereafter prove to be a dry hole or, if initially completed for production, ceases to produce in paying quantities.

3. Stand-By Time: When a well which has been drilled or deepened has reached its authorized depth and all tests have been completed, and the results thereof furnished to the parties, stand-by costs incurred pending response to a party’s notice proposing a reworking, deepening, plugging back or completing operation in such a well shall be charged and borne as part of the drilling or deepening operation just completed. Stand-by costs subsequent to all parties responding, or expiration of the response time permitted, whichever first occurs, and prior to agreement as to the participating interests of all Consenting Parties pursuant to the terms of the second grammatical paragraph of Article VI.B.2., shall be charged to and borne as part of the proposed operation, but if the proposal is subsequently withdrawn because of insufficient participation, such stand-by costs shall be allocated between the Consenting Parties in the proportion each Consenting Party’s interest as shown on Exhibit “A” bears to the total interest as shown on Exhibit “A” of all Consenting Parties.

4. Sidetracking: Except as hereinafter provided, those provisions of this agreement applicable to a “deepening” operation shall also be applicable to any proposal to directionally control and intentionally deviate a well from vertical so as to change the bottom hole location (herein call “sidetracking”), unless done to straighten the hole or to drill around junk in the hole or because of other mechanical difficulties. Any party having the right to participate in a proposed sidetracking operation that does not own an interest in the affected well bore at the time of the notice shall, upon electing to participate, tender to the well bore owners its proportionate share (equal to its interest in the sidetracking operation) of the value of that portion of the existing well bore to be utilized as follows:

(a) If the proposal is for sidetracking an existing dry hole, reimbursement shall be on the basis of the actual costs incurred in the initial drilling of the well down to the depth at which the sidetracking operation is initiated.

(b) If the proposal is for sidetracking a well which has previously produced, reimbursement shall be on the basis of the well’s salvable materials and equipment down to the depth at which the sidetracking operation is initiated, determined in accordance with the provisions of Exhibit “C”, less the estimated cost of salvaging and the estimated cost of plugging and abandoning.

In the event that notice for a sidetracking operation is given while the drilling rig to be utilized is on location, the response period shall be limited to forty-eight (48) hours, exclusive of Saturday, Sunday and legal holidays; provided, however, any party may request and receive up to eight (8) additional days after expiration of the forty-eight (48) hours within which to respond by paying for all stand-by time incurred during such extended response period. If more than one party elects to take such additional time to respond to the notice, stand by costs shall be allocated between the parties taking additional time to respond on a day-to-day basis in the proportion each electing party’s interest as shown on Exhibit “A” bears to the total interest as shown on Exhibit “A” of all the electing parties. In all other instances the response period to a proposal for sidetracking shall be limited to thirty (30) days.

C.	TAKING PRODUCTION IN KIND:

Each party shall have the right to take in kind or separately dispose of its proportionate share of all oil and gas produced from the Contract Area, exclusive of production which may be used in development and producing operations and in preparing and treating oil and gas for marketing purposes and production unavoidably lost. Any extra expenditure incurred in the taking in kind or separate disposition by any party of its proportionate share of the production shall be borne by such party. Any party taking its share of production in kind shall be required to pay for only its proportionate share of such part of Operator’s surface facilities which it uses.

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT 1982

ARTICLE VI

continued

Each party shall execute such division orders and contracts as may be necessary for the sale of its interest in production from the Contract Area, and, except as provided in Article VII.B., shall be entitled to receive payment directly from the purchaser thereof for its share of all production.

In the event any party shall fail to make the arrangements necessary to take in kind or separately dispose of its proportionate share of the oil and gas produced from the Contract Area, Operator shall have the right, subject to the revocation at will by the party owning it, but not the obligation, to purchase such oil and gas or sell it to others at any time and from time to time, for the account of the non-taking party at the best price obtainable in the area for such production. Any such purchase or sale by Operator shall be subject always to the right of the owner of the production to exercise at any time its right to take in kind, or separately dispose of, its share of all oil and gas not previously delivered to a purchaser. Any purchase or sale by Operator of any other party’s share of oil and gas shall be only for such reasonable periods of time as are consistent with the minimum needs of the industry under the particular circumstances, but in no event for a period in excess of one (1) year. Notwithstanding the foregoing. Operator shall not make a sale, including one into interstate commerce, of any other party’s share of gas production without first giving such other party thirty (30) days notice of such intended sale.

D.	Access to Contract Area and Information:

Each party shall have access to the Contract Area at all reasonable times, at its sole cost and risk to inspect or observe operations, and shall have access at reasonable times to information pertaining to the development or operation thereof, including Operator’s books and records relating thereto. Operator, upon request, shall furnish each of the other parties with copies of all forms or reports filed with governmental agencies, daily drilling reports, well logs, tank tables, daily gauge and run tickets and reports of stock on hand at the first of each month, and shall make available samples of any cores or cuttings taken from any well drilled on the Contract Area. The cost of gathering and furnishing information to Non-Operator, other than that specified above, shall be charged to the Non-Operator that requests the Information.

E.	Abandonment of Wells:

1. Abandonment of Dry Holes: Except for any well drilled or deepened pursuant to Article VI.B.2., any well which has been drilled or deepened under the terms of this agreement and is proposed to be completed as a dry hole shall not be plugged and abandoned without the consent of all parties. Should Operator, after diligent effort, be unable to contact any party, or should any party fail to reply within forty-eight (48) hours (exclusive of Saturday, Sunday and legal holidays) after receipt of notice of the proposal to plug and abandon such well, such party shall be deemed to have consented to the proposed abandonment. All such wells shall be plugged and abandoned in accordance with applicable regulations and at the cost, risk and expense of the parties who participated in the cost of drilling or deepening such well. Any party who objects to plugging and abandoning such well shall have the right to take over the well and conduct further operations in search of oil and/or gas subject to the provisions of Article VLB.

2. Abandonment of Wells that have Produced: Except for any well in which a Non-Consent operation has been conducted hereunder for which the Consenting Parties have not been fully reimbursed as herein provided, any well which has been completed as a producer shall not be plugged and abandoned without the consent of all parties. If all parties consent to such abandonment, the well shall be plugged and abandoned in accordance with applicable regulations and at the cost, risk and expense of all the parties hereto. If, within thirty (30) days after receipt of notice of the proposed abandonment of any well, all parties do not agree to the abandonment of such well, those wishing to continue its operation from the interval(s) of the formation(s) then open to production shall tender to each of the other parties its proportionate share of the value of the well’s salvable material and equipment, determined in accordance with the provisions of Exhibit “C”, less the estimated cost of salvaging and the estimated cost of plugging and abandoning. Each abandoning party shall assign the non-abandoning parties, without warranty, express or implied, as to title or as to quantity, or fitness for use of the equipment and material, all of its interest in the well and related equipment, together with its interest in the leasehold estate as to, but only as to, the interval or intervals of the formation or formations then open to production. If the interest of the abandoning party is or includes an oil and gas interest, such party shall execute and deliver to the non-abandoning party or parties an oil and gas lease, limited to the interval or intervals of the formation or formations then open to production, for a term of one (1) year and so long thereafter as oil and/or gas is produced from the interval or intervals of the formation or formations covered thereby, such lease to be on the form attached as Exhibit “B”.

- 8 alternate -

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT 1982

ARTICLE VI

continued

The assignments or leases so limited shall encompass the “drilling unit” upon which the well is located. The payments by, and the assignments or leases to, the assignees shall be in a ratio based upon the relationship of their respective percentage of participation in the Contract Area to the aggregate of the percentages of participation in the Contract Area of all assignees. There shall be no readjustment of interests in the remaining portion of the Contract Area.

Thereafter, abandoning parties shall have no further responsibility, liability, or interest in the operation of or production from the well in the interval or intervals then open other than the royalties retained in any lease made under the terms of this Article. Upon request, Operator shall continue to operate the assigned well for the account of the non-abandoning parties at the rates and charges contemplated by this agreement, plus any additional cost and charges which may arise as the result of the separate ownership of the assigned well. Upon proposed abandonment of the producing interval(s) assigned or leased, the assignor or lessor shall then have the option to repurchase its prior interest in the well (using the same valuation formula) and participate in further operations therein subject to the provisions hereof.

3. Abandonment of Non-Consent Operations: The provisions of Article VI.E.1. or VI.E.2 above shall be applicable as between Consenting Parties in the event of the proposed abandonment of any well excepted from said Articles; provided, however, no well shall be permanently plugged and abandoned unless and until all parties having the right to conduct further operations therein have been notified of the proposed abandonment and afforded the opportunity to elect to take over the well in accordance with the provisions of this Article VI.E.

ARTICLE VII.

EXPENDITURES AND LIABILITY OF PARTIES

A.	Liability of Parties:

The liability of the parties shall be several, not joint or collective. Each party shall be responsible only for its obligations, and shall be liable only for its proportionate share of the costs of developing and operating the Contract Area. Accordingly, the liens granted among the parties in Article VII.B. are given to secure only the debts of each severally. It is not the intention of the parties to create, nor shall this agreement be construed as creating, a mining or other partnership or association, or to render the parties liable as partners.

B.	Liens and Payment Defaults:

Each Non-Operator grants to Operator a lien upon its oil and gas rights in the Contract Area, and a security interest in its share of oil and/or gas when extracted and its interest in all equipment, to secure payment of its share of expense, together with interest thereon at the rate provided in Exhibit “C”. To the extent that Operator has a security interest under the Uniform Commercial Code of the state, Operator shall be entitled to exercise the rights and remedies of a secured party under the Code. The bringing of a suit and the obtaining of judgment by Operator for the secured indebtedness shall not be deemed an election of remedies or otherwise affect the lien rights or security interest as security for the payment thereof. In addition, upon default by any Non-Operator in the payment of its share of expense, Operator shall have the right, without prejudice to other rights or remedies, to collect from the purchaser the proceeds from the sale of such Non-Operator’s share of oil and/or gas until the amount owed by such Non-Operator, plus interest, has been paid. Each purchaser shall be entitled to rely upon Operator’s written statement concerning the amount of any default. Operator grants a like lien and security interest to the Non-Operators to secure payment of Operator’s proportionate share of expense.

~~If any party fails or is unable to pay its share of expense within sixty (60) days after rendition of a statement therefor by Operator, the non-defaulting parties, including Operator, shall, upon request by Operator, pay the unpaid amount in the proportion that the interest of each such party bears to the interest of all such parties. Each party so paying its share of the unpaid amount shall, to obtain reimbursement thereof, be subrogated to the security rights described in the foregoing paragraph.~~

C.	Payments and Accounting:

Except as herein otherwise specifically provided, Operator shall promptly pay and discharge expenses incurred in the development and operation of the Contract Area pursuant to this agreement and shall charge each of the parties hereto with their respective proportionate shares upon the expense basis provided in Exhibit “C”. Operator shall keep an accurate record of the joint account hereunder, showing expenses incurred and charges and credits made and received.

Operator, at its election, shall have the right from time to time to demand and receive from the other parties payment in advance of their respective shares of the estimated amount of the expense to be incurred in operations hereunder during the next succeeding month, which right may be exercised only by submission to each such party of an itemized statement of such estimated expense, together with an invoice for its share thereof. Each such statement and invoice for the payment in advance of estimated expense shall be submitted on or before the 20th day of the next preceding month. Each party shall pay to Operator its proportionate share of such estimate within fifteen (15) days after such estimate and invoice is received. If any party fails to pay its share of said estimate within said time, the amount due shall bear interest as provided in Exhibit “C” until paid. Proper adjustment shall be made monthly between advances and actual expense to the end that each party shall bear and pay its proportionate share of actual expenses incurred, and no more.

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT 1982

ARTICLE VII

continued

D.	Limitation of Expenditures:

1. Drill or Deepen: Without the consent of all parties, no well shall be drilled or deepened, except any well drilled or deepened pursuant to the provisions of Article VI.B.2. of this agreement. Consent to the drilling or deepening shall include:

~~☐ Option No. 1: All necessary expenditures for the drilling or deepening, testing, completing and equipping of the well, including necessary tankage and/or surface facilities.~~

☒ Option No. 2: All necessary expenditures for the drilling or deepening and testing of the well. When such well has reached its authorized depth, and all tests have been completed, and the results thereof furnished to the parties, Operator shall give immediate notice to the Non-Operators who have the right to participate in the completion costs. The parties receiving such notice shall have forty-eight (48) hours (exclusive of Saturday, Sunday and legal holidays) in which to elect to participate in the setting of casing and the completion attempt. Such election, when made, shall include consent to all necessary expenditures for the completing and equipping of such well, including necessary tankage and/or surface facilities. Failure of any party receiving such notice to reply within the period above fixed shall constitute an election by that party not to participate in the cost of the completion attempt. If one or more, but Jess than all of the parties, elect to set pipe and to attempt a completion, the provisions of Article VI.B.2. hereof (the phrase “reworking, deepening or plugging back” as contained in Article VI.B.2. shall be deemed to include “completing”) shall apply to the operations thereafter conducted by less than all parties.

2. Rework or Plug Back: Without the consent of all parties, no well shall be reworked or plugged back except a well reworked or plugged back pursuant to the provisions of Article VI.B.2. of this agreement. Consent to the reworking or plugging back of a well shall include all necessary expenditures in conducting such operations and completing and equipping of said well, including necessary tankage and/or surface facilities.

3. Other Operations: Without the consent of all parties, Operator shall not undertake any single project reasonably estimated to require an expenditure in excess of Twenty Thousand and No/100 Dollars ($ 20,000.00 ) except in connection with a well, the drilling, reworking, deepening, completing, recompleting, or plugging back of which has been previously authorized by or pursuant to this agreement; provided, however, that, in case of explosion, fire, flood or other sudden emergency, whether of the same or different nature, Operator may take such steps and incur such expenses as in its opinion are required to deal with the emergency to safeguard life and property but Operator, as promptly as possible, shall report the emergency to the other parties. If Operator prepares an authority for expenditure (AFE) for its own use, Operator shall furnish any Non-Operator so requesting an information copy thereof for any single project costing in excess of Fifteen Thousand and No/100 Dollars ($ 15,000.00) but less than the amount first set forth above in this paragraph.

E.	Rentals, Shut-in Well Payments and Minimum Royalties:

Rentals, shut-in well payments and minimum royalties which may be required under the terms of any lease shall be paid by the party or parties who subjected such lease to this agreement at its or their expense. In the event two or more parties own and have contributed interests in the same lease to this agreement, such parties may designate one of such parties to make said payments for and on behalf of all such parties. Any party may request, and shall be entitled to receive, proper evidence of all such payments. In the event of failure to make proper payment of any rental, shut-in well payment or minimum royalty through mistake or oversight where such payment is required to continue the lease in force, any loss which results from such non-payment shall be borne in accordance with the provisions of Article IV.B.2.

Operator shall notify Non-Operator of the anticipated completion of a shut-in gas well, or the shutting in or return to production of a producing gas well, at least five (5) days (excluding Saturday, Sunday and legal holidays), or at the earliest opportunity permitted by circumstances, prior to taking such action, but assumes no liability for failure to do so. In the event of failure by Operator to so notify Non-Operator, the loss of any lease contributed hereto by Non-Operator for failure to make timely payments of any shut-in well payment shall be borne jointly by the parties hereto under the provisions of Article IV.B.3.

F.	Taxes:

Beginning with the first calendar year after the effective date hereof. Operator shall render for ad valorem taxation all property subject to this agreement which by law should be rendered for such taxes, and it shall pay all such taxes assessed thereon before they become delinquent. Prior to the rendition date, each Non-Operator shall furnish Operator information as to burdens (to include, but not be limited to, royalties, overriding royalties and production payments) on leases and oil and gas interests contributed by such Non-Operator. If the assessed valuation of any leasehold estate is reduced by reason of its being subject to outstanding excess royalties, overriding royalties or production payments, the reduction in ad valorem taxes resulting therefrom shall inure to the benefit of the owner or owners of such leasehold estate, and Operator shall adjust the charge to such owner or owners so as to reflect the benefit of such reduction. If the ad valorem taxes are based in whole or in part upon separate valuations of each party’s working interest, then notwithstanding anything to the contrary herein, charges to the joint account shall be made and paid by the parties hereto in accordance with the tax value generated by each party’s working interest. Operator shall bill the other parties for their proportionate shares of all tax payments in the manner provided in Exhibit “C”.

If Operator considers any tax assessment improper, Operator may, at its discretion, protest within the time and manner prescribed by law, and prosecute the protest to a final determination, unless all parties agree to abandon the protest prior to final determination. During the pendency of administrative or judicial proceedings, Operator may elect to pay, under protest, all such taxes and any interest and penalty. When any such protested assessment shall have been finally determined. Operator shall pay the tax for the joint account, together with any interest and penalty accrued, and the total cost shall then be assessed against the parties, and be paid by them, as provided in Exhibit “C”.

Each party shall pay or cause to be paid all production, severance, excise, gathering and other taxes imposed upon or with respect to the production or handling of such party’s share of oil and/or gas produced under the terms of this agreement.

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1982

ARTICLE VII

continued

G.	Insurance:

At all times while operations are conducted hereunder, Operator shall comply with the workmen’s compensation law of the state where the operations are being conducted; provided, however, that Operator may be a self-insurer for liability under said compensation laws in which event the only charge that shall be made to the joint account shall be as provided in Exhibit “C”. Operator shall also carry or provide insurance for the benefit of the joint account of the parties as outlined in Exhibit “D”, attached to and made a part hereof. Operator shall require all contractors engaged in work on or for the Contract Area to comply with the workmen’s compensation law of the state where the operations are being conducted and to maintain such other insurance as Operator may require.

In the event automobile public liability insurance is specified in said Exhibit “D”, or subsequently receives the approval of the parties, no direct charge shall be made by Operator for premiums paid for such insurance for Operator’s automotive equipment.

ARTICLE VIII.

ACQUISITION, MAINTENANCE OR TRANSFER OF INTEREST

A.	Surrender of Leases;

The leases covered by this agreement, insofar as they embrace acreage in the Contract Area, shall not be surrendered in whole or in part unless all parties consent thereto.

However, should any party desire to surrender its interest in any lease or in any portion thereof, and the other parties do not agree or consent thereto, the party desiring to surrender shall assign, without express or implied warranty of title, all of its interest in such lease, or portion thereof, and any well, material and equipment which may be located thereon and any rights in production thereafter secured, to the parties not consenting to such surrender. If the interest of the assigning party is or includes an oil and gas interest, the assigning party shall execute and deliver to the party or parties not consenting to such surrender an oil and gas lease covering such oil and gas interest for a term of one (1) year and so long thereafter as oil and/or gas is produced from the land covered thereby, such lease to be on the form attached hereto as Exhibit “B”. Upon such assignment or lease, the assigning party shall be relieved from all obligations thereafter accruing, but not theretofore accrued, with respect to the interest assigned or leased and the operation of any well attributable thereto, and the assigning party shall have no further interest in the assigned or leased premises and its equipment and production other than the royalties retained in any lease made under the terms of this Article. The party assignee or lessee shall pay to the party assignor or lessor the reasonable salvage value of the latter’s interest in any wells and equipment attributable to the assigned or leased acreage. The value of all material shall be determined in accordance with the provisions of Exhibit “C”, less the estimated cost of salvaging and the estimated cost of plugging and abandoning. If the assignment or lease is in favor of more than one party, the interest shall be shared by such parties in the proportions that the interest of each bears to the total interest of all such parties.

Any assignment, lease or surrender made under this provision shall not reduce or change the assignor’s, lessor’s or surrendering party’s interest as it was immediately before the assignment, lease or surrender in the balance of the Contract Area; and the acreage assigned, leased or surrendered, and subsequent operations thereon, shall not thereafter be subject to the terms and provisions of this agreement.

B.	Renewal or Extension of Leases:

If any party secures a renewal of any oil and gas lease subject to this agreement, all other parties shall be notified promptly, and shall have the right for a period of thirty (30) days following receipt of such notice in which to elect to participate in the ownership of the renewal lease, insofar as such lease affects lands within the Contract Area, by paying to the party who acquired it their several proper proportionate shares of the acquisition cost allocated to that part of such lease within the Contract Area, which shall be in proportion to the interests held at that time by the parties in the Contract Area.

If some, but less than all, of the parties elect to participate in the purchase of a renewal lease, it shall be owned by the parties who elect to participate therein, in a ratio based upon the relationship of their respective percentage of participation in the Contract Area to the aggregate of the percentages of participation in the Contract Area of all parties participating in the purchase of such renewal lease. Any renewal lease in which less than all parties elect to participate shall not be subject to this agreement.

Each party who participates in the purchase of a renewal lease shall be given an assignment of its proportionate interest therein by the acquiring party.

The provisions of this Article shall apply to renewal leases whether they are for the entire interest covered by the expiring lease or cover only a portion of its area or an interest therein. Any renewal lease taken before the expiration of its predecessor lease, or taken or contracted for within six (6) months after the expiration of the existing lease shall be subject to this provision; but any lease taken or contracted for more than six (6) months after the expiration of an existing lease shall not be deemed a renewal lease and shall not be subject to the provisions of this agreement

The provisions in this Article shall also be applicable to extensions of oil and gas leases.

C.	Acreage or Cash Contributions:

While this agreement is in force, if any party contracts for a contribution of cash towards the drilling of a well or any other operation on the Contract Area, such contribution shall be paid to the party who conducted the drilling or other operation and shall be applied by it against the cost of such drilling or other operation. If the contribution be in the form of acreage, the party to whom the contribution is made shall promptly tender an assignment of the acreage, without warranty of title, to the Drilling Parties in the proportions

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1982

ARTICLE VIII

continued

said Drilling Parties shared the cost of drilling the well. Such acreage shall become a separate Contract Area and, to the extent possible, be governed by provisions identical to this agreement. Each party shall promptly notify all other parties of any acreage or cash contributions it may obtain in support of any well or any other operation on the Contract Area. The above provisions shall also be applicable to optional rights to earn acreage outside the Contract Area which are in support of a well drilled inside the Contract Area.

If any party contracts for any consideration relating to disposition of such party’s share of substances produced hereunder, such consideration shall not be deemed a contribution as contemplated in this Article VIII.C.

D.	Maintenance of Uniform Interests:

For the purpose of maintaining uniformity of ownership in the oil and gas leasehold interests covered by this agreement, no party shall sell, encumber, transfer or make other disposition of its interest in the leases embraced within the Contract Area and in wells, equipment and production unless such disposition covers either:

1.	the entire interest of the party in all leases and equipment and production; or

2.	an equal undivided interest in all leases and equipment and production in the Contract Area.

Every such sale, encumbrance, transfer or other disposition made by any party shall be made expressly subject to this agreement and shall be made without prejudice to the right of the other parties.

If, at any time the interest of any party is divided among and owned by four or more co-owners, Operator, at its discretion, may require such co-owners to appoint a single trustee or agent with full authority to receive notices, approve expenditures, receive billings for and approve and pay such party’s share of the joint expenses, and to deal generally with, and with power to bind, the co-owners of such party’s interest within the scope of the operations embraced in this agreement; however, all such co-owners shall have the right to enter into and execute all contracts or agreements for the disposition of their respective shares of the oil and gas produced from the Contract Area and they shall have the right to receive, separately, payment of the sale proceeds thereof.

E.	Waiver of Rights to Partition:

If permitted by the laws of the state or states in which the property covered hereby is located, each party hereto owning an undivided interest in the Contract Area waives any and all rights it may have to partition and have set aside to it in severalty its undivided interest therein.

~~F.~~	~~Preferential Right to Purchaser~~

~~Should any party desire to sell all or any part of its interests under this agreement, or its rights and interests in the Contract Area, it shall promptly give written notice to the other parties, with full information concerning its proposed sale, which shall include the name and address of the prospective purchaser (who must be ready, willing and able to purchase), the purchase price, and all other terms of the offer. The other parties shall then have an optional prior right, for a period of ten (10) days after receipt of the notice, to purchase on the same terms and conditions the interest which the other party proposes to sell; and, if this optional right is exercised, the purchasing parties shall share the purchased interest in the proportions that the interest of each bears to the total interest of all purchasing parties. However, there shall be no preferential right to purchase in those cases where any party wishes to mortgage its interests, or to dispose of its interests by merger, reorganization, consolidation, or sale of all or substantially all of its assets to a subsidiary or parent company or to a subsidiary of a parent company, or to any company in which any one party owns a majority of the stock.~~

ARTICLE IX.

INTERNAL REVENUE CODE ELECTION

This agreement is not intended to create, and shall not be construed to create, a relationship of partnership or an association for profit between or among the parties hereto. Notwithstanding any provision herein that the rights and liabilities hereunder are several and not joint or collective, or that this agreement and operations hereunder shall not constitute a partnership, if, for federal income tax purposes, this agreement and the operations hereunder are regarded as a partnership, each party hereby affected elects to be excluded from the application of all of the provisions of Subchapter “K”, Chapter 1, Subtitle “A”, of the Internal Revenue Code of 1954, as permitted and authorized by Section 761 of the Code and the regulations promulgated thereunder. Operator is authorized and directed to execute on behalf of each party hereby affected such evidence of this election as may be required by the Secretary of the Treasury of the United States or the Federal Internal Revenue Service, including specifically, but not by way of limitation, all of the returns, statements, and the data required by Federal Regulations 1.761. Should there be any requirement that each party hereby affected give further evidence of this election, each such party shall execute such documents and furnish such other evidence as may be required by the Federal Internal Revenue Service or as may be necessary to evidence this election. No such party shall give any notices or take any other action inconsistent with the election made hereby. If any present or future income tax laws of the state or states in which the Contract Area is located or any future income tax laws of the United States contain provisions similar to those in Subchapter “K”, Chapter 1, Subtitle “A”, of the Internal Revenue Code of 1954, under which an election similar to that provided by Section 761 of the Code is permitted, each party hereby affected shall make such election as may be permitted or required by such laws. In making the foregoing election, each such party states that the income derived by such party from operations hereunder can be adequately determined without the computation of partnership taxable income.

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1982

ARTICLE X.

CLAIMS AND LAWSUITS

Operator may settle any single uninsured third party damage claim or suit arising from operations hereunder if the expenditure does not exceed Ten Thousand and No/100 Dollars ($ 10,000.00 ) and if the payment is in complete settlement of such claim or suit. If the amount required for settlement exceeds the above amount, the parties hereto shall assume and take over the further handling of the claim or suit, unless such authority is delegated to Operator. All costs and expenses of handling, settling, or otherwise discharging such claim or suit shall be at the joint expense of the parties participating in the operation from which the claim or suit arises. If a claim is made against any party or if any party is sued on account of any matter arising from operations hereunder over which such individual has no control because of the rights given Operator by this agreement, such party shall immediately notify all other parties, and the claim or suit shall be treated as any other claim or suit involving operations hereunder. All claims or suits involving title to any interest subject to this agreement shall be treated as a claim or a suit against all parties hereto.

ARTICLE XI.

FORCE MAJEURE

If any party is rendered unable, wholly or in part, by force majeure to carry out its obligations under this agreement, other than the obligation to make money payments, that party shall give to all other parties prompt written notice of the force majeure with reasonably full particulars concerning it; thereupon, the obligations of the party giving the notice, so far as they are affected by the force majeure, shall be suspending during, but no longer than, the continuance of the force majeure. The affected party shall use all reasonable diligence to remove the force majeure situation as quickly as practicable.

The requirement that any force majeure shall be remedied with all reasonable dispatch shall not require the settlement of strikes, lockouts, or other labor difficulty by the party involved, contrary to its wishes; how all such difficulties shall be handled shall be entirely within the discretion of the party concerned.

The term “force majeure”, as here employed, shall mean an act of God, strike, lockout, or other industrial disturbance, act of the public enemy, war, blockade, public riot, lightning, fire, storm, flood, explosion, governmental action, governmental delay, restraint or inaction, unavailability of equipment, and any other cause, whether of the kind specifically enumerated above or otherwise, which is not reasonably within the control of the party claiming suspension.

ARTICLE XII.

NOTICES

All notices authorized or required between the parties and required by any of the provisions of this agreement, unless otherwise specifically provided, shall be given in writing by mail or telegram, postage or charges prepaid, or by telex or telecopier and addressed to the parties to whom the notice is given at the addresses listed on Exhibit “A”. The originating notice given under any provision hereof shall be deemed given only when received by the party to whom such notice is directed, and the time for such party to give any notice in response thereto shall run from the date the originating notice is received. The second or any responsive notice shall be deemed given when deposited in the mail or with the telegraph company, with postage or charges prepaid, or sent by telex or telecopier. Each party shall have the right to change its address at any time, and from time to time, by giving written notice thereof to all other parties.

ARTICLE XIII.

TERM OF AGREEMENT

This agreement shall remain in full force and effect as to the oil and gas leases and/or oil and gas interests subject hereto for the period of time selected below, provided, however, no party hereto shall ever be construed as having any right, title or interest in or to any lease or oil and gas interest contributed by any other party beyond the term of this agreement

☒ Option No. 1; So long as any of the oil and gas leases subject to this agreement remain or are continued in force as to any part of the Contract Area, whether by production, extension, renewal, or otherwise.

~~☐ Option No. 2: In the event the well described in Article VI.A., or any subsequent well drilled under any provision of this agreement, results in production of oil and/or gas in paying quantities, this agreement shall continue in force so long as any such well or wells produce, or are capable of production, and for an additional period of              days from cessation of all production, provided, however, if, prior to the expiration of such additional period, one or more of the parties hereto are engaged in drilling, reworking, deepening, plugging back, testing or attempting to complete a well or wells hereunder, this agreement shall continue in force until such operations have been completed and if production results therefrom, this agreement shall continue in force as provided herein. In the event the well described in Article VI.A., or any subsequent well drilled hereunder, results in a dry hole, and no other well is producing, or capable of producing oil and/or gas from the Contract Area, this agreement shall terminate unless drilling, deepening, plugging back or reworking operations are commenced within              days from the date of abandonment of said well.~~

It is agreed, however, that the termination of this agreement shall not relieve any party hereto from any liability which has accrued or attached prior to the date of such termination.

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1982

ARTICLE XIV.

COMPLIANCE WITH LAWS AND REGULATIONS

A.	Laws, Regulations and Orders:

This agreement shall be subject to the conservation laws of the state in which the Contract Area is located, to the valid rules, regulations, and orders of any duly constituted regulatory body of said state; and to all other applicable federal, state, and local laws, ordinances, rules, regulations, and orders.

B.	Governing Law:

This agreement and all matters pertaining hereto, including, but not limited to, matters of performance, non-performance, breach, remedies, procedures, rights, duties, and interpretation or construction, shall be governed and determined by the law of the state in which the Contract Area is located. If the Contract Area is in two or more states, the law of the state of Texas shall govern.

C.	Regulatory Agencies:

Nothing herein contained shall grant, or be construed to grant, Operator the right or authority to waive or release any rights, privileges, or obligations which Non-Operators may have under federal or state laws or under rules, regulations or orders promulgated under such laws in reference to oil, gas and mineral operations, including the location, operation, or production of wells, on tracts offsetting or adjacent to the Contract Area.

With respect to operations hereunder, Non-Operators agree to release Operator from any and all losses, damages, injuries, claims and causes of action arising out of, incident to or resulting directly or indirectly from Operator’s interpretation or application of rules, rulings, regulations or orders of the Department of Energy or predecessor or successor agencies to the extent such interpretation or application was made in good faith. Each Non-Operator further agrees to reimburse Operator for any amounts applicable to such Non-Operator’s share of production that Operator may be required to refund, rebate or pay as a result of such an incorrect interpretation or application, together with interest and penalties thereon owing by Operator as a result of such incorrect interpretation or application.

Non-Operators authorize Operator to prepare and submit such documents as may be required to be submitted to the purchaser of any crude oil sold hereunder or to any other person or entity pursuant to the requirements of the “Crude Oil Windfall Profit Tax Act of 1980”, as same may be amended from time to time (“Act”), and any valid regulations or rules which may be issued by the Treasury Department from time to time pursuant to said Act. Each party hereto agrees to furnish any and all certifications or other information which is required to be furnished by said Act in a timely manner and in sufficient detail to permit compliance with said Act

ARTICLE XV.

OTHER PROVISIONS

(A) CrownQuest Operating, LLC (“CrownQuest”) is named the Operator hereunder. CrownQuest owns no interest in the Contract Area. Notwitstanding Article V.B.I herein, CrownQuest shall not be deemed to have resigned as Operator hereunder simply because it owns no interest in the Contract Area. However, Article V.B.l is amended as noted above only so long as CrownQuest serves as Operator. In the event of resignation or removal of CrownQuest then Article V.B.I shall exist as stated in the body of this instrument.

(B) Notwithstanding anything to the contrary contained herein, “Article VI, Drilling and Development, Section B, Subsequent Operations” is hereby amended to provide that the Non-Consent Provisions thereof shall not apply should any party elect not to participate in the costs of the drilling of any well drilled on the Contract Area. In lien of the penalty provision provided herein, a Non-Consenting party shall assign all its right, title and interest in the entire Contract Area to the participating parties, excluding any proration unit then producing in which said Non-Consenting party has participated. This provision shall not be effective in the event any party has elected to participate in the drilling of any well, but has elected to go non-consent on the completion pursuant to Article VII, D.1.

(C) This Agreement is subject to the terms and conditions of that certain letter agreement dated March 14, 2006 between Operator and Non-Operator.

(D) Notwithstanding anything to the contrary contained herein in Article VI.C. of this Operating Agreement, Operator is hereby granted and Operator accepts the express right and authority to (1) sell gas and associated hydrocarbons produced from the Contract Area, which are attributable to Non-Operator’s interest in the Contract Area and (2) disburse alt proceeds (less applicable taxes) received from the sale of such gas and associated hydrocarbons to Non-Operators and their respective royalty owners in proportion to their revenue interests in the Contract Area. Such authority may be expressly revoked by written notice to Operator by the party desiring such revocation. Operator is fully authorized to negotiate and enter into gas sales agreements on behalf of all Non-Operators hereto (who have not expressly revoked such authority) covering gas production from the Contract Area. Any gas sales contracts entered into by Operator prior to receipt of notice of revocation of authority shall be binding upon party desiring such revocation until expiration of the term of the contract in question. All gas sales arranged by Operator shall be made on behalf of all Non- Operators hereto in proportion to their interest in the Contract Area. Operator shall seek to obtain the best price obtainable for such gas in the area at the time of the contract, however, Operator shall not be a guarantor of obtaining the best price obtainable and Non- Operators recognize that factors other than price are valid considerations in gas marketing.

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1982

ARTICLE XVI.

MISCELLANEOUS

This agreement shall be binding upon and shall inure to the benefit of the parties hereto and to their respective heirs, devisees, legal representatives, successors and assigns.

This instrument may be executed in any number of counterparts, each of which shall be considered an original for all purposes.

IN WITNESS WHEREOF, this agreement shall be effective as of 14th day of March, (year) 2006.                     ~~, who has prepared and circulated this form for execution, represents and warrants that the form was printed from and with the exception listed below, is identical to the AAPL Form 610 1982 Model Form Operating Agreement, as published in diskette form by Forms On A Disk, Inc. No changes, alterations, or modifications, other than those in Articles                                          , have been made to the form.~~

OPERATOR

CROWNQUEST OPERATING, LLC

Robert W. Floyd
President

NON-OPERATORS

ENERQUEST OIL & GAS, LTD.	VIA CORONAE PARTNERS, LTD.
By ENERQUEST PROPERTY MANAGEMENT, LLC	By ENERQUEST PROPERTY MANAGEMENT, LLC
Its Sole General Partner	Its Sole General Partner

Robert W. Floyd	Robert W. Floyd
President	President

RCWI, L.P.	Midland Oil and Gas, Inc.
By RCWI GP, LLC
Its General Partner

Michael J. Mauceli	G. Ernest Gilkerson
Managing Member	President

HABANERO OIL & GAS, LP	WTG Exploration, Inc.

R. E. Glasscock	David L. Davis
Manager	Executive Vice President
as Manager of Habanero Energy LLC General Partner of Habanero Oil and Gas LP

Randal J. Gardner

Revised 3/7/07

EXHIBIT “A”

Attached to and made a part of that certain Operating Agreement dated March 14, 2006 by and between CrownQuest Operating, LLC as Operator and EnerQuest Oil & Gas, Ltd, etal as Non-Operator.

(1)	Identification of lands subject to this agreement:

West half and West half of East half of Section 18, Block 2, T&P Ry. Co. Survey, A-1165, Southeast quarter of Section 38, Block 2, T&P Ry. Co. Survey, A-1154, the West 208 acres of Survey 44, Block A, GC&SF Ry. Co. Survey, A-1161, Survey 27, TC Ry. Co. Survey, A-507, Survey 45, William B. Dean, Block A, A-41, less the Cope Unit, and S.F. 15311, A-1327, Sterling County, Texas.

(2)	Restrictions, if any, as to depths, formations, or substances:

None

(3)	Percentages or fractional interests of parties to this agreement and addresses of parties for notice purposes:

Owner	Working Interest
CrownRock, L.P.	0.548125
P.O. Box 52507
Midland, Texas 79710
Attn: Robert W. Floyd

RCWI, L.P.	0.271875
C/o Reef Exploration Company
1901 N. Central Expressway
Suite 300
Richardson, Texas 75080
Attn: H. Walt Dunagin

WTG Exploration, Inc.	0.150000
401 W. Wadley
Midland, Texas 79705
Attn: David L. Davis

Quanah Exploration Limited Partnership	0.030000
P.O. Box 4994
Midland, Texas 79702

TOTAL	1.000000

(4)	Oil and gas leases and/or oil and gas interests subject to this agreement:

1.	Lessor:	Burlington Resources Oil & Gas Company
	Lessee:	Randal J. Gardner
	Date:	December 15, 2004
	Recorded:	Volume 26, Page 491, OPR, Sterling County, Texas
	Description:	W/2 and W72 E/2 of Section 18, Block 2, T&P RR Co. Survey, A-1165, Sterling County, Texas.

2.	Lessor:	Garland Ferguson and wife, Cora Belle Ferguson
	Lessee:	Randal J. Gardner
	Date:	January 5, 2005
	Recorded:	Volume 26, Page 439, OPR, Sterling County, Texas
	Description:	W/2 and W/2 E/2 of Section 18, Block 2, T&P RR Co. Survey, A-1165, Sterling County, Texas.

Revised 3/7/07

3.	Lesson	Leon Ferguson and wife, Carolyn Joy Ferguson
	Lessee:	Randal J. Gardner
	Date:	January 5, 2005
	Recorded:	Volume 26, Page 452, OPR, Sterling County, Texas
	Description:	W/2 and W/2 E/2 of Section 18, Block 2, T&P RR Co. Survey, A-1165, Sterling County, Texas.

4.	Lessor:	Dow Ferguson and wife, Robbie A. Ferguson
	Lessee:	Randal J. Gardner
	Date:	January 5, 2005
	Recorded:	Volume 26, Page 426, OPR, Sterling County, Texas
	Description:	W/2 and W/2 E/2 of Section 18, Block 2, T&P RR Co. Survey, A-1165, Sterling County, Texas.

5.	Lessor:	Jay Leon Ferguson, a single man
	Lessee:	Randal J. Gardner
	Date:	January 5, 2005
	Recorded:	Volume 26, Page 465, OPR, Sterling County, Texas
	Description:	W/2 and W/2 E/2 of Section 18, Block 2, T&P RR Co. Survey, A-1165, Sterling County, Texas.

6.	Lessor:	Robert Virgil Ferguson and wife, Terrye Ann Ferguson
	Lessee:	Randal J. Gardner
	Date:	January 5, 2005
	Recorded:	Volume 26, Page 478, OPR, Sterling County, Texas
	Description:	W/2 and W/2 E/2 of Section 18, Block 2, T&P RR Co. Survey, A-1165, Sterling County, Texas.

7.	Lessor:	Caroline S. Swinson, dealing in her separate property
	Lessee:	Randal J. Gardner
	Date:	February 14, 2005
	Recorded:	Volume 26, Page 387, OPR, Sterling County, Texas
	Description:	W/2 and W/2 E/2 of Section 18, Block 2, T&P RR Co. Survey, A-1165, Sterling County, Texas.

8.	Lesson	Lula Jane Seydell, Trustee of the Lula Jane Seydell Revocable Trust
	Lessee:	Randal J. Gardner
	Date:	February 14, 2005
	Recorded:	Volume 26, Page 400, OPR, Sterling County, Texas
	Description:	W/2 and W/2 E/2 of Section 18, Block 2, T&P RR Co. Survey, A-1165, Sterling County, Texas.

9.	Lessor:	Frank Kell Cahoon, dealing in his separate property
	Lessee:	Randal J. Gardner
	Date:	February 11, 2005
	Recorded:	Volume 26, Page 413, OPR, Sterling County, Texas
	Description:	W/2 and W/2 E/2 of Section 18, Block 2, T&P RR Co. Survey, A-1165, Sterling County, Texas.

10.	Lessor:	Davis Bros., LLC
	Lessee:	Randal J. Gardner
	Date:	April 25, 2005
	Recorded:	Volume 27, Page 21, OPR, Sterling County, Texas
	Description:	W/2 and W/2 E/2 of Section 18, Block 2, T&P RR Co. Survey, A-1165, Sterling County, Texas.

11.	Lessor:	Anadarko E&P Company, LP
	Lessee:	Randal J. Gardner
	Date:	September 5, 2005
	Recorded:	Volume 28, Page 350, OPR, Sterling County, Texas
	Description:	W/2 and W/2 E/2 of Section 18, Block 2, T&P RR Co. Survey, A-1165, Sterling County, Texas.

Revised 3/7/07

12.	Lessor:	Joel David Sugg
	Lessee:	Randal J. Gardner
	Date:	February 17, 2005
	Recorded:	Volume 26, Page 500, OPR, Sterling County, Texas
	Description:	West 208 acres of Survey 44, Block A, G.C. & S.F. Ry. Co. Survey, A-1161, Sterling County, Texas.

13.	Lesson	Joel David Sugg
	Lessee:	EnerQuest Oil & Gas, Ltd.
	Date:	December 6, 2006
	Recorded:	Volume , Page , OPR, Sterling County, Texas
	Description:	Survey 27, TC Ry. Co. Survey, A-507 and all of Survey 45, William B. Dean, Block A, A-41, less the Cope Unit, Sterling County, Texas.

14.	Lesson	Leslie Miller Revocable Trust
	Lessee:	EnerQuest Oil & Gas, Ltd.
	Date:	December 6, 2006
	Recorded:	Volume 34, Page 811, OPR, Sterling County, Texas
	Description:	S.F. 15311, A-1327, Sterling County, Texas.

15.	Lessor:	Garland Ferguson, etux
	Lessee:	Randal J. Gardner
	Date:	March 22, 2006
	Recorded:	Volume 30, Page 703, OPR, Sterling County, Texas
	Description:	Southeast quarter of Section 38, Block 2, T&P Ry. Co. Survey, Sterling County, Texas.

16.	Lessor:	Dow Ferguson, etux
	Lessee:	Randal J. Gardner
	Date:	March 22, 2006
	Recorded:	Volume 30, Page 634, OPR, Sterling County, Texas
	Description:	Southeast quarter of Section 38, Block 2, T&P Ry. Co. Survey, Sterling County, Texas.

17.	Lessor:	Leon Ferguson, etux
	Lessee:	Randal J. Gardner
	Date:	March 22, 2006
	Recorded:	Volume 30, Page 647, OPR, Sterling County, Texas
	Description:	Southeast quarter of Section 38, Block 2, T&P Ry. Co. Survey, Sterling County, Texas.

18.	Lessor:	Jay Leon Ferguson
	Lessee:	Randal J. Gardner
	Date:	March 22, 2006
	Recorded:	Volume 30, Page 660, OPR, Sterling County, Texas
	Description:	Southeast quarter of Section 38, Block 2, T&P Ry. Co. Survey, Sterling County, Texas.

19.	Lessor:	Robert Virgil Ferguson, etux
	Lessee:	Randal J. Gardner
	Date:	March 22, 2006
	Recorded:	Volume 30, Page 673, OPR, Sterling County, Texas
	Description:	Southeast quarter of Section 38, Block 2, T&P Ry. Co. Survey, Sterling County, Texas.

COPAS 1984-1 ONSHORE Revised April 23, 2004 Recommended by the Council of Petroleum Accountants Societies COPAS

EXHIBIT “C”

Attached to and made a part of that Certain Operating Agreement dated March 14, 2006 by and between CrownQuest Operating, LLC and EnerQuest Oil & Gas, Ltd., et al

ACCOUNTING PROCEDURE

JOINT OPERATIONS

I. GENERAL PROVISIONS

1.	Definitions

“Joint Property” shall mean the real and personal property subject to the agreement to which this Accounting Procedure is attached.

“Joint Operations” shall mean all operations necessary or proper for the development, operation, protection and maintenance of the Joint Property.

“Joint Account” shall mean the account showing the charges paid and credits received in the conduct of the Joint Operations and which are to be shared by the Parties.

“Operator” shall mean the party designated to conduct the Joint Operations.

“Non-Operators” shall mean the Parties to this agreement other than the Operator.

“Parties” shall mean Operator and Non-Operators.

“First Level Supervisors” shall mean those employees whose primary function in Joint Operations is the direct supervision of other employees and/or contract labor directly employed on the Joint Property in a field operating capacity.

“Technical Employees” shall mean those employees having special and specific engineering, geological or other professional skills, and whose primary function in Joint Operations is the handling of specific operating conditions and problems for the benefit of the Joint Property.

“Personal Expenses” shall mean travel and other reasonable reimbursable expenses of Operator’s employees.

“Material” shall mean personal property, equipment or supplies acquired or held for use on the Joint Property.

“Controllable Material” shall mean Material which at the time is so classified in the Material Classification Manual as most recently recommended by the Council of Petroleum Accountants Societies.

2.	Statement and Billings

Operator shall bill Non-Operators on or before the last day of each month for their proportionate share of the Joint Account for the preceding month. Such bills will be accompanied by statements which identify the authority for expenditure, lease or facility, and all charges and credits summarized by appropriate classifications of investment and expense except that items of Controllable Material and unusual charges and credits shall be separately identified and fully described in detail.

3.	Advances and Payments by Non-Operators

A.	Unless otherwise provided for in the agreement, the Operator may require the Non-Operators to advance their share of estimated cash outlay for the succeeding month’s operation within fifteen (15) days after receipt of the billing or by the first day of the month for which the advance is required, whichever is later. Operator shall adjust each monthly billing to reflect advances received from the Non-Operators.

B.	Each Non-Operator shall pay its proportion of all bills within fifteen (15) days after receipt. If payment is not made within such time, the unpaid balance shall bear interest monthly at the prime rate in effect at Bank of Texas, N.A. on the first day of the month in which delinquency occurs plus 1% or the maximum contract rate permitted by the applicable usury laws in the state in which the Joint Property is located, whichever is the lesser, plus attorney’s fees, court costs, and other costs in connection with the collection of unpaid amounts.

4.	Adjustments

Payment of any such hills shall not prejudice the right of any Non-Operator to protest or question the correctness thereof; provided, however, all bills and statements rendered to Non-Operators by Operator during any calendar year shall conclusively be presumed to be true and correct after twenty-four (24) months following the end of any such calendar year, unless within the said twenty-four (24) month period a Non-Operator takes written exception thereto and makes claim on Operator for adjustment No adjustment favorable to Operator shall be made unless it is made within the same prescribed period. The provisions of this paragraph shall not prevent adjustments resulting from a physical inventory of Controllable Material as provided for in Section V.

COPYRIGHT © 1985, 2004 by the Council of Petroleum Accountants Societies, Inc.

COPAS 1984-1 ONSHORE Revised April 23, 2004 Recommended by the Council of Petroleum Accountants Societies COPAS

5.	Audits

A.	A Non-Operator, upon notice in writing to Operator and all other Non-Operators, shall have the right to audit Operator’s accounts and records relating to the Joint Account for any calendar year within the twenty-four (24) month period following the end of such calendar year, provided, however, the making of an audit shall not extend the time for the taking of written exception to and the adjustments of accounts as provided for in Paragraph 4 of this Section 1. Where there are two or more Non-Operators, the Non-Operators shall make every reasonable effort to conduct a joint audit in a manner which will result in a minimum of inconvenience to the Operator. Operator shall bear no portion of the Non-Operators’ audit coat incurred under this paragraph unless agreed to by the Operator. The audits shall not be conducted more than once each year without prior approval of Operator, except upon the resignation or removal of the Operator, and shall be made at the expense of those Non-Operators approving such audit.

B.	The Operator shall reply in writing to an audit report within 180 days after receipt of such report.

6.	Approval By Non-Operators

Where an approval or other agreement of the Parties or Non-Operators is expressly required under other sections of this Accounting Procedure and if the agreement to which this Accounting Procedure is attached contains no contrary provisions in regard thereto, Operator shall notify all Non-Operators of the Operator’s proposal, and the agreement or approval of a majority in interest of the Non-Operators shall be controlling on all Non-Operators.

II. DIRECT CHARGES

Operator shall charge the Joint Account with the following items:

1.	Ecological and Environmental

Costs incurred for the benefit of the Joint Property as a result of governmental or regulatory requirements to satisfy environmental considerations applicable to the Joint Operations. Such costs may include surveys of an ecological or archaeological nature and pollution control procedures as required by applicable laws and regulations.

2.	Rentals and Royalties

Lease rentals and royalties paid by Operator for the Joint Operations.

3.	Labor

A.	(1)	Salaries and wages of Operator’s field employees directly employed on the Joint Property in the conduct of Joint Operations.

	(2)	Salaries of First level Supervisors in the field.

	(3)	Salaries and wages of Technical Employees directly employed on the Joint Property if such charges are excluded from the overhead rates.

	(4)	Salaries and wages of Technical Employees either temporarily or permanently assigned to and directly employed in the operation or the Joint Property if such charges are excluded from the overhead rates.

B.	Operator’s cost of holiday, vacation, sickness and disability benefits and other customary allowances paid to employees whose salaries and wages are chargeable to the Joint Account under Paragraph 3A of this Section II. Such costs under this Paragraph 3B may be charged on a “when and as paid basis” or by “percentage assessment” on the amount of salaries and wages chargeable to the Joint Account under Paragraph 3A of this Section II. If percentage assessment is used, the rate shall be based on the Operator’s cost experience.

C.	Expenditures or contributions made pursuant to assessments imposed by governmental authority which are applicable to Operator’s costs chargeable to the Joint Account under Paragraphs 3A and 3B of this Section II.

D.	Personal Expenses of those employees whose salaries and wages are chargeable to the Joint Account under Paragraphs 3A of this Section II.

4.	Employee Benefits

Operator’s current costs of established plans for employees’ group life insurance, hospitalization, pension, retirement, stock purchase, thrift, bonus, and other benefit plans of a like nature, applicable to Operator’s labor cost chargeable to the Joint Account under Paragraphs 3A and 3B of this Section II shall be Operator’s actual cost not to exceed the percent most recently recommended by the Council of Petroleum Accountants Societies.

COPYRIGHT © 1985, 2004 by the Council of Petroleum Accountants Societies, Inc.

COPAS 1984-1 ONSHORE Revised April 23, 2004 Recommended by the Council of Petroleum Accountants Societies COPAS

5.	Material

Material purchased or furnished by Operator for use on the Joint Property as provided under Section IV. Only such Material shall be purchased for or transferred to the Joint Property as may be required for immediate use and is reasonably practical and consistent with efficient and economical operations. The accumulation of surplus stocks shall be avoided.

6.	Transportation

Transportation of employees and Material necessary for the Joint Operations but subject to the following limitations:

A.	If Material is moved to the Joint Property from the Operator’s warehouse or other properties, no charge shall be made to the Joint Account for a distance greater than the distance from the nearest reliable supply store where like material is normally available or railway receiving point nearest the Joint Property unless agreed to by the Parties.

B.	If surplus Material is moved to Operator’s warehouse or other storage point, no charge shall be made to the Joint Account for a distance greater than the distance to the nearest reliable supply store where like material is normally available, or railway receiving point nearest the Joint Property unless agreed to by the Parties. No charge shall be made to the Joint Account for moving Material to other properties belonging to Operator, unless agreed to by the Parties.

C.	In the application of subparagraphs A and B above, the option to equalize or charge actual trucking cost is available when the actual charge is $400 or less excluding accessorial charges. The $400 will be adjusted to the amount most recently recommended by the Council of Petroleum Accountants Societies.

7.	Services

The cost of contract services, equipment and utilities provided by outside sources, except services excluded by Paragraph 10 of Section II and Paragraph i, ii, and iii, of Section III. The cost of professional consultant services and contract services of technical personnel directly engaged on the Joint Property if such charges are excluded from the overhead rates. The cost of professional consultant services or contract services of technical personnel not directly engaged on the Joint Property shall not be charged to the Joint Account unless previously agreed to by the Parties.

8.	Equipment and Facilities Furnished By Operator

A.	Operator shall charge the Joint Account for use of Operator owned equipment and facilities at rates commensurate with costs of ownership and operation. Such rates shall include costs of maintenance, repairs, other operating expense, insurance, taxes, depreciation, and interest on gross investment less accumulated depreciation not to exceed twelve percent (12.0%) per annum. Such rates shall not exceed average commercial rates currently prevailing in the immediate area of the Joint Property.

B.	In lieu of charges in Paragraph 8A above, Operator may elect to use average commercial rates prevailing in the immediate area of the Joint Property less 20%. For automotive equipment, Operator may elect to use rates published by the Petroleum Motor Transport Association.

9.	Damages and Losses to Joint Property

All costs or expenses necessary for the repair or replacement of Joint Property made necessary because of damages or losses incurred by fire, flood, storm, theft, accident, or other cause, except those resulting from Operator’s gross negligence or willful misconduct. Operator shall furnish Non-Operator written notice of damages or losses incurred as soon as practicable after a report thereof has been received by Operator.

10.	Legal Expense

Expense of handling, investigating and settling litigation or claims, discharging of liens, payment of judgments and amounts paid for settlement of claims incurred in or resulting from operations under the agreement or necessary to protect or recover the Joint Property, except that no charge for services of Operator’s legal staff or fees or expense of outside attorneys shall be made unless previously agreed to by the Parties. All other legal expense is considered to be covered by the overhead provisions of Section III unless otherwise agreed to by the Parties, except as provided in Section I, Paragraph 3.

11.	Taxes

All taxes of every kind and nature assessed or levied upon or in connection with the Joint Property, the operation thereof, or the production therefrom, and which taxes have been paid by the Operator for the benefit of the Parties. If the ad valorem taxes are based in whole or in part upon separate valuations of each party’s working interest, then notwithstanding anything to the contrary herein, charges to the Joint Account shall be made and paid by the Parties hereto in accordance with the tax value generated by each party’s working interest. The cost of outside services in connection with ad valorem tax consultation/rendition shall be considered a direct charge, notwithstanding any language to the contrary contained herein.

COPYRIGHT © 1985, 2004 by the Council of Petroleum Accountants Societies, Inc.

COPAS 1984-1 ONSHORE Revised April 23, 2004 Recommended by the Council of Petroleum Accountants Societies COPAS

12.	Insurance

Net premiums paid for insurance required to be carried for the Joint Operations for the protection of the Parties. In the event Joint Operations are conducted in a state in which Operator may act as self-insurer for Worker’s Compensation and/or Employers Liability under the respective state’s laws, Operator may, at its election, include the risk under its self- insurance program and in that event. Operator shall include a charge at Operator’s cost not to exceed manual rates.

13.	Abandonment and Reclamation

Costs incurred for abandonment of the Joint Property, including costs required by governmental or other regulatory authority.

14.	Communications

Cost of acquiring, leasing, installing, operating, repairing and maintaining communication systems, including radio and microwave facilities directly serving the Joint Property. In the event communication facilities/systems serving the Joint Property are Operator owned, charges to the Joint Account shall be made as provided in Paragraph 8 of this Section II.

15.	Other Expenditures

Any other expenditure not covered or dealt with in the foregoing provisions of this Section II, or in Section III and which is of direct benefit to the Joint Property and is incurred by the Operator in the necessary and proper conduct of the Joint Operations.

III. OVERHEAD

1.	Overhead - Drilling and Producing Operations

i.	As compensation for administrative, supervision, office services and warehousing costs, Operator shall charge drilling and producing operations on either:

(X) Fixed Rate Basis, Paragraph 1A, or

(    ) Percentage Basis, Paragraph 1B

Unless otherwise agreed to by the Parties, such charge shall be in lieu of costs and expenses of all offices and salaries or wages plus applicable burdens and expenses of all personnel, except those directly chargeable under Paragraph 3A, Section II. The cost and expense of services from outside sources in connection with matters of taxation, traffic, accounting or matters before or involving governmental agencies shall be considered as included in the overhead rates provided for in the above selected Paragraph of this Section III unless such cost and expense are agreed to by the Parties as a direct charge to the Joint Account

ii.	The salaries, wages and Personal Expenses of Technical Employees and/or the cost of professional consultant services and contract services of technical personnel directly employed on the Joint Property:

(    ) shall be covered by the overhead rates, or

(X) shall not be covered by the overhead rates.

iii.	The salaries, wages and Personal Expenses of Technical Employees and/or costs of professional consultant services and contract services of technical personnel either temporarily or permanently assigned to and directly employed in the operation of the Joint Property:

(    ) shall be covered by the overhead rates, or

(X) shall not be covered by the overhead rates.

A.	Overhead - Fixed Rate Basis

(1)	Operator shall charge the Joint Account at the following rates per well per month:

Drilling Well Rate $4,000.00

(Prorated for less than a full month)

Producing Well Rate $400.00

(2)	Application of Overhead - Fixed Rate Basis shall be as follows:

(a)	Drilling Well Rate

(1)	Charges for drilling wells shall begin on the date the well is spudded and terminate on the date the drilling rig, completion rig, or other units used in completion of the well is released, whichever is later, except that no charge shall be made during suspension of drilling or completion operations for fifteen (15) or more consecutive calendar days.

COPYRIGHT © 1985, 2004 by the Council of Petroleum Accountants Societies, Inc.

COPAS 1984-1 ONSHORE Revised April 23, 2004 Recommended by the Council of Petroleum Accountants Societies COPAS

(2)	Charges for wells undergoing any type of workover or recompletion for a period of five (5) consecutive work days or more shall be made at the drilling well rate. Such charges shall be applied for the period from date workover operations, with rig or other units used in workover, commence through date of rig or other unit release, except that no charge shall be made during suspension of operations for fifteen (15) or more consecutive calendar days.

(b)	Producing Well Rates

(1)	An active well either produced or injected into for any portion of the month shall be considered as a one-well charge for the entire month.

(2)	Each active completion in a multi-completed well in which production is not commingled down hole shall be considered as a one-well charge providing each completion is considered a separate well by the governing regulatory authority.

(3)	An inactive gas well shut in because of overproduction or failure of purchaser to take the production shall be considered as a one-well charge providing the gas well is directly connected to a permanent sales outlet.

(4)	A one-well charge shall be made for the month in which plugging and abandonment operations are completed on any well. This one-well charge shall be made whether or not the well has produced except when drilling well rate applies.

(5)	All other inactive wells (including but not limited to inactive wells covered by unit allowable, lease allowable, transferred allowable, etc.) shall not qualify for an overhead charge.

(3)	The well rates shall be adjusted as of the first day of April each year following the effective date of the agreement to which this Accounting Procedure is attached by the percent increase or decrease published by COPAS.

B.	Overhead - Percentage Basis

(1)	Operator shall charge the Joint Account at the following rates:

(a)	Development

         Percent (    %) of the cost of development of the Joint Property exclusive of costs provided under Paragraph 10 of Section II and all salvage credits.

(b)	Operating

         Percent (    %) of the cost of operating the Joint Property exclusive of costs provided under Paragraphs 2 and 10 of Section II, all salvage credits, the value of injected substances purchased for secondary recovery and all taxes and assessments which are levied, assessed and paid upon the mineral interest in and to the Joint Property.

(2)	Application of Overhead - Percentage Basis shall be as follows:

For the purpose of determining charges on a percentage basis under Paragraph 1B of this Section III, development shall include all costs in connection with drilling, redrilling, deepening, or any remedial operations on any or all wells involving the use of drilling rig and crew capable of drilling to the producing interval on the Joint Property; also, preliminary expenditures necessary in preparation for drilling and expenditures incurred in abandoning when the well is not completed as a producer, and original cost of construction or installation of fixed assets, the expansion of fixed assets and any other project clearly discernible as a fixed asset, except Major Construction as defined in Paragraph 2 of this Section III. All other costs shall be considered as operating.

2.	Overhead - Major Construction

To compensate Operator for overhead costs incurred in the construction and installation of fixed assets, the expansion of fixed assets, and any other project clearly discernible as a fixed asset required for the development and operation of the Joint Property, Operator shall either negotiate a rate prior to the beginning of construction, or shall charge the Joint Account for overhead based on the following rates for any Major Construction project in excess of $         :

A.	5% of first $100,000 or total cost if less, plus

B.	3% of costs in excess of $100,000 but less than $1,000,000, plus

C.	1% of costs in excess of $1,000,000.

COPYRIGHT © 1985, 2004 by the Council of Petroleum Accountants Societies, Inc.

COPAS 1984-1 ONSHORE Revised April 23, 2004 Recommended by the Council of Petroleum Accountants Societies COPAS

Total cost shall mean the gross cost of any one project. For the purpose of this paragraph, the component parts of a single project shall not be treated separately and the cost of drilling and workover wells and artificial lift equipment shall be excluded.

3.	Catastrophe Overhead

To compensate Operator for overhead costs incurred in the event of expenditures resulting from a single occurrence due to oil spill, blowout, explosion, fire, storm, hurricane, or other catastrophes as agreed to by the Parties, which are necessary to restore the Joint Property to the equivalent condition that existed prior to the event causing the expenditures, Operator shall either negotiate a rate prior to charging the Joint Account or shall charge the Joint Account for overhead based on the following rates:

A.	5% of total costs through $100,000; plus

B.	3% of total costs in excess of $100,000 but less than $1,000,000; plus

C.	1% of total costs in excess of $1,000,000.

Expenditures subject to the overheads above will not be reduced by insurance recoveries, and no other overhead provisions of this Section III shall apply.

4.	Amendment of Rates

The overhead rates provided for in this Section III may be amended from time to time only by mutual agreement between the Parties hereto if, in practice, the rates are found to be insufficient or excessive.

IV. PRICING OF JOINT ACCOUNT MATERIAL PURCHASES, TRANSFERS AND DISPOSITIONS

Operator is responsible for Joint Account Material and shall make proper and timely charges and credits for all Material movements affecting the Joint Property. Operator shall provide all Material for use on the Joint Property; however, at Operator’s option, such Material may be supplied by the Non-Operator. Operator shall make timely disposition of idle and/or surplus Material, such disposal being made either through sale to Operator or Non-Operator, division in kind, or sale to outsiders. Operator may purchase, but shall be under no obligation to purchase, interest of Non-Operators in surplus condition A or B Material. The disposal of surplus Controllable Material not purchased by the Operator shall be agreed to by the Parties.

1.	Purchases

Material purchased shall be charged at the price paid by Operator after deduction of all discounts received. In case of Material found to be defective or returned to vendor for any other reasons, credit shall be passed to the Joint Account when adjustment has been received by the Operator.

2.	Transfers and Dispositions

Material furnished to the Joint Property and Material transferred from the Joint Property or disposed of by the Operator, unless otherwise agreed to by the Parties, shall be priced on the following basis exclusive of cash discounts:

A.	New Material (Condition A)

~~(1)~~	~~Tubular Goods Other than Line Pipe~~

~~(a)~~	~~Tubular goods, sized 2 3/8 inches OD and larger, except line pipe, shall be priced at Eastern mill published carload base prices effective as of date of movement plus transportation cost using the 80,000 pound carload weight basis to the railway receiving point nearest the Joint Property for which published rail rates for tubular goods exist. If the 80,000 pound rail rate is not offered, the 70,000 pound or 90,000 pound rail rate may be used. Freight charges for tubing will be calculated from Lorain, Ohio and casing from Youngstown, Ohio.~~

~~(b)~~	~~For grades which are special to one mill only, prices shall be computed at the mill base of that mill plus transportation cost from that mill to the railway receiving point nearest the Joint Property as provided above in Paragraph 2.A.(1)(a). For transportation cost from points other than Eastern mills, the 30,000 pound Oil Field Haulers Association interstate truck rate shall be used.~~

~~(c)~~	~~Special and finish tubular goods shall be priced at the lowest published out of stock price, f.o.b. Houston, Texas, plus transportation cost, using Oil Field Haulers Association interstate 30,000 pound truck rate, to the railway receiving point nearest the Joint Property.~~

~~(d)~~	~~Macaroni tubing (size less than 2 3/8 inch OD) shall be priced at the lowest published out of stock prices f.o.b. the supplier plus transportation costs, using the Oil Field Haulers Association interstate truck rate per weight of tubing transferred, to the railway receiving point nearest the Joint Property.~~

COPYRIGHT © 1985, 2004 by the Council of Petroleum Accountants Societies, Inc.

COPAS 1984-1 ONSHORE Revised April 23, 2004 Recommended by the Council of Petroleum Accountants Societies COPAS

~~(2)~~	~~Line Pipe~~

~~(a)~~	~~Line pipe movements 24 inch OD and larger with walls 3⁄4 inch and over) 30,000 pounds or more shall be priced under provisions of tubular goods pricing in Paragraph A.(l)(a) as provided above. Freight charges shall be calculated from Lorain, Ohio.~~

~~(b)~~	~~Line Pipe movements (except size 24 inch OD and larger with walls 3⁄4 inch and over) less than 30,000 pounds shall be priced at Eastern mill published carload base prices effective as of date of shipment, plus the percent most recently recommended by COPAS, plus transportation costs based on freight rates as set forth under provisions of tubular goods pricing is Paragraph A.(1)(a) provided above. Freight charges shall be calculated from Lorain, Ohio.~~

~~(c)~~	~~Line pipe 24 inch OD and over and 3⁄4 inch wall and larger shall be priced f.o.b. the point of manufacture at current new published prices plus transportation cost to the railway receiving point nearest the Joint Property.~~

~~(d)~~	~~Line pipe, including fabricated line pipe, drive pipe and conduit not listed on published price lists shall be priced at quoted prices plus freight the railway receiving point nearest the Joint Property or at prices agreed to by the Parties.~~

(3)	Other Material shall be priced at the current new price, in effect at date of movement, as listed by a reliable supply store nearest the Joint Property, or point of manufacture, plus transportation costs, if applicable, to the railway receiving point nearest the Joint Property.

(4)	Unused new Material, except tubular goods, moved from the Joint Property shall be priced at the current new price, in effect on date of movement, as listed by a reliable supply store nearest the Joint Property, or point of manufacture, plus transportation costs, if applicable, to the railway receiving point nearest the Joint Property. ~~Unused new tabulars will be priced as provided above in Paragraph 2.A.(1) and (2).~~

B.	Good Used Material (Condition B)

Material in sound and serviceable condition and suitable for reuse without reconditioning:

(1)	Material moved to the Joint Property

At seventy-five percent (75%) of current new price, as determined by Paragraph A.

(2)	Material used on and moved from the Joint Property

(a)	At seventy-five percent (75%) of current new price, as determined by Paragraph A, if Material was originally charged to the Joint Account as new Material or

(b)	At sixty-five percent (65%) of current new price, as determined by Paragraph A, if Material was originally charged to the Joint Account as used Material

(3)	Material not used on and moved from the Joint Property

At seventy-five percent (75%) of current new price as determined by Paragraph A.

The cost of reconditioning, if any, shall be absorbed by the transferring property.

C.	Other Used Material

(1)	Condition C

Material which is not in sound and serviceable condition and not suitable for its original function until after reconditioning shall be priced at fifty percent (50%) of current new price as determined by Paragraph A. The cost of reconditioning shall be charged to the receiving property, provided Condition C value plus cost of reconditioning does not exceed Condition B value.

(2)	Condition D

Material, excluding junk, no longer suitable for its original purpose, but usable for some other purpose shall be priced on a basis commensurate with its use. Operator may dispose of Condition D Material under procedures normally used by Operator without prior approval of Non-Operators.

(a)	Casing, tubing, or drill pipe used as line pipe shall be priced as Grade A and B seamless line pipe of comparable size and weight Used casing, tubing or drill pipe utilized as line pipe shall be priced at used line pipe prices.

(b)	Casing, tubing or drill pipe used as higher pressure service lines than standard line pipe, e.g. power oil lines, shall be priced under normal pricing procedures for casing, tubing, or drill pipe. Upset tubular goods shall be priced on a non upset basis.

(3)	Condition E

Junk shall be priced at prevailing prices. Operator may dispose of Condition E Material under procedures normally utilized by Operator without prior approval of Non-Operators.

COPYRIGHT © 1985, 2004 by the Council of Petroleum Accountants Societies, Inc.

COPAS 1984-1 ONSHORE Revised April 23, 2004 Recommended by the Council of Petroleum Accountants Societies COPAS

D.	Obsolete Material

Material which is serviceable and usable for its original function but condition and/or value of such Material is not equivalent to that which would justify a price as provided above may be specially priced as agreed to by the Parties. Such price should result in the Joint Account being charged with the value of the service rendered by such Material.

E.	Pricing Conditions

(1)	Loading or unloading costs may be charged to the Joint Account at the rate of twenty-five cents (25c) per hundred weight on all tubular goods movements, in lieu of actual loading or unloading costs sustained at the stocking point. The above rate shall be adjusted as of the first day of April each year following January 1, 1985 by the same percentage increase or decrease used to adjust overhead rates in Section III, Paragraph 1.A.(3). Each year, the rate calculated shall be rounded to the nearest cent and shall be the rate in effect until the first day of April next year. Such rate shall be published each year by the Council of Petroleum Accountants Societies.

(2)	Material involving erection costs shall be charged at applicable percentage of the current knocked-down price of new Material.

3.	Premium Prices

Whenever Material is not readily obtainable at published or listed prices because of national emergencies, strikes or other unusual causes over which the Operator has no control, the Operator may charge the Joint Account for the required Material at the Operator’s actual cost incurred in providing such Material, in making it suitable for use, and in moving it to the Joint Property; provided notice in writing is furnished to Non-Operators of the proposed charge prior to billing Non-Operators for such Material. Each Non-Operator shall have the right, by so electing and notifying Operator within ten days after receiving notice from Operator, to furnish b kind all or part of his share of such Material suitable for use and acceptable to Operator.

4.	Warranty of Material Furnished By Operator

Operator does not warrant the Material furnished. In case of defective Material, credit shall not be passed to the Joint Account until adjustment has been received by Operator from the manufacturers or their agents.

V. INVENTORIES

The Operator shall maintain detailed records of Controllable Material.

1.	Periodic Inventories, Notice and Representation

At reasonable intervals, inventories shall be taken by Operator of the Joint Account Controllable Material. Written notice of intention to take inventory shall be given by Operator at least thirty (30) days before any inventory is to begin so that Non-Operators may be represented when any inventory is taken. Failures of Non-Operators to be represented at an inventory shall bind Non-Operators to accept the inventory taken by Operator.

2.	Reconciliation and Adjustment of Inventories

Adjustments to the Joint Account resulting from the reconciliation of a physical inventory shall be made within six months following the taking of the inventory. Inventory adjustments shall be made by Operator to the Joint Account for overages and shortages, but, Operator shall be held accountable only for shortages due to lack of reasonable diligence.

3.	Special Inventories

Special inventories may be taken whenever there is any sale, change of interest, or change of Operator in the Joint Property. It shall be the duty of the party selling to notify all other Parties as quickly as possible after the transfer of interest takes place. In such cases, both the seller and the purchaser shall be governed by such inventory. In cases involving a change of Operator, all Parties shall be governed by such inventory.

4.	Expense of Conducting Inventories

A.	The expense of conducting periodic inventories shall not be charged to the Joint Account unless agreed to by the Parties.

B.	The expense of conducting special inventories shall be charged to the Parties requesting such inventories, except inventories required due to change of Operator shall be charged to the Joint Account.

COPYRIGHT © 1985, 2004 by the Council of Petroleum Accountants Societies, Inc.

EXHIBIT “D”

Attached to and made a part of the Certain Operating Agreement dated March 14, 2006, by and between CrownQuest Operating, LLC and EnerQuest Oil & Gas, Ltd., et al, as Non-Operator

INSURANCE AND INDEMNITY

Without in any way limiting the Operator’s and Non-Operator’s liability pursuant to this Agreement, Operator shall, at all times while operations are conducted under this Agreement, maintain for the benefit of all parties hereto, insurance at the types and in the maximum amounts as follows. Premiums for such charges shall be charged to the joint account.

All such insurance shall be maintained in full force and effect during the terms of this Agreement; however, such insurance may be canceled, altered or amended as deemed necessary by Operator, If so required, Operator agrees to have its insurance carrier furnish certificates of insurance evidencing such insurance coverages.

Operator and non-operating working interest owners agree to mutually waive subrogation in favor of each other on all insurance carried by each party and/or to obtain such waiver from the insurance carrier if so required by the insurance contract.

Non-operating working interest owners agree that the limits and coverage carried by the Operator are adequate and shall hold Operator harmless if any claim exceed such limits or is not covered by such policy.

KIND	POLICY FORM	MINIMUM LIMITS OF LIABILITY

Workmen’s Compensation	Statutory	Statutory $ 500,000

Commercial General Liability	Commercial	$ 1,000,000 General Aggregate

Automobile Liability	Comprehensive (including non-ownership liability & hired automobile coverage)	$ 1,000,000 Combined Single Limit

Liability	Umbrella	$10,000,000 Aggregate

Excess Liability	Umbrella	Excess $10,000,000

Well Control	Occurrence	$ 3,000,000

Operator shall require all third party contractors performing work in or on the premises covered hereby to carry insurance and in such amounts as Operator shall deem necessary.

A.A.P.L. FORM 610 -1989

MODEL FORM OPERATING AGREEMENT

Exhibit E

Attached to and made a part of that certain Participation

Agreement dated September 24, 2009, between

CrownRock, L.P. and Lynden USA Inc.

OPERATING AGREEMENT

DATED

,	,
Year

OPERATOR CrownQuest Operating, LLC

CONTRACT AREA

COUNTY OR PARISH OF Martin, STATE OF Texas

COPYRIGHT 1989 – ALL RIGHTS RESERVED AMERICAN ASSOCIATION OF PETROLEUM LANDMEN, 4100 FOSSIL CREEK BLVD. FORT WORTH, TEXAS, 76137, APPROVED FORM.

A.A.P.L. NO. 610 – 1989

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989

i

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989

	D. ASSIGNMENT; MAINTENANCE OF UNIFORM INTEREST:	15
	E. WAIVER OF RIGHTS TO PARTITION:	15
	~~F. PREFERENTIAL RIGHT TO PURCHASE:~~	~~15~~
IX.	INTERNAL REVENUE CODE ELECTION	15
X.	CLAIMS AND LAWSUITS	15
XI.	FORCE MAJEURE	16
XII.	NOTICES	16
XIII.	TERM OF AGREEMENT	16
XIV.	COMPLIANCE WITH LAWS AND REGULATIONS	16
	A. LAWS, REGULATIONS AND ORDERS:	16
	B. GOVERNING LAW:	16
	C. REGULATORY AGENCIES:	16
XV.	MISCELLANEOUS	17
	A. EXECUTION:	17
	B. SUCCESSORS AND ASSIGNS:	17
	C. COUNTERPARTS:	17
	D. SEVERABILITY	17
XVI.	OTHER PROVISIONS	17

ii

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989

OPERATING AGREEMENT

THIS AGREEMENT, entered into by and between CrownQuest Operating, LLC, hereinafter designated and referred to as “Operator,” and the signatory party or parties other than Operator, sometimes hereinafter referred to individually as “Non-Operator,” and collectively as “Non-Operators.”

WITNESSETH:

WHEREAS, the parties to this agreement are owners of Oil and Gas Leases and/or Oil and Gas Interests in the land identified in Exhibit “A,” and the parties hereto have reached an agreement to explore and develop these Leases and/or Oil and Gas Interests for the production of Oil and Gas to the extent and as hereinafter provided,

NOW, THEREFORE, it is agreed as follows:

ARTICLE I.

DEFINITIONS

As used in this agreement, the following words and terms shall have the meanings here ascribed to them:

A. The term “AFE” shall mean an Authority for Expenditure prepared by a party to this agreement for the purpose of estimating the costs to be incurred in conducting an operation hereunder.

B. The term “Completion” or “Complete” shall mean a single operation intended to complete a well as a producer of Oil and Gas in one or more Zones, including, but not limited to, the setting of production casing, perforating, well stimulation and production testing conducted in such operation.

C. The term “Contract Area” shall mean all of the lands, Oil and Gas Leases and/or Oil and Gas Interests intended to be developed and operated for Oil and Gas purposes under this agreement. Such lands, Oil and Gas Leases and Oil and Gas Interests are described in Exhibit “A.”

D. The term “Deepen” shall mean a single operation whereby a well is drilled to an objective Zone below the deepest Zone in which the well was previously drilled, or below the Deepest Zone proposed in the associated AFE, whichever is the lesser.

E. The terms “Drilling Party” and “Consenting Party” shall mean a party who agrees to join in and pay its share of the cost of any operation conducted under the provisions of this agreement.

F. The term “Drilling Unit” shall mean the area fixed for the drilling of one well by order or rule of any state or federal body having authority. If a Drilling Unit is not fixed by any such rule or order, a Drilling Unit shall be the drilling unit as established by the pattern of drilling in the Contract Area unless fixed by express agreement of the Drilling Parties.

G. The term “Drillsite” shall mean the Oil and Gas Lease or Oil and Gas Interest on which a proposed well is to be located.

H. The term “Initial Well” shall mean the well required to be drilled by the parties hereto as provided in Article VI.A.

I. The term “Non-Consent Well” shall mean a well in which less than all parties have conducted an operation as provided in Article VI.B.2.

J. The terms “Non-Drilling Party” and “Non-Consenting Party” shall mean a party who elects not to participate in a proposed operation.

K. The term “Oil and Gas” shall mean oil, gas, casinghead gas, gas condensate, and/or all other liquid or gaseous hydrocarbons and other marketable substances produced therewith, unless an intent to limit the inclusiveness of this term is specifically stated.

L. The term “Oil and Gas Interests” or “Interests” shall mean unleased fee and mineral interests in Oil and Gas in tracts of land lying within the Contract Area which are owned by parties to this agreement.

M. The terms “Oil and Gas Lease,” “Lease” and “Leasehold” shall mean the oil and gas leases or interests therein covering tracts of land lying within the Contract Area which are owned by the parties to this agreement.

N. The term “Plug Back” shall mean a single operation whereby a deeper Zone is abandoned in order to attempt a Completion in a shallower Zone.

O. The term “Recompletion” or “Recomplete” shall mean an operation whereby a Completion in one Zone is abandoned in order to attempt a Completion in a different Zone within the existing wellbore.

P. The term “Rework” shall mean an operation conducted in the wellbore of a well after it is Completed to secure, restore, or improve production in a Zone which is currently open to production in the wellbore. Such operations include, but are not limited to, well stimulation operations but exclude any routine repair or maintenance work or drilling, Sidetracking, Deepening, Completing, Recompleting, or Plugging Back of a well.

Q. The term “Sidetrack” shall mean the directional control and intentional deviation of a well from vertical so as to change the bottom hole location unless done to straighten the hole or drill around junk in the hole to overcome other mechanical difficulties.

R. The term “Zone” shall mean a stratum of earth containing or thought to contain a common accumulation of Oil and Gas separately producible from any other common accumulation of Oil and Gas.

Unless the context otherwise clearly indicates, words used in the singular include the plural, the word “person” includes natural and artificial persons, the plural includes the singular, and any gender includes the masculine, feminine, and neuter.

ARTICLE II.

EXHIBITS

The following exhibits, as indicated below and attached hereto, are incorporated in and made a part hereof:

X	A.	Exhibit “A,” shall include the following information:

(1) Description of lands subject to this agreement,

(2) Restrictions, if any, as to depths, formations, or substances,

(3) Parties to agreement with addresses and telephone numbers for notice purposes, and

(~~4)~~ Percentages or fractional interests of parties to this agreement,

(~~5~~4) Oil and Gas Leases and/or Oil and Gas Interests subject to this agreement,

~~(6) Burdens on production.~~

X	B.	Exhibit “B,” Form of Lease.

X	C.	Exhibit “C,” Accounting Procedure.

X	D.	Exhibit “D,” Insurance.

	~~E.~~	~~Exhibit “E,” Gas Balancing Agreement.~~

X	F.	Exhibit “F,” Non-Discrimination and Certification of Non-Segregated Facilities.

	~~G~~.	~~Exhibit “G,” Tax Partnership.~~

X	H.	Other Exhibit “H”, Memorandum of Operating Agreement (and Mortgage and Financing Statement)

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989

If any provision of any exhibit, except Exhibits “E,” “F” and “G,” is inconsistent with any provision contained in the body of this agreement, the provisions in the body of this agreement shall prevail.

ARTICLE III.

INTERESTS OF PARTIES

A. Oil and Gas Interests:

If any party owns an Oil and Gas Interest in the Contract Area, that Interest shall be treated for all purposes of this agreement and during the term hereof as if it were covered by the form of Oil and Gas Lease attached hereto as Exhibit “B,” and the owner thereof shall be deemed to own both royalty interest in such lease and the interest of the lessee thereunder.

B. Interests of Parties in Costs and Production:

Unless changed by other provisions, all costs and liabilities incurred in operations under this agreement shall be borne and paid, and all equipment and materials acquired in operations on the Contract Area shall be owned, by the parties as their interests are set forth in Exhibit “A.” In the same manner, the parties shall also own all production of Oil and Gas from the Contract Area subject, however, to the payment of royalties and other burdens on production as described hereafter.

Regardless of which party has contributed any Oil and Gas Lease or Oil and Gas Interest on which royalty or other burdens may be payable and except as otherwise expressly provided in this agreement, each party shall pay or deliver, or cause to be paid or delivered, all burdens on its share of the production from the Contract Area up to, but not in excess of, twenty-five percent (25%) and shall indemnify, defend and hold the other parties free from any liability therefor. Except as otherwise expressly provided in this agreement, if any party has contributed hereto any Lease or Interest which is burdened with any royalty, overriding royalty, production payment or other burden on production in excess of the amounts stipulated above, such party so burdened shall assume and alone bear all such excess obligations and shall indemnify, defend and hold the other parties hereto harmless from any and all claims attributable to such excess burden. However, so long as the Drilling Unit for the productive Zone(s) is identical with the Contract Area, each party shall pay or deliver, or cause to be paid or delivered, all burdens on production from the Contract Area due under the terms of the Oil and Gas Lease(s) which such party has contributed to this agreement, and shall indemnify, defend and hold the other parties free from any liability therefor.

No party shall ever be responsible, on a price basis higher than the price received by such party, to any other party’s lessor or royalty owner, and if such other party’s lessor or royalty owner should demand and receive settlement on a higher price basis, the party contributing the affected Lease shall bear the additional royalty burden attributable to such higher price.

Nothing contained in this Article III.B. shall be deemed an assignment or cross-assignment of interests covered hereby, and in the event two or more parties contribute to this agreement jointly owned Leases, the parties’ undivided interests in said Leaseholds shall be deemed separate leasehold interests for the purposes of this agreement.

C. Subsequently Created Interests:

If any party has contributed hereto a Lease or Interest that is burdened with an assignment of production given as security for the payment of money, or if, after the date of this agreement, any party creates an overriding royalty, production payment, net profits interest, assignment of production mortgage, lien or other burden payable out of production attributable to its working interest hereunder, such burden shall be deemed a “Subsequently Created Interest.” Further, if any party has contributed hereto a Lease or Interest burdened with an overriding royalty, production payment, net profits interests, or other burden payable out of production created prior to the date of this agreement, and such burden is not shown on Exhibit “A,” such burden also shall be deemed a Subsequently Created Interest to the extent such burden causes the burdens on such party’s Lease or Interest to exceed the amount stipulated in Article III.B. above.

The party whose interest is burdened with the Subsequently Created Interest (the “Burdened Party”) shall assume and alone bear, pay and discharge the Subsequently Created Interest and shall indemnify, defend and hold harmless the other parties from and against any liability therefor. Further, if the Burdened Party fails to pay, when due, its share of expenses chargeable hereunder, all provisions of Article VII.B. shall be enforceable against the Subsequently Created Interest in the same manner as they are enforceable against the working interest of the Burdened Party. If the Burdened Party is required under this agreement to assign or relinquish to any other party, or parties, all or a portion of its working interest and/or the production attributable thereto, said other party, or parties, shall receive said assignment and/or production free and clear of said Subsequently Created Interest, and the Burdened Party shall indemnify, defend and hold harmless said other party, or parties, from any and all claims and demands for payment asserted by owners of the Subsequently Created Interest.

ARTICLE IV.

TITLES

A. Title Examination:

Title examination shall be made on the Drillsite of any proposed well prior to commencement of drilling operations and, if a majority in interest of the Drilling Parties so request or Operator so elects, title examination shall be made on the entire Drilling Unit, or maximum anticipated Drilling Unit, of the well. The opinion will include the ownership of the working interest, minerals, royalty, overriding royalty and production payments under the applicable Leases. Each party contributing Leases and/or Oil and Gas Interests to be included in the Drillsite or Drilling Unit, if appropriate, shall furnish to Operator all abstracts (including federal lease status reports), title opinions, title papers and curative material in its possession free of charge. All such information not in the possession of or made available to Operator by the parties, but necessary for the examination of the title, shall be obtained by Operator. Operator shall cause title to be examined by attorneys on its staff or by outside attorneys. Copies of all title opinions shall be furnished to each Drilling Party. Costs incurred by Operator in procuring abstracts, fees paid outside attorneys for title examination (including preliminary, supplemental, shut-in royalty opinions and division order title opinions) and other direct charges as provided in Exhibit “C” shall be borne by the Drilling Parties in the proportion that the interest of each Drilling Party bears to the total interest of all Drilling Parties as such interests appear in Exhibit “A.” Operator shall make no charge for services rendered by its staff attorneys or other personnel in the performance of the above functions.

~~Each party~~ Operator shall be responsible for utilizing its best efforts in securing curative matter and pooling amendments or agreements required in connection with Leases or Oil and Gas Interests contributed by any ~~such~~ party. Operator shall be responsible for the preparation and recording of pooling designations or declarations and communitization agreements as well as the conduct of hearings before governmental agencies for the securing of spacing or pooling orders or any other orders necessary or appropriate to the conduct of operations hereunder. This shall not prevent any party from appearing on its own behalf at such hearings. Costs incurred by Operator, including fees paid to outside attorneys, which are associated with hearings before governmental agencies, and which costs are necessary and proper for the activities contemplated under this agreement, shall be direct charges to the joint account and shall not be covered by the administrative overhead charges as provided in Exhibit “C.”

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989

Operator shall make no charge for services rendered by its staff attorneys or other personnel in the performance of the above functions.

No well shall be drilled on the Contract Area until after (1) the title to the Drillsite or Drilling Unit, if appropriate, has been examined as above provided, and (2) the title has been approved by the examining attorney or title has been accepted by all of the Drilling Parties in such well.

B. Loss or Failure of Title:

~~1. Failure of Title: Should any Oil and Gas Interest or Oil and Gas Lease be lost through failure of title, which results in a reduction of interest from that shown on Exhibit “A,” the party credited with contributing the affected Lease or Interest (including if applicable, a successor in interest to such party) shall have ninety (90) days from final determination of title failure to acquire a new lease or other instrument curing the entirety of the title failure, which acquisition will not be subject to Article VIII.B., and failing to do so, this agreement, nevertheless, shall continue in force as to all remaining Oil and Gas Leases and Interests; and,~~

~~(a) The party credited with contributing the Oil and Gas Lease or Interest affected by the title failure (including, if applicable, a successor in interest to such party) shall bear alone the entire loss and it shall not be entitled to recover from Operator or the other parties any development or operating costs which it may have previously paid or incurred, but there shall be no additional liability on its part to other parties hereto by reason of such failure;~~

~~(b) There shall be no retroactive adjustment of expenses incurred or revenues received from the operation of the Lease or Interest which has failed, but the interests of the parties contained on Exhibit “A” shall be revised on an acreage basis, as of the time it is determined finally that title failure has occurred, so that the interest of the party whose Lease or Interest is affected by the title failure will thereafter be reduced in the Contract Area by the amount of the Lease or Interest failed;~~

~~(c) If the proportionate interest of the other parties hereto in any producing well previously drilled on the Contract Area is increased by reason of the title failure, the party who bore the costs incurred in connection with such well attributable to the Lease or Interest which has failed shall receive the proceeds attributable to the increase in such interest (less costs and burdens attributable thereto) until it has been reimbursed for unrecovered costs paid by it in connection with such well attributable to such failed Lease or Interest;~~

~~(d) Should any person not a party to this agreement, who is determined to be the owner of any Lease or Interest which has failed, pay in any manner any part of the cost of operation, development, or equipment, such amount shall be paid to the party or parties who bore the costs which are so refunded;~~

~~(e) Any liability to account to a person not a party to this agreement for prior production of Oil and Gas which arises by reason of title failure shall be borne severally by each party (including a predecessor to a current party) who received production for which such accounting is required based on the amount of such production received, and each such party shall severally indemnify, defend and hold harmless all other parties hereto for any such liability to account;~~

~~(f) No charge shall be made to the joint account for legal expenses, fees or salaries in connection with the defense of the Lease or Interest claimed to have failed, but if the party contributing such Lease or Interest hereto elects to defend its title it shall bear all expenses in connection therewith; and~~

~~(g) If any party is given credit on Exhibit “A” to a Lease or Interest which is limited solely to ownership of an interest in the wellbore of any well or wells and the production therefrom, such party’s absence of interest in the remainder of the Contract Area shall be considered a Failure of Title as to such remaining Contract Area unless that absence of interest is reflected on Exhibit “A.”~~

2. Loss by Non-Payment or Erroneous Payment of Amount Due: If, through mistake or oversight, any rental, shut-in well payment, minimum royalty or royalty payment, or other payment necessary to maintain all or a portion of an Oil and Gas Lease or interest is not paid or is erroneously paid, and as a result a Lease or Interest terminates, there shall be no monetary liability against the party who failed to make such payment. ~~Unless the party who failed to make the required payment secures a new Lease or Interest covering the same interest within ninety (90) days from the discovery of the failure to make proper payment, which acquisition will not be subject to Article VIII.B., the interests of the parties reflected on Exhibit “A” shall be revised on an acreage basis, effective as of the date of termination of the Lease or Interest involved, and the party who failed to make proper payment will no longer be credited with an interest in the Contract Area on account of ownership of the Lease or Interest which has terminated. If the party who failed to make the required payment shall not have been fully reimbursed, at the time of the loss, from the proceeds of the sale of Oil and Gas attributable to the lost Lease or Interest, calculated on an acreage basis, for the development and operating costs previously paid on account of such Lease or Interest, it shall be reimbursed for unrecovered actual costs previously paid by it (but not for its share of the cost of any dry hole previously drilled or wells previously abandoned) from so much of the following as is necessary to affect reimbursement:~~

~~(a) Proceeds of Oil and Gas produced prior to termination of the Lease or Interest, less operating expenses and lease burdens chargeable hereunder to the person who failed to make payment, previously accrued to the credit of the lost Lease or Interest, on an acreage basis, up to the amount of unrecovered costs;~~

~~(b) Proceeds of Oils and Gas, less operating expenses and lease burdens chargeable hereunder to the person who failed to make payment, up to the amount of unrecovered costs attributable to that portion of Oil and Gas thereafter produced and marketed (excluding production from any wells thereafter drilled) which, in the absence of such Lease or Interest termination, would be attributable to the lost Lease or Interest on an acreage basis and which as a result of such Lease or Interest termination is credited to other parties, the proceeds of said portion of the Oil and Gas to be contributed by the other parties in proportion to their respective interests reflected on Exhibit “A”; and,~~

~~(c) Any monies, up to the amount of unrecovered costs, that may be paid by any party who is, or becomes, the owner of the Lease or Interest lost, for the privilege of participating in the Contract Area or becoming a party to this agreement.~~

3. ~~Other~~ Losses: All losses ~~of Leases or Interests committed to this agreement other than those set forth in Articles IV.B.1. and IV.B.2. above~~, shall be joint losses and shall be borne by all parties in proportion to their interests shown on Exhibit “A.” This shall include but not be limited to the loss of any Lease or Interest through failure to develop or because express or implied covenants have not been performed or required payments are not made (~~other than performance which requires only the payment of money),~~ and the loss of any Lease by expiration at the end of its primary term if it is not renewed or extended. There shall be no readjustment of interests in the remaining portion of the Contract Area on account of any joint loss.

4. Curing Title: In the event of a Failure of Title under Article IV.B.1. or a loss of title under Article IV.B.2. above, any Lease or Interest acquired by any party hereto (other than the party whose interest has failed or was lost) during the ninety (90) day period provided by Article IV.B.1. and Article IV.B.2. above covering all or a portion of the interest that has failed or was lost shall be offered at cost to the party whose interest has failed or was lost and the provisions of Article VIII.B. shall not apply to such acquisition.

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ARTICLE V.

OPERATOR

A. Designation and Responsibilities or Operator:

CrownQuest Operating, LLC shall be the Operator of the Contract Area, and shall conduct and direct and have full control of all operations on the Contract Area as permitted and required by, and within the limits of this agreement. In its performance of services hereunder for the Non-Operators, Operator shall be an independent contractor not subject to the control or direction of the Non-Operators except as to the type of operation to be undertaken in accordance with the election procedures contained in this agreement. Operator shall not be deemed, or hold itself out as, the agent of the Non-Operators with authority to bind them to any obligation or liability assumed or incurred by Operator as to any third party. Operator shall conduct its activities under this agreement as a reasonable prudent operator, in a good and workmanlike manner, with due diligence and dispatch, in accordance with good oilfield practice, and in compliance with applicable law and regulation, but in no event shall it have any liability as Operator to the other parties for losses sustained or liabilities incurred except such as may result from gross negligence or willful misconduct.

B. Resignation or Removal of Operator and Selection of Successor:

1. Resignation or Removal of Operator: Operator may resign at any time by giving written notice thereof to Non-Operators. If Operator terminates its legal existence, no ~~longer owns an interest hereunder in the Contract Area~~, or is no longer capable of serving as Operator, Operator shall be deemed to have resigned without any action by Non-Operators, except the selection of a successor. Operator may be removed only for good cause by the affirmative vote of Non-Operators owning a majority interest based on ownership as shown on Exhibit “A” remaining after excluding the voting interest of Operator; such vote shall not be deemed effective until a written notice has been delivered to the Operator by a Non-Operator detailing the alleged default and Operator has failed to cure the default within thirty (30) days from its receipt of the notice or, if the default concerns an operation then being conducted, within forty-eight (48) hours of its receipt of the notice. For purposes hereof, “good cause” shall mean not only gross negligence or willful misconduct but also the material breach of or inability to meet the standards of operation contained in Article V.A. or material failure or inability to perform its obligations under this agreement.

Subject to Article VII.D.1., such resignation or removal shall not become effective until 7:00 o’clock A.M. on the first day of the calendar month following the expiration of ninety (90) days after the giving of notice of resignation by Operator or action by the Non-Operators to remove Operator, unless a successor Operator has been selected and assumes the duties of Operator at an earlier date. Operator, after effective date of resignation or removal, shall be bound by the terms hereof as a Non-Operator. A change of a corporate name or structure of Operator or transfer of Operator’s interest to any single subsidiary, parent or successor corporation shall not be the basis for removal of Operator.

2. Selection of Successor Operator: Upon the resignation or removal of Operator under any provision of this agreement, a successor Operator shall be selected by the parties. The successor Operator shall be selected from the parties owning an interest in the Contract Area at the time such successor Operator is selected. The successor Operator shall be selected by the affirmative vote of two (2) or more parties owning a majority interest based on ownership as shown on Exhibit “A”; provided, however, if an Operator which has been removed or is deemed to have resigned fails to vote or votes only to succeed itself, the successor Operator shall be selected by the affirmative vote of the party or parties owning a majority interest based on ownership as shown on Exhibit “A” remaining after excluding the voting interest of the Operator that was removed or resigned. The former Operator shall promptly deliver to the successor Operator all records and data relating to the operations conducted by the former Operator to the extent such records and data are not already in the possession of the successor operator. Any cost of obtaining or copying the former Operator’s records and data shall be charged to the joint account

3. Effect of Bankruptcy: If Operator becomes insolvent, bankrupt or is placed in receivership, it shall be deemed to have resigned without any action by Non-Operators, except the selection of a successor. If a petition for relief under the federal bankruptcy laws is filed by or against Operator, and the removal of Operator is prevented by the federal bankruptcy court, all Non-Operators and Operator shall comprise an interim operating committee to serve until Operator has elected to reject or assume this agreement pursuant to the Bankruptcy Code, and an election to reject this agreement by Operator as a debtor in possession, or by a trustee in bankruptcy, shall be deemed a resignation as Operator without any action by Non-Operators, except the selection of a successor. During the period of time the operating committee controls operations, all actions shall require the approval of two (2) or more parties owning a majority interest based on ownership as shown on Exhibit “A.” In the event there are only two (2) parties to this agreement, during the period of time the operating committee controls operations, a third party acceptable to Operator, Non-Operator and the federal bankruptcy court shall be selected as a member of the operating committee, and all actions shall require the approval of two (2) members of the operating committee without regard for their interest in the Contract Area based on Exhibit “A.”

C. Employees and Contractors:

The number of employees or contractors used by Operator in conducting operations hereunder, their selection, and the hours of labor and the compensation for services performed shall be determined by Operator, and all such employees or contractors shall be the employees or contractors of Operator.

D. Rights and Duties of Operator:

1. Competitive Rates and Use of Affiliates: All wells drilled on the Contract Area shall be drilled on a competitive contract basis at the usual rates prevailing in the area. If it so desires, Operator may employ its own tools and equipment in the drilling of wells, but its charges therefor shall not exceed the prevailing rates in the area and the rate of such charges shall be agreed upon by the parties in writing before drilling operations are commenced, and such work shall be performed by Operator under the same terms and conditions as are customary and usual in the area in contracts of independent contractors who are doing work of a similar nature. All work performed or materials supplied by affiliates or related parties of Operator shall be performed or supplied at competitive rates, pursuant to written agreement, and in accordance with customs and standards prevailing in the industry.

2. Discharge of Joint Account Obligations: Except as herein otherwise specifically provided, Operator shall promptly pay and discharge expenses incurred in the development and operation of the Contract Area pursuant to this agreement and shall charge each of the parties hereto with their respective proportionate shares upon the expense basis provided in Exhibit “C.” Operator shall keep an accurate record of the joint account hereunder, showing expenses incurred and charges and credits made and received.

3. Protection from Liens: Operator shall pay, or cause to be paid, as and when they become due and payable, all accounts of contractors and suppliers and wages and salaries for services rendered or performed, and for materials supplied on, to or in respect of the Contract Area or any operations for the joint account thereof and shall keep the Contract Area free from liens and encumbrances resulting therefrom except for those resulting from a bona fide dispute as to services rendered or materials supplied.

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4. Custody of Funds: Operator shall hold for the account of the Non-Operators any funds of the Non-Operators advanced or paid to the Operator, either for the conduct of operations hereunder or as a result of the sale of production from the Contract Area, and such funds shall remain the funds of the Non-Operators on whose account they are advanced or paid until used for their intended purpose or otherwise delivered to the Non-Operators or applied toward the payment of debts as provided in Article VII.B. Nothing in this paragraph shall be construed to establish a fiduciary relationship between Operator and Non-Operators for any purpose other than to account for Non-Operator funds as herein specifically provided. Nothing in this paragraph shall require the maintenance by Operator of separate accounts for the funds of Non-Operators unless the parties otherwise specifically agree.

5. Access to Contract Area and Records: Operator shall, except as otherwise provided herein, permit each participating Non-Operator or its duly authorized representative, at the Non-Operator’s sole risk and cost, full and free access at all reasonable times to all operations in which Non-Operator is participating of every kind and character being conducted for the joint account on the Contract Area and to the records of operations conducted thereon or production therefrom, including Operator’s books and records relating thereto. Such access rights shall not be exercised in a manner interfering with Operator’s conduct of an operation hereunder and shall not obligate Operator to furnish any geologic or geophysical data of an interpretive nature unless the cost of preparation of such interpretive data was charged to the joint account Operator will furnish to each participating Non-Operator upon request copies of any and all reports and information obtained by Operator in connection with production and related items, including, without limitation, meter and chart reports, production purchaser statements, run tickets and monthly gauge reports, but excluding purchase contracts and pricing information to the extent not applicable to the production of the participating Non-Operator seeking the information. Any audit of Operator’s records relating to amounts expended and the appropriateness of such expenditures shall be conducted in accordance with the audit protocol specified in Exhibit “C.”

6. Filing and Furnishing Governmental Reports: Operator will file, and upon written request promptly furnish copies to each requesting Non-Operator not in default of its payment obligations, all operational notices, reports or applications required to be filed by local, State, Federal or Indian agencies or authorities having jurisdiction over operations hereunder. Each Non-Operator shall provide to Operator on a timely basis all information necessary to Operator to make such filings.

7. Drilling and Testing Operations: The following provisions shall apply to each well drilled hereunder, including but not limited to the Initial Well:

(a) Operator will promptly advise Non-Operators of the date on which the well is spudded, or the date on which drilling operations are commenced.

(b) Operator will send to each of the participating Non-Operators such reports, test results and notices regarding the progress of operations on the well as ~~the~~ such Non-Operators shall reasonably request, including but not limited to, daily drilling reports, completion reports, and well logs.

(c) Operator shall adequately test all Zones encountered which may reasonably be expected to be capable of producing Oil and Gas in paying quantities as a result of examination of the electric log or any other logs or cores or tests conducted hereunder.

8. Cost Estimates: Upon request of any Consenting Party, Operator shall furnish estimates of current and cumulative costs incurred for the joint account at reasonable intervals during the conduct of any operation pursuant to this agreement Operator shall not be held liable for errors in such estimates so long as the estimates are made in good faith.

9. Insurance: At all times while operations are conducted hereunder. Operator shall comply with the workers compensation law of the state where the operations are being conducted; provided, however, that Operator may be a self-insurer for liability under said compensation laws in which event the only charge that shall be made to the joint account shall be as provided in Exhibit “C.” Operator shall also carry or provide insurance for the benefit of the joint account of the parties as outlined in Exhibit “D” attached hereto and made a part hereof. Operator shall require all contractors engaged in work on or for the Contract Area to comply with the workers compensation law of the state where the operations are being conducted and to maintain such other insurance as Operator may require.

In the event automobile liability insurance is specified in said Exhibit “D,” or subsequently receives the approval of the parties, no direct charge shall be made by Operator for premiums paid for such insurance for Operator’s automotive equipment

ARTICLE VI.

DRILLING AND DEVELOPMENT

A. Initial Well:

On or before the      day of             ,         , Operator shall commence the drilling of the Initial Well at the following location:

and shall thereafter continue the drilling of the well with due diligence to

The drilling of the Initial Well and the participation therein by all parties is obligatory, subject to Article VI.C.1. as to participation in Completion operations and Article VI.F. as to termination of operations and Article XI as to occurrence of force majeure.

B. Subsequent Operations:

1. Proposed Operations: If any party hereto should desire to drill any well on the Contract Area other than the Initial Well, or if any party should desire to Rework, Sidetrack, Deepen, Recomplete or Plug Back a dry hole or a well no longer capable of producing in paying quantities in which such party has not otherwise relinquished its interest in the proposed objective Zone under this agreement, the party desiring to drill, Rework, Sidetrack, Deepen, Recomplete or Plug Back such a well shall give written notice of the proposed operation to the parties who have not otherwise relinquished their interest in such objective Zone

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under this agreement and to all other parties in the case of a proposal for Sidetracking or Deepening, specifying the work to be performed, the location, proposed depth, objective Zone and the estimated cost of the operation. The parties to whom such a notice is delivered shall have thirty (30) days after receipt of the notice within which to notify the party proposing to do the work whether they elect to participate in the cost of the proposed operation. If a drilling rig is on location, notice of a proposal to Rework, Sidetrack, Recomplete, Plug Back or Deepen may be given by telephone and the response period shall be limited to twenty-four (24) ~~forty-eight (48)~~ hours, exclusive of Saturday, Sunday and legal holidays. Failure of a party to whom such notice is delivered to reply within the period above fixed shall constitute an election by that party not to participate in the cost of the proposed operation. Any proposal by a party to conduct an operation conflicting with the operation initially proposed shall be delivered to all parties within the time and in the manner provided in Article VI.B.6.

If all parties to whom such notice is delivered elect to participate in such a proposed operation, the parties shall be contractually committed to participate therein provided such operations are commenced within the time period hereafter set forth, and Operator shall, no later than ninety (90) days after expiration of the notice period of thirty (30) days (or as promptly as practicable after the expiration of the twenty-four (24) ~~forty-eight (48)~~ hour period when a drilling rig is on location, as the ease may be), actually commence the proposed operation and thereafter complete it with due diligence at the risk and expense of the parties participating therein; provided, however, said commencement date may be extended upon written notice of same by Operator to the other parties, for a period of up to thirty (30) additional days if, in the sole opinion of Operator, such additional time is reasonably necessary to obtain permits from governmental authorities, surface rights (including rights-of-way) or appropriate drilling equipment or to complete title examination or curative matter required for title approval or acceptance. If the actual operation has not been commenced within the time provided (including any extension thereof as specifically permitted herein or in the force majeure provisions of Article XI) and if any party hereto still desires to conduct said operation, written notice proposing same must be resubmitted to the other parties in accordance herewith as if no prior proposal had been made. Those parties that did not participate in the drilling of a well for which a proposal to Deepen or Sidetrack is made hereunder shall, if such parties desire to participate in the proposed Deepening or Sidetracking operation, reimburse the Drilling Parties in accordance with Article VI.B.4. in the event of a Deepening operation and in accordance with Article VI.B.5. in the event of a Sidetracking operation.

2. Operations by Less Than All Parties:

(a) Determination of Participation. If any party to whom such notice is delivered as provided in Article VI.B.1. or VI.C.1. (Option No. 2) elects not to participate in the proposed operation, then, in order to be entitled to the benefits of this Article, the party or parties giving the notice and such other parties as shall elect to participate in the operation shall, no later than ninety (90) days after the expiration of the notice period of thirty (30) days (or as promptly as practicable after the expiration of the twenty-four (24) ~~forty-eight (48)~~ hour period when a drilling rig is on location, as the case may be) actually commence the proposed operation and complete it with due diligence. Operator shall perform all work for the account of the Consenting Parties; provided, however, if no drilling rig or other equipment is on location, and if Operator is a Non-Consenting Party, the Consenting Parties shall either: (i) request Operator to perform the work required by such proposed operation for the account of the Consenting Parties, or (ii) designate one of the Consenting Parties as Operator to perform such work. The rights and duties granted to and imposed upon the Operator under this agreement are granted to and imposed upon the party designated as Operator for an operation in which the original Operator is a Non-Consenting Party. Consenting Parties, when conducting operations on the Contract Area pursuant to this Article VI.B.2., shall comply with all terms and conditions of this agreement.

If less than all parties approve any proposed operation, the proposing party, immediately after the expiration of the applicable notice period, shall advise all Parties of the total interest of the parties approving such operation and its recommendation as to whether the Consenting Parties should proceed with the operation as proposed. Each Consenting Party, within twenty-four (24) ~~forty-eight (48)~~ hours (exclusive of Saturday, Sunday, and legal holidays) after delivery of such notice, shall advise the proposing party of its desire to (i) limit participation to such party’s interest as shown on Exhibit “A” or (ii) carry only its proportionate part (determined by dividing such party’s interest in the Contract Area by the interests of all Consenting Parties in the Contract Area) of Non-Consenting Parties’ interests, or (iii) carry its proportionate part (determined as provided in (ii)) of Non-Consenting Parties’ interests together with all or a portion of its proportionate part of any Non-Consenting Parties’ interests that any Consenting Party did not elect to take. Any interest of Non-Consenting Parties that is not carried by a Consenting Party shall be deemed to be carried by the party proposing the operation if such party does not withdraw its proposal. Failure to advise the proposing party within the time required shall be deemed an election under (i). In the event a drilling rig is on location, notice may be given by telephone, and the time permitted for such a response shall not exceed a total of twenty-four (24) forty-eight (48) hours (exclusive of Saturday, Sunday and legal holidays). The proposing party, at its election, may withdraw such proposal if there is less than 100% participation and shall notify all parties of such decision within ten (10) days, or within twenty-four (24) hours if a drilling rig is on location, following expiration of the applicable response period. If 100% subscription to the proposed operation is obtained, the proposing party shall promptly notify the Consenting Parties of their proportionate interests in the operation and the party serving as Operator shall commence such operation within the period provided in Article VI.B.1., subject to the same extension right as provided therein.

(b) Relinquishment of Interest for Non-Participation. The entire cost and risk of conducting such operations shall be borne by the Consenting Parties in the proportions they have elected to bear same under the terms of the preceding paragraph. Consenting Parties shall keep the leasehold estates involved in such operations free and clear of all liens and encumbrances of every kind created by or arising from the operations of the Consenting Parties. If such an operation results in a dry hole, then subject to Articles VI.B.6. and VI.E.3., the Consenting Parties shall plug and abandon the well and restore the surface location at their sole cost, risk and expense; provided, however, that those Non-Consenting Parties that participated in the drilling, Deepening or Sidetracking of the well shall remain liable for, and shall pay, their proportionate shares of the cost of plugging and abandoning the well and restoring the surface location insofar only as those costs were not increased by the subsequent operations of the Consenting Parties. If any well drilled, Reworked, Sidetracked, Deepened, Recompleted or Plugged Back under the provisions of this Article results in a well capable of producing Oil and/or Gas in paying quantities, the Consenting Parties shall Complete and equip the well to produce at their sole cost and risk, and the well shall then be turned over to Operator (if the Operator did not conduct the operation) and shall be operated by it at the expense and for the account of the Consenting Parties. Upon commencement of operations for the drilling, Reworking, Sidetracking, Recompleting, Deepening or Plugging Back of any such well by Consenting Parties in accordance with the provisions of this Article, each Non-Consenting Party shall be deemed to have relinquished to Consenting Parties, and the Consenting Parties shall own and be entitled to receive, in proportion to their respective interests, all of such Non-Consenting Party’s interest in the well and share of production therefrom or, in the case of a Reworking, Sidetracking,

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Deepening, Recompleting or Plugging Back, or a Completion pursuant to Article VI.C.1. Option No. 2, all of such Non-Consenting Party’s interest in the production obtained from the operation in which the Non-Consenting Party did not elect to participate. Such relinquishment shall be effective until the proceeds of the sale of such share, calculated at the well, or market value thereof if such share is not sold (after deducting applicable ad valorem, production, severance, and excise taxes, royalty, overriding royalty and other interests not excepted by Article III.C. payable out of or measured by the production from such well accruing with respect to such interest until it reverts), shall equal the total of the following:

(i) 150% of each such Non-Consenting Party’s share of the cost of any newly acquired surface equipment beyond the wellhead connections (including but not limited to stock tanks, separators, treaters, pumping equipment and piping), plus 100% of each such Non-Consenting Party’s share of the cost of operation of the well commencing with first production and continuing until each such Non-Consenting Party’s relinquished interest shall revert to it under other provisions of this Article, it being agreed that each Non-Consenting Party’s share of such costs and equipment will be that interest which would have been chargeable to such Non-Consenting Party had it participated in the well from the beginning of the operations; and

(ii) 400% of (a) that portion of the costs and expenses of drilling, Reworking, Sidetracking, Deepening, Plugging Back, testing, Completing, and Recompleting, after deducting any cash contributions received under Article VIII.C., and of (b) that portion of the cost of newly acquired equipment in the well (to and including the wellhead connections), which would have been chargeable to such Non-Consenting Party if it had participated therein.

Notwithstanding anything to the contrary in this Article VI.B., if the well does not reach the deepest objective Zone described in the notice proposing the well for reasons other than the encountering of granite or practically impenetrable substance or other condition in the hole rendering further operations impracticable, Operator shall give notice thereof to each Non-Consenting Party who submitted or voted for an alternative proposal under Article VI.B.6. to drill the well to a shallower Zone than the deepest objective Zone proposed in the notice under which the well was drilled, and each such Non-Consenting Party shall have the option to participate in the initial proposed Completion of the well by paying its share of the cost of drilling the well to its actual depth, calculated in the manner provided in Article VI.B.4. (a). If any such Non-Consenting Party does not elect to participate in the first Completion proposed for such well, the relinquishment provisions of this Article VI.B.2. (b) shall apply to such party’s interest.

(c) Reworking, Recompleting or Plugging Back. An election not to participate in the drilling, Sidetracking or Deepening of a well shall be deemed an election not to participate in any Reworking or Plugging Back operation proposed in such a well, or portion thereof, to which the initial non-consent election applied that is conducted at any time prior to full recovery by the Consenting Parties of the Non-Consenting Party’s recoupment amount. Similarly, an election not to participate in the Completing or Recompleting of a well shall be deemed an election not to participate in any Reworking operation proposed in such a well, or portion thereof, to which the initial non-consent election applied that is conducted at any time prior to full recovery by the Consenting Parties of the Non-Consenting Party’s recoupment amount. Any such Reworking, Recompleting or Plugging Back operation conducted during the recoupment period shall be deemed part of the cost of operation of said well and there shall be added to the sums to be recouped by the Consenting Parties 400% of that portion of the costs of the Reworking, Recompleting or Plugging Back operation which would have been chargeable to such Non-Consenting Party had it participated therein. If such a Reworking, Recompleting or Plugging Back operation is proposed during such recoupment period, the provisions of this Article VI.B. shall be applicable as between said Consenting Parties in said well.

(d) Recoupment Matters. During the period of time Consenting Parties are entitled to receive Non-Consenting Party’s share of production, or the proceeds therefrom, Consenting Parties shall be responsible for the payment of all ad valorem, production, severance, excise, gathering and other taxes, and all royalty, overriding royalty and other burdens applicable to Non-Consenting Party’s share of production not excepted by Article III.C.

In the case of any Reworking, Sidetracking, Plugging Back, Recompleting or Deepening operation, the Consenting Parties shall be permitted to use, free of cost, all casing, tubing and other equipment in the well, but the ownership of all such equipment shall remain unchanged; and upon abandonment of a well after such Reworking, Sidetracking, Plugging Back, Recompleting or Deepening, the Consenting Parties shall account for all such equipment to the owners thereof, with each party receiving its proportionate part in kind or in value, less cost of salvage.

Within ninety (90) days after the completion of any operation under this Article, the party conducting the operations for the Consenting Parties shall furnish each Non-Consenting Party with an inventory of the equipment in and connected to the well, and an itemized statement of the cost of drilling, Sidetracking, Deepening, Plugging Back, testing, Completing, Recompleting, and equipping the well for production; or, at its option, the operating party, in lieu of an itemized statement of such costs of operation, may submit a detailed statement of monthly billings. Each month thereafter, during the time the Consenting Parties are being reimbursed as provided above, the party conducting the operations for the Consenting Parties shall furnish the Non-Consenting Parties with an itemized statement of all costs and liabilities incurred in the operation of the well, together with a statement of the quantity of Oil and Gas produced from it and the amount of proceeds realized from the sale of the well’s working interest production during the preceding month. In determining the quantity of Oil and Gas produced during any month, Consenting Parties shall use industry accepted methods such as but not limited to metering or periodic well tests. Any amount realized from the sale or other disposition of equipment newly acquired in connection with any such operation which would have been owned by a Non-Consenting Party had it participated therein shall be credited against the total unreturned costs of the work done and of the equipment purchased in determining when the interest of such Non-Consenting Party shall revert to it as above provided; and if there is a credit balance, it shall be paid to such Non-Consenting Party.

If and when the Consenting Parties recover from a Non-Consenting Party’s relinquished interest the amounts provided for above, the relinquished interests of such Non-Consenting Party shall automatically revert to it as of 7:00 a.m. on the day following the day on which such recoupment occurs, and, from and after such reversion, such Non-Consenting Party shall own the same interest in such well, the material and equipment in or pertaining thereto, and the production therefrom as such Non-Consenting Party would have been entitled to had it participated in the drilling, Sidetracking, Reworking, Deepening, Recompleting or Plugging Back of said well. Thereafter, such Non-Consenting Party shall be charged with and shall pay its proportionate part of the further costs of the operation of said well in accordance with the terms of this agreement and Exhibit “C” attached hereto.

3. Stand-By Costs: When a well which has been drilled or Deepened has reached its authorized depth and all tests have been completed and the results thereof furnished to the parties, or when operations on the well have been otherwise terminated pursuant to Article VI.F., stand-by costs incurred pending response to a party’s notice proposing a Reworking,

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Sidetracking, Deepening, Recompleting, Plugging Back or Completing operation in such a well (including the period required under Article VI.B.6. to resolve competing proposals) shall be charged and borne as part of the drilling or Deepening operation just completed. Stand-by costs subsequent to all parties responding, or expiration of the response time permitted, whichever first occurs, and prior to agreement as to the participating interests of all Consenting Parties pursuant to the terms of the second grammatical paragraph of Article VI.B.2. (a), shall be charged to and borne as part of the proposed operation, but if the proposal is subsequently withdrawn because of insufficient participation, such stand-by costs shall be allocated between the Consenting Parties in the proportion each Consenting Party’s interest as shown on Exhibit “A” bears to the total interest as shown on Exhibit “A” of all Consenting Parties.

In the event that notice for a Sidetracking operation is given while the drilling rig to be utilized is on location, any party may request and receive up to five (5) additional days after expiration of the twenty-four (24) ~~forty-eight~~ hour response period specified in Article VI.B.1. within which to respond by paying for all stand-by costs and other costs incurred during such extended response period; Operator may require such party to pay the estimated stand-by time in advance as a condition to extending the response period. If more than one party elects to take such additional time to respond to the notice, standby costs shall be allocated between the parties taking additional time to respond on a day-to-day basis in the proportion each electing party’s interest as shown on Exhibit “A” bears to the total interest as shown on Exhibit “A” of all the electing parties.

4. Deepening: If less than all parties elect to participate in a drilling, Sidetracking or Deepening operation proposed pursuant to Article VI.B.1., the interest relinquished by the Non-Consenting Parties to the Consenting Parties under Article VI.B.2. shall relate only and be limited to the lesser of (i) the total depth actually drilled or (ii) the objective depth or Zone of which the parties were given notice under Article VI.B.1. (“Initial Objective”). Such well shall not be Deepened beyond the Initial Objective without first complying with this Article to afford the Non-Consenting Parties the opportunity to participate in the Deepening operation.

In the event any Consenting Party desires to drill or Deepen a Non-Consent Well to a depth below the Initial Objective, such party shall give notice thereof complying with the requirements of Article VI.B.1., to all parties (including Non-Consenting Parties). Thereupon, Articles VI.B.1. and 2. shall apply and all parties receiving such notice shall have the right to participate or not participate in the Deepening of such well pursuant to said Articles VI.B.1. and 2. If a Deepening operation is approved pursuant to such provisions, and if any Non-Consenting Party elects to participate in the Deepening operation, such Non-Consenting party shall pay or make reimbursement (as the case may be) of the following costs and expenses.

(a) If the proposal to Deepen is made prior to the Completion of such well as a well capable of producing in paying quantities, such Non-Consenting Party shall pay (or reimburse Consenting Parties for, as the case may be) that share of costs and expenses incurred in connection with the drilling of said well from the surface to the Initial Objective which Non-Consenting Party would have paid had such Non-Consenting Party agreed to participate therein, plus the Non-Consenting Party’s share of the cost of Deepening and of participating in any further operations on the well in accordance with the other provisions of this Agreement; provided, however, all costs for testing and Completion or attempted Completion of the well incurred by Consenting Parties prior to the point of actual operations to Deepen beyond the Initial Objective shall be for the sole account of Consenting Parties.

(b) If the proposal is made for a Non-Consent Well that has been previously Completed as a well capable of producing in paying quantities, but is no longer capable of producing in paying quantities, such Non-Consenting Party shall pay (or reimburse Consenting Parties for, as the case may be) its proportionate share of all costs of drilling, Completing, and equipping said well from the surface to the Initial Objective, calculated in the manner provided in paragraph (a) above, less those costs recouped by the Consenting Parties from the sale of production from the well. The Non-Consenting Party shall also pay its proportionate share of all costs of re-entering said well. The Non-Consenting Parties’ proportionate part (based on the percentage of such well Non-Consenting Party would have owned had it previously participated in such Non-Consent Well) of the costs of salvable materials and equipment remaining in the hole and salvable surface equipment used in connection with such well shall be determined in accordance with Exhibit “C.” If the Consenting Parties have recouped the cost of drilling, Completing, and equipping the well at the time such Deepening operation is conducted, then a Non-Consenting Party may participate in the Deepening of the well with no payment for costs incurred prior to re-entering the well for Deepening

The foregoing shall not imply a right of any Consenting Party to propose any Deepening for a Non-Consent Well prior to the drilling of such well to its Initial Objective without the consent of the other Consenting Parties as provided in Article VI.F.

5. Sidetracking: Any party having the right to participate in a proposed Sidetracking operation that does not own an interest in the affected wellbore at the time of the notice shall, upon electing to participate, tender to the wellbore owners its proportionate share (equal to its interest in the Sidetracking operation) of the value of that portion of the existing wellbore to be utilized as follows:

(a) If the proposal is for Sidetracking an existing dry hole, reimbursement shall be on the basis of the actual costs incurred in the initial drilling of the well down to the depth at which the Sidetracking operation is initiated.

(b) If the proposal is for Sidetracking a well which has previously produced, reimbursement shall be on the basis of such party’s proportionate share of drilling and equipping costs incurred in the initial drilling of the well down to the depth at which the Sidetracking operation is conducted, calculated in the manner described in Article VI.B.4(b) above. Such party’s proportionate share of the cost of the well’s salvable materials and equipment down to the depth at which the Sidetracking operation is initiated shall be determined in accordance with the provisions of Exhibit “C.”

6. Order of Preference of Operations. Except as otherwise specifically provided in this agreement, if any party desires to propose the conduct of an operation that conflicts with a proposal that has been made by a party under this Article VI, such party shall have fifteen (15) days from delivery of the initial proposal, in the case of a proposal to drill a well or to perform an operation on a well where no drilling rig is on location, or twenty-four (24) hours, exclusive of Saturday, Sunday and legal holidays, from delivery of the initial proposal, if a drilling rig is on location for the well on which such operation is to be conducted, to deliver to all parties entitled to participate in the proposed operation such party’s alternative proposal, such alternate proposal to contain the same information required to be included in the initial proposal. Each party receiving such proposals shall elect by delivery of notice to Operator within five (5) days after expiration of the proposal period, or within twenty-four (24) hours (exclusive of Saturday, Sunday and legal holidays) if a drilling rig is on location for the well that is the subject of the proposals, to participate in one of the competing proposals. Any party not electing within the time required shall be deemed not to have voted. The proposal receiving the vote of parties owning the largest aggregate percentage interest of the parties voting shall have priority over all other competing proposals; in the case of a tie vote, the

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initial proposal shall prevail. Operator shall deliver notice of such result to all parties entitled to participate in the operation within five (5) days after expiration of the election period (or within twenty-four (24) hours, exclusive of Saturday, Sunday and legal holidays, if a drilling rig is on location). Each party shall then have two (2) days (or twenty-four (24) hours if a rig is on location) from receipt of such notice to elect by delivery of notice to Operator to participate in such operation or to relinquish interest in the affected well pursuant to the provisions of Article VI.B.2.; failure by a party to deliver notice within such period shall be deemed an election not to participate in the prevailing proposal.

7. Conformity to Spacing Pattern. Notwithstanding the provisions of this Article VI.B.2., it is agreed that no wells shall be proposed to be drilled to or Completed in or produced from a Zone from which a well located elsewhere on the Contract Area is producing, unless such well conforms to the then-existing well spacing pattern for such Zone.

8. Paying Wells. No party shall conduct any Reworking, Deepening. Plugging Back, Completion, Recompletion, or Sidetracking operation under this agreement with respect to any well then capable of producing in paying quantities except with the consent of all parties that have not relinquished interests in the well at the time of such operation.

C. Completion of Wells; Reworking and Plugging Back:

1. Completion: Without the consent of all parties, no well shall be drilled, Deepened or Sidetracked, except any well drilled, Deepened or Sidetracked pursuant to the provisions of Article VI.B.2. of this agreement. Consent to the drilling, Deepening or Sidetracking shall include:

☒	Option No. 1: All necessary expenditures for the drilling, Deepening or Sidetracking, testing, Completing and equipping of the well, including necessary tankage and/or surface facilities.

☐	Option No. 2: All necessary expenditures for the drilling, Deepening or Sidetracking and testing of the well. When such well has reached its authorized depth, and all logs, cores and other tests have been completed, and the results thereof furnished to the parties, Operator shall give immediate notice to the Non-Operators having the right to participate in a Completion attempt whether or not Operator recommends attempting to Complete the well, together with Operator’s AFE for Completion costs if not previously provided. The parties receiving such notice shall have forty-eight (48) hours (exclusive of Saturday, Sunday and legal holidays) in which to elect by delivery of notice to Operator to participate in a recommended Completion attempt or to make a Completion proposal with an accompanying AFE. Operator shall deliver any such Completion proposal, or any Completion proposal conflicting with Operator’s proposal, to the other parties entitled to participate in such Completion in accordance with the procedures specified in Article VI.B.6. Election to participate in a Completion attempt shall include consent to all necessary expenditures for the Completing and equipping of such well, including necessary tankage and/or surface facilities but excluding any stimulation operation not contained on the Completion AFE. Failure of any party receiving such notice to reply within the period above fixed shall constitute an election by that party not to participate in the cost of the Completion attempt; provided, that Article VLB.6. shall control in the case of conflicting Completion proposals. If one or more, but less than all of the parties, elect to attempt a Completion, the provision of Article VI.B.2. hereof (the phrase “Reworking, Sidetracking, Deepening, Recompleting or Plugging Back” as contained in Article VI.B.2. shall be deemed to include “Completing”) shall apply to the operations thereafter conducted by less than all parties; provided, however, that Article VI.B.2. shall apply separately to each separate Completion or Recompletion attempt undertaken hereunder, and an election to become a Non-Consenting Party as to one Completion or Recompletion attempt shall not prevent a party from becoming a Consenting Party in subsequent Completion or Recompletion attempts regardless whether the Consenting Parties as to earlier Completions or Recompletion have recouped their costs pursuant to Article VI.B.2.; provided further, that any recoupment of costs by a Consenting Party shall be made solely from the production attributable to the Zone in which the Completion attempt is made. Election by a previous Non-Consenting party to participate in a subsequent Completion or Recompletion attempt shall require such party to pay its proportionate share of the cost of salvable materials and equipment installed in the well pursuant to the previous Completion or Recompletion attempt, insofar and only insofar as such materials and equipment benefit the Zone in which such party participates in a Completion attempt.

2. Rework, Recomplete or Plug Back: No well shall be Reworked, Recompleted or Plugged Back except a well Reworked, Recompleted, or Plugged Back pursuant to the provisions of Article VI.B.2. of this agreement. Consent to the Reworking, Recompleting or Plugging Back of a well shall include all necessary expenditures in conducting such operations and Completing and equipping of said well, including necessary tankage and/or surface facilities.

D. Other Operations:

Operator shall not undertake any single project reasonably estimated to require an expenditure in excess of fifty thousand and no/100ths Dollars ($50,000.00) except in connection with the drilling, Sidetracking, Reworking, Deepening, Completing, Recompleting or Plugging Back of a well that has been previously authorized by or pursuant to this agreement; provided, however, that, in case of explosion, fire, flood or other sudden emergency, whether of the same or different nature, Operator may take such steps and incur such expenses as in its opinion are required to deal with the emergency to safeguard life and property but Operator, as promptly as possible, shall report the emergency to the other parties. If Operator prepares an AFE for its own use, Operator shall furnish any Non-Operator so requesting an information copy thereof for any single project costing in excess of fifty thousand and no/100ths Dollars ($50,000.00). Any party who has not relinquished its interest in a well shall have the right to propose that Operator perform repair work or undertake the installation of artificial lift equipment or ancillary production facilities such as salt water disposal wells or to conduct additional work with respect to a well drilled hereunder or other similar project (but not including the installation of gathering lines or other transportation or marketing facilities, the installation of which shall be governed by separate agreement between the parties) reasonably estimated to require an expenditure in excess of the amount first set forth above in this Article VI.D. (except in connection with an operation required to be proposed under Articles VI.B.I. or VI.C.1. Option No. 2, which shall be governed exclusively be those Articles). Operator shall deliver such proposal to all parties entitled to participate therein. If within thirty (30) days thereof Operator secures the written consent of any party or parties owning at least 65% of the interests of the parties entitled to participate in such operation, each party having the right to participate in such project shall be bound by the terms of such proposal and shall be obligated to pay its proportionate share of the costs of the proposed project as if it had consented to such project pursuant to the terms of the proposal.

E. Abandonment of Wells:

1. Abandonment of Dry Holes: Except for any well drilled or Deepened pursuant to Article VI.B.2., any well which has been drilled or Deepened under the terms of this agreement and is proposed to be completed as a dry hole shall not be

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plugged and abandoned without the consent of all parties. Should Operator, after diligent effort, be unable to contact any party, or should any party fail to reply within forty-eight (48) hours (exclusive of Saturday, Sunday and legal holidays) after delivery of notice of the proposal to plug and abandon such well, such party shall be deemed to have consented to the proposed abandonment. All such wells shall be plugged and abandoned in accordance with applicable regulations and at the cost, risk and expense of the parties who participated in the cost of drilling or Deepening such well. Any party who objects to plugging and abandoning such well by notice delivered to Operator within forty-eight (48) hours (exclusive of Saturday, Sunday and legal holidays) after delivery of notice of the proposed plugging shall take over the well as of the end of such forty-eight (48) hour notice period and conduct further operations in search of Oil and/or Gas subject to the provisions of Article VI.B.; failure of such party to provide proof reasonably satisfactory to Operator of its financial capability to conduct such operations or to take over the well within such period or thereafter to conduct operations on such well or plug and abandon such well shall entitle Operator to retain or take possession of the well and plug and abandon the well. The party taking over the well shall indemnify Operator (if Operator is an abandoning party) and the other abandoning parties against liability for any further operations conducted on such well except for the costs of plugging and abandoning the well and restoring the surface, for which the abandoning parties shall remain proportionately liable.

2. Abandonment of Wells That Have Produced: Except for any well in which a Non-Consent operation has been conducted hereunder for which the Consenting Parties have not been fully reimbursed as herein provided, any well which has been completed as a producer shall not be plugged and abandoned without the consent of all parties. If all parties consent to such abandonment, the well shall be plugged and abandoned in accordance with applicable regulations and at the cost, risk and expense of all the parties hereto. Failure of a party to reply within sixty (60) days of delivery of notice of proposed abandonment shall be deemed an election to consent to the proposal. If, within sixty (60) days after delivery of notice of the proposed abandonment of any well, all parties do not agree to the abandonment of such well, those wishing to continue its operation from the Zone then open to production shall be obligated to take over the well as of the expiration of the applicable notice period and shall indemnify Operator (if Operator is an abandoning party) and the other abandoning parties against liability for any further operations on the well conducted by such parties. Failure of such party or parties to provide proof reasonably satisfactory to Operator of their financial capability to conduct such operations or to take over the well within the required period or thereafter to conduct operations on such well shall entitle operator to retain or take possession of such well and plug and abandon the well.

Parties taking over a well as provided herein shall tender to each of the other parties its proportionate share of the value of the well’s salvable material and equipment, determined in accordance with the provisions of Exhibit “C,” less the estimated cost of salvaging and the estimated cost of plugging and abandoning and restoring the surface; provided, however, that in the event the estimated plugging and abandoning and surface restoration costs and the estimated cost of salvaging are higher than the value of the well’s salvable material and equipment, each of the abandoning parties shall tender to the parties continuing operations their proportionate shares of the estimated excess cost. Each abandoning party shall assign to the non-abandoning parties, without warranty, express or implied, as to title or as to quantity, or fitness for use of the equipment and material, all of its interest in the wellbore of the well and related equipment, together with its interest in the Leasehold insofar and only insofar as such Leasehold covers the right to obtain production from that wellbore in the Zone then open to production. If the interest of the abandoning party is or includes and Oil and Gas Interest, such party shall execute and deliver to the non-abandoning party or parties an oil and gas lease, limited to the wellbore and the Zone then open to production, for a term of one (1) year and so long thereafter as Oil and/or Gas is produced from the Zone covered thereby, such lease to be on the form attached as Exhibit “B.” The assignments or leases so limited shall encompass the Drilling Unit upon which the well is located. The payments by, and the assignments or leases to, the assignees shall be in a ratio based upon the relationship of their respective percentage of participation in the Contract Area to the aggregate of the percentages of participation in the Contract Area of all assignees. There shall be no readjustment of interests in the remaining portions of the Contract Area.

Thereafter, abandoning parties shall have no further responsibility, liability, or interest in the operation of or production from the well in the Zone then open other than the royalties retained in any lease made under the terms of this Article. Upon request, Operator shall continue to operate the assigned well for the account of the non-abandoning parties at the rates and charges contemplated by this agreement, plus any additional cost and charges which may arise as the result of the separate ownership of the assigned well. Upon proposed abandonment of the producing Zone assigned or leased, the assignor or lessor shall then have the option to repurchase its prior interest in the well (using the same valuation formula) and participate in further operations therein subject to the provisions hereof.

3. Abandonment of Non-Consent Operations: The provisions of Article VI.E.1. or VI.E.2. above shall be applicable as between Consenting Parties in the event of the proposed abandonment of any well excepted from said Articles; provided, however, no well shall be permanently plugged and abandoned unless and until all parties having the right to conduct further operations therein have been notified of the proposed abandonment and afforded the opportunity to elect to take over the well in accordance with the provisions of this Article VI.E.; and provided further, that Non-Consenting Parties who own an interest in a portion of the well shall pay their proportionate shares of abandonment and surface restoration cost for such well as provided in Article VI.B.2.(b).

F. Termination of Operations:

Upon the commencement of an operation for the drilling, Reworking, Sidetracking, Plugging Back, Deepening, testing, Completion or plugging of a well, including but not limited to the Initial Well, such operation shall not be terminated without consent of parties bearing 65% of the costs of such operation; provided, however, that in the event granite or other practically impenetrable substance or condition in the hole is encountered which renders further operations impractical, Operator may discontinue operations and give notice of such condition in the manner provided in Article VI.B.1, and the provisions of Article VI.B. or VI.E. shall thereafter apply to such operation, as appropriate.

G. Taking Production in Kind:

☐	Option No. 1: Gas Balancing Agreement Attached

Each party shall take in kind or separately dispose of its proportionate share of all Oil and Gas produced from the Contract Area, exclusive of production which may be used in development and producing operations and in preparing and treating Oil and Gas for marketing purposes and production unavoidably lost. Any extra expenditure incurred in the taking in kind or separate disposition by any party of its proportionate share of the production shall be borne by such party. Any party taking its share of production in kind shall be required to pay for only its proportionate share of such part of Operator’s surface facilities which it uses.

Each party shall execute such division orders and contracts as may be necessary for the sale of its interest in production from the Contract Area, and, except as provided in Article VII.B., shall be entitled to receive payment directly from the purchaser thereof for its share of all production.

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If any party fails to make the arrangements necessary to take in kind or separately dispose of its proportionate share of the Oil produced from the Contract Area, Operator shall have the right, subject to the revocation at will by the party owning it, but not the obligation, to purchase such Oil or sell it to others at any time and from time to time, for the account of the non-taking party. Any such purchase or sale by Operator may be terminated by Operator upon at least ten (10) days written notice to the owner of said production and shall be subject always to the right of the owner of the production upon at least ten (10) days written notice to Operator to exercise at any time its right to take in kind, or separately dispose of, its share of all Oil not previously delivered to a purchaser. Any purchase or sale by Operator of any other party’s share of Oil shall be only for such reasonable periods of time as are consistent with the minimum needs of the industry under the particular circumstances, but in no event for a period in excess of one (1) year.

Any such sale by Operator shall be in a manner commercially reasonable under the circumstances but Operator shall have no duty to share any existing market or to obtain a price equal to that received under any existing market. The sale or delivery by Operator of a non-taking party’s share of Oil under the terms of any existing contract of Operator shall not give the non-taking party any interest in or make the non-taking party a party to said contract. No purchase shall be made by Operator without first giving the non-taking party at least ten (10) days written notice of such intended purchase and the price to be paid or the pricing basis to be used.

All parties shall give timely written notice to Operator of their Gas marketing arrangements for the following month, excluding price, and shall notify Operator immediately in the event of a change in such arrangements. Operator shall maintain records of all marketing arrangements, and of volumes actually sold or transported, which records shall be made available to Non-Operators upon reasonable request.

In the event one or more parties’ separate disposition of its share of the Gas causes split-stream deliveries to separate pipelines and/or deliveries which on a day-to-day basis for any reason are not exactly equal to a party’s respective proportionate share of total Gas sales to be allocated to it, the balancing or accounting between the parties shall be in accordance with any Gas balancing agreement between the parties hereto, whether such an agreement is attached as Exhibit “E” or is a separate agreement. Operator shall give notice to all parties of the first sales of Gas from any well under this agreement.

☒	Option No. 2: No Gas Balancing Agreement:

Each party shall take in kind or separately dispose of its proportionate share of all Oil and Gas produced from the Contract Area, exclusive of production which may be used in development and producing operations and in preparing and treating Oil and Gas for marketing purposes and production unavoidably lost. Any extra expenditures incurred in the taking in kind or separate disposition by any party of its proportionate share of the production shall be borne by such party. Any party taking its share of production in kind shall be required to pay for only its proportionate share of such part of Operator’s surface facilities which it uses.

Each party shall execute such division orders and contracts as may be necessary for the sale of its interest in production from the Contract Area, and, except as provided in Article VII.B., shall be entitled to receive payment directly from the purchaser thereof for its share of all production.

If any party fails to make the arrangements necessary to take in kind or separately dispose of its proportionate share of the Oil and/or Gas produced from the Contract Area, Operator shall ~~have the right, subject to the revocation at will by the party owning it, but not the obligation, to purchase such Oil and/or Gas or~~ sell it to others at any time and from time to time, for the account of the non-taking party. Any such ~~purchase or~~ sale by Operator ~~may be terminated by Operator upon at least ten (10) days written notice to the owner of said production and~~ shall be subject always to the right of the owner of the production upon at least ten (10) days written notice to Operator to exercise its right to take in kind, or separately dispose of, its share of all Oil and/or Gas not previously delivered to a purchaser, provided, however, that the effective date of any such revocation may be deferred at Operator’s election for a period not to exceed ninety (90) days if Operator has committed such production to a purchase contract having a term extending beyond such ten (10)-day period. Any purchase or sale by Operator of any other party’s share of Oil and/or Gas shall be only for such reasonable periods of time as are consistent with the minimum needs of the industry under the particular circumstances, but in no event for a period in excess of one (1) year.

Any such sale by Operator shall be in a manner commercially reasonable under the circumstances ~~, but Operator shall have no duty to share any existing market or transportation arrangement or to obtain a price or transportation fee equal to that received under any existing market or transportation arrangement.~~ The sale or delivery by Operator of a non-taking party’s share of production under the terms of any existing contract of Operator shall not give the non-taking party any interest in or make the non-taking party a party to said contract. No purchase of Oil and Gas and no sale of Gas shall be made by Operator without first giving the non-taking party ten days written notice of such intended purchase or sale and the price to be paid or the pricing basis to be used. Operator shall give notice to all parties of the first sale of Gas from any well under this Agreement.

All parties shall give timely written notice to Operator of their Gas marketing arrangements for the following month, excluding price, and shall notify Operator immediately in the event of a change in such arrangements. Operator shall maintain records of all marketing arrangements, and of volumes actually sold or transported, which records shall be made available to Non-Operators upon reasonable request.

ARTICLE VII.

EXPENDITURES AND LIABILITY OF PARTIES

A. Liability of Parties:

The liability of the parties shall be several, not joint or collective. Each party shall be responsible only for its obligations, and shall be liable only for its proportionate share of the costs of developing and operating the Contract Area. Accordingly, the liens granted among the parties in Article VII.B. are given to secure only the debts of each severally, and no party shall have any liability to third parties hereunder to satisfy the default of any other party in the payment of any expense or obligation hereunder. It is not the intention of the parties to create, nor shall this agreement be construed as creating, a mining or other partnership, joint venture, agency relationship or association, or to render the parties liable as partners, co-venturers, or principals. In their relations with each other under this agreement, the parties shall not be considered fiduciaries or to have established a confidential relationship but rather shall be free to act on an arm’s-length basis in accordance with their own respective self-interest, subject, however, to the obligation of the parties to act in good faith in their dealings with each other with respect to activities hereunder.

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B. Liens and Security Interests:

Each party grants to the other parties hereto a lien upon any interest it now owns or hereafter acquires in Oil and Gas Leases and Oil and Gas Interests in the Contract Area, and a security interest and/or purchase money security interest in any interest it now owns or hereafter acquires in the personal property and fixtures on or used or obtained for use in connection therewith, to secure performance of all of its obligations under this agreement including but not limited to payment of expense, interest and fees, the proper disbursement of all monies paid hereunder, the assignment or relinquishment of interest in Oil and Gas Leases as required hereunder, and the proper performance of operations hereunder. Such lien and security interest granted by each party hereto shall include such party’s leasehold interests, working interests, operating rights, and royalty and overriding royalty interests in the Contract Area now owned or hereafter acquired and in lands pooled or unitized therewith or otherwise becoming subject to this agreement, the Oil and Gas when extracted therefrom and equipment situated thereon or used or obtained for use in connection therewith (including, without limitation, all wells, tools, and tubular goods), and accounts (including, without limitation, accounts arising from gas imbalances or from the sale of Oil and/or Gas at the wellhead), contract rights, inventory and general intangibles relating thereto or arising therefrom, and all proceeds and products of the foregoing.

To perfect the lien and security agreement provided herein, each party hereto shall execute and acknowledge the recording supplement and/or any financing statement prepared and submitted by any party hereto in conjunction herewith or at any time following execution hereof, and Operator is authorized to file this agreement or the recording supplement executed herewith as a lien or mortgage in the applicable real estate records and as a financing statement with the proper officer under the Uniform Commercial Code in the state in which the Contract Area is situated and such other states as Operator shall deem appropriate to perfect the security interest granted hereunder. Any party may file this agreement, the recording supplement executed herewith, or such other documents as it deems necessary as a lien or mortgage in the applicable real estate records and/or a financing statement with the proper officer under the Uniform Commercial Code.

Each party represents and warrants to the other parties hereto that the lien and security interest granted by such party to the other parties shall be a first and prior lien, and each party hereby agrees to maintain the priority of said lien and security interest against all persons acquiring an interest in Oil and Gas Leases and Interests covered by this agreement by, through or under such party. All parties acquiring an interest in Oil and Gas Leases and Oil and Gas Interests covered by this agreement, whether by assignment, merger, mortgage, operation of law, or otherwise, shall be deemed to have taken subject to the lien and security interest granted by this Article VII.B. as to all obligations attributable to such interest hereunder whether or not such obligations arise before or after such interest is acquired.

To the extent that parties have a security interest under the Uniform Commercial Code of the state in which the Contract Area is situated, they shall be entitled to exercise the rights and remedies of a secured party under the Code. The bringing of a suit and the obtaining of judgment by a party for the secured indebtedness shall not be deemed an election of remedies or otherwise affect the lien rights or security interest as security for the payment thereof. In addition, upon default by any party in the payment of its share of expenses, interests or fees, or upon the improper use of funds by the Operator, the other parties shall have the right, without prejudice to other rights or remedies, to collect from the purchaser the proceeds from the sale of such defaulting party’s share of Oil and Gas until the amount owed by such party, plus interest as provided in “Exhibit C,” has been received, and shall have the right to offset the amount owed against the proceeds from the sale of such defaulting party’s share of Oil and Gas. All purchasers of production may rely on a notification of default from the non-defaulting party or parties stating the amount due as a result of the default, and all parties waive any recourse available against purchasers for releasing production proceeds as provided in this paragraph.

If any party fails to pay its share of cost within ninety (90) one ~~hundred twenty (120~~) days after rendition of a statement therefor by Operator, the non-defaulting parties, including Operator, shall upon request by Operator, pay the unpaid amount in the proportion that the interest of each such party bears to the interest of all such parties. The amount paid by each party so paying its share of the unpaid amount shall be secured by the liens and security rights described in Article VII.B., and each paying party may independently pursue any remedy available hereunder or otherwise.

If any party does not perform all of its obligations hereunder, and the failure to perform subjects such party to foreclosure or execution proceedings pursuant to the provisions of this agreement, to the extent allowed by governing law, the defaulting party waives any available right of redemption from and after the date of judgment, any required valuation or appraisement of the mortgaged or secured property prior to sale, any available right to stay execution or to require a marshaling of assets and any required bond in the event a receiver is appointed. In addition, to the extent permitted by applicable law, each party hereby grants to the other parties a power of sale as to any property that is subject to the lien and security rights granted hereunder, such power to be exercised in the manner provided by applicable law or otherwise in a commercially reasonable manner and upon reasonable notice.

Each party agrees that the other parties shall be entitled to utilize the provisions of Oil and Gas lien law or other lien law of any state in which the Contract Area is situated to enforce the obligations of each party hereunder. Without limiting the generality of the foregoing, to the extent permitted by applicable law, Non-Operators agree that Operator may invoke or utilize the mechanics’ or materialmen’s lien law of the state in which the Contract Area is situated in order to secure the payment to Operator of any sum due hereunder for services performed or materials supplied by Operator.

C. Advances:

Operator, at its election, shall have the right from time to time to demand and receive from one or more of the other parties payment in advance of their respective shares of the estimated amount of the expense to be incurred in operations hereunder during the next succeeding month, which right may be exercised only by submission to each such party of an itemized statement of such estimated expense, together with an invoice for its share thereof Each such statement and invoice for the payment in advance of estimated expense shall be submitted on or before the 20th day of the next preceding month. Each party shall pay to Operator its proportionate share of such estimate within fifteen (15) days after such estimate and invoice is received. If any party fails to pay its share of said estimate within said time, the amount due shall bear interest as provided in Exhibit “C” until paid. Proper adjustment shall be made monthly between advances and actual expense to the end that each party shall bear and pay its proportionate share of actual expenses incurred, and no more.

D. Defaults and Remedies:

If any party fails to discharge any financial obligation under this agreement, including without limitation the failure to make any advance under the preceding Article VII.C. or any other provision of this agreement, within the period required for such payment hereunder, then in addition to the remedies provided in Article VII.B. or elsewhere in this agreement, the remedies specified below shall be applicable. For purposes of this Article VII.D., all notices and elections shall be delivered

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only by Operator, except that Operator shall deliver any such notice and election requested by a non-defaulting Non-Operator, and when Operator is the party in default, the applicable notices and elections can be delivered by any Non-Operator. Election of any one or more of the following remedies shall not preclude the subsequent use of any other remedy specified below or otherwise available to a non-defaulting party.

1. Suspension of Rights: Any party may deliver to the party in default a Notice of Default, which shall specify the default, specify the action to be taken to cure the default, and specify that failure to take such action will result in the exercise of one or more of the remedies provided in this Article. If the default is not cured within thirty (30) days of the delivery of such Notice of Default, all of the rights of the defaulting party granted by this agreement may upon notice be suspended until the default is cured, without prejudice to the right of the non-defaulting party or parties to continue to enforce the obligations of the defaulting party previously accrued or thereafter accruing under this agreement. If Operator is the party in default, the Non-Operators shall have in addition the right, by vote of Non-Operators owning a majority in interest in the Contract Area after excluding the voting interest of Operator, to appoint a new Operator effective immediately. The rights of a defaulting party that may be suspended hereunder at the election of the non-defaulting parties shall include, without limitation, the right to receive information as to any operation conducted hereunder during the period of such default, the right to elect to participate in an operation proposed under Article VI.B. of this agreement, the right to participate in an operation being conducted under this agreement even if the party has previously elected to participate in such operation, and the right to receive proceeds of production from any well subject to this agreement.

2. Suit for Damages: Non-defaulting parties or Operator for the benefit of non-defaulting parties may sue (at joint account expense) to collect the amounts in default, plus interest accruing on the amounts recovered from the date of default until the date of collection at the rate specified in Exhibit “C” attached hereto. Nothing herein shall prevent any party from suing any defaulting party to collect consequential damages accruing to such party as a result of the default.

3. Deemed Non-Consent: The non-defaulting party may deliver a written Notice of Non-Consent Election to the defaulting party at any time after the expiration of the thirty-day cure period following delivery of the Notice of Default, in which event if the billing is for the drilling a new well or the Plugging Back, Sidetracking, Reworking or Deepening of a well which is to be or has been plugged as a dry hole, or for the Completion or Recompletion of any well, the defaulting party will be conclusively deemed to have elected not to participate in the operation and to be a Non-Consenting Party with respect thereto under Article VI.B. or VI.C., as the case may be, to the extent of the costs unpaid by such party, notwithstanding any election to participate theretofore made. If election is made to proceed under this provision, then the non-defaulting parties may not elect to sue for the unpaid amount pursuant to Article VII.D.2.

Until the delivery of such Notice of Non-Consent Election to the defaulting party, such party shall have the right to cure its default by paying its unpaid share of costs plus interest at the rate set forth in Exhibit “C,” provided, however, such payment shall not prejudice the rights of the non-defaulting parties to pursue remedies for damages incurred by the non-defaulting parties as a result of the default. Any interest relinquished pursuant to this Article VII.D.3. shall be offered to the non-defaulting parties in proportion to their interests, and the non-defaulting parties electing to participate in the ownership of such interest shall be required to contribute their shares of the defaulted amount upon their election to participate therein.

4. Advance Payment: If a default is not cured within thirty (30) days of the delivery of a Notice of Default, Operator, or Non-Operators if Operator is the defaulting party, may thereafter require advance payment from the defaulting party of such defaulting party’s anticipated share of any item of expense for which Operator, or Non-Operators, as the case may be, would be entitled to reimbursement under any provision of this agreement, whether or not such expense was the subject of the previous default. Such right includes, but is not limited to, the right to require advance payment for the estimated costs of drilling a well or Completion of a well as to which an election to participate in drilling or Completion has been made. If the defaulting party fails to pay the required advance payment the non-defaulting parties may pursue any of the remedies provided in the Article VII.D. or any other default remedy provided elsewhere in this agreement. Any excess of funds advanced remaining when the operation is completed and all costs have been paid shall be promptly returned to the advancing party.

5. Costs and Attorneys’ Fees: In the event any party is required to bring legal proceedings to enforce any financial obligation of a party hereunder, the prevailing party in such action shall be entitled to recover all court costs, costs of collection, and a reasonable attorney’s fee, which the lien provided for herein shall also secure.

E. Rentals, Shut-in Well Payments and Minimum Royalties:

Rentals, shut-in well payments and minimum royalties which may be required under the terms of any lease shall be paid by Operator for the joint account ~~the party or parties who subjected such lease to this agreement at its or their expense.~~ In the event two or more parties own and have contributed interests in the same lease to this agreement, such parties may designate one of such parties to make said payments for and on behalf of all such parties. Any party may request, and shall be entitled to receive, proper evidence of all such payments. In the event of failure to make proper payment of any rental, shut-in well payment or minimum royalty through mistake or oversight where such payment is required to continue the lease in force, any loss which results from such non-payment shall be borne in accordance with the provisions of Article IV.B.2.

Operator shall notify Non-Operators of the anticipated completion of a shut-in well, or the shutting in or return to production of a producing well, at least five (5) days (excluding Saturday, Sunday, and legal holidays) prior to taking such action, or at the earliest opportunity permitted by circumstances, but assumes no liability for failure to do so. In the event of failure by Operator to so notify Non-Operators, the loss of any lease contributed hereto by Non-Operators for failure to make timely payments of any shut-in well payment shall be borne jointly by the parties hereto under the provisions of Article IV.B.3.

F. Taxes:

Beginning with the first calendar year after the effective date hereof, Operator shall render for ad valorem taxation all property subject to this agreement which by law should be rendered for such taxes, and it shall pay all such taxes assessed thereon before they become delinquent. Prior to the rendition date, each Non-Operator shall furnish Operator information as to burdens (to include, but not be limited to, royalties, overriding royalties and production payments) on Leases and Oil and Gas Interests contributed by such Non-Operator. If the assessed valuation of any Lease is reduced by reason of its being subject to outstanding excess royalties, overriding royalties or production payments, the reduction in ad valorem taxes resulting therefrom shall inure to the benefit of the owner or owners of such Lease, and Operator shall adjust the charge to such owner or owners so as to reflect the benefit of such reduction. If the ad valorem taxes are based in whole or in part upon separate valuations of each party’s working interest, then notwithstanding anything to the contrary herein, charges to the joint account shall be made and paid by the parties hereto in accordance with the tax value generated by each party’s working interest. Operator shall bill the other parties for their proportionate shares of all tax payments in the manner provided in Exhibit “C.”

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If Operator considers any tax assessment improper, Operator may, at its discretion, protest within the time and manner prescribed by law, and prosecute the protest to a final determination, unless all parties agree to abandon the protest prior to final determination. During the pendency of administrative or judicial proceedings, Operator may elect to pay, under protest, all such taxes and any interest and penalty. When any such protested assessment shall have been finally determined, Operator shall pay the tax for the joint account, together with any interest and penalty accrued, and the total cost shall then be assessed against the parties, and be paid by them, as provided in Exhibit “C.”

Each party shall pay or cause to be paid all production, severance, excise, gathering and other taxes imposed upon or with respect to the production or handling of such party’s share of Oil and Gas produced under the terms of this agreement.

ARTICLE VIII.

ACQUISITION, MAINTENANCE OR TRANSFER OF INTEREST

A.	Surrender of Leases:

The Leases covered by this agreement, insofar as they embrace acreage in the Contract ‘Area, shall not be surrendered in whole or in part unless all parties consent thereto.

However, should any party desire to surrender its interest in any Lease or in any portion thereof, such party shall give written notice of the proposed surrender to all parties, and the parties to whom such notice is delivered shall have thirty (30) days after delivery of the notice within which to notify the party proposing the surrender whether they elect to consent thereto. Failure of a party to whom such notice is delivered to reply within said 30-day period shall constitute a consent to the surrender of the Leases described in the notice. If all parties do not agree or consent thereto, the party desiring to surrender shall assign, without express or implied warranty of title, all of its interest in such Lease, or portion thereof, and any well, material and equipment which may be located thereon and any rights in production thereafter secured, to the parties not consenting to such surrender. If the interest of the assigning party is or includes an Oil and Gas Interest, the assigning party shall execute and deliver to the party or parties not consenting to such surrender an oil and gas lease covering such Oil and Gas Interest for a term of one (1) year and so long thereafter as Oil and/or Gas is produced from the land covered thereby, such lease to be on the form attached hereto as Exhibit “B.” Upon such assignment or lease, the assigning party shall be relieved from all obligations thereafter accruing, but not theretofore accrued, with respect to the interest assigned or leased and the operation of any well attributable thereto, and the assigning party shall have no further interest in the assigned or leased premises and its equipment and production other than the royalties retained in any lease made under the terms of this Article. The party assignee or lessee shall pay to the party assignor or lessor the reasonable salvage value of the latter’s interest in any well’s salvable materials and equipment attributable to the assigned or leased acreage. The value of all salvable materials and equipment shall be determined in accordance with the provisions of Exhibit “C,” less the estimated cost of salvaging and the estimated cost of plugging and abandoning and restoring the surface. If such value is less than such costs, then the party assignor or lessor shall pay to the party assignee or lessee the amount of such deficit. If the assignment or lease is in favor of more than one party, the interest shall be shared by such parties in the proportions that the interest of each bears to the total interest of all such parties. If the interest of the parties to whom the assignment is to be made varies according to depth, then the interest assigned shall similarly reflect such variances.

Any assignment, lease or surrender made under this provision shall not reduce or change the assignor’s, lessor’s or surrendering party’s interest as it was immediately before the assignment, lease or surrender in the balance of the Contract Area; and the acreage assigned, leased or surrendered, and subsequent operations thereon, shall not thereafter be subject to the terms and provisions of this agreement but shall be deemed subject to an Operating Agreement in the form of this agreement.

B. Renewal or Extension of Leases:

If any party secures a renewal or replacement of an Oil and Gas Lease or Interest subject to this agreement, then all other parties shall be notified promptly upon such acquisition or, in the case of a replacement Lease taken before expiration of an existing Lease, promptly upon expiration of the existing Lease. The parties notified shall have the right for a period of thirty (30) days following delivery of such notice in which to elect to participate in the ownership of the renewal or replacement Lease, insofar as such Lease affects lands within the Contract Area, by paying to the party who acquired it their proportionate shares of the acquisition cost allocated to that part of such Lease within the Contract Area, which shall be in proportion to the interest held at that time by the parties in the Contract Area. Each party who participates in the purchase of a renewal or replacement Lease shall be given an assignment of its proportionate interest therein by the acquiring party.

If some, but less than all, of the parties elect to participate in the purchase of a renewal or replacement Lease, it shall be owned by the parties who elect to participate therein, in a ratio based upon the relationship of their respective percentage of participation in the Contract Area to the aggregate of the percentages of participation in the Contract Area of all parties participating in the purchase of such renewal or replacement Lease. The acquisition of a renewal or replacement Lease by any or all of the parties hereto shall not cause a readjustment of the interests of the parties stated in Exhibit “A,” but any renewal or replacement Lease in which less than all parties elect to participate shall not be subject to this agreement but shall be deemed subject to a separate Operating Agreement in the form of this agreement.

If the interests of the parties in the Contract Area vary according to depth, then their right to participate proportionately in renewal or replacement Leases and their right to receive an assignment of interest shall also reflect such depth variances.

The provisions of this Article shall apply to renewal or replacement Leases whether they are for the entire interest covered by the expiring Lease or cover only a portion of its area or an interest therein. Any renewal or replacement Lease taken before the expiration of its predecessor Lease, or taken or contracted for or becoming effective within six (6) months after the expiration of the existing Lease, shall be subject to this provision so long as this agreement is in effect at the time of such acquisition or at the time the renewal or replacement Lease becomes effective; but any Lease taken or contracted for more than six (6) months after the expiration of an existing Lease shall not be deemed a renewal or replacement Lease and shall not be subject to the provisions of this agreement.

The provisions in this Article shall also be applicable to extensions of Oil and Gas Leases.

C.	Acreage or Cash Contributions:

While this agreement is in force, if any party contracts for a contribution of cash towards the drilling of a well or any other operation on the Contract Area, such contribution shall be paid to the party who conducted the drilling or other operation and shall be applied by it against the cost of such drilling or other operation. If the contribution be in the form of acreage, the party to whom the contribution is made shall promptly tender an assignment of the acreage, without warranty of title, to the Drilling Parties in the proportions said Drilling Parties shared the cost of drilling the well. Such acreage shall become a separate Contract Area and, to the extent possible, be governed by provisions identical to this agreement. Each party shall promptly notify all other parties of any acreage or cash contributions it may obtain in support of any well or any other operation on the Contract Area. The above provisions shall also be applicable to optional rights to earn acreage outside the Contract. Area which are in support of well drilled inside Contract Area.

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If any party contracts for any consideration relating to disposition of such party’s share of substances produced hereunder, such consideration shall not be deemed a contribution as contemplated in this Article VIII.C.

D.	Assignment; Maintenance of Uniform Interest:

For the purpose of maintaining uniformity of ownership in the Contract Area in the Oil and Gas Leases, Oil and Gas Interests, wells, equipment and production covered by this agreement no party shall sell, encumber, transfer or make other disposition of its interest in the Oil and Gas Leases and Oil and Gas Interests embraced within the Contract Area or in wells, equipment and production unless such disposition covers either:

1. the entire interest of the party in all Oil and Gas Leases, Oil and Gas Interests, wells, equipment and production; or

2. an equal undivided percent of the party’s present interest in all Oil and Gas Leases, Oil and Gas Interests, wells, equipment and production in the Contract Area.

Every sale, encumbrance, transfer or other disposition made by any party shall be made expressly subject to this agreement and shall be made without prejudice to the right of the other parties, and any transferee of an ownership interest in any Oil and Gas Lease or Interest shall be deemed a party to this agreement as to the interest conveyed from and after the effective date of the transfer of ownership; provided, however, that the other parties shall not be required to recognize any such sale, encumbrance, transfer or other disposition for any purpose hereunder until thirty (30) days after they have received a copy of the instrument of transfer or other satisfactory evidence thereof in writing from the transferor or transferee. No assignment or other disposition of interest by a party shall relieve such party of obligations previously incurred by such party hereunder with respect to the interest transferred, including without limitation the obligation of a party to pay all costs attributable to an operation conducted hereunder in which such party has agreed to participate prior to making such assignment, and the lien and security interest granted by Article VII.B. shall continue to burden the interest transferred to secure payment of any such obligations.

If, at any time the interest of any party is divided among and owned by four or more co-owners, Operator, at its discretion, may require such co-owners to appoint a single trustee or agent with full authority to receive notices, approve expenditures, receive billings for and approve and pay such party’s share of the joint expenses, and to deal generally with, and with power to bind, the co-owners of such party’s interest within the scope of the operations embraced in this agreement; however, all such co-owners shall have the right to enter into and execute all contracts or agreements for the disposition of their respective shares of the Oil and Gas produced from the Contract Area and they shall have the right to receive, separately, payment of the sale proceeds thereof.

E. Waiver of Rights to Partition:

If permitted by the laws of the state or states in which the property covered hereby is located, each party hereto owning an undivided interest in the Contract Area waives any and all rights it may have to partition and have set aside to it in severalty its undivided interest therein.

~~F. Preferential Right to Purchase:~~

~~☐~~	~~(Optional; Check if applicable.)~~

~~Should any party desire to sell all or any part of its interests under this agreement, or its rights and interests in the Contract Area, it shall promptly give written notice to the other parties, with full information concerning its proposed disposition, which shall include the name and address of the prospective transferee (who must be ready, willing and able to purchase), the purchase price, a legal description sufficient to identify the property, and all other terms of the offer. The other parties shall then have an optional prior right, for a period of ten (10) days after the notice is delivered, to purchase for the stated consideration on the same terms and conditions the interest which the other party proposes to sell; and, if this optional right is exercised, the purchasing parties shall share the purchased interest in the proportions that the interest of each bears to the total interest of all purchasing parties. However, there shall be no preferential right to purchase in those cases where any party wishes to mortgage its interests, or to transfer title to its interests to its mortgagee in lieu of or pursuant to foreclosure of a mortgage of its interests, or to dispose of its interests by merger, reorganization, consolidation, or by sale of all or substantially all of its Oil and Gas assets to any party, or by transfer of its interests to subsidiary or parent company or to a subsidiary of a parent company, or to any company in which such party owns a majority of the stock.~~

ARTICLE IX.

INTERNAL REVENUE CODE ELECTION

If, for federal income tax purposes, this agreement and the operations hereunder are regarded as a partnership, and if the parties have not otherwise agreed to form a tax partnership pursuant to Exhibit “G” or other agreement between them, each party thereby affected elects to be excluded from the application of all of the provisions of Subchapter “K,” Chapter 1, Subtitle “A,” of the Internal Revenue Code of 1986, as amended (“Code”), as permitted and authorized by Section 761 of the Code and the regulations promulgated thereunder. Operator is authorized and directed to execute on behalf of each party hereby affected such evidence of this election as may be required by the Secretary of the Treasury of the United States or the Federal Internal Revenue Service, including specifically, but not by way of limitation, all of the returns, statements, and the data required by Treasury Regulation §1.761. Should there be any requirement that each party hereby affected give further evidence of this election, each such party shall execute such documents and furnish such other evidence as may be required by the Federal Internal Revenue Service or as may be necessary to evidence this election. No such party shall give any notices or take any other action inconsistent with the election made hereby. If any present or future income tax laws of the state or states in which the Contract Area is located or any future income tax laws of the United States contain provisions similar to those in Subchapter “K,” Chapter 1, Subtitle “A,” of the Code, under which an election similar to that provided by Section 761 of the Code is permitted, each party hereby affected shall make such election as may be permitted or required by such laws. In making the foregoing election, each such party states that the income derived by such party from operations hereunder can be adequately determined without the computation of partnership taxable income.

ARTICLE X.

CLAIMS AND LAWSUITS

Operator may settle any single uninsured third party damage claim or suit arising from operations hereunder if the expenditure does not exceed fifty thousand and no/100ths Dollars ($50,000.00) and if the payment is in complete settlement of such claim or suit. If the amount required for settlement exceeds the above amount, the parties hereto shall assume and take over the further handling of the claim or suit, unless such authority is delegated to Operator. All costs and expenses of handling settling, or otherwise discharging such claim or suit shall be a the joint expense of the parties participating in the operation from which the claim or suit arises. If a claim is made against any party or if any party is sued on account of any matter arising from operations hereunder over which such individual has no control because of the rights given Operator by this agreement, such party shall immediately notify all other parties, and the claim or suit shall be treated as any other claim or suit involving operations hereunder.

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ARTICLE XI.

FORCE MAJEURE

If any party is rendered unable, wholly or in part, by force majeure to carry out its obligations under this agreement, other than the obligation to indemnify or make money payments or furnish security, that party shall give to all other parties prompt written notice of the force majeure with reasonably full particulars concerning it; thereupon, the obligations of the party giving the notice, so far as they are affected by the force majeure, shall be suspended during, but no longer than, the continuance of the force majeure. The term “force majeure,” as here employed, shall mean an act of God, strike, lockout, or other industrial disturbance, act of the public enemy, war, blockade, public riot, lightening, fire, storm, flood or other act of nature, explosion, governmental action, governmental delay, restraint or inaction, unavailability of equipment, and any other cause, whether of the kind specifically enumerated above or otherwise, which is not reasonably within the control of the party claiming suspension.

The affected party shall use all reasonable diligence to remove the force majeure situation as quickly as practicable. The requirement that any force majeure shall be remedied with all reasonable dispatch shall not require the settlement of strikes, lockouts, or other labor difficulty by the party involved, contrary to its wishes; how all such difficulties shall be handled shall be entirely within the discretion of the party concerned.

ARTICLE XII.

NOTICES

All notices authorized or required between the parties by any of the provisions of this agreement, unless otherwise specifically provided, shall be in writing and delivered in person or by United States mail, courier service, telegram, telex, telecopier or any other form of facsimile, postage or charges prepaid, and addressed to such parties at the addresses listed on Exhibit “A.” All telephone or oral notices permitted by this agreement shall be confirmed immediately thereafter by written notice. The originating notice given under any provision hereof shall be deemed delivered only when received by the party to whom such notice is directed, and the time for such party to deliver any notice in response thereto shall run from the date the originating notice is received. “Receipt” for purposes of this agreement with respect to written notice delivered hereunder shall be actual delivery of the notice to the address of the party to be notified specified in accordance with this agreement, or to the telecopy, facsimile or telex machine of such party. The second or any responsive notice shall be deemed delivered when deposited in the United States mail or at the office of the courier or telegraph service, or upon transmittal by telex, telecopy or facsimile, or when personally delivered to the party to be notified, provided, that when response is required within 24 or 48 hours, such response shall be given orally or by telephone, telex, telecopy or other facsimile within such period. Each party shall have the right to change its address at any time, and from time to time, by giving written notice thereof to all other parties. If a party is not available to receive notice orally or by telephone when a party attempts to deliver a notice required to be delivered within 24 or 48 hours, the notice may be delivered in writing by any other method specified herein and shall be deemed delivered in the same manner provided above for any responsive notice.

ARTICLE XIII.

TERM OF AGREEMENT

This agreement shall remain in full force and effect as to the Oil and Gas Leases and/or Oil and Gas Interests subject hereto for the period of time selected below; provided, however, no party hereto shall ever be construed as having any right, title or interest in or to any Lease or Oil and Gas Interest contributed by any other party beyond the term of this agreement.

☒	Option No. 1: So long as any of the Oil and Gas Leases subject to this agreement remain or are continued in force as to any part of the Contract Area, whether by production, extension, renewal or otherwise.

☐	Option No. 2: In the event the well described in Article VI.A., or any subsequent well drilled under any provision of this agreement, results in the Completion of a well as a well capable of production of Oil and/or Gas in paying quantities, this agreement shall continue in force so long as any such well is capable of production, and for an additional period of days thereafter, provided, however, if, prior to the expiration of such additional period, one or more of the parties hereto are engaged in drilling, Reworking, Deepening, Sidetracking, Plugging Back, testing or attempting to Complete or Re-complete a well or wells hereunder, this agreement shall continue in force until such operations have been completed and if production results therefrom, this agreement shall continue in force as provided herein. In the event the well described in Article VI.A., or any subsequent well drilled hereunder, results in a dry hole, and no other well is capable of producing Oil and/or Gas from the Contract Area, this agreement shall terminate unless drilling, Deepening, Sidetracking, Completing, Re-completing, Plugging Back or Reworking operations are commenced within days from the date of abandonment of said well. “Abandonment” for such purposes shall mean either (i) a decision by all parties not to conduct any further operations on the well or (ii) the elapse of 180 days from the conduct of any operations on the well, whichever first occurs.

The termination of this agreement shall not relieve any party hereto from any expense, liability or other obligation or any remedy therefor which has accrued or attached prior to the date of such termination.

Upon termination of this agreement and the satisfaction of all obligations hereunder, in the event a memorandum of this Operating Agreement has been filed of record, Operator is authorized to file of record in all necessary recording offices a notice of termination, and each party hereto agrees to execute such a notice of termination as to Operator’s interest, upon request of Operator, if Operator has satisfied all its financial obligations.

ARTICLE XIV.

COMPLIANCE WITH LAWS AND REGULATIONS

A.	Laws, Regulations and Orders:

This agreement shall be subject to the applicable laws of the state in which the Contract Area is located, to the valid rules, regulations, and orders of any duly constituted regulatory body of said state; and to all other applicable federal, state, and local laws, ordinances, rules, regulations and orders.

B.	Governing Law:

This agreement and all matters pertaining hereto, including but not limited to matters of performance, non-performance, breach, remedies, procedures, rights, duties, and interpretation or construction, shall be governed and determined by the law of the state in which the Contract Area is located. If the Contract Area is in two or more states, the law of the state of Texas shall govern.

C.	Regulatory Agencies:

Nothing herein contained shall grant, or be construed to grant, Operator the right or authority to waive or release any rights, privileges, or obligations which Non-Operators may have under federal or state laws or under rules, regulations or orders promulgated under such laws in reference to oil, gas and mineral operations, including the location, operation, or production of wells, on tracts offsetting or adjacent to the Contract Area.

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989

With respect to the operations hereunder, Non-Operators agree to release Operator from any and all losses, damages, injuries, claims and causes of action arising out of, incident to or resulting directly or indirectly from Operator’s interpretation or application of rules, rulings, regulations or orders of the Department of Energy or Federal Energy Regulatory Commission or predecessor or successor agencies to the extent such interpretation or application was made in good faith and does not constitute gross negligence. Each Non-Operator further agrees to reimburse Operator for such Non-Operator’s share of production or any refund, fine, levy or other governmental sanction that Operator may be required to pay as a result of such an incorrect interpretation or application, together with interest and penalties thereon owing by Operator as a result of such incorrect interpretation or application.

ARTICLE XV.

MISCELLANEOUS

A.	Execution:

This agreement shall be binding upon each Non-Operator when this agreement or a counterpart thereof has been executed by such Non-Operator and Operator notwithstanding that this agreement is not then or thereafter executed by all of the parties to which it is tendered or which are listed on Exhibit “A” as owning an interest in the Contract Area or which own, in fact, an interest in the Contract Area. Operator may, however, by written notice to all Non-Operators who have become bound by this agreement as aforesaid, given at any time prior to the actual spud date of the Initial Well but in no event later than five days prior to the date specified in Article VI.A. for commencement of the Initial Well, terminate this agreement if Operator in its sole discretion determines that there is insufficient participation to justify commencement of drilling operations. In the event of such a termination by Operator, all further obligations of the parties hereunder shall cease as of such termination. In the event any Non-Operator has advanced or prepaid any share of drilling or other costs hereunder, all sums so advanced shall be returned to such Non-Operator without interest. In the event Operator proceeds with drilling operations for the Initial Well without the execution hereof by all persons listed on Exhibit “A” as having a current working interest in such well, Operator shall indemnify Non-Operators with respect to all costs incurred for the Initial Well which would have been charged to such person under this agreement if such person had executed the same and Operator shall receive all revenues which would have been received by such person under this agreement if such person had executed the same.

B. Successors and Assigns:

This agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, devisees, legal representatives, successors and assigns, and the terms hereof shall be deemed to run with the Leases or Interests included within the Contract Area.

C. Counterparts:

This instrument may be executed in any number of counterparts, each of which shall be considered an original for all purposes.

D. Severability:

For the purposes of assuming or rejecting this agreement as an executory contract pursuant to federal bankruptcy laws, this agreement shall not be severable, but rather must be assumed or rejected in its entirety, and the failure of any party to this agreement to comply with all of its financial obligations provided herein shall be a material default.

ARTICLE XVI.

OTHER PROVISIONS

(See Pages 17a through 17b following for Article XVI. OTHER PROVISIONS.)

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989

ARTICLE XVI.

OTHER PROVISIONS

A.	Designation and Responsibilities of Operator:

CrownQuest Operating, LLC, shall be the Operator of the Contract Area and shall conduct and direct and have full control of all operations on the Contract Area as permitted and required by and within the limits of this Agreement. In its performance of services hereunder for the Non-Operators, Operator shall be an independent contractor not subject to the control or direction of the Non-Operators except as to the type of operation to be undertaken in accordance with the election procedures contained in this Agreement, and the removal provisions herein. Operator shall not be deemed, or hold itself out as, the agent of the Non-Operators with authority to bind them to any obligation or liability assumed or incurred by Operator as to any third party. The specific duty of Operator to Non-Operators shall depend upon the service performed as follows:

1.	In the handling of all moneys received from Non-Operators or from other parties for the benefit of the joint account, Operator shall have the duties of a fiduciary.

2.	In the performance of all of its other duties pursuant to this Agreement, the Operator shall act as a reasonable prudent Operator in a good and workmanlike manner with due diligence and dispatch in accordance with good oilfield practice and in accordance with applicable law and regulation; PROVIDED, HOWEVER EXCEPT TO THE EXTENT OF OPERATOR’S INTEREST IN THE CONTRACT AREA, OPERATOR SHALL HAVE NO LIABILITY TO NON-OPERATORS FOR LOSSES SUSTAINED OR LIABILITIES INCURRED RESULTING FROM, ARISING OUT OF, OR INCIDENTAL TO OPERATOR’S PERFORMANCE OF SUCH DUTIES EVEN IF SUCH LOSSES OR LIABILITIES ARISE FROM OR ARE ATTRIBUTED TO OPERATOR’S SOLE OR CONCURRENT NEGLIGENCE, BUT EXCEPT FOR SUCH LOSSES SUSTAINED OR LIABILITIES INCURRED THAT RESULT FROM OPERATOR’S GROSS NEGLIGENCE AND INTENTIONAL TORTS FOR WHICH OPERATOR SHALL BE SOLELY RESPONSIBLE.

B.	Priority of Operations:

When any well drilled under the provisions of this Operating Agreement has been drilled to the agreed upon authorized depth, if the parties participating in the drilling of such well cannot mutually agree upon the conduct of further operations, the operations proposed to be conducted shall be governed by the following sequence of priority:

1.	A proposal to do additional logging, coring or testing; then

2.	A proposal to attempt a completion the well in the objective formation; then

3.	A proposal to sidetrack the well; then

4.	A proposal to deepen the well; then

5.	A proposal to plug the well back and to attempt completion in a formation above the objective formation; then

6.	A proposal to plug and abandon.

Notwithstanding the above, the sequence of operations above may be amended, regarding any proposed operation by the vote of at least eighty percent (80%) of the parties authorized to vote under such operation.

If at the time said participating parties are considering any of the above proposals, the hole is in such a condition that a prudent operator would not conduct proposal numbered 1 above for fear of placing the hole in jeopardy or losing the same prior to an attempt to complete the well in the objective formation, proposal numbered 1 shall not be given the priority set forth above.

C.	Intentionally Omitted

D.	Choice of Law, Venue and Arbitration:

THIS AGREEMENT SHALL BE INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS. In the event that there exists any dispute arising out of or relative to this Agreement or any party requires that any provision of the Agreement be interpreted or construed; or wishes to determine the rights, obligations or duties of any party hereunder (a “Disputed Claim”), the parties hereto agree that no party shall commence or cause to be commenced a judicial action or proceeding before any court or other tribunal. The party with such Disputed Claim shall immediately upon discovery of such claim give notice to the other party, or parties, and attempt to resolve the Disputed Claim by negotiation. If a Disputed Claim is not resolved by negotiation, or is not resolved to the satisfaction of all parties by agreement of the parties:

1.	Any party may make demand for arbitration by filing a demand in writing by certified mail with the other party or parties setting forth the facts and circumstances for the Disputed Claim. If the party(ies) receiving such notice does/do not agree with the nature of the asserted Disputed Claim(s), or has/have additional related Disputed Claim(s), such party(ies) may also submit in writing its/their own statement of the Disputed Claim(s).

2.	Within ten (10) business days after the initial demand for arbitration is received, each of the parties shall name an arbitrator in writing to the other party, and within ten (10) days thereafter, the two (2) chosen arbitrators shall name a third arbitrator. If multiple parties are aligned with respect to a Disputed Claim, such parties shall attempt to agree and collectively designate one arbitrator. If either party fails to select an arbitrator, or if the selected arbitrators fail to agree upon a third arbitrator, or if there are more than two (2) unaligned parties, or the aligned parties cannot agree on an arbitrator to designate, or if for any reason the procedures for appointment or of arbitrators does not result in the designation of a panel of three (3) impartial arbitrators, then any party may ask the senior presiding District Judge for the Judicial District that includes Midland County, Texas, to designate one or more arbitrators as necessary to create a panel of three (3) arbitrators.

3.	The arbitrators may, upon the motion of any party, order the parties to mediation to attempt to settle the Disputed Claim(s). If the Disputed Claim(s) is not resolved in mediation, the arbitrators shall settle ail Disputed Claim(s) in accordance with the Commercial Arbitration Rules (the “Rules”) of the American Arbitration Association (“AAA”) to the extent such Rules do not conflict with the terms of this Agreement. Any arbitration hearing shall be held in Midland, Texas, unless another place is determined to be mutually acceptable to the arbitrators and all affected parties.

4.	The arbitrators shall promptly hear and determine (after giving the parties due notice of hearing and reasonable opportunity to be heard) the questions submitted and shall render a decision within sixty (60) days after notifying the parties that the arbitration hearings have been closed or, if oral hearings have been waived, from the date of receipt of the parties’ final statements and proofs to the arbitrators. If the arbitrators fail to (i) commence the arbitration within thirty (30) days after their selection or (ii) render a decision within the sixty- (60) day period described in the proceeding sentence, then either party may, by notice to the other party and to the Rules, demand that the arbitrators be dismissed, and new arbitrators shall be appointed and selected and shall conduct the arbitration pursuant to the provisions of this Agreement.

5.	The arbitrators shall not have jurisdiction or authority to add to, detract from or alter in any way the provisions of the Agreement. Pending the final decision of the arbitrators of any dispute, both parties will proceed diligently with performance of all contract obligations, including the payment of all sums not in dispute, required by the Agreement. Notwithstanding the foregoing, the parties reserve the right to apply to any court of competent jurisdiction for the purpose of obtaining security or other provisional relief to satisfy or effectuate an eventual arbitration award, including with limitation, attachment and injunctive relief. The commencement of any action for such relief in aid or arbitration shall not constitute a waiver of the right to arbitration nor shall it prejudice in any way the right to proceed to arbitration.

- 17a -

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989

6.	If any arbitrator dies, resigns or is otherwise unable to perform his duties as an arbitrator, another arbitrator shall be selected in accordance with the procedures set forth under paragraph 2 of this Section.

7.	The written decision or award of the arbitrators shall be final and binding upon the parties, and the parties shall abide by and comply with such decision, and a judgment may be rendered upon such decision or award in a court of competent jurisdiction. The parties shall equally bear the cost of the services and expenses of the arbitrators and all other costs of the arbitration proceedings, except that the arbitrators shall have the discretion and authority to charge any party with a disproportionate percentage of such costs, or all of such costs, if the arbitrators find that such party has utilized the arbitration or other dispute resolution process merely for harassment or delay, or to hear an obvious or frivolous matter, or merely to avoid or postpone the performance by such party of its duties pursuant to the Agreement.

8.	The arbitrators shall have the authority to determine whether the arbitrators are authorized by this Agreement to consider a matter submitted for arbitration, and the determination as to authority to consider such matter shall be final and binding upon the parties.

E.	Well Control Insurance:

In addition to the insurance provided for the benefit of the Joint Account as outlined in Exhibit “D” hereto, Operator shall obtain for the benefit of the Joint Account Well Control Insurance for any well drilled hereunder, as deemed appropriate by Operator, and each Consenting Party shall be charged for its proportionate share of the costs of such Well Control Insurance unless such party has obtained Well Control Insurance in form and amount acceptable to Operator, and provides to Operator an acceptable certificate of coverage.

F.	Operator Status:

The parties hereto other than Operator are the owners of the oil and gas leases described in Exhibit “A”, Operator owning no interest therein. Accordingly, the provisions herein requiring the consent of all parties, or the mutual agreement, or consent of all parties, refers to all parties who own an interest in and to the Contract Area.

G.	Default:

If the lien conferred in Article VII.B has been enforced, for so long as the affected party remains in default, it shall have no further access to the Contract Area or information obtained in connection with operations hereunder and shall not be entitled to vote on any matter hereunder. As to any proposed operation in which it otherwise would have the right to participate, such party shall have the right to be a Consenting Party therein only if it pays the amount it is in default and all other sums owed before the operation is commenced; otherwise, it automatically shall be deemed a Non-Consenting party to that operation.

H.	Billing and Assignments:

Notwithstanding the provisions of this Agreement and of the Accounting Procedure attached as Exhibit “C”, the Parties to this Agreement specifically agree that in no event during the term of this contract shall Operator be required to make more than one (1) billing for the entire interest credited to each Party on Exhibit “A”. It is further agreed that if any Party to this Agreement (hereinafter referred to as “Selling Party”) disposes of part of the interest credited to it on Exhibit “A”, the Selling Party will be solely responsible for billing its Assignee or Assignees, and shall remain primarily liable to the other Parties for the interest or interests assigned and shall make prompt payment to Operator for the entire amount of statements and billings rendered to it. It is further understood and agreed that if Selling Party disposes of all its interest as set out in Exhibit “A”, whether to one or several Assignees, Operator shall continue to issue statements and billings to the Selling Party for the interest conveyed until such time as Selling Party has designated and qualified one (1) Assignee to receive the billing for the entire interest. In order to qualify one (1) Assignee to receive the billing for the entire interest credited to Selling Party on Exhibit “A”, Selling Party shall furnish to Operator the following:

1.	Written notice of the conveyance and a copy of the Assignment(s) by which the transfer was made.

2.	The name of the Assignee to be billed and a written statement signed by the Assignee to be billed in which it consents to receive statements and billings for the entire interest credited to Selling Party on Exhibit “A” hereof; and further consents to handle any necessary sub-billings in the event it does not own the entire interest credited to Selling Party on Exhibit “A”.

From and after such time that an assignee has been designated and qualified, the Selling Party shall have no further liability to Operator or the parties hereto pursuant to this Agreement.

I.	Assignment of Indemnity:

Each party hereto covenants and agrees for itself, its successors and assigns, that any sale, assignment, sublease, mortgage, pledge or other instrument affecting the leases and lands subject (other security interest) will be made and accepted subject to this Agreement and the party acquiring hereto who executes any instrument in favor of any party without complying with the provisions of this paragraph shall indemnify, defend and hold the other parties hereto harmless from and against any and all claims or causes of action by any person whomsoever and for any expenses and losses sustained as a result of the failure of such party to comply with these provisions.

J.	Lien Rights:

The lien and security interest granted by each Non-Operator to Operator and by Operator to the Non-Operator under Article VII.B shall extend not only to such party’s oil and gas rights in the Contract Area (which for greater certainty shall include all of each party’s leasehold interest and leasehold estate in the Contract Area), the oil and/or gas when extracted and equipment (as mentioned in said Article) but also to all accounts, contract rights, inventory and general intangibles constituting a part of, relating or arising out of said oil and gas rights, extracted oil and gas and said equipment or which are otherwise owned or held by any such party in the Contract Area. Further, the lien and security interest of each of said parties shall extend to all proceeds and products of all of the property and collateral described in this paragraph and in Article VII.B as being subject to said lien and security interest. Any party, to the extent it deems necessary to perfect the lien and security interest provided herein, may file this Operating Agreement as a lien or mortgage in the applicable real estate records and as a financing statement with the proper officer under the Uniform Commercial Code.

K.	Measurement:

If, as a result of operations by less than all parties or any other reason, oil or other liquid hydrocarbons from one (1) well are owned in different proportions than oil or other liquid hydrocarbons from another well, then volumes of oil or other liquid hydrocarbons from such wells shall be measured by meters, properly tested and calibrated from time to time, or by well tests on a monthly basis, and no separate tanks shall be installed to segregate such production, unless required by law or regulation.

L.	Resignation or Removal of Operator:

Article V.B.1. is deleted and replaced with this provision. Operator may resign at any time by giving written notice thereof to Non-Operators. If (i) Operator terminates its legal existence, (ii) Operator, or the party affiliated with Operator, no longer owns an interest hereunder in the Contract Area, (iii) Operator is no longer capable of serving as Operator, or (iv) Operator, or Operator’s affiliated entity, is sold to an unaffiliated third-party, Operator shall be deemed to have resigned without any action by Non-Operators, except the selection of a successor. Operator may be removed if it fails or refuses to carry out its duties hereunder, or becomes insolvent, bankrupt or is placed in receivership, by the affirmative vote of two (2) or more Non-Operators owning a majority interest based on ownership as

- 17b -

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989

shown on Exhibit “A” remaining after excluding the voting interest of Operator (or the interest of Operator’s legal entity). Such resignation or removal shall not become effective until 7:00 o’clock A.M. on the first day of the calendar month following the expiration of ninety (90) days after the giving of notice of resignation by Operator or action by the Non-Operators to remove Operator, unless a successor Operator has been selected and assumes the duties of Operator at an earlier date. Operator, after effective date of resignation or removal, shall be bound by the terms hereof as a Non-Operator. A change of a corporate name or structure of Operator or transfer of Operator’s, or Operator’s affiliate entity’s interest to any single subsidiary, parent or successor corporation shall not be the basis for removal of Operator.

M.	Non-Consent Operations:

Notwithstanding anything to the contrary contained herein, participation by all parties in the drilling of any well is obligatory. In the event a party fails to participate in the drilling of any well, said party (the “Forfeiting Party”) shall forfeit all of its rights and interest in and to the 160 acres surrounding such well (the “Subject Well”), with the Subject Well being in the center of said 160 acre tract, along with all rights in and to all eight contiguous 160 acre tracts surrounding the 160 acre tract upon which the Subject Well is located. Thus, the failure to participate in the Subject Well shall result in the forfeiture of rights by the Forfeiting Party in 1,440 acres surrounding the Subject Well. Such forfeiture will cover and include any existing oil and gas leases and any oil and gas lease covering all or a portion of said 1,440 acres acquired subsequent to the Forfeiting Party’s failure to participate in the Subject Well. The Forfeiting Party shall assign to the other party (the “Participating Party”) all of the Forfeiting Party’s interest in the 1,440 acres surrounding the Subject Well. Any such forfeiture shall be evidenced and implemented by an assignment from the Forfeiting Party to the Participating Party. Such assignment shall be made in a form satisfactory to the Participating Party without warranty of title, except as to claims by, through and under the Forfeiting Party. Any “subsequently created interest” that was created by the Forfeiting Party and burdens the interest to be assigned, shall be subject to Article III.C. of the Operating Agreement.

N.	Area of Mutual Interest:

Except for acquisitions pursuant to Article VIII.B. and C., any party hereto who acquires an oil and gas leasehold working interest (including, without limitation, any option to acquire the same) within the lands described on Exhibit “A-2” (the “AMI Lands”) shall give notice in writing to all of the other parties hereto which notice shall contain a description of the interest acquired, consideration paid therefore and all other pertinent information necessary to describe such acquisition. All parties receiving such notice shall have fifteen (15) days from receipt thereof to advise the acquiring party in writing of its election to participate in such acquisition, failing in which the party receiving such notice shall have no right to such acquisition. All parties electing to participate in such acquisition shall furnish to the acquiring party, with notice of their election to participate, their proportionate part (the same interest which they have in the Contract Area) of the cost of the acquisition, failing in which their affirmative responses shall not be deemed effective and shall not entitle such party to participate. If any party elects not to participate in such acquisition, the acquiring party shall notify all other parties of such refusal and all such other parties shall have the same right to respond within fifteen (15) days thereafter as required in the case of the first notice. If a party elects to participate in such acquisition but fails to pay the acquiring party for its proportionate share thereof within fifteen (15) days after the acquiring party has made a written request for such payment, then such party shall forfeit all rights in the acquired interest. The acquiring parties agree to execute such assignments and conveyances as are necessary to reflect the acquisition as a matter of record as soon as reasonably possible after determination of the interest of the parties pursuant to the foregoing provisions. All such assignments and conveyances shall be made subject to existing burdens on the date of acquisition by the acquiring parties, but free and clear of all liens, claims and encumbrances created by, through or under the acquiring parties. There shall be no obligation hereunder on any party hereto with respect to acquisitions outside the AMI Lands. As to any interest acquired in oil and gas leasehold working interests covering lands both within and outside the AMI Lands, only the interests covering lands lying within the AMI Lands shall be subject to this provision. The provisions of this paragraph shall terminate at the earlier of (a) termination of this Operating Agreement; or (b) three (3) years from the date of this agreement. Parties participating in such acquisition shall be subject to the provisions of this Operating Agreement which shall be referenced in the documents of title reflecting such acquisition. The terms of this paragraph shall not create an obligation on any party hereto to offer to the other parties the right to participate in acquisitions of an interest in oil and gas leasehold working interests if such interest is acquired from a party hereto and is already subject to this Operating Agreement.

O.	Participation Agreement.

This Operating Agreement is subject to all of the terms and provisions of that certain Participation Agreement dated September 24, 2009, between CrownRock, L.P. and Lynden USA Inc. In the event of a conflict between the terms and provisions of this Operating Agreement and the Participation Agreement, the terms and provisions of the Participation Agreement shall control.

P.	Conflict:

In the event of a conflict between the provisions of this Article XVI and any other provision of this Operating Agreement, the provisions of this Article XVI shall control and prevail.

- 17c -

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989

IN WITNESS WHEREOF, this agreement shall be effective as of the      day of             ,     .

Operator, who has prepared and circulated this form for execution, represents and warrants that the form was printed from and, with the exception(s) listed below, is identical to the AAPL Form 610-1989 Model Form Operating Agreement, as published in computerized form by Forms On-A-Disk, Inc. No changes, alterations, or modifications, other than those made by strikethrough and/or insertion and that are clearly recognizable as changes in Articles other than Article XVI additions, have been made to the form.

ATTEST OR WITNESS:		OPERATOR

CrownQuest Operating, LLC

By

Robert W. Floyd
Type or print name

		Title	President

Date

Tax ID or S.S. No.

NON-OPERATORS

Lynden USA Inc.

By

Type or print name

Title

Date

Tax ID or S.S. No.

CrownRock, L.P.
By CrownRock GP, LLC, its General Partner

By

Robert W. Floyd
Type or print name

	Title	President

Date

Tax ID or S.S. No.

By

Type or print name

Title

Date

Tax ID or S.S. No.

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989

ACKNOWLEDGMENTS

Note: The following forms of acknowledgment are the short forms approved by the Uniform Law on Notarial Acts.

The validity and effect of these forms in any state will depend upon the statutes of that state.

Individual acknowledgment:

State of	)

	)	ss.

County of	)

This instrument was acknowledged before me on

by

(Seal, if any)

Title (and Rank)

My commission expires:

Acknowledgment in representative capacity:

State of Texas	)

	)	ss.

County of Midland	)

This instrument was acknowledged before me on

by	Robert W. Floyd	as

President of CrownQuest Operating, LLC, a Texas limited liability company on behalf of said limited liability company.

(Seal, if any)

Title (and Rank)

My commission expires:

Acknowledgment in representative capacity:

State of Texas	)

	)	ss.

County of Midland	)

This instrument was acknowledged before me on

by	Robert W. Floyd	as

President of CrownRock, GP, LLC, a Delaware limited liability company, as General Partner of CrownRock, L.P., a Delaware limited partnership, on behalf of said limited liability company and said limited partnership.

(Seal, if any)

Title (and Rank)

My commission expires:

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989

Acknowledgment in representative capacity:

State of	)

) ss.

County of	)

This instrument was acknowledged before me on

by	as

(Seal, if any)

Title (and Rank)

My commission expires:

Acknowledgment in representative capacity:

State of	)

) ss.

County of	)

This instrument was acknowledged before me on

by	as

of	.

(Seal, if any)

Title (and Rank)

My commission expires:

EXHIBIT “A”

Attached to and made a part of that certain Operating Agreement dated                      by and between CrownQuest Operating, LLC, as Operator and Lynden USA Inc., etal as Non-Operator.

(1)	Identification of lands subject to this agreement:

(2)	Restrictions, if any, as to depths, formations, or substances:

None

(3)	Parties to agreement with addresses and telephone numbers for notice purposes and percentages or fractional interests of parties to this agreement:

	Working Interest
Owner	Before Drilling & Completion	After Completion

Lynden USA Inc.	0.50000	.437500
Attn: Colin Watt
885 West Georgia Street, Suite 2150
Vancouver, BC
Canada V6C 3E8
Telephone: (604) 629-2991
Fax: (604) 602-9311
Email: cwatt@bed-rock.com

CrownRock, L.P.	0.500000	.562500
Attn: Craig Clark
P.O. Box 52507 (79710-2507)
303 Veterans Airpark Lane, Suite 5100 (79705)
Midland, Texas
Telephone: (432) 818-0300
Fax: (432) 687-4804
Email: cclark@crownquest.com

TOTAL	1.000000	1.00000

(4)	Oil and Gas Lease and/or Oil and Gas Interests subject to this agreement:

See Exhibit A-1, attached hereto and made a part hereof

EXHIBIT “B”

Attached to and made a part of that certain Operating Agreement dated                      by and between CrownQuest Operating, LLC, as Operator and Lynden USA Inc., etal, as Non-Operator.

AAPL FORM 659-85

OIL, GAS AND MINERAL LEASE

TEXAS-PAID UP

THIS AGREEMENT made this      day of             , 20        , between                                                                                                        , Lessor (whether one or more), whose address is:                                                                                  , and                                                                                    Lessee, whose address is:                                                                                                       .

1. GRANT. Lessor, in consideration of cash payment and other good and valuable consideration in hand paid, of the royalties herein provided for, and of the agreements of Lessee herein contained, hereby grants, leases and lets exclusively unto Lessee the land described in paragraph 2 below, hereinafter referred to as leased premises, for the purposes of investigating, exploring, prospecting, drilling and mining for and producing oil, gas (the term “gas” as used herein includes helium, carbon dioxide and other commercial gases, as well as hydrocarbons gases), sulphur, fissionable materials, and all other minerals, conducting [ILLEGIBLE] geological and geophysical surveys, core tests, gravity and magnetic surveys, for introducing or injecting fire, air, gas, steam, water, salt water, chemicals, and fluids or substances into any subsurface stratum or strata which is not productive of fresh water for primary, secondary and other enhanced recovery operations.

2. LEASED PREMISES. (Description)

in the County of                     , State of Texas, containing                      gross acres, more or less, including all riparian rights and any interests therein which Lessor may hereafter acquire by reversion, accretion, prescription or otherwise. In consideration of the aforementioned cash payment, Lessor agrees to execute at Lessee’s request any additional or supplemental instruments to effect a more complete or accurate description of the land so covered. For the purpose of determining the amount of any shut-in payments hereunder, the number of gross acres above specified shall be deemed correct, whether actually more or less.

3. TERM. Subject to the other provisions herein contained, this Lease shall be for a term of three (3) years from the date hereof (called “primary term”) and as long thereafter as oil, gas, sulphur, fissionable materials or other mineral is produced in paying quantities from the leased premises or land pooled therewith, or this lease is otherwise maintained in force and effect pursuant to other provisions herein contained.

4. ROYALTY PAYMENT. The royalties to be paid to the Lessor are: (a) On oil, 1/8th of that produced and saved from said land, the same to be delivered at the wells or to the Lessor’s credit into the pipelines to which the wells may be connected. Lessee shall have the continuing right to purchase such production at the wellhead market price then prevailing in the same field (or if there is no such price then prevailing in the same field, then the nearest field in which there is such a prevailing price) for production of similar grade and gravity. Lessee may sell any royalty oil in its possession and pay Lessor the price received by Lessee for such oil computed at the well, (b) For gas (including casinghead gas) and all other substances covered hereby (i) if used off the leased premises or used in the manufacture of gasoline or other products, the market value at the well of one-eighth (1/8) of the gas so used, or (ii) if sold on or off the leased premises, one- eighth (1/8) of the amount realized from such sale, provided the amount realized from the sale of gas on or off the leased premises shall be the price established by the Gas Sales Contract entered into in good faith by Lessee and gas purchaser, provided that on gas sold by Lessee the market value shall not exceed the [ILLEGIBLE] received by Lessee for such gas computed at the mouth of the well; (c) If a well on the leased premises or lands pooled therewith is capable of producing [ILLEGIBLE] gas or any other substance covered hereby but such well is either shut-in or production therefrom is not being sold or purchased by Lessee or royalties on production therefrom are not otherwise being paid to Lessor, and if this lease is not otherwise maintained in effect, such well shall nevertheless be considered as though it were producing for the purpose of maintaining this lease whether, during or after the primary term, and Lessee shall tender a shut-in payment of One Dollar per acre then covered by this lease, such payment to be made to Lessor or to Lessor’s credit in the                      at                     , or any successor depository on or before 90 days after the next ensuing anniversary date of this lease, and thereafter on or before each anniversary date hereof while the well is shut-in or production therefrom is not being sold or purchased by Lessee or royalties on production therefrom are not otherwise being paid to Lessor. All payments or tenders may be made in currency, or by check, or by draft, and such payments or tenders to Lessor or to the depository by deposit in the U.S. Mails in a stamped envelope addressed to the depository or to the Lessor at the last address known to Lessee shall constitute proper payment. This lease shall remain in force so long as such well is capable of producing and Lessee’s failure to properly pay shut-in payment shall render Lessee liable for the amount due but shall nor operate to terminate this lease. The intermittent production from any well during such year shall not render necessary any new or additional shut-in payments with respect to such well or the acreage ascribed thereto.

5. POOLING. Lessee shall have the right but not the obligation during or after the primary term while this lease is in effect to pool all or any part of the leased premises or interest therein with any other lands or interests, as to any or all depths or horizons, and as to any or all substances covered by this lease, either before or after the commencement of production, whenever Lessee deems it necessary or proper to do so in order to prudently develop or operate the leased premises, whether or not similar pooling authority exists with respect to such other lands or interests. The unit formed by such pooling for an oil well shall not exceed 80 acres plus a maximum acreage tolerance of 10%, and for a gas well shall not exceed 640 acres plus a maximum acreage tolerance of 10%, except that larger units may be formed for oil wells or gas wells to conform to any well spacing or density pattern that may be prescribed or permitted by any governmental authority having jurisdiction. In exercising its pooling rights hereunder, Lessee shall file of record a written declaration describing the unit and stating the effective date of pooling. Production, drilling or reworking operations anywhere on a unit which includes all or any part of the leased premises shall be treated as if it were production, drilling or reworking operations on the leased premises, except that the production on which Lessor’s royalty is calculated shall be that proportion of the total unit production produced and saved which the net acreage covered by this lease and included in the unit bears to the total gross acreage in the unit. [ILLEGIBLE] in one or more instances shall not exhaust Lessee’s pooling rights hereunder, and Lessee shall have the recurring right but not the obligation to revise any unit formed hereunder by expansion or contraction, or both, either before or after commencement of production, in order to conform to the well spacing or density pattern prescribed or permitted by the governmental authority having jurisdiction, or to conform to any productive acreage determination made by such governmental authority. In making such a revision, Lessee shall file of record a written declaration describing the revised unit and stating the effective date of revision. To the extent any portion of the leased premises is included in or excluded from the unit by virtue of such revision, the proportion of unit production on which royalties are payable hereunder shall thereafter be adjusted accordingly. In the absence of production from a unit, or upon permanent cessation thereof, Lessee may terminate the unit by filing of record a written declaration describing the unit and stating the date of termination.

6. OPERATIONS. If Lessee drills a well which is incapable of producing in paying quantities (hereinafter called “dry hole”) on the leased Premises or lands [ILLEGIBLE] therewith, or if all production (whether or not in paying quantities) ceases from any cause, including a revision of unit boundaries pursuant to the provisions of Paragraph 5 or the action of any governmental authority, then in the event this lease is not otherwise being maintained in force it shall nevertheless remain in force if Lessee commences operations for reworking an existing well or for drilling an additional well on the leased premises or lands pooled therewith within 90 days after completion of operations on such dry hole or within 90 days after such cessation of all production. This is a PAID-UP LEASE. In consideration of down cash payment, Lessor agrees that Lessee shall not be obligated to commence or continue any operations during the primary term. If at the end of the primary term or any time thereafter, oil, gas or other substances covered hereby are not being produced in paying quantities from the leased premises or lands pooled therewith, but Lessee is then engaged in drilling, reworking or any other operations reasonably calculated to obtain or restore production therefrom, this lease shall remain in force so long as such operations are prosecuted with no cessation of more than 90 consecutive days, and if any such operations result in the production of oil or gas or other substances covered hereby, as long thereafter as there is production in paying quantities from the leased premises or lands pooled therewith. After completion of a well capable of producing in paying quantities hereunder, Lessee shall drill such additional wells on the leased premises or lands pooled therewith as a reasonably prudent operator would drill under the same or similar circumstances to (a) develop the leased premises as to formations then capable of producing in paying quantities on the leased premises or lands pooled therewith, or (b) protect the leased premises from uncompensated drainage by any well or wells located on other lands not pooled therewith. There shall be no covenant to drill exploratory wells or any additional wells except as expressly provided herein.

7. LESSER INTEREST. Should Lessor own less than the full mineral estate in all or any part of the leased premises, the royalty and shut-in payments, payable hereunder for any well on any part of the leased premises or lands pooled therewith shall be reduced to the proportion that Lessors mineral interest in such part of the leased premises bears to the full mineral estate in such part of the leased premises.

8. ANCILLARY RIGHTS. Lessee may use in its operations, free of cost, any oil, gas, water and/or other substances produced on the leased premises, except water from Lessor’s wells or ponds. The right of ingress and egress granted hereby shall apply to the entire leased premises described in Paragraph 2 above, notwithstanding any partial release or other termination of this lease with respect thereto. If expressly requested in writing by the surface owner, Lessee agrees to [ILLEGIBLE] pipelines across cultivated land below ordinary plow depth, as such depth may be determined at the time of burial. After the pipeline has once been laid [ILLEGIBLE] such depth, Lessee shall not thereafter be required to restore the ground cover, or to lower, or to remove such pipeline unless the surface owner first agrees in writing to bear the entire cost thereof, and advances to Lessee the estimated cost thereof. No well shall be located less than 200 feet from any house or barn now on the leased premises without Lessor’s consent, and Lessee shall pay for damage caused by its operations to buildings and other improvements now on the leased premises, and to timber and growing crops thereon. Lessee shall have the right at any time to remove its fixtures, equipment and materials, including well casing, from the leased premises during the term of this lease or within a reasonable time thereafter. Lessee may lay pipelines, build roads, tanks, power stations, erect telephone and power lines and construct other facilities deemed necessary by Lessee on and over and across the leased premises and other lands owned or claimed by Lessor adjacent and contiguous thereto to produce, save, take care of, treat, transport and own products granted by this lease.

9. OWNERSHIP CHANGES. The interest of either Lessor or Lessee hereunder may be assigned, devised or otherwise transferred in whole or in part, by area [ILLEGIBLE] or by depth or horizon, and the rights and obligations of the parties hereunder shall extend to their respective heirs, devisees, executors, administrators, [ILLEGIBLE] and assigns. No change in Lessor’s ownership shall have the effect of reducing the rights or enlarging the obligations of Lessee hereunder, and no change in ownership shall be binding on Lessee until 60 days after Lessee has been furnished the original or certified or duly authenticated copies of the documents establishing such change of ownership to the satisfaction of Lessee or until Lessor has satisfied the notification requirements contained in Lessee’s usual form of division order. In the event the death of any person entitled to shut-in payments hereunder, Lessee may pay or tender such shut-in payments to the credit of decedent or decedent’s estate in the depository designated above. If at any time two or more persons are entitled to shut-in payments hereunder, Lessee may pay or tender such shut-in payments to such persons or to the credit in the depository, either jointly or separately in proportion to the interest which each owns. If Lessee transfers its interest hereunder in whole or in part Lessee shall be relieved of all obligations thereafter arising with respect to the transferred interest, and failure of the transferee to satisfy such obligations with respect to the transferred interest shall not affect the rights of Lessee with respect to any interest not so transferred. If Lessee transfers a full or undivided interest in all or any portion of the area covered by this lease, the obligation to pay or tender shut-in payments hereunder shall be divided between Lessee and the transferee in proportion to the net acreage interest in this lease then held by each.

10. BREACH OR DEFAULT. No litigation shall be initiated by Lessor with respect to any breach or default by Lessee hereunder, for a period of at least 90 days after Lessor has given Lessee written notice fully describing the breach or default, and then only if Lessee fails to remedy the breach or default within such period. In the event the matter is litigated and there is a final judicial determination that a breach or default has occurred, this lease shall not be forfeited or cancelled in whole or in part unless Lessee is given a reasonable time after such judicial determination to remedy the breach or default and Lessee fails to do so.

11. WARRANTY OF TITLE. Lessor hereby warrants and agrees to defend title conveyed to Lessee hereunder, and agrees that Lessee at Lessee’s option may pay and discharge any taxes, mortgages or liens existing, levied or assessed on or against the leased premises. If Lessee exercises such option, Lessee shall be subrogated to the rights of the party to whom payment is made, and, in addition to its other rights, may reimburse itself out of any royalties, or shut-in payments otherwise payable to Lessor hereunder. In the event Lessee is made aware of any claim inconsistent with Lessor’s title, Lessee may suspend the payment of royalties and shut-in payments hereunder, without interest, until Lessee has been furnished satisfactory evidence that such claim has been resolved. Lessee shall have the right to accept leases or conveyances from others owning or claiming to own interests in the leased premises or minerals covered hereby adverse to the rights of Lessor herein. Should Lessee become involved in any dispute or litigation arising out of any claim adverse to the title of Lessor to said leased premises, [ILLEGIBLE] may recover from Lessor its reasonable and necessary expenses and attorney fees incurred in such dispute or litigation, with the right to apply royalties [ILLEGIBLE] hereunder toward satisfying said expenses and attorney fees.

12. REGULATION AND DELAY. Lessee’s obligations under this lease, whether express or implied, shall be subject to all applicable laws, rules, regulations and orders of any governmental authority having jurisdiction including restrictions on the drilling and production of wells, and the price of oil, gas and other substances covered hereby. When drilling, reworking, production or other operations are prevented or delayed or interrupted by such laws, rules, regulations orders, or by inability to obtain necessary permits, equipment, services, material, water, electricity, fuel, access or easements, or by fire, flood, adverse weather conditions, war, sabotage, rebellion, insurrection, riot, strike, or labor disputes, or by inability to obtain a satisfactory market for production or failure of purchasers or carriers to take or transport such production, or by any other cause not reasonably within Lessee’s control, this lease shall not terminate because of [ILLEGIBLE] prevention, delay or interruption, and shall be maintained in force and effect for so long as such force majeure continues, and for 60 days thereafter, or so [ILLEGIBLE] as this lease is maintained in force by some other provisions thereof, whichever is the later date. Lessee shall not be liable for breach of any express or implied covenants of this lease when drilling, production or other operations are so prevented, delayed or interrupted.

13. EXECUTION. This lease may be signed in any number of counterparts, each of which shall be binding upon all who execute same, whether or not all parties named in the caption hereof execute this lease. Should any one or more of the parties named herein as Lessor fail to execute this lease, it shall nevertheless be binding on the party or parties who execute the same, and additional parties may execute this lease as Lessor, and this lease shall be binding on each party executing the same notwithstanding that such party is named herein as Lessor, and all of the provisions of this lease shall inure to the benefit of and be binding on the parties hereto and their respective heirs, legal representatives, successors and assigns.

IN WITNESS WHEREOF, this lease is executed to be effective as of the date first written above, but upon execution shall be binding on the signatory and the signatory’s heirs, devisees, executors, administrators, successors and assigns.

SS NO. OR TAX ID

STATE OF	§
§
[ILLEGIBLE] OF	§

The foregoing instrument was acknowledged before me this             , 20     , by                     .

Notary Public in and for said county and state
My Commission Expires:

STATE OF	§
§
[ILLEGIBLE] OF	§

[ILLEGIBLE] foregoing instrument was acknowledged before me this             , 20        , by                                         ,                                         , of                                          a                                          corporation, on behalf of the corporation.

My Commission Expires:	Notary Public in and for said county and state

COPAS 2005 Accounting Procedure Recommended by COPAS

EXHIBIT “ C ”

ACCOUNTING PROCEDURE

JOINT OPERATIONS

Attached to and made part of that certain Operating Agreement dated             , by and between CrownQuest Operating, LLC, Operator, and Lynden USA Inc., et al, as Non-Operators

I. GENERAL PROVISIONS

IF THE PARTIES FAIL TO SELECT EITHER ONE OF COMPETING “ALTERNATIVE” PROVISIONS, OR SELECT ALL THE COMPETING “ALTERNATIVE” PROVISIONS, ALTERNATIVE 1 IN EACH SUCH INSTANCE SHALL BE DEEMED TO HAVE BEEN ADOPTED BY THE PARTIES AS A RESULT OF ANY SUCH OMISSION OR DUPLICATE NOTATION.

IN THE EVENT THAT ANY “OPTIONAL” PROVISION OF THIS ACCOUNTING PROCEDURE IS NOT ADOPTED BY THE PARTIES TO THE AGREEMENT BY A TYPED, PRINTED OR HANDWRITTEN INDICATION, SUCH PROVISION SHALL NOT FORM A PART OF THIS ACCOUNTING PROCEDURE, AND NO INFERENCE SHALL BE MADE CONCERNING THE INTENT OF THE PARTIES IN SUCH EVENT.

1.	DEFINITIONS

All terms used in this Accounting Procedure shall have the following meaning, unless otherwise expressly defined in the Agreement:

“Affiliate” means for a person, another person that controls, is controlled by, or is under common control with that person. In this definition, (a) control means the ownership by one person, directly or indirectly, of more than fifty percent (50%) of the voting securities of a corporation or, for other persons, the equivalent ownership interest (such as partnership interests), and (b) “person” means an individual, corporation, partnership, trust, estate, unincorporated organization, association, or other legal entity.

“Agreement” means the operating agreement, farmout agreement, or other contract between the Parties to which this Accounting Procedure is attached.

“Controllable Material” means Material that, at the time of acquisition or disposition by the Joint Account, as applicable, is so classified in the Material Classification Manual most recently recommended by the Council of Petroleum Accountants Societies (COPAS).

“Equalized Freight” means the procedure of charging transportation cost to the Joint Account based upon the distance from the nearest Railway Receiving Point to the property.

“Excluded Amount” means a specified excluded trucking amount most recently recommended by COPAS.

“Field Office” means a structure, or portion of a structure, whether a temporary or permanent installation, the primary function of which is to directly serve daily operation and maintenance activities of the Joint Property and which serves as a staging area for directly chargeable field personnel.

“First Level Supervision” means those employees whose primary function in Joint Operations is the direct oversight of the Operator’s field employees and/or contract labor directly employed On-site in a field operating capacity. First Level Supervision functions may include, but are not limited to:

•	Responsibility for field employees and contract labor engaged in activities that can include field operations, maintenance, construction, well remedial work, equipment movement and drilling

•	Responsibility for day-to-day direct oversight of rig operations

•	Responsibility for day-to-day direct oversight of construction operations

•	Coordination of job priorities and approval of work procedures

•	Responsibility for optimal resource utilization (equipment, Materials, personnel)

•	Responsibility for meeting production and field operating expense targets

•	Representation of the Parties in local matters involving community, vendors, regulatory agents and landowners, as an incidental part of the supervisor’s operating responsibilities

•	Responsibility for all emergency responses with field staff

•	Responsibility for implementing safety and environmental practices

•	Responsibility for field adherence to company policy

•	Responsibility for employment decisions and performance appraisals for field personnel

•	Oversight of sub-groups for field functions such as electrical, safety, environmental, telecommunications, which may have group or team leaders.

“Joint Account” means the account showing the charges paid and credits received in the conduct of the Joint Operations that are to be shared by the Parties, but does not include proceeds attributable to hydrocarbons and by-products produced under the Agreement.

“Joint Operations” means all operations necessary or proper for the exploration, appraisal, development production, protection, maintenance, repair, abandonment, and restoration of the Joint Property.

COPYRIGHT © 2005 by Council of Petroleum Accountants Societies, Inc. (COPAS)

COPAS 2005 Accounting Procedure Recommended by COPAS, Inc.

“Joint Property” means the real and personal property subject to the Agreement.

“Laws” means any laws, rules, regulations, decrees, and orders of the United States of America or any state thereof and all other governmental bodies, agencies, and other authorities having jurisdiction over or affecting the provisions contained in or the transactions contemplated by the Agreement or the Parties and their operations, whether such laws now exist or are hereafter amended, enacted, promulgated or issued.

“Material” means personal property, equipment, supplies, or consumables acquired or held for use by the Joint Property.

“Non-Operators” means the Parties to the Agreement other than the Operator.

“Offshore Facilities” means platforms, surface and subsea development and production systems, and other support systems such as oil and gas handling facilities, living quarters, offices, shops, cranes, electrical supply equipment and systems, fuel and water storage and piping, heliport, marine docking installations, communication facilities, navigation aids, and other similar facilities necessary in the conduct of offshore operations, all of which are located offshore.

“Off-site” means any location that is not considered On-site as defined in this Accounting Procedure.

“On-site” means on the Joint Property when in direct conduct of Joint Operations. The term “On-site” shall also include that portion of Offshore Facilities, Shore Base Facilities, fabrication yards, and staging areas from which Joint Operations are conducted, or other facilities that directly control equipment on the Joint Property, regardless of whether such facilities are owned by the Joint Account.

“Operator” means the Party designated pursuant to the Agreement to conduct the Joint Operations.

“Parties” means legal entities signatory to the Agreement or their successors and assigns. Parties shall be referred to individually as “Party.”

“Participating Interest” means the percentage of the costs and risks of conducting an operation under the Agreement that a Party agrees, or is otherwise obligated, to pay and bear.

“Participating Party” means a Party that approves a proposed operation or otherwise agrees, or becomes liable, to pay and bear a share of the costs and risks of conducting an operation under the Agreement.

“Personal Expenses” means reimbursed costs for travel and temporary living expenses.

“Railway Receiving Point” means the railhead nearest the Joint Property for which freight rates are published, even though an actual railhead may not exist.

“Shore Base Facilities” means onshore support facilities that during Joint Operations provide such services to the Joint Property as a receiving and transshipment point for Materials; debarkation point for drilling and production personnel and services; communication, scheduling and dispatching center; and other associated functions serving the Joint Property.

“Supply Store” means a recognized source or common stock point for a given Material item.

“Technical Services” means services providing specific engineering, geoscience, or other professional skills, such as those performed by engineers, geologists, geophysicists, and technicians, required to handle specific operating conditions and problems for the benefit of Joint Operations; provided, however, Technical Services shall not include those functions specifically identified as overhead under the second paragraph of the introduction of Section III (Overhead). Technical Services may be provided by the Operator, Operator’s Affiliate, Non-Operator, Non-Operator Affiliates, and/or third parties.

2.	STATEMENTS AND BILLINGS

The Operator shall bill Non-Operators on or before the last day of the month for their proportionate share of the Joint Account for the preceding month. Such bills shall be accompanied by statements that identify the AFE (authority for expenditure), lease or facility, and all charges and credits summarized by appropriate categories of investment and expense. Controllable Material shall be separately identified and fully described in detail, or at the Operator’s option, Controllable Material may be summarized by major Material classifications. Intangible drilling costs, audit adjustments, and unusual charges and credits shall be separately and clearly identified.

The Operator may make available to Non-Operators any statements and bills required under Section I.2 and/or Section I.3.A (Advances and Payments by the Parties) via email, electronic data interchange, internet websites or other equivalent electronic media in lieu of paper copies. The Operator shall provide the Non-Operators instructions and any necessary information to access and receive the statements and bills within the timeframes specified herein. A statement or billing shall be deemed as delivered twenty-four (24) hours (exclusive of weekends and holidays) after the Operator notifies the Non-Operator that the statement or billing is available on the website and/or sent via email or electronic data interchange transmission. Each Non-Operator individually shall elect to receive statements and billings electronically, if available from the Operator, or request paper copies. Such election may be changed upon thirty (30) days prior written notice to the Operator.

COPYRIGHT © 2005 by Council of Petroleum Accountants Societies, Inc. (COPAS)

COPAS 2005 Accounting Procedure Recommended by COPAS, Inc.

3.	ADVANCES AND PAYMENTS BY THE PARTIES

A.	Unless otherwise provided for in the Agreement the Operator may require the Non-Operators to advance their share of the estimated cash outlay for the succeeding month’s operations within fifteen (15) days after receipt of the advance request or by the first day of the month for which the advance is required, whichever is later. The Operator shall adjust each monthly billing to reflect advances received from the Non-Operators for such month. If a refund is due, the Operator shall apply the amount to be refunded to the subsequent month’s billing or advance, unless the Non-Operator sends the Operator a written request for a cash refund. The Operator shall remit the refund to the Non-Operator within fifteen (15) days of receipt of such written request.

B.	Except as provided below, each Party shall pay its proportionate share of all bills in full within fifteen (15) days of receipt date. If payment is not made within such time, the unpaid balance shall bear interest compounded monthly at the prime rate published by the Wall Street Journal on the first day of each month the payment is delinquent, plus three percent (3%), per annum, or the maximum contract rate permitted by the applicable usury Laws governing the Joint Property, whichever is the lesser, plus attorney’s fees, court costs, and other costs in connection with the collection of unpaid amounts. If the Wall Street Journal ceases to be published or discontinues publishing a prime rate, the unpaid balance shall bear interest compounded monthly at the prime rate published by the Federal Reserve plus three percent (3%), per annum. Interest shall begin accruing on the first day of the month in which the payment was due. Payment shall not be reduced or delayed as a result of inquiries or anticipated credits unless the Operator has agreed. Notwithstanding the foregoing, the Non-Operator may reduce payment, provided it furnishes documentation and explanation to the Operator at the time payment is made, to the extent such reduction is caused by:

(1)	being billed at an incorrect working interest or Participating Interest that is higher than such Non-Operator’s actual working interest or Participating Interest, as applicable; or

(2)	being billed for a project or AFE requiring approval of the Parties under the Agreement that the Non-Operator has not approved or is not otherwise obligated to pay under the Agreement; or

(3)	being billed for a property in which the Non-Operator no longer owns a working interest, provided the Non-Operator has furnished the Operator a copy of the recorded assignment or letter in-lieu. Notwithstanding the foregoing, the Non-Operator shall remain responsible for paying bills attributable to the interest it sold or transferred for any bills rendered during the thirty (30) day period following the Operator’s receipt of such written notice; or

(4)	charges outside the adjustment period, as provided in Section I.4 (Adjustments).

4.	ADJUSTMENTS

A.	Payment of any such bills shall not prejudice the right of any Party to protest or question the correctness thereof; however, all bills and statements, including payout statements, rendered during any calendar year shall conclusively be presumed to be true and correct, with respect only to expenditures, after twenty-four (24) months following the end of any such calendar year, unless within said period a Party takes specific detailed written exception thereto making a claim for adjustment. The Operator shall provide a response to all written exceptions, whether or not contained in an audit report, within the time periods prescribed in Section I.5 (Expenditure Audits).

B.	All adjustments initiated by the Operator, except those described in items (1) through (4) of this Section I.4.B, are limited to the twenty-four (24) month period following the end of the calendar year in which the original charge appeared or should have appeared on the Operator’s Joint Account statement or payout statement. Adjustments that may be made beyond the twenty-four (24) month period are limited to adjustments resulting from the following:

(1)	a physical inventory of Controllable Material as provided for in Section V (Inventories of Controllable Material), or

(2)	an offsetting entry (whether in whole or in part) that is the direct result of a specific joint interest audit exception granted by the Operator relating to another property, or

(3)	a government/regulatory audit, or

(4)	a working interest ownership or Participating Interest adjustment.

5.	EXPENDITURE AUDITS

A.	A Non-Operator, upon written notice to the Operator and all other Non-Operators, shall have the right to audit the Operator’s accounts and records relating to the Joint Account within the twenty-four (24) month period following the end of such calendar year in which such bill was rendered; however, conducting an audit shall not extend the time for the taking of written exception to and the adjustment of accounts as provided for in Section I.4 (Adjustments). Any Party that is subject to payout accounting under the Agreement shall have the right to audit the accounts and records of the Party responsible for preparing the payout statements, or of the Party furnishing information to the Party responsible for preparing payout statements. Audits of payout accounts may include the volumes of hydrocarbons produced and saved and proceeds received for such hydrocarbons as they pertain to payout accounting required under the Agreement. Unless otherwise provided in the Agreement, audits of a payout account shall be conducted within the twenty-four (24) month period following the end of the calendar year in which the payout statement was rendered.

Where there are two or more Non-Operators, the Non-Operators shall make every reasonable effort to conduct a joint audit in a manner that will result in a minimum of inconvenience to the Operator. The Operator shall bear no portion of the Non-Operators’ audit cost incurred under this paragraph unless agreed to by the Operator. The audits shall not be conducted more than once each year without prior approval of the Operator, except upon the resignation or removal of the Operator, and shall be made at the expense of those Non-Operators approving such audit.

COPYRIGHT © 2005 by Council of Petroleum Accountants Societies, Inc. (COPAS)

COPAS 2005 Accounting Procedure Recommended by COPAS, Inc.

The Non-Operator leading the audit (hereinafter “lead audit company”) shall issue the audit report within ninety (90) days after completion of the audit testing and analysis; however, the ninety (90) day time period shall not extend the twenty-four (24) month requirement for taking specific detailed written exception as required in Section I.4.A (Adjustments) above. All claims shall be supported with sufficient documentation.

A timely filed written exception or audit report containing written exceptions (hereinafter “written exceptions”) shall, with respect to the claims made therein, preclude the Operator from asserting a statute of limitations defense against such claims, and the Operator hereby waives its right to assert any statute of limitations defense against such claims for so long as any Non-Operator continues to comply with the deadlines for resolving exceptions provided in this Accounting Procedure. If the Non-Operators fail to comply with the additional deadlines in Section I.5.B or I.5.C, the Operator’s waiver of its rights to assert a statute of limitations defense against the claims brought by the Non-Operators shall lapse, and such claims shall then be subject to the applicable statute of limitations, provided that such waiver shall not lapse in the event that the Operator has failed to comply with the deadlines in Section I.5.B or I.5.C.

B.	The Operator shall provide a written response to all exceptions in an audit report within one hundred eighty (180) days after Operator receives such report Denied exceptions should be accompanied by a substantive response. If the Operator fails to provide substantive response to an exception within this one hundred eighty (180) day period, the Operator will owe interest on that exception or portion thereof, if ultimately granted, from the date it received the audit report. Interest shall be calculated using the rate set forth in Section I.3.B (Advances and Payments by the Parties).

C.	The lead audit company shall reply to the Operator’s response to an audit report within ninety (90) days of receipt, and the Operator shall reply to the lead audit company’s follow-up response within ninety (90) days of receipt; provided, however, each Non-Operator shall have the right to represent itself if it disagrees with the lead audit company’s position or believes the lead audit company is not adequately fulfilling its duties. Unless otherwise provided for in Section I.5.E, if the Operator fails to provide substantive response to an exception within this ninety (90) day period, the Operator will owe interest on that exception or portion thereof if ultimately granted, from the date it received the audit report Interest shall be calculated using the rate set forth in Section I.3.B (Advances and Payments by the Parties).

D.	If any Party fails to meet the deadlines in Sections I.5.B or I.5.C or if any audit issues are outstanding fifteen (15) months after Operator receives the audit report, the Operator or any Non-Operator participating in the audit has the right to call a resolution meeting, as set forth in this Section I.5.D or it may invoke the dispute resolution procedures included in the Agreement, if applicable. The meeting will require one month’s written notice to the Operator and all Non-Operators participating in the audit. The meeting shall be held at the Operator’s office or mutually agreed location, and shall be attended by representatives of the Parties with authority to resolve such outstanding issues. Any Party who fails to attend the resolution meeting shall be bound by any resolution reached at the meeting. The lead audit company will make good faith efforts to coordinate the response and positions of the Non-Operator participants throughout the resolution process; however, each Non-Operator shall have the right to represent itself Attendees will make good faith efforts to resolve outstanding issues, and each Party will be required to present substantive information supporting its position. A resolution meeting may be held as often as agreed to by the Parties. Issues unresolved at one meeting may be discussed at subsequent meetings until each such issue is resolved.

If the Agreement contains no dispute resolution procedures and the audit issues cannot be resolved by negotiation, the dispute shall be submitted to mediation. In such event, promptly following one Party’s written request for mediation, the Parties to the dispute shall choose a mutually acceptable mediator and share the costs of mediation services equally. The Parties shall each have present at the mediation at least one individual who has the authority to settle the dispute. The Parties shall make reasonable efforts to ensure that the mediation commences within sixty (60) days of the date of the mediation request. Notwithstanding the above, any Party may file a lawsuit or complaint (1) if the Parties are unable after reasonable efforts, to commence mediation within sixty (60) days of the date of the mediation request, (2) for statute of limitations reasons, or (3) to seek a preliminary injunction or other provisional judicial relief, if in its sole judgment an injunction or other provisional relief is necessary to avoid irreparable damage or to preserve the status quo. Despite such action, the Parties shall continue to try to resolve the dispute by mediation.

E.	☒ (Optional Provision – Forfeiture Penalties)

If the Non-Operators fail to meet the deadline in Section I.5.C, any unresolved exceptions that were not addressed by the Non- Operators within one (1) year following receipt of the last substantive response of the Operator shall be deemed to have been withdrawn by the Non-Operators. If the Operator fails to meet the deadlines in Section I.5.B or I.5.C, any unresolved exceptions that were not addressed by the Operator within one (1) year following receipt of the audit report or receipt of the last substantive response of the Non-Operators, whichever is later, shall be deemed to have been granted by the Operator and adjustments shall be made, without interest, to the Joint Account.

6.	APPROVAL BY PARTIES

A.	GENERAL MATTERS

Where an approval or other agreement of the Parties or Non-Operators is expressly required under other Sections of this Accounting Procedure and if the Agreement to which this Accounting Procedure is attached contains no contrary provisions in regard thereto, the Operator shall notify all Non-Operators of the Operator’s proposal and the agreement or approval of a majority in interest of the Non-Operators shall be controlling on all Non-Operators.

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This Section I.6.A applies to specific situations of limited duration where a Party proposes to change the accounting for charges from that prescribed in this Accounting Procedure. This provision does not apply to amendments to this Accounting Procedure, which are covered by Section I.6.B.

B.	AMENDMENTS

If the Agreement to which this Accounting Procedure is attached contains no contrary provisions in regard thereto, this Accounting Procedure can be amended by an affirmative vote of three (3) or more Parties, one of which is the Operator, having a combined working interest of at least seventy-five percent (75%), which approval shall be binding on all Parties, provided, however, approval of at least one (1) Non-Operator shall be required.

C.	AFFILIATES

For the purpose of administering the voting procedures of Sections I.6.A and I.6.B, if Parties to this Agreement are Affiliates of each other, then such Affiliates shall be combined and treated as a single Party having the combined working interest or Participating Interest of such Affiliates.

For the purposes of administering the voting procedures in Section I.6.A, if a Non-Operator is an Affiliate of the Operator, votes under Section I.6.A shall require the majority in interest of the Non-Operator(s) after excluding the interest of the Operator’s Affiliate.

II. DIRECT CHARGES

The Operator shall charge the Joint Account with the following items:

1.	RENTALS AND ROYALTIES

Lease rentals and royalties paid by the Operator, on behalf of all Parties, for the Joint Operations.

2.	LABOR

A.	Salaries and wages, including incentive compensation programs as set forth in COPAS MFI-37 (“Chargeability of Incentive Compensation Programs”), for

(1)	Operator’s field employees directly employed On-site in the conduct of Joint Operations,

(2)	Operator’s employees directly employed on Shore Base Facilities, Offshore Facilities, or other facilities serving the Joint Property if such costs are not charged under Section II.6 (Equipment and Facilities Furnished by Operator) or are not a function covered under Section III (Overhead),

(3)	Operator’s employees providing First Level Supervision,

(4)	Operator’s employees providing On-site Technical Services for the Joint Property if such charges are excluded from the overhead rates in Section III (Overhead),

(5)	Operator’s employees providing Off-site Technical Services for the Joint Property if such charges are excluded from the overhead rates in Section III (Overhead).

Charges for the Operator’s employees identified in Section II.2.A may be made based on the employee’s actual salaries and wages, or in lieu thereof, a day rate representing the Operator’s average salaries and wages of the employee’s specific job category.

Charges for personnel chargeable under this Section II.2.A who are foreign nationals shall not exceed comparable compensation paid to an equivalent U.S. employee pursuant to this Section II.2, unless otherwise approved by the Parties pursuant to Section I.6.A (General Matters).

B.	Operator’s cost of holiday, vacation, sickness, and disability benefits, and other customary allowances paid to employees whose salaries and wages are chargeable to the Joint Account under Section II.2.A, excluding severance payments or other termination allowances. Such costs under this Section II.2.B may be charged on a “when and as-paid basis” or by “percentage assessment” on the amount of salaries and wages chargeable to the Joint Account under Section II.2.A. If percentage assessment is used, the rate shall be based on the Operator’s cost experience.

C.	Expenditures or contributions made pursuant to assessments imposed by governmental authority that are applicable to costs chargeable to the Joint Account under Sections II.2.A and B.

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D.	Personal Expenses of personnel whose salaries and wages are chargeable to the Joint Account under Section II.2.A when the expenses are incurred in connection with directly chargeable activities.

E.	Reasonable relocation costs incurred in transferring to the Joint Property personnel whose salaries and wages are chargeable to the Joint Account under Section II.2.A. Notwithstanding the foregoing, relocation costs that result from reorganization or merger of a Party, or that are for the primary benefit of the Operator, shall not be chargeable to the Joint Account. Extraordinary relocation costs, such as those incurred as a result of transfers from remote locations, such as Alaska or overseas, shall not be charged to the Joint Account unless approved by the Parties pursuant to Section I.6.A (General Matters).

F.	Training costs as specified in COPAS MFI-35 (“Charging of Training Costs to the Joint Account”) for personnel whose salaries and wages are chargeable under Section II.2.A. This training charge shall include the wages, salaries, training course cost, and Personal Expenses incurred during the training session. The training cost shall be charged or allocated to the property or properties directly benefiting from the training. The cost of the training course shall not exceed prevailing commercial rates, where such rates are available.

G.	Operator’s current cost of established plans for employee benefits, as described in COPAS MFI-27 (“Employee Benefits Chargeable to Joint Operations and Subject to Percentage Limitation”), applicable to the Operator’s labor costs chargeable to the Joint Account under Sections II.2.A and B based on the Operator’s actual cost not to exceed the employee benefits limitation percentage most recently recommended by COPAS.

H.	Award payments to employees, in accordance with COPAS MFI-49 (“Awards to Employees and Contractors”) for personnel whose salaries and wages are chargeable under Section II.2.A.

3.	MATERIAL

Material purchased or furnished by the Operator for use on the Joint Property in the conduct of Joint Operations as provided under Section IV (Material Purchases, Transfers, and Dispositions). Only such Material shall be purchased for or transferred to the Joint Property as may be required for immediate use or is reasonably practical and consistent with efficient and economical operations. The accumulation of surplus stocks shall be avoided.

4.	TRANSPORTATION

A.	Transportation of the Operator’s, Operator’s Affiliate’s, or contractor’s personnel necessary for Joint Operations.

B.	Transportation of Material between the Joint Property and another property, or from the Operator’s warehouse or other storage point to the Joint Property, shall be charged to the receiving property using one of the methods listed below. Transportation of Material from the Joint Property to the Operator’s warehouse or other storage point shall be paid for by the Joint Property using one of the methods listed below:

(1)	If the actual trucking charge is less than or equal to the Excluded Amount the Operator may charge actual trucking cost or a theoretical charge from the Railway Receiving Point to the Joint Property. The basis for the theoretical charge is the per hundred weight charge plus fuel surcharges from the Railway Receiving Point to the Joint Property. The Operator shall consistently apply the selected alternative.

(2)	If the actual trucking charge is greater than the Excluded Amount, the Operator shall charge Equalized Freight. Accessorial charges such as loading and unloading costs, split pick-up costs, detention, call out charges, and permit fees shall be charged directly to the Joint Property and shall not be included when calculating the Equalized Freight.

5.	SERVICES

The cost of contract services, equipment, and utilities used in the conduct of Joint Operations, except for contract services, equipment, and utilities covered by Section III (Overhead), or Section II.7 (Affiliates), or excluded under Section II.9 (Legal Expense). Awards paid to contractors shall be chargeable pursuant to COPAS MFI-49 (“Awards to Employees and Contractors”).

The costs of third party Technical Services are chargeable to the extent excluded from the overhead rates under Section III (Overhead).

6.	EQUIPMENT AND FACILITIES FURNISHED BY OPERATOR

In the absence of a separately negotiated agreement, equipment and facilities furnished by the Operator will be charged as follows:

A. Except as otherwise provided, The Operator shall charge the Joint Account for use of Operator-owned equipment and facilities, ~~including but not limited to production facilities, Shore Base Facilities, Offshore Facilities, and Field Offices, at rates commensurate with the costs of ownership and operation. The cost of Field Offices shall be chargeable to the extent the Field Offices provide direct service to personnel who are chargeable pursuant to Section II.2.A (Labor). Such rates may include labor, maintenance, repairs, other operating expense, insurance, taxes, depreciation using straight line depreciation method, and interest on gross investment less accumulated depreciation not to exceed                      percent (        %) per annum; provided, however, depreciation shall not be charged when the~~

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~~equipment and facilities investment have been fully depreciated. The rate may include an element of the estimated cost for abandonment, reclamation, and dismantlement. Such rates shall not exceed~~ the average commercial rates currently prevailing in the immediate area of the Joint Property.

~~B.~~	~~In lieu of charges in Section II.6.A above, the Operator may elect to use average commercial rates prevailing in the immediate area of the Joint Property, less twenty percent (20%). If equipment and facilities are charged under this Section II.6.B, the Operator shall adequately document and support commercial rates and shall periodically review and update the rate and the supporting documentation.~~ For automotive equipment, the Operator may elect to use rates published by the Petroleum Motor Transport Association (PMTA) or such other organization recognized by COPAS as the official source of rates.

7~~.~~	~~AFFILIATES~~

~~A. Charges for an Affiliate’s goods and/or services used in operations requiring an AFE or ether authorization from the Non-Operators may be made without the approval of the Parties provided (i) the Affiliate is identified and the Affiliate goods and services are specifically detailed in the approved AFE or other authorization, and (ii) the total costs for such Affiliate’s goods and services billed to such individual project do not exceed $         If the total costs for an Affiliate’s goods and services charged to such individual project are not specifically detailed in the approved AFE or authorization or exceed such amount, charges for such Affiliate shall require approval of the Parties, pursuant to Section I.6.A (General Matters).~~

~~B. For an Affiliate’s goods and/or services used in operations not requiring an AFE or other authorization from the Non Operators, charges for such Affiliate’s goods and services shall require approval of the Parties, pursuant to Section I.6.A (General Matters), if the charges exceed $          in a given calendar year.~~

~~C. The cost of the Affiliate’s goods or services shall not exceed average commercial rates prevailing in the area of the Joint Property, unless the Operator obtains the Non-Operators’ approval of such rates. The Operator shall adequately document and support commercial rates and shall periodically review and update the rate and the supporting documentation; provided, however, documentation of commercial rates shall not be required if the Operator obtains Non-Operator approval of its Affiliate’s rates or charges prior to billing Non-Operators for such Affiliated goods and services. Notwithstanding the foregoing, direct charges for Affiliate owned communication facilities of systems shall be made pursuant to Section II.12 (Communications).~~

~~If the Parties fail to designate an amount in Sections II.7.A or II.7.B, in each instance the amount deemed adopted by the Parties as a result of such emission shall be the amount established as the Operator’s expenditure limitation in the Agreement. If the Agreement does not contain an Operator’s expenditure limitation, the amount deemed adopted by the Parties as a result of such omission shall be zero dollars ($ 0.00).~~

8.	DAMAGES AND LOSSES TO JOINT PROPERTY

All costs or expenses necessary for the repair or replacement of Joint Property resulting from damages or losses incurred, except to the extent such damages or losses result from a Party’s or Parties’ gross negligence or willful misconduct, in which case such Party or Parties shall be solely liable.

The Operator shall furnish the Non-Operator written notice of damages or losses incurred as soon as practicable after a report has been received by the Operator.

9.	LEGAL EXPENSE

Recording fees and costs of handling, settling, or otherwise discharging litigation, claims, and liens incurred in or resulting from operations under the Agreement, or necessary to protect or recover the Joint Property, to the extent permitted under the Agreement. ~~Costs of the Operator’s or Affiliate’s legal staff or outside attorneys, including fees and expenses, are not chargeable unless approved by the Parties pursuant to Section I.6.A (General Matters) or otherwise provided for in the Agreement.~~

Notwithstanding the foregoing paragraph, costs for procuring abstracts, fees paid to outside attorneys for title examinations (including preliminary, supplemental, shut-in royalty opinions, division order title opinions), and curative work shall be chargeable to the extent permitted as a direct charge in the Agreement.

10.	TAXES AND PERMITS

All taxes and permitting fees of every kind and nature, assessed or levied upon or in connection with the Joint Property, or the production therefrom, and which have been paid by the Operator for the benefit of the Parties, including penalties and interest, except to the extent the penalties and interest result from the Operator’s gross negligence or willful misconduct.

If ad valorem taxes paid by the Operator are based in whole or in part upon separate valuations of each Party’s working interest, then notwithstanding any contrary provisions, the charges to the Parties will be made in accordance with the tax value generated by each Party’s working interest.

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Costs of tax consultants or advisors, the Operators employees, or Operator’s Affiliate employees in matters regarding ad valorem or other tax matters, are not permitted as direct charges unless approved by the Parties pursuant to Section I.6.A (General Matters).

Charges to the Joint Account resulting from sales/use tax audits, including extrapolated amounts and penalties and interest, are permitted, provided the Non-Operator shall be allowed to review the invoices and other underlying source documents which served as the basis for tax charges and to determine that the correct amount of taxes were charged to the Joint Account. If the Non-Operator is not permitted to review such documentation, the sales/use tax amount shall not be directly charged unless the Operator can conclusively document the amount owed by the Joint Account.

11.	INSURANCE

Net premiums paid for insurance required to be carried for Joint Operations for the protection of the Parties. If Joint Operations are conducted at locations where the Operator acts as self-insurer in regard to its worker’s compensation and employer’s liability insurance obligation, the Operator shall charge the Joint Account manual rates for the risk assumed in its self-insurance program as regulated by the jurisdiction governing the Joint Property. In the case of offshore operations in federal waters, the manual rates of the adjacent state shall be used for personnel performing work On-site, and such rates shall be adjusted for offshore operations by the U.S. Longshoreman and Harbor Workers (USL&H) or Jones Act surcharge, as appropriate.

12.	COMMUNICATIONS

Costs of acquiring, leasing, installing, operating, repairing, and maintaining communication facilities or systems, including satellite, radio and microwave facilities, between the Joint Property and the Operator’s office(s) directly responsible for field operations in accordance with the provisions of COPAS MFI-44 (“Field Computer and Communication Systems”). If the communications facilities or systems serving the Joint Property are Operator-owned, charges to the Joint Account shall be made as provided in Section II.6 (Equipment and Facilities Furnished by Operator). If the communication facilities or systems serving the Joint Property are owned by the Operator’s Affiliate, charges to the Joint Account shall not exceed average commercial rates prevailing in the area of the Joint Property. The Operator shall adequately document and support commercial rates and shall periodically review and update the rate and the supporting documentation.

13.	ECOLOGICAL, ENVIRONMENTAL, AND SAFETY

Costs incurred for Technical Services and drafting to comply with ecological, environmental and safety Laws or standards recommended by Occupational Safety and Health Administration (OSHA) or other regulatory authorities. All other labor and functions incurred for ecological, environmental and safety matters, including management, administration, and permitting, shall be covered by Sections II.2 (Labor), II.5 (Services), or Section III (Overhead), as applicable.

Costs to provide or have available pollution containment and removal equipment plus actual costs of control and cleanup and resulting responsibilities of oil and other spills as well as discharges from permitted outfalls as required by applicable Laws, or other pollution containment and removal equipment deemed appropriate by the Operator for prudent operations, are directly chargeable.

14.	ABANDONMENT AND RECLAMATION

Costs incurred for abandonment and reclamation of the Joint Property, including costs required by lease agreements or by Laws.

15.	OTHER EXPENDITURES

Any other expenditure not covered or dealt with in the foregoing provisions of this Section II (Direct Charges), or in Section III (Overhead) and which is of direct benefit to the Joint Property and is incurred by the Operator in the necessary and proper conduct of the Joint Operations. Charges made under this Section II.15 shall require approval of the Parties, pursuant to Section I.6.A (General Matters).

III. OVERHEAD

As compensation for costs not specifically identified as chargeable to the Joint Account pursuant to Section II (Direct Charges), the Operator shall charge the Joint Account in accordance with this Section III.

Functions included in the overhead rates regardless of whether performed by the Operator, Operator’s Affiliates or third parties and regardless of location, shall include, but not be limited to, costs and expenses of:

•	warehousing, other than for warehouses that are jointly owned under this Agreement

•	design and drafting (except when allowed as a direct charge under Sections II.13, III.1.A(ii), and III.2, Option B)

•	inventory costs not chargeable under Section V (Inventories of Controllable Material)

•	procurement

•	administration

•	accounting and auditing

•	gas dispatching and gas chart integration

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•	human resources

•	management

•	supervision not directly charged under Section II.2 (Labor)

•	legal services not directly chargeable under Section II.9 (Legal Expense)

•	taxation, other than those costs identified as directly chargeable under Section II.10 (Taxes and Permits)

•	preparation and monitoring of permits and certifications; preparing regulatory reports; appearances before or meetings with governmental agencies or other authorities having jurisdiction over the Joint Property, other than On-site inspections; reviewing, interpreting, or submitting comments on or lobbying with respect to Laws or proposed Laws.

Overhead charges shall include the salaries or wages plus applicable payroll burdens, benefits, and Personal Expenses of personnel performing overhead functions, as well as office and other related expenses of overhead functions.

1.	OVERHEAD—DRILLING AND PRODUCING OPERATIONS

As compensation for costs incurred but not chargeable under Section II (Direct Charges) and not covered by other provisions of this Section III, the Operator shall charge on either.

☒	(Alternative 1) Fixed Rate Basis, Section III.1.B.

☐	(Alternative 2) Percentage Basis, Section III.1.C.

A.	TECHNICAL SERVICES

(i)	Except as otherwise provided in Section II.13 (Ecological Environmental, and Safety) and Section III.2 (Overhead – Major Construction and Catastrophe), or by approval of the Parties pursuant to Section I.6.A (General Matters), the salaries, wages, related payroll burdens and benefits, and Personal Expenses for On-site Technical Services, including third party Technical Services:

☒	(Alternative 1 – Direct) shall be charged direct to the Joint Account.

☐	(Alternative 2 – Overhead) shall be covered by the overhead rates.

(ii)	Except as otherwise provided in Section II.13 (Ecological, Environmental, and Safety) and Section III.2 (Overhead – Major Construction and Catastrophe), or by approval of the Parties pursuant to Section I.6.A (General Matters), the salaries, wages, related payroll burdens and benefits, and Personal Expenses for Off-site Technical Services, including third party Technical Services:

☐	(Alternative 1 – All Overhead) shall be covered by the overhead rates.

☐	(Alternative 2 – All Direct) shall be charged direct to the Joint Account

☒	(Alternative 3 – Drilling Direct) shall be charged direct to the Joint Account, only to the extent such Technical Services are directly attributable to drilling, redrilling, deepening, or sidetracking operations, through completion, temporary abandonment, or abandonment if a dry hole. Off-site Technical Services for all other operations, including workover, recompletion, abandonment of producing wells, and the construction or expansion of fixed assets not covered by Section III.2 (Overhead – Major Construction and Catastrophe) shall be covered by the overhead rates.

Notwithstanding anything to the contrary in this Section III, Technical Services provided by Operator’s Affiliates are subject to limitations set forth in Section II.7 (Affiliates). Charges for Technical personnel performing non-technical work shall not be governed by this Section III.1.A, but instead governed by other provisions of this Accounting Procedure relating to the type of work being performed.

B.	OVERHEAD—FIXED RATE BASIS

(1)	The Operator shall charge the Joint Account at the following rates per well per month:

Drilling Well Rate per month $8,000 (prorated for less than a full month)

Producing Well Rate per month $800

(2)	Application of Overhead—Drilling Well Rate shall be as follows:

(a)	Charges for onshore drilling wells shall begin on the spud date and terminate on the date the drilling and/or completion equipment used on the well is released, whichever occurs later. Charges for offshore and inland waters drilling wells shall begin on the date the drilling or completion equipment arrives on location and terminate on the date the drilling or completion equipment moves off location, or is released, whichever occurs first. No charge shall be made during suspension of drilling and/or completion operations for fifteen (15) or more consecutive calendar days.

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(b)	Charges for any well undergoing any type of workover, recompletion, and/or abandonment for a period of five (5) or more consecutive work-days shall be made at the Drilling Well Rate. Such charges shall be applied for the period from date operations, with rig or other units used in operations, commence through date of rig or other unit release, except that no charges shall be made during suspension of operations for fifteen (15) or more consecutive calendar days.

(3)	Application of Overhead—Producing Well Rate shall be as follows:

(a)	An active well that is produced, injected into for recovery or disposal, or used to obtain water supply to support operations for any portion of the month shall be considered as a one-well charge for the entire month.

(b)	Each active completion in a multi-completed well shall be considered as a one-well charge provided each completion is considered a separate well by the governing regulatory authority.

(c)	A one-well charge shall be made for the month in which plugging and abandonment operations are completed on any well, unless the Drilling Well Rate applies, as provided in Sections III.1.B.(2)(a) or (b). This one-well charge shall be made whether or not the well has produced.

(d)	An active gas well shut in because of overproduction or failure of a purchaser, processor, or transporter to take production shall be considered as a one-well charge provided the gas well is directly connected to a permanent sales outlet.

(e)	Any well not meeting the criteria set forth in Sections III.1.B.(3) (a), (b), (c), or (d) shall not qualify for a producing overhead charge.

(4)	The well rates shall be adjusted on the first day of April each year following the effective date of the Agreement; provided, however, if this Accounting Procedure is attached to or otherwise governing the payout accounting under a farmout agreement, the rates shall be adjusted on the first day of April each year following the effective date of such farmout agreement. The adjustment shall be computed by applying the adjustment factor most recently published by COPAS. The adjusted rates shall be the initial or amended rates agreed to by the Parties increased or decreased by the adjustment factor described herein, for each year from the effective date of such rates, in accordance with COPAS MFI-47 (“Adjustment of Overhead Rates”).

~~C.~~	~~OVERHEAD PERCENTAGE BASIS~~

~~(1)~~	~~Operator shall charge the Joint Account at the following rates:~~

~~(a)~~	~~Development Rate percent ( ) % of the cost of development of the Joint Property, exclusive of costs provided under Section II.9 (Legal Expense) and all Material salvage credits.~~

~~(b)~~	~~Operating Rate percent ( %) of the cost of operating the Joint Property, exclusive of costs provided under Sections II.1 (Rentals and Royalties) and II.9 (Legal Expense); all Material salvage credits; the value of substances purchased for enhanced recovery; all property and ad valorem taxes, and any other taxes and assessments that are levied, assessed, and paid upon the mineral interest in and to the Joint Property.~~

~~(2)~~	~~Application of Overhead Percentage Basis shall be as follows:~~

~~(a)~~	~~The Development Rate shall be applied to all costs in connection with:~~

~~[i]~~	~~drilling, redrilling, sidetracking, or deepening of a well~~

~~[ii]~~	~~a well undergoing plugback or workover operations for a period of five (5) or more consecutive work days~~

~~[iii]~~	~~preliminary expenditures necessary in preparation for drilling~~

~~[iv]~~	~~expenditures incurred in abandoning when the well is not completed as a producer~~

~~[v]~~	~~construction or installation of fixed assets, the expansion of fixed assets and any other project clearly discernible as a fixed asset, other than Major Construction or Catastrophe as defined in Section III.2 (Overhead Major Construction and Catastrophe).~~

~~(b)~~	~~The Operating Rate shall be applied to all other costs in connection with Joint Operations, except those subject to Section III.2 (Overhead Major Construction and Catastrophe).~~

2.	OVERHEAD—MAJOR CONSTRUCTION AND CATASTROPHE

To compensate the Operator for overhead costs incurred in connection with a Major Construction project or Catastrophe, the Operator shall either negotiate a rate prior to the beginning of the project, or shall charge the Joint Account for overhead based on the following rates for any Major Construction project in excess of the Operator’s expenditure limit under the Agreement, or for any Catastrophe regardless of the amount. If the Agreement to which this Accounting Procedure is attached does not contain an expenditure limit, Major Construction Overhead shall be assessed for any single Major Construction project costing in excess of $100,000 gross.

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Major Construction shall mean the construction and installation of fixed assets, the expansion of fixed assets, and any other project clearly discernible as a fixed asset required for the development and operation of the Joint Property, or in the dismantlement, abandonment, removal, and restoration of platforms, production equipment, and other operating facilities.

Catastrophe is defined as a sudden calamitous event bringing damage, loss, or destruction to property or the environment, such as an oil spill, blowout, explosion, fire, storm, hurricane, or other disaster. The overhead rate shall be applied to those costs necessary to restore the Joint Property to the equivalent condition that existed prior to the event.

A.	If the Operator absorbs the engineering, design and drafting costs related to the project:

(1)	5% of total costs if such costs are less than $ 100,000; plus

(2)	3% of total costs in excess of $100,000 but less than $1,000,000; plus

(3)	2% of total costs in excess of $ 1,000,000.

B.	If the Operator charges engineering, design and drafting costs related to the project directly to the Joint Account:

(1)	5% of total costs if such costs are less than $100,000; plus

(2)	3% of total costs in excess of $100,000 but less than $1,000,000; plus

(3)	2% of total costs in excess of $ 1,000,000.

Total cost shall mean the gross cost of any one project. For the purpose of this paragraph, the component parts of a single Major Construction project shall not be treated separately, and the cost of drilling and workover wells and purchasing and installing pumping units and downhole artificial lift equipment shall be excluded. For Catastrophes, the rates shall be applied to all costs associated with each single occurrence or event.

On each project, the Operator shall advise the Non-Operator(s) in advance which of the above options shall apply.

For the purposes of calculating Catastrophe Overhead, the cost of drilling relief wells, substitute wells, or conducting other well operations directly resulting from the catastrophic event shall be included. Expenditures to which these rates apply shall not be reduced by salvage or insurance recoveries. Expenditures that qualify for Major Construction or Catastrophe Overhead shall not qualify for overhead under any other overhead provisions.

In the event of any conflict between the provisions of this Section III.2 and the provisions of Sections II.2 (Labor), II.5 (Services), or II.7 (Affiliates), the provisions of this Section III.2 shall govern.

3.	AMENDMENT OF OVERHEAD RATES

The overhead rates provided for in this Section III may be amended from time to time if, in practice, the rates are found to be insufficient or excessive, in accordance with the provisions of Section I.6.B (Amendments).

IV. MATERIAL PURCHASES, TRANSFERS, AND DISPOSITIONS

The Operator is responsible for Joint Account Material and shall make proper and timely charges and credits for direct purchases, transfers, and dispositions. The Operator shall purchase and provide all Material contemporaneously as needed for use in the conduct of Joint Operations; however, Material may be supplied by the Non-Operators, at the Operator’s option. Material furnished by any Party shall be furnished without any express or implied warranties as to quality, fitness for use, or any other matter.

1.	DIRECT PURCHASES

Direct purchases shall be charged to the Joint Account at the price paid by the Operator after deduction of all discounts received. The Operator shall make good faith efforts to take discounts offered by suppliers, but shall not be liable for failure to take discounts except to the extent such failure was the result of the Operator’s gross negligence or willful misconduct. A direct purchase shall be deemed to occur when an agreement is made between an Operator and a third party for the acquisition of Material for a specific well site or location. Material provided by the Operator under “vendor stocking programs,” where the initial use is for a Joint Property and title of the Material does not pass from the manufacturer, distributor, or agent until usage, is considered a direct purchase. If Material is found to be defective or is returned to the manufacturer, distributor, or agent for any other reason, credit shall be passed to the Joint Account within sixty (60) days after the Operator has received adjustment from the manufacturer, distributor, or agent.

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2.	TRANSFERS

A transfer is determined to occur when the Operator (i) furnishes Material from a storage facility or from another operated property, (ii) has assumed liability for the storage costs and changes in value, and (iii) has previously secured and held title to the transferred Material. Similarly, the removal of Material from the Joint Property to a storage facility or to another operated property is also considered a transfer; provided, however, Material that is moved from the Joint Property to a storage location for safe-keeping pending disposition may remain charged to the Joint Account and is not considered a transfer. Material shall be disposed of in accordance with Section IV.3 (Disposition of Surplus) and the Agreement to which this Accounting Procedure is attached.

A.	PRICING

The value of Material transferred to/from the Joint Property should generally reflect the market value on the date of physical transfer. Regardless of the pricing method used, the Operator shall make available to the Non-Operators sufficient documentation to verify the Material valuation. When higher than specification grade or size tubulars are used in the conduct of Joint Operations, the Operator shall charge the Joint Account at the equivalent price for well design specification tubulars, unless such higher specification grade or sized tubulars are approved by the Parties pursuant to Section I.6.A (General Matters). Transfers of new Material will be priced using one of the following pricing methods; provided, however, the Operator shall use consistent pricing methods, and not alternate between methods for the purpose of choosing the method most favorable to the Operator for a specific transfer:

(1)	Using published prices in effect on date of movement as adjusted by the appropriate COPAS Historical Price Multiplier (HPM) or prices provided by the COPAS Computerized Equipment Pricing System (CEPS).

(a)	For oil country tubulars and line pipe, the published price shall be based upon eastern mill carload base prices (Houston, Texas, for special end) adjusted as of date of movement, plus transportation cost as defined in Section IV.2.B (Freight).

(b)	For other Material, the published price shall be the published list price in effect at date of movement, as listed by a Supply Store nearest the Joint Property where like Material is normally available, or point of manufacture plus transportation costs as defined in Section IV.2.B (Freight).

(2)	Based on a price quotation from a vendor that reflects a current realistic acquisition cost.

(3)	Based on the amount paid by the Operator for like Material in the vicinity of the Joint Property within the previous twelve (12) months from the date of physical transfer.

(4)	As agreed to by the Participating Parties for Material being transferred to the Joint Property, and by the Parties owning the Material for Material being transferred from the Joint Property.

B.	FREIGHT

Transportation costs shall be added to the Material transfer price using the method prescribed by the COPAS Computerized Equipment Pricing System (CEPS). If not using CEPS, transportation costs shall be calculated as follows:

(1)	Transportation costs for oil country tubulars and line pipe shall be calculated using the distance from eastern mill to the Railway Receiving Point based on the carload weight basis as recommended by the COPAS MFI-38 (“Material Pricing Manual”) and other COPAS MFIs in effect at the time of the transfer.

(2)	Transportation costs for special mill items shall be calculated from that mill’s shipping point to the Railway Receiving Point. For transportation costs from other than eastern mills, the 30,000-pound interstate truck rate shall be used. Transportation costs for macaroni tubing shall be calculated based on the interstate truck rate per weight of tubing transferred to the Railway Receiving Point.

(3)	Transportation costs for special end tubular goods shall be calculated using the interstate truck rate from Houston, Texas, to the Railway Receiving Point.

(4)	Transportation costs for Material other than that described in Sections IV.2.B.(1) through (3), shall be calculated from the Supply Store or point of manufacture, whichever is appropriate, to the Railway Receiving Point

Regardless of whether using CEPS or manually calculating transportation costs, transportation costs from the Railway Receiving Point to the Joint Property are in addition to the foregoing, and may be charged to the Joint Account based on actual costs incurred. All transportation costs are subject to Equalized Freight as provided in Section II.4 (Transportation) of this Accounting Procedure.

C.	TAXES

Sales and use taxes shall be added to the Material transfer price using either the method contained in the COPAS Computerized Equipment Pricing System (CEPS) or the applicable tax rate in effect for the Joint Property at the time and place of transfer. In either case, the Joint Account shall be charged or credited at the rate that would have governed had the Material been a direct purchase.

COPYRIGHT © 2005 by Council of Petroleum Accountants Societies, Inc. (COPAS)

COPAS 2005 Accounting Procedure Recommended by COPAS, Inc.

D.	CONDITION

(1)	Condition “A” – New and unused Material in sound and serviceable condition shall be charged at actual costs ~~one hundred percent (100%) of the price as determined in Sections IV.2.A (Pricing), IV.2.B (Freight), and IV.2.C (Taxes). Material transferred from the Joint Property that was not placed in service shall be credited as charged without gain or loss; provided, however, any unused Material that was charged to the Joint Account through a direct purchase will be credited to the Joint Account at the original cost paid less restocking fees charged by the vendor. New and unused Material transferred from the Joint Property may be credited at a price other than the price originally charged to the Joint Account provided such price is approved by the Parties owning such Material, pursuant to Section I.6.A (General Matters). All refurbishing costs required or necessary to return the Material to original condition or to correct handling, transportation, or other damages will be borne by the divesting property. The Joint Account is responsible for Material preparation, handling, and transportation costs for new and unused Material charged to the Joint Property either through a direct purchase or transfer. Any preparation costs incurred, including any internal or external coating and wrapping, will be credited on new Material provided these services were not repeated for such Material for the receiving property.~~

(2)	Condition “B” – Used Material in sound and serviceable condition and suitable for reuse without reconditioning shall be priced by multiplying the price determined in Sections IV.2.A (Pricing), IV.2.B (Freight), and IV.2.C (Taxes) by seventy-five percent (75%).

Except as provided in Section IV.2.D(3), all reconditioning costs required to return the Material to Condition “B” or to correct handling, transportation or other damages will be borne by the divesting property.

If the Material was originally charged to the Joint Account as used Material and placed in service for the Joint Property, the Material will be credited at the price determined in Sections IV.2.A (Pricing), IV.2.B (Freight), and IV.2.C (Taxes) multiplied by sixty-five percent (65%).

Unless otherwise agreed to by the Parties that paid for such Material, used Material transferred from the Joint Property that was not placed in service on the property shall be credited as charged without gain or loss.

(3)	Condition “C” – Material that is not in sound and serviceable condition and not suitable for its original function until after reconditioning shall be priced by multiplying the price determined in Sections IV.2.A (Pricing), IV.2.B (Freight), and IV.2.C (Taxes) by fifty percent (50%).

The cost of reconditioning may be charged to the receiving property to the extent Condition “C” value, plus cost of reconditioning, does not exceed Condition “B” value.

(4)	Condition “D” – Material that (i) is no longer suitable for its original purpose but useable for some other purpose, (ii) is obsolete, or (iii) does not meet original specifications but still has value and can be used in other applications as a substitute for items with different specifications, is considered Condition “D” Material. Casing, tubing, or drill pipe used as line pipe shall be priced as Grade A and B seamless line pipe of comparable size and weight. Used casing, tubing, or drill pipe utilized as line pipe shall be priced at used line pipe prices. Casing, tubing, or drill pipe used as higher pressure service lines than standard line pipe, e.g., power oil lines, shall be priced under normal pricing procedures for casing, tubing, or drill pipe. Upset tubular goods shall be priced on a non-upset basis. For other items, the price used should result in the Joint Account being charged or credited with the value of the service rendered or use of the Material, or as agreed to by the Parties pursuant to Section 1.6.A (General Matters).

(5)	Condition “E” – Junk shall be priced at prevailing scrap value prices.

E.	OTHER PRICING PROVISIONS

(1)	Preparation Costs

Subject to Section II (Direct Charges) and Section III (Overhead) of this Accounting Procedure, costs incurred by the Operator in making Material serviceable including inspection, third party surveillance services, and other similar services will be charged to the Joint Account at prices which reflect the Operator’s actual costs of the services. Documentation must be provided to the Non-Operators upon request to support the cost of service. New coating and/or wrapping shall be considered a component of the Materials and priced in accordance with Sections IV.1 (Direct Purchases) or IV.2.A (Pricing), as applicable. No charges or credits shall be made for used coating or wrapping. Charges and credits for inspections shall be made in accordance with COPAS MFI-38 (“Material Pricing Manual”).

(2)	Loading and Unloading Costs

Loading and unloading costs related to the movement of the Material to the Joint Property shall be charged in accordance with the methods specified in COPAS MFI-38 (“Material Pricing Manual”).

COPYRIGHT © 2005 by Council of Petroleum Accountants Societies, Inc. (COPAS)

COPAS 2005 Accounting Procedure Recommended by COPAS, Inc.

3.	DISPOSITION OF SURPLUS

Surplus Material is that Material, whether new or used, that is no longer required for Joint Operations. The Operator may purchase, but shall be under no obligation to purchase, the interest of the Non-Operators in surplus Material.

Dispositions for the purpose of this procedure are considered to be the relinquishment of title of the Material from the Joint Property to either a third party, a Non-Operator, or to the Operator. To avoid the accumulation of surplus Material, the Operator should make good faith efforts to dispose of surplus within twelve (12) months through buy/sale agreements, trade, sale to a third party, division in kind, or other dispositions as agreed to by the Parties.

Disposal of surplus Materials shall be made in accordance with the terms of the Agreement to which this Accounting Procedure is attached. If the Agreement contains no provisions governing disposal of surplus Material, the following terms shall apply:

•	The Operator may, through a sale to an unrelated third party or entity, dispose of surplus Material having a gross sale value that is less than or equal to the Operator’s expenditure limit as set forth in the Agreement to which this Accounting Procedure is attached without the prior approval of the Parties owning such Material.

•	If the gross sale value exceeds the Agreement expenditure limit, the disposal must be agreed to by the Parties owning such Material.

•	Operator may purchase surplus Condition “A” or “B” Material without approval of the Parties owning such Material, based on the pricing methods set forth in Section IV.2 (Transfers).

•	Operator may purchase Condition “C” Material without prior approval of the Parties owning such Material if the value of the Materials, based on the pricing methods set forth in Section IV.2 (Transfers), is less than or equal to the Operator’s expenditure limitation set forth in the Agreement. The Operator shall provide documentation supporting the classification of the Material as Condition C.

•	Operator may dispose of Condition “D” or “E” Material under procedures normally utilized by Operator without prior approval of the Parties owning such Material.

4.	SPECIAL PRICING PROVISIONS

A.	PREMIUM PRICING

Whenever Material is available only at inflated prices due to national emergencies, strikes, government imposed foreign trade restrictions, or other unusual causes over which the Operator has no control, for direct purchase the Operator may charge the Joint Account for the required Material at the Operator’s actual cost incurred in providing such Material, making it suitable for use, and moving it to the Joint Property. Material transferred or disposed of during premium pricing situations shall be valued in accordance with Section IV.2 (Transfers) or Section IV.3 (Disposition of Surplus), as applicable.

B.	SHOP-MADE ITEMS

Items fabricated by the Operator’s employees, or by contract laborers under the direction of the Operator, shall be priced using the value of the Material used to construct the item plus the cost of labor to fabricate the item. If the Material is from the Operator’s scrap or junk account, the Material shall be priced at either twenty-five percent (25%) of the current price as determined in Section IV.2.A (Pricing) or scrap value, whichever is higher. In no event shall the amount charged exceed the value of the item commensurate with its use.

C.	MILL REJECTS

Mill rejects purchased as “limited service” casing or tubing shall be priced at eighty percent (80%) of K-55/J-55 price as determined in Section IV.2 (Transfers). Line pipe converted to casing or tubing with casing or tubing couplings attached shall be priced as K-55/J-55 casing or tubing at the nearest size and weight

V. INVENTORIES OF CONTROLLABLE MATERIAL

The Operator shall maintain records of Controllable Material charged to the Joint Account, with sufficient detail to perform physical inventories.

Adjustments to the Joint Account by the Operator resulting from a physical inventory of Controllable Material shall be made within twelve (12) months following the taking of the inventory or receipt of Non-Operator inventory report. Charges and credits for overages or shortages will be valued for the Joint Account in accordance with Section IV.2 (Transfers) and shall be based on the Condition “B” prices in effect on the date of physical inventory unless the inventorying Parties can provide sufficient evidence another Material condition applies.

COPYRIGHT © 2005 by Council of Petroleum Accountants Societies, Inc. (COPAS)

COPAS 2005 Accounting Procedure Recommended by COPAS, Inc.

1.	DIRECTED INVENTORIES

Physical inventories shall be performed by the Operator upon written request of a majority in working interests of the Non-Operators (hereinafter, “directed inventory”); provided, however, the Operator shall not be required to perform directed inventories more frequently than once every five (5) years. Directed inventories shall be commenced within one hundred eighty (180) days after the Operator receives written notice that a majority in interest of the Non-Operators has requested the inventory. All Parties shall be governed by the results of any directed inventory.

Expenses of directed inventories will be borne by the Joint Account; provided, however, costs associated with any post-report follow-up work in settling the inventory will be absorbed by the Party incurring such costs. The Operator is expected to exercise judgment in keeping expenses within reasonable limits. Any anticipated disproportionate or extraordinary costs should be discussed and agreed upon prior to commencement of the inventory. Expenses of directed inventories may include the following:

A.	A per diem rate for each inventory person, representative of actual salaries, wages, and payroll burdens and benefits of the personnel performing the inventory or a rate agreed to by the Parties pursuant to Section I.6.A (General Matters). The per diem rate shall also be applied to a reasonable number of days for pre-inventory work and report preparation.

B.	Actual transportation costs and Personal Expenses for the inventory team.

C.	Reasonable charges for report preparation and distribution to the Non-Operators.

2.	NON-DIRECTED INVENTORIES

A.	OPERATOR INVENTORIES

Physical inventories that are not requested by the Non-Operators may be performed by the Operator, at the Operator’s discretion. The expenses of conducting such Operator-initiated inventories shall not be charged to the Joint Account.

B.	NON-OPERATOR INVENTORIES

Subject to the terms of the Agreement to which this Accounting Procedure is attached, the Non-Operators may conduct a physical inventory at reasonable times at their sole cost and risk after giving the Operator at least ninety (90) days prior written notice. The Non-Operator inventory report shall be furnished to the Operator in writing within ninety (90) days of completing the inventory fieldwork.

C.	SPECIAL INVENTORIES

The expense of conducting inventories other than those described in Sections V.1 (Directed Inventories), V.2.A (Operator Inventories), or V.2.B (Non-Operator Inventories), shall be charged to the Party requesting such inventory; provided, however, inventories required due to a change of Operator shall be charged to the Joint Account in the same manner as described in Section V.1 (Directed Inventories).

COPYRIGHT © 2005 by Council of Petroleum Accountants Societies, Inc. (COPAS)

EXHIBIT “D”

Attached to and made a part of the Certain Operating Agreement dated by and between CrownQuest Operating, LLC and Lynden USA, Inc., et al, as Non-Operator

INSURANCE AND INDEMNITY

Without in any way limiting the Operator’s and Non-Operator’s liability pursuant to this Agreement, Operator shall, at all times while operations are conducted under this Agreement, maintain for the benefit of all parties hereto, insurance at the types and in the maximum amounts as follows. Premiums for such charges shall be charged to the joint account.

All such insurance shall be maintained in full force and effect during the terms of this Agreement; however, such insurance may be canceled, altered or amended as deemed necessary by Operator. If so required, Operator agrees to have its insurance carrier furnish certificates of insurance evidencing such insurance coverages. Operator and non-operating working interest owners agree to mutually waive subrogation in favor of each other on all insurance carried by each party and/or to obtain such waiver from the insurance carrier if so required by the insurance contract.

Non-operating working interest owners agree that the limits and coverage carried by the Operator are adequate and shall hold Operator harmless if any claim exceed such limits or is not covered by such policy.

KIND	POLICY FORM	MINIMUM LIMITS OF LIABILITY

Workmen’s Compensation	Statutory	Statutory $ 500,000

Commercial General Liability	Commercial	$ 1,000,000 General Aggregate

Automobile Liability	Comprehensive (including non-ownership liability & hired automobile coverage)	$ 1,000,000 Combined Single Limit

Liability	Umbrella	$10,000,000 Aggregate

Excess Liability	Umbrella	Excess $10,000,000

Well Control	Occurrence	$ 3,000,000

Operator shall require all third party contractors performing work in or on the premises covered hereby to carry insurance and in such amounts as Operator shall deem necessary.

EXHIBIT “F”

Attached to and made a part of that certain Operating Agreement dated                     ,

By and between CrownQuest Operating, LLC., Operator,

and LYNDEN USA INC., ET AL., Non-Operators

GOVERNMENT COMPLIANCE CERTIFICATE

This contract incorporates the following clauses, certifications and programs by reference with the same force and effect as if they were given in full text:

No AND FAR SOURCE	TITLE AND DATE
48 CFR §52.219-08 FAR 19.708(a)	Utilization of Small Business Concerns and Small Disadvantages Business Concerns (Jun 1985)

48 CFR §52.219-13 FAR 19.902	Utilization of Women-Owned Small Businesses (Aug 1986)

48 CFR §52.220-03 FAR 20.302(a)	Utilization of Labor Surplus Area Concerns (Apr 1984)

48 CFR §52.222-21 FAR 22.810(a)(1)	Certification of Nonsegregated Facilities (Apr 1984)

48 CFR §52.222-25 FAR 22.810(d)	Affirmative Action Compliance (Apr 1984)

48 CFR §52.222-26 FAR 22.810(e)	Equal Opportunity (Apr 1984)

48 CFR §52.222-35 FAR 22.1308	Affirmative Action for Special Disabled and Vietnam Era Veterans (Apr 1984)

48 CFR §52.222-36 FAR 22.1408	Affirmative Action for Handicapped Workers (Apr 1984)

48 CFR §52.223-02 FAR 23.105(b)	Clean Air and Water (Apr 1984)

48 CFR §52.223-03 FAR 23.303	Hazardous Material Identification and Material Safety Data (Aug 1987)

48 CFR §52.223-06 FAR 23.505(c)	Drug-Free Workplace (Mar 1989)

48 CFR §22-804.1	Affirmative Action Programs

48 CFR §52.220-4 FAR 20.302(b)	Labor Surplus Area Subcontracting Program (Apr 1984)

48 CFR §52.219-9 FAR 19.708(b)	Small Business and Small Disadvantaged Business Subcontracting Plan (Aug 1989)

EXHIBIT “H”

Attached to and made a part of that certain Operating Agreement dated                     ,

By and between CrownQuest Operating, LLC, Operator,

and LYNDEN USA INC., ET AL., Non-Operator

MEMORANDUM OF OPERATING AGREEMENT

(AND MORTGAGE AND FINANCING STATEMENT)

KNOW ALL MEN BY THESE PRESENTS

THAT, CROWNQUEST OPERATING, LLC., whose address is P.O. Box 53310, Midland, Texas 79710 (or such party who may hereafter be designated and serve as Operator under the terms of the below-mentioned Operating Agreement), hereinafter referred to as “Operator”, has entered into an Operating Agreement with the following party/parties, hereinafter referred to as “Non-Operator”, whether one or more, to-wit:

Lynden USA Inc.

Attn: Colin Watt

885 West Georgia St, Suite 2150

Vancouver, BC

Canada V6C 3E9

CrownRock, L.P.

Attn: Craig Clark

P.O. Box 52507

Midland, Texas 79710-2507

Such Operating Agreement is dated and effective as of the                     , as the same may have thereafter been amended. That such Operating Agreement provides generally for the joint exploration, development and production of oil, gas, and other hydrocarbons lying in and under the following described lands, to-wit:

That the Operating Agreement provides that every sale, encumbrance, transfer or other disposition made by any party to the Agreement, shall be expressly subject to the terms and provisions of the Operating Agreement and shall be made without prejudice to the rights of all other parties to the Operating Agreement.

Among other material provisions of the Operating Agreement, Operator is granted a first lien upon all oil and gas rights of the parties in relation to the above-described land and a security interest in each party’s share of oil and/or gas when extracted and each party’s interest in all equipment. Such lien and security interest to secure payment of each party’s share of expenses, together with interest, attributable to the joint exploration, drilling and production of hydrocarbons from the above-described land. Operator is further entitled to exercise the rights and remedies of a secured party under the Uniform Commercial Code or other comparable law in force in the jurisdiction where the above-described lands are located. Upon default by any Non-Operator in payment of its share of expenses, Operator has the right, without prejudice to other rights and remedies, to collect from purchasers the proceeds from the sale of such Non-Operator’s share of oil and/or gas until the amount owed by such Non-Operator plus interest, has been paid. Upon request by the Operator, non-defaulting parties shall reimburse Operator (to the extent unpaid within sixty (60) days from rendition of a statement). Each such non-defaulting party who makes payment of its share of the unpaid amount shall be subrogated to the security rights of Operator mentioned above. The Operating Agreement grants similar security rights to Non-Operators to secure payment of the debts of Operator.

To give further effect to the provisions of the Operating Agreement, each Non-Operator does hereby grant unto the Operator a first lien and mortgage in and to all of Non-Operator’s oil and gas rights in the Contract Area, including all its right, title and interest in the oil and gas leases and the leasehold estates in the Contract Area, and a security interest in all of Non-Operator’s share of oil and gas extracted and produced from the Contract Area, and Non-Operator’s share and interest in the equipment used in the Contract Area, together with proceeds and products of all the foregoing. This mortgage and security agreement shall secure payment of all indebtedness which may (or has) become due and owing to the Operator pursuant to the terms and conditions of the Operating Agreement. Operator grants a similar mortgage and security interest to each Non-Operator.

All prospective assignees, mortgages or other parties claiming some interest or acquiring some interest by, through or under any of the above-mentioned parties in the above described area are put on notice of the priority of the terms and provisions of the Operating Agreement and are further advised that Operator may now or in the future claim a lien against one or more of the Non-Operators under the terms of the Operating Agreement.

The Operating Agreement contains other provisions which limit and restrict the rights of the parties in relation to their specific interests in and to oil and gas rights. A true and correct copy of such Operating Agreement is available for inspection during business hours at the offices of Operator. Further, information as to amount unpaid by individual Non-Operators in relation to which Operator presently claims a lien and security interest, is available for inspection to all proper persons in the offices of Operator.

This Memorandum may be executed in any number of counterparts. Counterparts may be combined to form a single instrument for recording purposes. All parties need not execute in order for the Memorandum to be effective. Failure of a party to execute is not intended to, in any way, limit the notice given by the filing of this Memorandum.

DATED this      day of             , 2009, but effective the date of the Operating Agreement above-mentioned.

CROWNQUEST OPERATING, LLC

By:
Robert W. Floyd
President

Date:

STATE OF TEXAS	§

COUNTY OF MIDLAND	§

This instrument was acknowledged before me on this      day of             , 200    , by Robert W. Floyd, III, President of CrownQuest Operating, LLC, a Texas Limited Liability Company, on behalf of said limited liability company.

Notary Public, State of Texas

LYNDEN USA INC.

By:

Date:

STATE OF	§

COUNTY OF	§

This instrument was acknowledged before me on this      day of             , 200    , by                     ,                      of Lynden USA Inc., a Utah corporation on behalf of said corporation.

Notary Public, State of Texas

CROWNROCK, L.P.
BY CROWNROCK GP, LLC, its General Partner

By:
Name:	Robert W. Floyd
Title:	President
Date:

STATE OF TEXAS	§

COUNTY OF MIDLAND	§

This instrument was acknowledged before me on this      day of             , 200    , by Robert W. Floyd, President of CROWNROCK GP, LLC, a Delaware limited liability company, as General Partner of CROWNROCK, L.P., a Delaware limited partnership, on behalf of said limited liability company and said limited partnership.

Notary Public, State of Texas

EXHIBIT “F”

to

Participation Agreement dated September 24, 2009,

between CrownRock, L.P. and Lynden USA Inc.

As noted in the Participation Agreement, the Sugg Ranch Prospect is subject to that certain Joint Operating Agreement attached as Exhibit D to the Participation Agreement (the “Sugg Ranch JOA”). CrownRock and Lynden agree that as between CrownRock and Lynden, the following Area of Mutual Interest provision shall apply to the Sugg Ranch Prospect:

Except for acquisitions pursuant to Article VIII.B. and C. of the Sugg Ranch JOA, any party hereto who acquires an oil and gas leasehold working interest (including, without limitation, any option to acquire the same) within the lands described on the plat attached hereto (the “AMI Lands”) shall give notice in writing to all of the other parties hereto which notice shall contain a description of the interest acquired, consideration paid therefor and all other pertinent information necessary to describe such acquisition. All parties receiving such notice shall have fifteen (15) days from receipt thereof to advise the acquiring party in writing of its election to participate in such acquisition, failing in which the party receiving such notice shall have no right to such acquisition. All parties electing to participate in such acquisition shall furnish to the acquiring party, with notice of their election to participate, their proportionate part (the same interest which they have in the Contract Area) of the cost of the acquisition, failing in which their affirmative responses shall not be deemed effective and shall not entitle such party to participate. If any party elects not to participate in such acquisition, the acquiring party shall notify all other parties of such refusal and all such other parties shall have the same right to respond within fifteen (15) days thereafter as required in the case of the first notice. If a party elects to participate in such acquisition but fails to pay the acquiring party for its proportionate share thereof within fifteen (15) days after the acquiring party has made a written request for such payment, then such party shall forfeit all rights in the acquired interest. The acquiring parties agree to execute such assignments and conveyances as are necessary to reflect the acquisition as a matter of record as soon as reasonably possible after determination of the interest of the parties pursuant to the foregoing provisions. All such assignments and conveyances shall be made subject to existing burdens on the date of acquisition by the acquiring parties, but free and clear of all liens, claims and encumbrances created by, through or under the acquiring parties. There shall be no obligation hereunder on any party hereto with respect to acquisitions outside the AMI Lands. As to any interest acquired in oil and gas leasehold working interests covering lands both within and outside the AMI Lands, only the interests covering lands lying within the AMI Lands shall be subject to this provision. The provisions of this paragraph shall terminate at the earlier of (a) termination of the Sugg Ranch JOA; or (b) three (3) years from the date of the Participation Agreement. Parties participating in such acquisition shall be subject to the provisions of the Sugg Ranch JOA which shall be referenced in the documents of title reflecting such acquisition. The terms of this paragraph shall not create an obligation on any party hereto to offer to the other parties the right to participate in acquisitions of an interest in oil and gas leasehold working interests if such interest is already subject to the Sugg Ranch JOA and is acquired from a party who is subject to such JOA.

CROWNROCK, L.P.		LYNDEN USA INC.
By:	CrownRock GP, LLC,
its General Partner
By:
Name:
By:		Title:
Robert W. Floyd, President

ACKNOWLEDGMENTS

STATE OF TEXAS	§
COUNTY OF MIDLAND	§

This instrument was acknowledged before me this      day of             , 2009, by Robert W. Floyd, President of CrownRock GP, LLC, general partner of CrownRock, L.P., a Texas limited partnership, on behalf of said limited partnership.

Notary Public – State of Texas

STATE OF	§
COUNTY OF	§

This instrument was acknowledged before me this      day of             , 2009, by                     ,                      of Lynden USA Inc., a Utah corporation, on behalf of said corporation.

Notary Public – State of

Reagan Co.
Sterling Co.
T&P
BLK 2
BLK A
Tom Green Co.
Irion Co.

- CQ 50% Acreage
- CQ 100% Acreage
- Reef AMI
- Lynden AMI

CROWNQUEST OPERATING, LLC

Sugg Ranch Area
Regan, Sterling, Irion, Tom Green Counties, Texas

Lynden AMI